Exhibit 10.1

CREDIT AGREEMENT

dated as of

May 7, 2010

among

AMERICAN DENTAL PARTNERS, INC.,

as Borrower

THE LENDING INSTITUTIONS NAMED HEREIN,

as Lenders,

and

BANK OF AMERICA, N.A.,

as Administrative Agent, Letter of Credit Issuer and Swing Line Lender

and

BANC OF AMERICA SECURITIES LLC,

RBS SECURITIES INC.,

and

KEYBANK, NATIONAL ASSOCIATION

as Co-Lead Arrangers and Joint Book Managers

and

RBS SECURITIES INC.,

and

KEYBANK, NATIONAL ASSOCIATION

as Syndication Agents

and

WELLS FARGO BANK, NATIONAL ASSOCIATION

and

TD SECURITIES

as Co-Documentation Agents

i

(continued)

(continued)

(continued)

(continued)

v

(continued)

Exhibit A-1	Form of Revolving Facility Note
Exhibit A-2	Form of Swing Line Note
Exhibit A-3	Form of Term Note
Exhibit B-1	Form of Notice of Borrowing
Exhibit B-2	Form of Notice of Continuation or Conversion
Exhibit C-1	Form of Subsidiary Guaranty
Exhibit C-2	Form of Security Agreement
Exhibit D	Form of Assignment Agreement
Exhibit E	Form of Compliance Certificate
Exhibit F	Form MSA

Schedule 1	Lenders and Commitments
Schedule 2	Subsidiary Guarantors
Schedule 3	Existing Letters of Credit
Schedule 4	Scheduled Subsidiaries
Schedule 7.11(b)	Owned Real Property
Schedule 7.11(c)(i)	Leased Real Property (Lessee)
Schedule 7.11(c)(ii)	Leased Real Property (Lessor)
Schedule 7.21	Management Service Agreements
Schedule 7.24	Subsidiaries
Schedule 9.3	Liens
Schedule 9.4	Indebtedness
Schedule 9.5	Investments
Schedule 13.4	Notice Address

THIS CREDIT AGREEMENT is entered into as of May 7, 2010, among (a) AMERICAN DENTAL PARTNERS, INC., a Delaware corporation (the “Borrower”); (b) the Subsidiaries (as hereinafter defined) of the Borrower from time to time party hereto as Subsidiary Guarantors (as hereinafter defined); (c) the lenders from time to time party hereto (each a “Lender” and collectively, the “Lenders”); (d) BANK OF AMERICA, N.A., as administrative agent (in such capacity, the “Administrative Agent”), and as the Letter of Credit Issuer and the Swing Line Lender (as each such term is hereinafter defined); (e) BANC OF AMERICA SECURITIES LLC, RBS SECURITIES INC., and KEYBANK NATIONAL ASSOCIATION, as co-lead arrangers and co-book managers (collectively, in such capacities, the “Co-Lead Arrangers”); (f) WELLS FARGO BANK, NATIONAL ASSOCIATION and TD SECURITIES (USA) LLC, as co-documentation agents (collectively, in such capacity, the “Co-Documentation Agents”) and (g) RBS CITIZENS, N.A. and KEYBANK NATIONAL ASSOCIATION as co-syndication agents (collectively, in such capacity, the “Syndication Agents”).

PRELIMINARY STATEMENTS:

(1) The Borrower has requested that the Lenders, the Swing Line Lender and the Letter of Credit Issuer extend credit to the Borrower to refinance the Existing Facilities (as hereinafter defined) and to provide working capital and funds for other lawful purposes.

(2) Subject to and upon the terms and conditions set forth herein, the Lenders, the Swing Line Lender and the Letter of Credit Issuer are willing to extend credit and make available to the Borrower the credit facility provided for herein for the foregoing purposes.

AGREEMENT:

In consideration of the premises and the mutual covenants contained herein, the parties hereto agree as follows:

ARTICLE I.

DEFINITIONS AND TERMS

Section 1.1. Certain Defined Terms. As used herein, the following terms shall have the meanings herein specified unless the context otherwise requires:

“Acquisition” shall mean any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) any acquisition on a going concern basis (whether by purchase, lease or otherwise) of any facility and/or business or business unit operated by any person that is not a Subsidiary of the Borrower, (b) the acquisition of a majority of the outstanding Equity Interest in any such person (whether by merger, stock purchase or otherwise), (c) the affiliation with a dental group through the acquisition of selected assets consistent with the past practices of the Borrower, (d) the acquisition of all or substantially all of the assets of any person, or any business or division of any person, (e) any transaction in which the Borrower or any Subsidiary enters into a Management Service Agreement or any similar agreement or affiliation and (f) the acquisition of another person by a merger, consolidation, amalgamation or any other combination with such person.

“Additional Security Document” shall have the meaning provided in Section 8.11(a).

“Adjusted Eurodollar Rate” shall mean for any Interest Period with respect to a Eurodollar Loan, a rate per annum determined by the Administrative Agent pursuant to the following formula:

Adjusted Eurodollar Rate =	Eurodollar Rate
1.00 – Eurodollar Reserve Percentage

“Administrative Agent” shall have the meaning provided in the first paragraph of this Agreement and shall include any successor to the Administrative Agent appointed pursuant to Section 11.6.

“Administrative Agent’s Office” shall mean the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 13.4, or such other address or account as the Administrative Agent may from time to time notify to the Borrower and the Lenders.

“Administrative Questionnaire” shall mean an Administrative Questionnaire in a form supplied by the Administrative Agent.

“ADP of Florida” shall mean American Dental Partners of Florida, LLC, a Delaware limited liability company.

“ADP of Florida MSA” shall mean the Services Agreement between CDPG, P.L. (f/k/a Christie Dental Practice Group, P.L.), a Florida professional limited liability company, and ADP of Florida, dated as of November 13, 2009, as may be amended from time to time in accordance with Section 8.15 of this Agreement.

“Advance Funding Arrangements” means any arrangements requested by the Borrower and acceptable to the Administrative Agent in its sole discretion for the delivery of funds by Lenders to the Administrative Agent for safekeeping pending their delivery by the Administrative Agent to the Borrower on the Closing Date to fund Loans of such Lenders on such date.

“Advance Funding Documentation” means such deposit account documentation, securities account agreements, custodial agreements, security agreements, funding indemnities or other documentation as the Administrative Agent may reasonably require in connection with Advance Funding Arrangements.

“Affiliate” shall mean, with respect to any person, any other person directly or indirectly controlling, controlled by, or under direct or indirect common control with such person, or, in the case of any Lender that is an investment fund, the investment advisor thereof and any investment fund having the same investment advisor. A person shall be deemed to control a second person if such first person possesses, directly or indirectly, the power (a) to vote 10% or more of the securities having ordinary voting power for the election of directors or managers of such second person or (b) to direct or cause the direction of the management and policies of such second person, whether through the ownership of voting securities, by contract or otherwise. Notwithstanding the foregoing, (x) a director, officer or employee of a person shall not, solely by reason of such status, be considered an Affiliate of such person; and (y) neither the Administrative Agent nor any Lender shall in any event be considered an Affiliate of the Borrower or any other Credit Party or any of their respective Subsidiaries.

“Aggregate Credit Facility Exposure” shall mean, at any time, the sum of (a) the Aggregate Revolving Facility Exposure at such time and (b) the principal amount of Swing Loans outstanding at such time, and (c) aggregate principal amount of the Term Loans outstanding at such time.

“Aggregate Revolving Facility Exposure” shall mean, at any time, the sum of (a) the principal amounts of all Revolving Loans made by all Lenders and outstanding at such time and (b) the aggregate amount of the Letter of Credit Outstandings at such time.

“Agreement” shall mean this Credit Agreement, as the same may from time to time be amended, restated, supplemented or otherwise modified.

“Anti-Terrorism Law” shall mean the USA Patriot Act or any other law pertaining to the prevention of future acts of terrorism, in each case as such law may be amended from time to time.

“Applicable Commitment Fee Rate” shall mean:

(a) On the Closing Date and thereafter, until changed hereunder in accordance with the provisions set forth in clauses (b), (c) and (d) of this definition, the Applicable Commitment Fee Rate shall be 50.00 basis points;

(b) Commencing with the fiscal quarter of the Borrower ending on September 30, 2010, and continuing with each fiscal quarter thereafter, the Administrative Agent shall determine the Applicable Commitment Fee Rate in accordance with the following matrix, based on the Leverage Ratio:

Leverage Ratio	Applicable Commitment Fee Rate

Greater than or equal to 2.50 to 1.00	50.00 bps

Less than 2.50 to 1.00 and greater than or equal to 2.00 to 1.00	50.00 bps

Less than 2.00 to 1.00 and greater than or equal to 1.50 to 1.00	37.50 bps

Less than 1.50 to 1.00 and greater than or equal to 1.00 to 1.00	37.50 bps

Less than 1.00 to 1.00	37.50 bps

(c) Changes in the Applicable Commitment Fee Rate based upon changes in the Leverage Ratio shall become effective on the third Business Day following the receipt by the Administrative Agent pursuant to Section 8.1(a) or Section 8.1(b), as the case may be, of the financial statements of the Borrower for the Testing Period most recently ended, accompanied by a Compliance Certificate required pursuant to Section 8.1(c), demonstrating the computation of the Leverage Ratio. Notwithstanding the foregoing, during any period when (i) the Borrower has failed to timely deliver its consolidated financial statements referred to in Section 8.1(a) or Section 8.1(b), accompanied by a Compliance Certificate required pursuant to Section 8.1(c), (ii) a Default under Section 10.1(a) has occurred and is continuing, or (iii) an Event of Default has occurred and is continuing, the Applicable Commitment Fee Rate during such period shall be the highest number of basis points indicated therefor in the above matrix, regardless of the Leverage Ratio at such time, until the third Business Day immediately following the date on which the Administrative Agent receives evidence that such failure is remedied or such Default or Event of Default has been cured or waived in accordance with the terms of this Agreement. Any changes in the Applicable Commitment Fee Rate shall be determined by the Administrative Agent in accordance with the provisions set forth in this definition and the Administrative Agent will promptly provide notice of such determinations to the Borrower and the Lenders. Any such determination by the Administrative Agent shall be conclusive and binding absent manifest error. The above matrix does not modify or waive, in any respect, the rights of the Administrative Agent and the Lenders to charge any default rate of interest or any of the other rights and remedies of the Administrative Agent and the Lenders hereunder.

(d) In the event that any financial statement or Compliance Certificate delivered pursuant to Section 8.1(a), (b) or (c) is shown to be inaccurate (regardless of whether this Agreement or the Commitments are then in effect when such inaccuracy is discovered), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Commitment Fee Rate for an applicable period than the Applicable Commitment Fee Rate actually applied for such applicable period, then (i) the Borrower shall immediately deliver to the Administrative Agent a corrected Compliance Certificate for such applicable period, (ii) the Applicable Commitment Fee Rate shall be determined as if such corrected, higher Applicable Commitment Fee Rate were applicable for such period, and (iii) the Borrower shall immediately pay to the Administrative Agent, for the account of the applicable Lenders and/or the Letter of Credit Issuer, the additional Commitment Fees owing (including for any retrospective periods) as a result of such higher Applicable Commitment Fee Rate for such period. This provision shall not limit the rights of the Administrative Agent and the Lenders with respect to any other provision of this Agreement. The Borrower’s obligations under this clause (d) shall survive the termination of the Commitments and the repayment of all Obligations hereunder.

“Applicable Lending Office” shall mean, with respect to each Lender, the office or offices designated by such Lender to the Administrative Agent in its Administrative Questionnaire as such Lender’s lending office or offices for purposes of this Agreement. A Lender may have a different Applicable Lending Office for Base Rate Loans and Eurodollar Loans.

“Applicable Margin” shall mean:

(a) On the Closing Date and thereafter, until changed hereunder in accordance with the provisions set forth in clauses (b), (c) and (d) of this definition, the Applicable Margin shall be (i) 225.00 basis points for Base Rate Loans, and (ii) 325.00 basis points for Eurodollar Loans;

(b) Commencing with the fiscal quarter of the Borrower ending on September 30, 2010, and continuing with each fiscal quarter thereafter, the Administrative Agent shall determine the Applicable Margin in accordance with the following matrix, based on the Leverage Ratio:

Leverage Ratio	Applicable Margin for Base Rate Loans	Applicable Margin for Eurodollar Loans

Greater than or equal to 2.50 to 1.00	275.00 bps	375.00 bps

Less than 2.50 to 1.00 and greater than or equal to 2.00 to 1.00	225.00 bps	325.00 bps

Less than 2.00 to 1.00 and greater than or equal to 1.50 to 1.00	175.00 bps	275.00 bps

Less than 1.50 to 1.00 and greater than or equal to 1.00 to 1.00	125.00 bps	225.00 bps

Less than 1.00 to 1.00	100.00 bps	200.00 bps

(c) Changes in the Applicable Margin based upon changes in the Leverage Ratio shall become effective on the third Business Day following the receipt by the Administrative Agent pursuant to Section 8.1(a) or Section 8.1(b), as the case may be, of the financial statements of the Borrower for the Testing Period most recently ended, accompanied by a Compliance Certificate in accordance with Section 8.1(c), demonstrating the computation of the Leverage Ratio. Notwithstanding the foregoing, during any period when (i) the Borrower has failed to timely deliver its consolidated financial statements referred to in Section 8.1(a) or Section 8.1(b), accompanied by a Compliance Certificate required pursuant to Section 8.1(c), (ii) a Default under Section 10.1(a) has occurred and is continuing, or (iii) an Event of Default has occurred and is continuing, the Applicable Margin during such period shall be the highest number of basis points indicated therefor in the above matrix, regardless of the Leverage Ratio at such time, until the third Business Day immediately following the date on which the Administrative Agent receives evidence that such failure is remedied or such Default or Event of Default has been cured or waived in accordance with the terms of this Agreement. Any changes in the Applicable Margin shall be determined by the Administrative Agent in accordance with the provisions set forth in this definition and the Administrative Agent will promptly provide notice of such determinations to the Borrower and the Lenders. Any such determination by the Administrative

Agent shall be conclusive and binding absent manifest error. The above matrix does not modify or waive, in any respect, the rights of the Administrative Agent and the Lenders to charge any default rate of interest or any of the other rights and remedies of the Administrative Agent and the Lenders hereunder.

(d) In the event that any financial statement or Compliance Certificate delivered pursuant to Section 8.1(a), (b) or (c) is shown to be inaccurate (regardless of whether this Agreement or the Commitments are then in effect when such inaccuracy is discovered), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Margin for an applicable period than the Applicable Margin actually applied for such applicable period, then (i) the Borrower shall immediately deliver to the Administrative Agent a corrected Compliance Certificate for such applicable period, (ii) the Applicable Margin shall be determined as if such corrected, higher Applicable Margin were applicable for such period, and (iii) the Borrower shall immediately pay to the Administrative Agent, for the account of the applicable Lenders and/or the Letter of Credit Issuer, the accrued additional interest owing (including for any retrospective periods) as a result of such higher Applicable Margin for such period. This provision shall not limit the rights of the Administrative Agent and the Lenders with respect to any other provision of this Agreement. The Borrower’s obligations under this clause (d) shall survive the termination of the Commitments and the repayment of all Obligations hereunder.

“Approved Bank” has the meaning provided in clause (b) of the definition of “Cash Equivalents.”

“Approved Fund” shall mean any person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Asset Sale” shall mean the sale, lease, transfer or other disposition (including by means of Sale and Lease-Back Transactions, and by means of mergers, consolidations, amalgamations and liquidations of a corporation, partnership or limited liability company of the interests therein of the Borrower or any Subsidiary) by the Borrower or any Subsidiary to any person of any of the Borrower’s or such Subsidiary’s respective assets, provided that the term Asset Sale specifically excludes (a) any sales, transfers or other dispositions of inventory, or obsolete or excess furniture, fixtures, equipment or other property, real or personal, tangible or intangible, in each case in the ordinary course of business, and (b) the actual or constructive total loss of any property or the use thereof resulting from any Event of Loss.

“Assignment Agreement” shall mean an Assignment Agreement substantially in the form of Exhibit D hereto.

“Authorized Officer” shall mean any of the following officers of the Borrower: the Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer, the Vice President-Planning and Investment or the Treasurer or any other officer of the Borrower performing a function similar to any of the foregoing that is acceptable to the Administrative Agent. Unless otherwise qualified, all references herein to an Authorized Officer shall refer to an Authorized Officer of the Borrower.

“Bank Products” means treasury management, cash management, deposit, disbursement or other bank account services, credit card or purchase card programs or other similar banking products.

“Bank Product Creditor” shall have the meaning provided in the Security Agreement.

“Bank Product Document” shall have the meaning provided in the Security Agreement.

“Bank Product Obligations” shall have the meaning provided in the Security Agreement.

“Bankruptcy Code” shall have the meaning provided in Section 10.1(h)(i).

“Base Rate” shall mean for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Effective Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate,” and (c) the Eurodollar Rate for loans with an Interest Period of one (1) month plus 1.00%. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

“Base Rate Loan” shall mean any Loan bearing interest at a rate based upon the Base Rate in effect from time to time.

“Benefited Creditors” shall mean, with respect to the Borrower Guaranteed Obligations pursuant to Article XII, each of the Administrative Agent, the Lenders, the Letter of Credit Issuer and the Swing Line Lender, each Designated Hedge Creditor and each Bank Product Creditor, and the respective successors and assigns of each of the foregoing (but in the case of a successor or assign of a Designated Hedge Creditor or a Bank Product Creditor, as applicable, solely to the extent such successor or assign meets the definition of a Designated Hedge Creditor or a Bank Product Creditor, as applicable).

“Borrower” shall have the meaning provided in the first paragraph of this Agreement.

“Borrower Guaranteed Obligations” has the meaning provided in Section 12.1.

“Borrower Materials” has the meaning provided in Section 8.1.

“Borrowing” shall mean a Revolving Borrowing, a Term Borrowing or the incurrence of a Swing Loan, as the context may require.

“Business Day” shall mean (a) for all purposes other than as covered by clause (b) below, any day excluding Saturday, Sunday or any other day that shall be in the state in which the Administrative Agent’s Office is located a legal holiday or a day on which banking institutions are authorized or required by law or other governmental actions to close and (b) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day that is a Business Day described in clause (a) and that is also a day for trading by and between banks in Dollar deposits in the London interbank market.

“Capital Distribution” shall mean a payment made, liability incurred or other consideration given for the purchase, acquisition, repurchase, redemption or retirement of any Equity Interest of the Borrower or any of its Subsidiaries or as a dividend, return of capital or other distribution in respect of the Borrower’s or such Subsidiary’s Equity Interest.

“Capital Lease” as applied to any person shall mean any lease of any property (whether real, personal or mixed) by that person as lessee that, in conformity with GAAP, should be accounted for as a capital lease on the balance sheet of that person.

“Capitalized Lease Obligations” shall mean all obligations under Capital Leases of the Borrower or any of its Subsidiaries in each case taken at the amount thereof accounted for as liabilities identified as “capital lease obligations” (or any similar words) on a consolidated balance sheet of the Borrower and its Subsidiaries prepared in accordance with GAAP.

“Care For Kids Subsidiary” shall mean Care For Kids – USA, LLC, a Delaware limited liability company, or any other Subsidiary formed from time to time at any time after the Closing Date by ADP-CFK, LLC, a Delaware limited liability company or any other Credit Party approved in writing by the Administrative Agent, primarily for purposes of operating dental practices (or providing administrative services thereto) specializing in the treatment of children, including children covered by the applicable State’s Medicaid program, and “Care For Kids Subsidiaries” shall mean, collectively, each such Care For Kids Subsidiary.

“Cash Collateralize” shall mean to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Administrative Agent, the Letter of Credit Issuer or Swing Line Lender (as applicable) and the Lenders, as collateral for Letter of Credit Outstandings, Obligations in respect of Swing Loans, or obligations of Lenders to fund participations in respect of either thereof (as the context may require), cash or deposit account balances or, if the Letter of Credit Issuer or Swing Line Lender benefiting from such collateral shall agree in its sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to (a) the Administrative Agent and (b) the Letter of Credit Issuer or the Swing Line Lender (as applicable). “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Equivalents” shall mean any of the following:

(a) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than one year from the date of acquisition;

(b) Dollar denominated time deposits, certificates of deposit and bankers’ acceptances of (x) any Lender, (y) any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000 or (z) any bank (or the parent company of such bank) whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody’s is at least P-1 or the equivalent thereof (any such bank, an “Approved Bank”), in each case with maturities of not more than three months from the date of acquisition;

(c) commercial paper issued by any Lender or Approved Bank or by the parent company of any Lender or Approved Bank and commercial paper issued by, or guaranteed by, any industrial or financial company with a short-term commercial paper rating of at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody’s, or guaranteed by any industrial company with a long-term unsecured debt rating of at least A or A-2, or the equivalent of each thereof, from S&P or Moody’s, as the case may be, and in each case maturing within 90 days after the date of acquisition;

(d) fully collateralized repurchase agreements entered into with any Lender or Approved Bank having a term of not more than 30 days and covering securities described in clause (a) above;

(e) investments in money market funds substantially all the assets of which are comprised of securities of the types described in clauses (a) through (d) above;

(f) investments in money market funds access to which is provided as part of “sweep” accounts maintained with a Lender or an Approved Bank;

(g) investments in industrial development revenue bonds that (i) “re-set” interest rates not less frequently than quarterly, (ii) are entitled to the benefit of a remarketing arrangement with an established broker dealer, and (iii) are supported by a direct pay letter of credit covering principal and accrued interest that is issued by an Approved Bank; and

(h) investments in pooled funds or investment accounts consisting of investments of the nature described in the foregoing clause (g).

“Cash Proceeds” shall mean, with respect to (a) any Asset Sale, the aggregate cash payments (including any cash received by way of deferred payment pursuant to a note receivable issued in connection with such Asset Sale, other than the portion of such deferred payment constituting interest, but only as and when so received) received by the Borrower or any Subsidiary from such Asset Sale, and (b) any Event of Loss, the aggregate cash payments, including all insurance proceeds and proceeds of any award for condemnation or taking, received in connection with such Event of Loss.

“CERCLA” shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as the same may be amended from time to time, 42 U.S.C. § 9601 et seq.

“Change of Control” shall occur if:

(a) during any period of 24 consecutive months, a majority of the members of the Board of Directors or other equivalent governing body of the Borrower cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors);

(b) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of 30% or more of the equity securities of the Borrower entitled to vote for members of the board of directors or equivalent governing body of the Borrower on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right); or

(c) thirty (30) days shall pass from the date upon which any person or two or more persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation thereof, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of the Borrower, or control over the equity securities of the Borrower entitled to vote for members of the Board of Directors or equivalent governing body of the Borrower on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right) representing 30% or more of the combined voting power of such securities.

“Charges” shall have the meaning provided in Section 13.22.

“CIP Regulations” shall have the meaning provided in Section 11.10.

“Claims” shall have the meaning set forth in the definition of “Environmental Claims.”

“Closing Date” shall mean the first date all the conditions precedent in Section 6.1 are satisfied or waived in accordance with Section 13.11.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and the rulings issued thereunder. Section references to the Code are to the Code, as in effect at the Closing Date and any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.

“Co-Lead Arrangers” shall have the meaning provided in the first paragraph of this Agreement.

“Collateral” shall mean the “Collateral” as defined in the Security Agreement, together with any other collateral (whether real property or personal property) covered by any Security Document.

“Commitment” shall mean with respect to each Lender, (a) its Revolving Commitment or (b) its Term Commitment, if any, or, in the case of such Lender, all of such Commitments.

“Commitment Fee” shall have the meaning provided in Section 4.1(a).

“Compliance Certificate” shall have the meaning provided in Section 8.1(c).

“Confidential Information” shall have the meaning provided in Section 13.14(b).

“Consideration” shall mean, in connection with an Acquisition, the aggregate consideration paid, including borrowed funds, cash, the issuance of securities or notes, the assumption or incurring of liabilities (direct or contingent and including, without limitation, any earn-out payments and any assumption of Indebtedness of any person), the payment of consulting fees or fees for a covenant not to compete and any other consideration paid in connection with such Acquisition.

“Consolidated Capital Expenditures” shall mean, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities and including in all events amounts expended or capitalized under Capital Leases and Synthetic Leases but excluding any amount representing capitalized interest) by the Borrower and its Subsidiaries during that period that, in conformity with GAAP, are or are required to be included in the property, plant or equipment reflected in the consolidated balance sheet of the Borrower and its Subsidiaries.

“Consolidated Depreciation and Amortization Expense” shall mean, for any period, all depreciation and amortization expenses of the Borrower and its Subsidiaries, all as determined for the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP.

“Consolidated EBITDA” shall mean, for any period, Consolidated Net Income for such period, plus (a) the sum of the amounts for such period included in determining such Consolidated Net Income of, without duplication, (i) Consolidated Interest Expense, (ii) Consolidated Income Tax Expense, (iii) Consolidated Depreciation and Amortization Expense, (iv) Non-Cash Compensation Charges, and (v) extraordinary and other non-recurring non-cash losses and charges, less (b) gains on sales of assets and other extraordinary gains and other non-recurring gains; all as determined for the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP; provided, that Consolidated EBITDA for any Testing Period shall (x) include the appropriate financial items for any person or business unit that has been acquired by the Borrower or any of its Subsidiaries for any portion of such Testing Period prior to the date of acquisition (giving effect to items of expense and other charges that are expected to be eliminated, within the twelve (12) month period immediately following the consummation of such acquisition, due to anticipated operating synergies), and (y) exclude the appropriate financial items for any person or business unit that has been disposed of by the Borrower or any of its Subsidiaries, for the portion of such Testing Period prior to the date of disposition. In the case of clauses (x) and (y) in the preceding sentence, such terms shall be subject to the Administrative Agent’s reasonable discretion and supporting documentation (a copy of which shall be provided to the Lenders) acceptable to the Administrative Agent.

“Consolidated Income Tax Expense” shall mean, for any period, all provisions for taxes based on the net income of the Borrower or any of its Subsidiaries (including, without limitation, any additions to such taxes, and any penalties and interest with respect thereto), all as determined for the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP.

“Consolidated Interest Expense” shall mean, for any period, total interest expense (including, without limitation, that which is capitalized, that which is attributable to Capital Leases or Synthetic Leases and the pre-tax equivalent of dividends payable on Disqualified Equity Interests) of the Borrower and its Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of the Borrower and its Subsidiaries including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and net costs under Hedge Agreements.

“Consolidated Net Income” shall mean for any period, the net income (or loss) of the Borrower and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP.

“Consolidated Net Rent Expense” shall mean, for any period, the total amount of rent or similar obligations required to be paid during such period by the Borrower or any of its Subsidiaries in respect of Operating Leases, as determined on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP, but only to the extent such rent or similar obligations are not reimbursed to the Borrower or any of its Subsidiaries pursuant to the terms of a Management Service Agreement.

“Consolidated Net Working Capital” means current assets (excluding cash and Cash Equivalents), minus current liabilities, all as determined for the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP.

“Consolidated Net Worth” shall mean at any time, all amounts that, in conformity with GAAP, would be included under the caption “total stockholders’ equity” (or any like caption) on a consolidated balance sheet of the Borrower at such time, provided that in no event shall Consolidated Net Worth include any amounts in respect of Disqualified Equity Interests.

“Consolidated Revenue” shall mean the line item captioned “net revenue” in the Borrower’s financial statements included in the Borrower’s most recently filed Form 10-K or 10-Q, as applicable.

“Consolidated Total Debt” shall mean the sum (without duplication) of all Indebtedness of the Borrower and of each of its Subsidiaries, all as determined on a consolidated basis.

“Continue,” “Continuation” and “Continued” each refers to a continuation of Eurodollar Loans for an additional Interest Period as provided in Section 2.12.

“Control Agreements” shall have the meaning set forth in the Security Agreement.

“Convert,” “Conversion” and “Converted” each refers to a conversion of Loans of one Type into Loans of another Type.

“Credit Documents” shall mean this Agreement, the Notes, the Subsidiary Guaranty, the Security Documents, the Fee Letter, the Post-Closing Agreement, each Letter of Credit, each other Letter of Credit Document, any agreement creating or perfecting rights in Cash Collateral pursuant to the provisions of Section 5.4 of this Agreement, and each subordination agreement evidencing and setting forth the priority of the Obligations over any Subordinated Indebtedness.

“Credit Event” shall mean the making of any Borrowing, any Conversion or Continuation or any Letter of Credit Issuance.

“Credit Facility” shall mean the credit facility established under this Agreement pursuant to which (a) the Lenders shall make Revolving Loans to the Borrower, and shall participate in Letters of Credit Issuances and Swing Loans, under the Revolving Facility pursuant to the Revolving Commitment of each such Lender, (b) each Lender with a Term Commitment shall make Term Loans to the Borrower pursuant to such Term Commitment of such Lender, (c) the Swing Line Lender shall make Swing Loans to the Borrower under the Swing Line Facility pursuant to the Swing Line Sublimit, and (d) the Letter of Credit Issuer shall issue Letters of Credit for the account of the Letter of Credit Obligors in accordance with the terms of this Agreement.

“Credit Facility Exposure” shall mean, for any Lender at any time, the sum of (a) such Lender’s Revolving Facility Exposure at such time, (b) in the case of the Swing Line Lender, the principal amount of Swing Loans outstanding at such time, and (c) the outstanding aggregate principal amount of the Term Loan made by such Lender, if any.

“Credit Party” shall mean any of the Borrower or any Subsidiary Guarantor.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” shall mean any event, act or condition that with notice or lapse of time, or both, would constitute an Event of Default.

“Default Rate” means (a) when used with respect to Obligations other than Letter of Credit Fees, an interest rate equal to (i) the Base Rate plus (ii) the Applicable Margin, if any, applicable to Base Rate Loans plus (iii) 2% per annum; provided, however, that with respect to a Eurodollar Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Margin) otherwise applicable to such Loan plus 2% per annum, and (b) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Margin for Eurodollar Loans plus 2% per annum.

“Defaulting Lender” means, subject to Section 5.5(b), any Lender that, as determined by the Administrative Agent, (a) has failed to perform any of its funding obligations hereunder, including in respect of its Loans or participations in respect of Letters of Credit or Swing Loans, within one Business Day of the date required to be funded by it hereunder, (b) has notified the Borrower, the Administrative Agent or any Lender that it does not intend to comply with its funding obligations or has made a public statement to that effect with respect to its funding obligations hereunder or under other agreements in which it commits to extend credit, (c) has failed, within one Business Day after request by the Administrative Agent, to confirm in a manner satisfactory to the Administrative Agent that it will comply with its funding obligations, or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it, or (iii) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment; provided that a Lender shall not be a Defaulting Lender solely by virtue of (x) the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority or (y) the occurrence of any event or circumstance described in clause (d) above with respect to a direct or indirect parent company of such Lender, so long as such Lender shall have, within one Business Day after request by the Administrative Agent, confirmed in a manner satisfactory to the Administrative Agent that it will comply with its funding obligations.

“Designated Hedge Agreement” shall mean any Hedge Agreement to which the Borrower or any other Credit Party is a party and as to which a Designated Hedge Creditor is a counterparty.

“Designated Hedge Creditor” shall mean any Person that is a Lender or an Affiliate of a Lender, in its capacity as a party to such Hedge Agreement.

“Disqualified Equity Interests” shall mean, with respect to any person, any Equity Interest that (a) by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the first anniversary of the later of the Revolving Facility Termination Date and the Term Loan Maturity Date, (b) is convertible into or exchangeable (unless at the sole option of the issuer thereof) for (i) debt securities or other Indebtedness or (ii) any Equity Interest referred to in clause (a) above, in each case at any time on or prior to the first anniversary of the later of the Revolving Facility Termination Date and the Term Loan Maturity Date, (c) contains any repurchase obligation that may come into effect prior to payment in full of all Obligations, (d) requires cash dividend payments prior to the first anniversary of the later of the Revolving Facility Termination Date and the Term Loan Maturity Date, other than, in the case of a limited liability company, cash distributions required by the applicable Organizational Documents to be made to its members to enable each member to pay taxes allocable to such member based on such limited liability company’s net taxable income, but in each case only to the extent necessary to pay such taxes, (e) does not provide that any claims of any holder of such Equity Interest may have against the Borrower or any other Credit

Party (including any claims as judgment creditor or other creditor in respect of claims for the breach of any covenant contained therein) shall be fully subordinated (including a full remedy bar) to the Obligations in a manner reasonably satisfactory to the Administrative Agent, (f) provides the holders of such Equity Interests with any rights to receive any cash upon the occurrence of a change of control prior to the first anniversary date on which the Obligations have been irrevocably paid in full, unless (x) the rights to receive such cash are contingent upon the Obligations being irrevocably paid in full or (y) such holders are required by the applicable Organizational Documents to sell or otherwise transfer such Equity Interests in connection with such change of control, and then, only to the extent of the consideration paid by the purchaser of such Equity Interests to such holder, or (g) is otherwise prohibited by the terms of this Agreement. Notwithstanding the foregoing, Equity Interests issued by (A) the Borrower and consisting solely of common stock or (B) a Care For Kids Subsidiary shall not be deemed to be “Disqualified Equity Interests” solely by virtue of such Equity Interests failing to meet the condition set forth in clause (e) above.

“Dollars” and the sign “$” each shall mean lawful money of the United States.

“Domestic Subsidiary” shall mean any Subsidiary organized under the laws of the United States of America, any State thereof, the District of Columbia, or any United States territory or possession.

“Eligible Assignee” shall mean (i) a Lender (other than a Defaulting Lender), (ii) an Affiliate of a Lender (other than a Defaulting Lender), (iii) an Approved Fund, (iv) the Administrative Agent and (v) any other person (other than a natural person) approved by (A) the Administrative Agent, (B) each Letter of Credit Issuer, and (C) unless an Event of Default has occurred and is continuing, the Borrower (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, “Eligible Assignee” shall not include the Borrower or any of the Borrower’s Affiliates or Subsidiaries.

“Environmental Claims” shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, investigations or proceedings relating in any way to any Environmental Law or any permit issued under any such law (hereafter “Claims”), including, without limitation, (i) any and all Claims by any Governmental Authority for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (ii) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the storage, treatment or Release (as defined in CERCLA) of any Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

“Environmental Law” shall mean any applicable Federal, state, foreign or local statute, law, rule, regulation, ordinance, code, binding and enforceable guideline, binding and enforceable written policy and rule of common law now or hereafter in effect and in each case as amended, and any binding and enforceable judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment issued to or rendered against the Borrower or any of its Subsidiaries relating to the environment, employee health and safety or Hazardous Materials, including, without limitation, CERCLA; RCRA; the Federal

Water Pollution Control Act, 33 U.S.C. § 1251 et seq.; the Clean Air Act, 42 U.S.C. § 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. § 300f et seq.; the Oil Pollution Act of 1990, 33 U.S.C. § 2701 et seq.; the Emergency Planning and the Community Right-to-Know Act of 1986, 42 U.S.C. § 11001 et seq., the Hazardous Material Transportation Act, 49 U.S.C. § 5101 et seq. and the Occupational Safety and Health Act, 29 U.S.C. § 651 et seq. (to the extent it regulates occupational exposure to Hazardous Materials); and any state and local or foreign counterparts or equivalents, in each case as amended from time to time.

“Equity Interest” shall mean with respect to any person, any and all shares, interests, participations or other equivalents, including membership interests (however designated, whether voting or non-voting) of equity of such person, including, if such person is a partnership, partnership interests (whether general or limited) or any other interest or participation that confers on a person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership, but in no event will Equity Interest include any debt securities convertible or exchangeable into equity unless and until actually converted or exchanged.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the Closing Date and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

“ERISA Affiliate” shall mean each person (as defined in Section 3(9) of ERISA), which together with the Borrower or a Subsidiary, would be deemed to be a “single employer” (a) within the meaning of Section 414(b), (c), (m) or (o) of the Code or Section 4001(a)(14) or 4001(b)(1) of ERISA or (b) as a result of the Borrower or a Subsidiary being or having been a general partner of such person.

“Eurodollar Loan” shall mean each Loan bearing interest at a rate based upon the Adjusted Eurodollar Rate.

“Eurodollar Rate” means,

(a) with respect to a Eurodollar Loan, the rate per annum equal to (i) the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or such other commercially available source providing quotations of BBA LIBOR as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period or, (ii) if such rate is not available at such time for any reason, the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Loan being made, continued or converted and with a term equivalent to such Interest Period would be offered by Bank of America’s London Branch to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period; and

(b) for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to (i) BBA LIBOR, at approximately 11:00 a.m., London time determined two Business Days prior to such date for Dollar deposits being delivered in the London interbank market for a term of one month commencing that day or (ii) if such published rate is not available at such time for any reason, the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the date of determination in same day funds in the approximate amount of the Base Rate Loan being made or maintained and with a term equal to one month would be offered by Bank of America’s London Branch to major banks in the London interbank eurodollar market at their request at the date and time of determination.

“Eurodollar Reserve Percentage” means, for any day during any Interest Period, the reserve percentage (expressed as a decimal, carried out to five decimal places) in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as “Eurocurrency liabilities”). The Adjusted Eurodollar Rate for each outstanding Eurodollar Loan shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

“Event of Default” shall have the meaning provided in Section 10.1.

“Event of Loss” shall mean, with respect to any property, (a) the actual or constructive total loss of such property or the use thereof, resulting from destruction, damage beyond repair, or the rendition of such property permanently unfit for normal use from any casualty or similar occurrence whatsoever, (b) the destruction or damage of a portion of such property from any casualty or similar occurrence whatsoever under circumstances in which such damage cannot reasonably be expected to be repaired, or such property cannot reasonably be expected to be restored to its condition immediately prior to such destruction or damage, within 90 days after the occurrence of such destruction or damage, or (c) the condemnation, confiscation or seizure of, or requisition of title to or use of, any property.

“Excess Cash Flow” shall mean, for any period, the excess of (a) Consolidated EBITDA for such period, over (b) the sum for such period of (i) Consolidated Interest Expense, (ii) Consolidated Income Tax Expense, (iii) Consolidated Capital Expenditures, (iv) the increase or decrease, as applicable, in Consolidated Net Working Capital, (v) scheduled or mandatory repayments, prepayments or redemptions of the principal of Indebtedness so long as, in the case of any revolving credit facility, there is a permanent reduction in the commitment thereunder, (vi) without duplication of any amount included under the preceding clause (v), scheduled payments representing the principal portion of Capitalized Leases and Synthetic Leases, and (vii) to the extent paid in cash during such period, Restricted Payments by the Borrower.

“Excess Cash Flow Prepayment Amount” has the meaning provided in Section 5.1(c)(iv).

“Excluded Subsidiary” shall mean American Dental Partners of Ohio, Inc., a Delaware corporation.

“Exemption Certificates” shall have the meaning provided in Section 5.3(b).

“Existing Facilities” shall mean those certain credit facilities established under the Credit Agreement, dated as of August 21, 2009, among the Borrower, the Subsidiaries of the Borrower party thereto as a subsidiary guarantor, KeyBank National Association as administrative agent, the financial institutions from time to time party thereto as lenders and the other agents and arrangers from time to time party thereto, as amended and in effect from time to time.

“Existing Letters of Credit” shall mean the letters of credit listed on Schedule 3 hereto.

“Existing Letter of Credit Issuer” shall mean KeyBank National Association, in its capacity as the issuer of the Existing Letters of Credit.

“Federal Funds Effective Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Effective Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Effective Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

“Fee Letter” shall mean the Fee Letter, dated as of March 31, 2010, between the Borrower, Bank of America and Banc of America Securities LLC.

“Fees” shall mean all amounts payable pursuant to, or referred to in, Section 4.1, together with any other fees payable pursuant to this Agreement or any other Credit Document.

“Financial Projections” shall have the meaning provided in Section 7.7(b).

“Fixed Charge Coverage Ratio” shall mean, for any Testing Period, the ratio of (a) the sum of (i) Consolidated EBITDA and (ii) Consolidated Net Rent Expense to (b) the sum of (i) Consolidated Interest Expense, (ii) Consolidated Income Tax Expense, (iii) Consolidated Capital Expenditures, (iv) scheduled or mandatory repayments or prepayments (excluding voluntary repayments or prepayments of any Loans without a corresponding permanent reduction of the Commitments) or redemptions of the principal of Indebtedness and the stated or liquidation value of Disqualified Equity Interests (including required reductions in committed credit facilities), (v) without duplication of any amount included under the preceding clause (iv), scheduled payments representing the principal portion of Capitalized Leases and Synthetic Leases, (vi) the aggregate amount of Capital Distributions made by the Borrower, if any, (vii) the aggregate amount of Share Repurchases made by the Borrower, if any, and (viii) Consolidated Net Rent Expense, in each case on a consolidated basis for the Borrower and its Subsidiaries for such Testing Period; provided that, notwithstanding anything to the contrary contained herein, the Borrower’s Fixed Charge Coverage Ratio for any Testing Period shall (x) include the appropriate financial items for any person or business unit that has been acquired by the Borrower for any portion of such Testing Period prior to the date of acquisition, including both items of expense and income and taking into account any Indebtedness incurred in connection with such acquisition (but giving effect to items of expense and other charges that are expected to be eliminated, within the twelve (12) month period immediately following the consummation of such acquisition, due to anticipated operating synergies), and (y) exclude the appropriate financial items for any person or business unit that has been disposed of by the Borrower, for the portion of such Testing Period prior to the date of disposition, including both items of expense and income, and in the case of clauses (x) and (y), subject to the Administrative Agent’s reasonable discretion and supporting documentation (a copy of which shall be provided to the Lenders) acceptable to the Administrative Agent; provided, further, that for purposes of determining the scheduled repayments set forth in clause (b)(iv) above with respect to the Term Loans only, such amounts for each of the Testing Periods ending June 30, 2010, September 30, 2010, December 31, 2010 and March 31, 2011 shall be an amount equal to the product of (x) the Term Loan Amortization Amount then in effect times (y) four (4).

“Foreign Subsidiary” shall mean any Subsidiary that is not a Domestic Subsidiary.

“Form MSA” shall mean a Management Services Agreement in substantially the same form as (a) the ADP of Florida MSA, (b) the Northland MSA or (c) the form management services agreement attached hereto as Exhibit F.

“FRB” shall mean the Board of Governors of the Federal Reserve System of the United States.

“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to the Letter of Credit Issuer, such Defaulting Lender’s Revolving Facility Percentage of the Letter of Credit Outstandings other than Letter of Credit Outstandings as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swing Line Lender, such Defaulting Lender’s Revolving Facility Percentage of Swing Loans other than Swing Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.

“GAAP” shall mean generally accepted accounting principles in the United States of America as in effect from time to time.

“Governmental Authority” shall mean any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guaranty Obligations” shall mean as to any person (without duplication) any obligation of such person guaranteeing any Indebtedness (“primary Indebtedness”) of any other person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such person, whether or not contingent, (a) to purchase any such primary Indebtedness or any property constituting direct or indirect security therefor, (b) to advance or supply funds for the purchase or payment of any such primary Indebtedness or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary Indebtedness of the ability of the primary obligor to make payment of such primary Indebtedness, or (d) otherwise to assure or hold harmless the owner of such primary Indebtedness against loss in respect thereof; provided, however, that the definition of Guaranty Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guaranty Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary Indebtedness (or stated portion thereof) in respect of which such Guaranty Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such person is required to perform thereunder) as determined by such person in good faith.

“Hazardous Materials” shall mean (a) any petrochemical or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls, and radon gas; and (b) any chemicals, materials or substances defined as or included in the definition of “hazardous substances,” “hazardous wastes,” “hazardous materials,” “restricted hazardous materials,” “extremely hazardous wastes,” “restrictive hazardous wastes,” “toxic substances,” “toxic pollutants,” “contaminants” or “pollutants,” or words of similar meaning and regulatory effect, under any applicable Environmental Law.

“Hedge Agreement” shall mean (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Hedged Portion” shall mean an aggregate principal amount of the Term Loans required to be subject to an interest rate Hedge Agreement pursuant to Section 8.19.

“Honor Date” shall have the meaning provided in Section 3.8(a).

“Indebtedness” of any person shall mean without duplication: (a) all indebtedness of such person for borrowed money; (b) all bonds, notes, debentures and similar debt securities of such person; (c) the deferred purchase price of capital assets or services that in accordance with GAAP would be shown on the liability side of the balance sheet of such person; (d) the face amount of all letters of credit issued for the account of such person and, without duplication, all drafts drawn thereunder; (e) all obligations, contingent or otherwise, of such person in respect of bankers’ acceptances; (f) all indebtedness of a second person secured by any Lien on any property owned by such first person, whether or not such indebtedness has been assumed; (g) all Capitalized Lease Obligations of such person; (h) the present value, determined on the basis of the implicit interest rate, of all basic rental obligations under all Synthetic Leases of such person; (i) all obligations of such person to pay a specified purchase price for goods or services whether or not delivered or accepted, i.e., take-or-pay and similar obligations; (j) all net obligations of such person under Hedge Agreements; (k) the full outstanding balance of trade receivables, notes or other instruments sold with full recourse (and the portion thereof subject to potential recourse, if sold with limited recourse), other than in any such case any thereof sold solely for purposes of collection of delinquent accounts; (l) all Disqualified Equity Interests of such person; and (m) all Guaranty Obligations of such person (without duplication under clause (f)); provided, however, that (x) neither trade payables nor other similar accrued expenses, in each case arising in the ordinary course of business (other than trade payables or other similar accrued expenses that are outstanding for more than 120 days after the date such trade payable or other similar accrued expense was created), nor obligations in respect of insurance policies or performance or surety bonds that themselves are not guarantees of Indebtedness (nor drafts, acceptances or similar instruments evidencing the same nor obligations in respect of letters of credit supporting the payment of the same), shall constitute Indebtedness; and (y) the Indebtedness of any person shall in any event include (without duplication) the Indebtedness of any other entity (including any general partnership in which such person is a general partner) to the extent such person is liable thereon as a result of such person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide expressly that such person is not liable thereon.

“Indemnitee” has the meaning provided in Section 13.1(b).

“Initial Term Commitment” shall mean, with respect to each Lender, the amount, if any, set forth opposite such Lender’s name in Schedule 1 hereto as its “Initial Term Commitment.”

“Initial Term Loan” shall mean, with respect to each Lender that has an Initial Term Commitment, any loan made by such Lender pursuant to Section 2.3.

“Increasing Revolver Lender” shall have the meaning provided in Section 2.13(a).

“Increasing Term Lender” shall have the meaning provided in Section 2.13(b).

“Incremental Term Commitment” shall mean any Increasing Term Lender’s commitment to make any Incremental Term Loans pursuant to Section 2.13(b).

“Incremental Term Loan” shall mean, with respect to each Increasing Term Lender, any incremental term loan made by such Increasing Term Lender pursuant to Section 2.13(b) in accordance with its Incremental Term Commitment.

“Insurance Subsidiary” shall mean Edgewater Indemnity Company, a Vermont corporation.

“Interest Period” shall mean, with respect to each Eurodollar Loan, a period of one, two, three or six months (and, solely in the case of any Eurodollar Loans to be disbursed on the Closing Date, a period of seven (7) days) as selected by the Borrower, provided that (a) the initial Interest Period for any Borrowing of such Eurodollar Loan shall commence on the date of such Borrowing (the date of a Borrowing resulting from a Conversion or Continuation shall be the date of such Conversion or Continuation) and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period expires; (b) if any Interest Period begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month; (c) if any Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day, provided that if any Interest Period would otherwise expire on a day that is not a Business Day but is a day of the month or week, as the case may be, after which no further Business Days occurs in such month or such week, such Interest Period shall expire on the next preceding Business Day; (d) no Interest Period for any Eurodollar Loan may be selected that would end after the Revolving Facility Termination Date; and (e) if, upon the expiration of any Interest Period, the Borrower has failed to (or may not) elect a new Interest Period to be applicable to the respective Borrowing of Eurodollar Loans as provided above, the Borrower shall be deemed to have elected to Convert such Borrowing to a Base Rate Loan effective as of the expiration date of such current Interest Period.

“Investment” shall mean: (a) any direct or indirect purchase or other acquisition by a person of any Equity Interest of any other person (other than a person that is, or after giving effect to such purchase or acquisition would be, a Subsidiary Guarantor); (b) any loan, advance (other than deposits with financial institutions available for withdrawal on demand) or extension of credit to, guarantee or assumption of debt or purchase or other acquisition of any other debt of, any person (other than a person that is, or after giving effect to such loan, advance or capital contribution would be, a Subsidiary Guarantor); or (c) the purchase, acquisition or investment of or in any stocks, bonds, mutual funds, notes, debentures or other securities, or any deposit account, certificate of deposit or other similar investment of any kind.

“Key Employee” shall mean Gregory A. Serrao and Breht T. Feigh.

“laws” shall mean, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Landlord’s Agreement” shall mean a landlord’s waiver or mortgagee’s waiver, each in form and substance satisfactory to the Administrative Agent, delivered by a Credit Party in connection with this Agreement, as the same may from time to time be amended, restated or otherwise modified and shall include any assignment, for the benefit of the Administrative Agent, of any existing landlord’s waiver or mortgagee’s waiver obtained under the Existing Facilities, provided such assignment and each such existing landlord’s waiver or mortgagee’s waiver shall be in form and substance reasonably satisfactory to the Administrative Agent.

“L/C Advance” means, with respect to each Lender, such Lender’s funding of its Letter of Credit Participation in any L/C Borrowing in accordance with its Revolving Facility Percentage.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Revolving Borrowing.

“Leaseholds” of any person shall mean all the right, title and interest of such person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.

“Lender” and “Lenders” shall have the meaning provided in the first paragraph of this Agreement and includes any other person that becomes a party hereto pursuant to an Assignment Agreement (other than any such person that ceases to be a party hereto pursuant to an Assignment Agreement) or a joinder agreement pursuant to Section 2.13. Unless the context otherwise requires, the term “Lenders” includes the Swing Line Lender.

“Lender Register” shall have the meaning provided in Section 13.5(c).

“Letter of Credit” shall mean any Standby Letter of Credit issued (or deemed issued) by the Letter of Credit Issuer under this Agreement pursuant to Article III for the account of any Letter of Credit Obligor and shall include the Existing Letters of Credit.

“Letter of Credit Application” means an application and agreement for a Letter of Credit Issuance in the form from time to time in use by the Letter of Credit Issuer.

“Letter of Credit Commitment Amount” shall mean $5,000,000.

“Letter of Credit Documents” shall mean, with respect to any Letter of Credit, such Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the Letter of Credit Issuer and any Letter of Credit Obligor or in favor of the Letter of Credit Issuer and relating to such Letter of Credit.

“Letter of Credit Expiration Date” means the day that is thirty (30) Business Days prior to the Revolving Facility Termination Date then in effect.

“Letter of Credit Fee” shall mean any of the fees payable pursuant to Section 4.1(b) and Section 4.1(c) in respect of Letters of Credit.

“Letter of Credit Issuance” shall mean the issuance (or deemed issuance) of any Letter of Credit by any Letter of Credit Issuer for the account of a Letter of Credit Obligor in accordance with the terms of this Agreement, and shall include any amendment thereto that increases the Stated Amount thereof or extends the expiry date of such Letter of Credit.

“Letter of Credit Issuer” shall mean Bank of America; provided, however, that, solely with respect to each Existing Letter of Credit, the “Letter of Credit Issuer” shall also include the Existing Letter of Credit Issuer.

“Letter of Credit Obligor” shall mean, with respect to each Letter of Credit Issuance, the Borrower, the Subsidiary Guarantor or the Insurance Subsidiary for whose account such Letter of Credit is issued (or deemed issued).

“Letter of Credit Outstandings” shall mean, as at any date of determination, the sum, without duplication, of (a) the aggregate Stated Amount of all outstanding Letters of Credit and (b) the aggregate amount of all Unpaid Drawings, including all L/C Borrowings. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“Letter of Credit Participant” shall have the meaning provided in Section 3.9(a).

“Letter of Credit Participation” shall have the meaning provided in Section 3.9(a).

“Leverage Ratio” shall mean, for any Testing Period, the ratio of (a) Consolidated Total Debt to (b) Consolidated EBITDA, in each case on a consolidated basis for the Borrower and its Subsidiaries for such Testing Period.

“Lien” shall mean any mortgage, pledge, security interest, hypothecation, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement or any lease in the nature thereof).

“Loan” shall mean any Revolving Loan, Term Loan or Swing Loan.

“Management Service Agreement” shall have the meaning provided in Section 7.21.

“Management Service Agreement Termination Event” shall mean, with respect to any Management Service Agreement, the occurrence of any event that allows any party to such Management Service Agreement the right to terminate such Management Service Agreement.

“Margin Stock” shall have the meaning provided in Regulation U.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual or contingent), condition (financial or otherwise) or prospects of the Borrower or the Borrower and its Subsidiaries taken as a whole; (b) a material impairment of the rights and remedies of the Administrative Agent or any Lender under any Loan Document, or of the ability of any Credit Party to perform its obligations under any Credit Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Credit Party of any Credit Document to which it is a party.

“Material Contract” means, with respect to any Person, each contract (other than in the case of the Borrower and its Subsidiaries, the Management Services Agreements) to which such Person is a party involving aggregate consideration payable to or by such Person of $2,000,000 or more in any year. Notwithstanding the foregoing to the contrary, the term “Material Contract” shall not include any contract for the purchase or sale of goods and services that are promptly replaceable by commercially reasonable substitutes.

“Maximum Rate” shall have the meaning provided in Section 13.22.

“Minimum Borrowing Amount” shall mean, (a) with respect to any Base Rate Loan, $250,000, with minimum increments thereafter of $50,000, (b) with respect to any Eurodollar Loan, $1,000,000, with minimum increments thereafter of $100,000 and (c) with respect to any Swing Loan, $100,000, with minimum increments thereafter of $50,000.

“Minority Holder” shall mean any holder (other than a Credit Party) of Equity Interests of any Care For Kids Subsidiary, and “Minority Holders” shall mean, collectively, each such Minority Holder.

“Moody’s” shall mean Moody’s Investors Service, Inc. and its successors.

“Mortgage” shall mean a mortgage, deed of trust or other instrument, in form and substance reasonably satisfactory to the Administrative Agent, executed by a Credit Party with respect to Real Property, as the same may from time to time be amended, restated or otherwise modified.

“Mortgaged Real Property” shall mean each parcel of Real Property that is required to be subject to a Mortgage pursuant to Section 8.17, in each case together with all of such Credit Party’s right, title and interest in the improvements and buildings thereon and all appurtenances, easements or other rights belonging thereto.

“Multiemployer Plan” shall mean a multiemployer plan, as defined in Section 4001(a)(3) of ERISA to which the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate is making or accruing an obligation to make contributions or has within any of the preceding five plan years made or accrued an obligation to make contributions.

“Multiple Employer Plan” shall mean an employee benefit plan, other than a Multiemployer Plan, to which the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate, and one or more employers other than the Borrower or a Subsidiary of the Borrower or an ERISA Affiliate, is making or accruing an obligation to make contributions or, in the event that any such plan has been terminated, to which the Borrower or a Subsidiary of the Borrower or an ERISA Affiliate made or accrued an obligation to make contributions during any of the five plan years preceding the date of termination of such plan.

“Net Cash Proceeds” shall mean, with respect to: (a) any Asset Sale, the Cash Proceeds resulting therefrom net of (i) reasonable and customary expenses of sale incurred in connection with such Asset Sale, and other reasonable and customary fees and expenses incurred, and all state and local taxes paid or reasonably estimated to be payable by such person (after taking into account any available tax credits or deductions), as a consequence of such Asset Sale and the payment of principal, premium and interest of Indebtedness (other than the Obligations) secured by the asset that is the subject of the Asset Sale and required to be, and that is, repaid under the terms thereof as a result of such Asset Sale, (ii) amounts of any distributions payable to holders of minority interests in the relevant person or in the relevant property or assets and (iii) incremental Federal, state and local income taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions); and (b) any Event of Loss, the Cash Proceeds resulting therefrom net of (i) reasonable and customary expenses incurred in connection with such Event of Loss, and local taxes paid or reasonably estimated to be payable by such person, as a consequence of such Event of Loss and the payment of principal, premium and interest of Indebtedness (other than the Obligations) secured by the asset that is the subject of the Event of Loss and required to be, and that is, repaid under the terms thereof as a result of such Event of Loss, (ii) amounts of any distributions payable to holders of minority interests in the relevant person or in the relevant property or assets and (iii) incremental Federal, state and local income taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions).

“1934 Act” shall mean the Securities Exchange Act of 1934, as amended.

“Non-Cash Compensation Charges” means, for any period, non-cash compensation expenses or other non-cash charges arising from the grant of or issuance of stock options in connection with employee plans or other equity compensation arrangements.

“Non-Defaulting Lender” shall mean each Lender other than a Defaulting Lender.

“Note” shall mean a Revolving Facility Note, a Term Note or a Swing Line Note, as applicable.

“Notice of Borrowing” shall have the meaning provided in Section 2.5(b).

“Notice of Continuation or Conversion” shall have the meaning provided in Section 2.12(b).

“Notice of Swing Loan Refunding” shall have the meaning provided in Section 2.4(b).

“Northland MSA” means the Second Amended and Restated Service Agreement, effective as of January 1, 2010, among Northland Dental Partners, PLLC, its wholly owned Subsidiaries, Family Periodontic Specialists, P.L.C., Family Oral Surgery Specialists, PLC, and Family Endodontic Specialists, PLC, and American Dental Partners of Minnesota, LLC.

“Obligations” shall mean all advances to, and debts, liabilities, obligations, covenants and duties of, any Credit Party arising under any Credit Document or otherwise with respect to any Loan, Letter of Credit, Bank Product Document or Designated Hedge Agreement, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Credit Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“Ohio Acquisition” shall mean any Acquisition by the Borrower or any of its wholly-owned Subsidiaries of the assets of Dentco, Inc., an Ohio corporation and Cincinnati Dental Services: Drs. Faust, Jones, Kemper, Arnett, Gawrych, Huesman, Robinson and Associates, Inc., an Ohio professional corporation, which Acquisition shall be (a) consummated on or prior to December 31, 2010 and (b) subject to the satisfaction of each of the conditions contained in the definition of the term Permitted Acquisition.

“Operating Lease” as applied to any person shall mean any lease of any property (whether real, personal or mixed) by that person as lessee that, in conformity with GAAP, is not accounted for as a Capital Lease on the balance sheet of that person.

“Organizational Documents” shall mean, with respect to any person (other than an individual), such person’s Articles (Certificate) of Incorporation, or equivalent formation documents, and Regulations (Bylaws), or equivalent governing documents, and, in the case of any partnership, includes any partnership agreement and any amendments to any of the foregoing.

“PBGC” shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

“Perfection Certificate” has the meaning provided in the Security Agreement.

“Permitted Acquisition” shall mean any Acquisition as to which all of the following conditions are satisfied:

(a) such Acquisition (i) involves a line or lines of business that is or are complementary to the lines of business in which the Borrower and its Subsidiaries, considered as an entirety, are engaged on the Closing Date, and (ii) involves a person or a line or lines of business that is or are located and operated in the United States;

(b) the Borrower has, after giving effect to such Acquisition, on a pro forma basis, $10,000,000 in Post-Acquisition Liquidity;

(c) the aggregate Consideration for such Acquisition, when added together with the aggregate Consideration for all other Permitted Acquisitions (other than the aggregate Consideration, in an amount not exceeding $18,000,000, paid in connection with the Ohio Acquisition) made during the same fiscal year as such Acquisition, shall not exceed $50,000,000;

(d) no Default or Event of Default shall exist prior to or immediately after giving effect to such Acquisition;

(e) the Borrower is, after giving effect to such Acquisition, on a pro forma basis (as determined in accordance with clause (f) below), in compliance with the financial covenants set forth in Section 9.7;

(f) at least five Business Days prior to the consummation of any such Acquisition (other than an acquisition of patient records in which the aggregate Consideration is less than $1,500,000), the Borrower shall have delivered to the Administrative Agent and the Lenders (i)

in the case of any Acquisition in which the aggregate Consideration to be paid is in excess of $3,000,000, a certificate of an Authorized Officer demonstrating, in reasonable detail, the computation of the financial covenants referred to in Section 9.7 on a pro forma basis, such pro forma ratios being determined as if (y) such Acquisition had been completed at the beginning of the most recent Testing Period for which financial information for the Borrower and the business or person to be acquired, is available, and (z) any such Indebtedness, or other Indebtedness incurred to finance such Acquisition, had been outstanding for such entire Testing Period, and (ii) in the case of any Acquisition in which the aggregate Consideration is in excess of $10,000,000, historical financial statements relating to the business or person to be acquired, financial projections relating to the Borrower and its Subsidiaries after giving effect to such Acquisition and such other information as the Administrative Agent may reasonably request;

(g) any Management Service Agreement entered into by the Borrower or any of its Subsidiaries in connection with such Acquisition is collaterally assignable to the Administrative Agent without the consent of any party to such Management Service Agreement, subject to any restrictions under applicable law;

(h) any such newly-created or acquired Subsidiary shall comply with the requirements of Sections 8.10 and 8.11; and

(i) the Borrower shall have delivered to the Administrative Agent and the Lenders evidence, reasonably acceptable to the Administrative Agent, demonstrating that the aggregate amount of EBITDA for the last 12 consecutive month period of each such person (or each such business or assets) being acquired is not less than $1 as of the month most recently ended prior to the date of such Acquisition (after giving effect to any adjustments for any extraordinary and other non-recurring losses and charges reasonably approved by the Administrative Agent).

“Permitted Lien” shall mean any Lien permitted by Section 9.3.

“person” shall mean any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

“Plan” shall mean any Multiemployer Plan or Single-Employer Plan.

“Post-Acquisition Liquidity” shall mean the sum of the Unused Total Revolving Commitment less the principal amount of Swing Loans outstanding plus any unencumbered cash balances of the Borrower and the Subsidiary Guarantors maintained in deposit accounts that are subject to Control Agreements.

“Post-Closing Agreement” means that certain Post-Closing Agreement dated as of Closing Date, among the Borrower and the Administrative Agent with respect to certain documents and actions to be delivered or taken after the Closing Date, as amended, restated, supplemented or otherwise modified from time to time.

“primary Indebtedness” shall have the meaning provided in the definition of “Guaranty Obligations.”

“primary obligor” shall have the meaning provided in the definition of “Guaranty Obligations.”

“Principal Party” shall have the meaning provided in Section 10.1(h)(i).

“Prohibited Transaction” shall mean a transaction with respect to a Plan that is prohibited under Section 4975 of the Code or Section 406 of ERISA and not exempt under Section 4975 of the Code or Section 408 of ERISA.

“Provider” shall have the meaning given to such term in the applicable Management Service Agreement and shall include any similar term used in lieu thereof.

“Purchase Date” shall have the meaning provided in Section 2.4(c).

“RCRA” shall mean the Resource Conservation and Recovery Act, as the same may be amended from time to time, 42 U.S.C. § 6901 et seq.

“Real Property” of any person shall mean all of the right, title and interest of such person in and to land, improvements and fixtures, including Leaseholds.

“Regulation D” shall mean Regulation D of the FRB as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

“Regulation U” shall mean Regulation U of the FRB as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

“Related Parties” shall mean, with respect to any person, such person’s Affiliates and the partners, directors, officers, employees, agents, trustees and advisors of such person and of such person’s Affiliates.

“Reportable Event” shall mean an event described in Section 4043 of ERISA or the regulations thereunder with respect to a Plan, other than those events as to which the notice requirement is waived under subsections .22, .23, .25, .27, .28, .29, .30, .31, .32, .34, .35, .62, .63, .64, .65 or .67 of PBGC Regulation Section 4043.

“Required Lenders” shall mean Non-Defaulting Lenders whose Credit Facility Exposure and Unused Revolving Commitments constitute greater than 50% of the sum of the Aggregate Credit Facility Exposure (excluding the Credit Facility Exposure of each Defaulting Lender for purposes of determining the Aggregate Credit Facility Exposure) and the Unused Total Revolving Commitment (excluding the Revolving Commitment and the Revolving Facility Exposure of each Defaulting Lender for purposes of determining the Unused Total Revolving Commitment); provided, however, if any two (2) Non-Defaulting Lenders collectively hold more than 50% of the sum of the Aggregate Credit Facility Exposure and the Unused Total Revolving Commitment, then the Required Lenders must include the lesser of (x) all Non-Defaulting Lenders and (y) at least three (3) non-affiliated Non-Defaulting Lenders.

“Restricted Payment” shall mean (a) any Capital Distribution, (b) any Share Repurchase, (c) any amount paid by the Borrower or any of its Subsidiaries in repayment, redemption

(including, without limitation, any mandatory redemption or optional redemption), retirement, repurchase, direct or indirect, of any Subordinated Indebtedness, or (d) the exercise of any right of legal defeasance or covenant defeasance or similar right with respect to any Subordinated Indebtedness.

“Revolving Borrowing” shall mean the incurrence of Revolving Loans consisting of one Type of Revolving Loan by the Borrower from all of the Lenders having Revolving Commitments in respect thereof on a pro rata basis on a given date (or resulting from Conversions or Continuations on a given date) having, in the case of any Eurodollar Loans, the same Interest Period.

“Revolving Commitment” shall mean, with respect to each Lender, the amount set forth opposite such Lender’s name in Schedule 1 hereto as its “Revolving Commitment” or in the case of any Lender that becomes a party hereto pursuant to an Assignment Agreement, the amount set forth in such Assignment Agreement, as such amount may be adjusted from time to time in accordance with this Agreement.

“Revolving Facility” shall mean, at any time, the Total Revolving Commitments at such time.

“Revolving Facility Availability Period” shall mean the period from the Closing Date until the Revolving Facility Termination Date.

“Revolving Facility Exposure” shall mean, for any Lender at any time, the sum of (a) the principal amount of Revolving Loans made by such Lender and outstanding at such time, and (b) such Lender’s share of the Letter of Credit Outstandings at such time.

“Revolving Facility Note” shall mean a promissory note substantially in the form of Exhibit A-1 hereto.

“Revolving Facility Percentage” shall mean, at any time for any Lender, the percentage obtained by dividing such Lender’s Revolving Commitment by the Total Revolving Commitment, provided, however, that if the Total Revolving Commitment has been terminated, the Revolving Facility Percentage for each Lender shall be determined by dividing such Lender’s Revolving Commitment immediately prior to such termination by the Total Revolving Commitment immediately prior to such termination. The Revolving Facility Percentage of each Lender as of the Closing Date is set forth on Schedule 1 hereto.

“Revolving Facility Termination Date” shall mean the earlier of (a) May 7, 2014, or (b) the date that the Commitments have been terminated pursuant to Section 10.2.

“Revolving Loan” shall mean, with respect to each Lender, any loan made by such Lender pursuant to Section 2.2.

“Revolving Loan Increase Effective Date” shall have the meaning provided in Section 2.13(a).

“Sale and Lease-Back Transaction” shall mean any arrangement with any person providing for the leasing by the Borrower or any Subsidiary of any property (except for temporary leases for a term, including any renewal thereof, of not more than one year and except for leases between the Borrower and a Subsidiary or between Subsidiaries), which property has been or is to be sold or transferred by the Borrower or such Subsidiary to such person.

“S&P” shall mean Standard & Poor’s Ratings Group, a division of McGraw Hill, Inc., and its successors.

“Schedule 4 Affiliations” shall mean, collectively, the affiliations commonly known as “Arizona’s Tooth Doctor,” “Carus Dental,” “Forward Dental,” “Metro Dentalcare” and “Western New York Dental Group,” as referred to on Schedule 4 to this Agreement.

“Scheduled Repayment” shall have the meaning provided in Section 5.1(b).

“Scheduled Subsidiary” shall mean those Subsidiaries set forth on Schedule 4 hereto, and shall include all successors and assigns of any such Subsidiary.

“SEC” shall mean the United States Securities and Exchange Commission.

“SEC Regulation D” shall mean Regulation D as promulgated under the Securities Act of 1933, as amended, as the same may be in effect from time to time.

“Secured Creditors” shall have the meaning provided in the Security Agreement.

“Security Agreement” shall have the meaning provided in Section 6.1(e).

“Security Documents” shall mean the Security Agreement, each Mortgage (if any), each Landlord’s Agreement, each Additional Security Document, any UCC financing statement, any Control Agreement, any Perfection Certificate and any other document pursuant to which any Lien is granted or perfected by any Credit Party to the Administrative Agent as security for any of the Obligations.

“Share Repurchase” shall mean the purchase, acquisition, repurchase, redemption or retirement by the Borrower or any of its Subsidiaries of any issued and outstanding capital stock or other equity interests of the Borrower or any of its Subsidiaries.

“Single Employer Plan” shall mean a single employer plan, as defined in Section 4001(a)(15) of ERISA, to which the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate is making or accruing an obligation to make contributions or, in the event that any such plan has been terminated, to which the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate made or accrued an obligation to make contributions during any of the five plan years preceding the date of termination of such plan.

“Solvent” and “Solvency” mean, with respect to any person on any date of determination, that on such date (a) the fair value of the property of such person is greater than the total amount of liabilities, including contingent liabilities, of such person, (b) the present fair salable value of the assets of such person is not less than the amount that will be required to pay the probable liability of such person on its debts as they become absolute and matured, (c) such person does not intend to, and does not believe that it will, incur debts or liabilities beyond such person’s ability to pay such debts and liabilities as they mature, (d) such person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such person’s property would constitute an unreasonably small capital, and (e) such person is able to pay its debts and liabilities, contingent obligations and other commitments as they mature in the ordinary course of business. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Standard Permitted Lien” shall mean any of the following:

(a) Liens for taxes not yet delinquent or Liens for taxes, assessments or governmental charges being contested in good faith and by appropriate proceedings for which adequate reserves in accordance with GAAP have been established;

(b) Liens in respect of property or assets imposed by law that were incurred in the ordinary course of business, such as carriers’, suppliers’, warehousemen’s, materialmen’s and mechanics’ Liens and other similar Liens arising in the ordinary course of business, that do not in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Borrower or any Subsidiary and do not secure any Indebtedness;

(c) Liens created by this Agreement or the other Credit Documents;

(d) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Section 10.1(g);

(e) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, and mechanic’s Liens, carrier’s Liens, and other Liens to secure the performance of tenders, statutory obligations, contract bids, government contracts, surety, appeal, customs, performance and return-of-money bonds and other similar obligations, incurred in the ordinary course of business (exclusive of obligations in respect of the payment for borrowed money), whether pursuant to statutory requirements, common law or consensual arrangements;

(f) Leases or subleases granted in the ordinary course of business to others not interfering in any material respect with the business of the Borrower or any of its Subsidiaries and any interest or title of a lessor under any lease not in violation of this Agreement;

(g) easements, rights-of-way, zoning or other restrictions, charges, encumbrances, defects in title, prior rights of other persons, and obligations contained in similar instruments, in each case that do not secure Indebtedness and do not involve, and are not likely to involve at any future time, either individually or in the aggregate, (i) a substantial and prolonged interruption or disruption of the business activities of the Borrower and its Subsidiaries, or (ii) a Material Adverse Effect;

(h) Liens arising from the rights of lessors under leases (including financing statements regarding property subject to lease) permitted pursuant to this Agreement, provided that such Liens are only in respect of the property subject to, and secure only, the respective lease (and any other lease with the same or an affiliated lessor);

(i) items listed on Schedule B to any Title Policy approved by the Administrative Agent and delivered pursuant to Section 8.17(a); and

(j) rights of consignors of goods, whether or not perfected by the filing of a financing statement under the UCC.

“Standby Letter of Credit” shall mean any standby letter of credit issued for the purpose of supporting workers compensation, liability insurance, releases of contract retention obligations, contract performance guarantee requirements and other bonding obligations or for other lawful purposes.

“Stated Amount” of each Letter of Credit shall mean the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Letter of Credit Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

“Subordinated Indebtedness” shall mean any Indebtedness that (a) has been subordinated to the prior payment in full of all of the Obligations pursuant to a written agreement or written terms acceptable to the Administrative Agent and (b) has amortization terms acceptable to the Administrative Agent.

“Subsidiary” of any person shall mean (a) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary Voting Power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have Voting Power by reason of the happening of any contingency) is at the time owned by such person directly or indirectly through Subsidiaries, and (b) any partnership, limited liability company, association, joint venture or other entity in which such person directly or indirectly through Subsidiaries, owns more than 50% of the Equity Interests of such person at the time or in which such person, one or more other Subsidiaries of such person or such person and one or more Subsidiaries of such person, directly or indirectly, has the power to direct the policies, management and affairs thereof; provided, however, that notwithstanding the foregoing, the Excluded Subsidiary shall not be deemed a Subsidiary hereunder unless or until the Excluded Subsidiary is required to become a Subsidiary Guarantor pursuant to Section 8.10 hereof. Unless otherwise expressly provided, all references herein to “Subsidiary” shall mean a Subsidiary of the Borrower.

“Subsidiary Guarantor” shall mean any Subsidiary that is or hereafter becomes a party to the Subsidiary Guaranty. Schedule 2 hereto lists each Subsidiary Guarantor as of the Closing Date.

“Subsidiary Guaranty” shall have the meaning provided in Section 6.1(a)(iii).

“Swing Line Facility” shall mean the credit facility established under Section 2.4 pursuant to the Swing Line Sublimit of the Swing Line Lender.

“Swing Line Lender” means Bank of America in its capacity as provider of Swing Loans, or any successor swing line lender hereunder.

“Swing Line Note” shall mean a promissory note substantially in the form of Exhibit A-2 hereto.

“Swing Line Participation Amount” shall have the meaning provided in Section 2.4(c).

“Swing Loan” shall mean any loan made by the Swing Line Lender under the Swing Line Facility pursuant to Section 2.4.

“Swing Loan Maturity Date” shall mean, with respect to any Swing Loan, the earlier of (a) the last day of the period for such Swing Loan as established by the Swing Line Lender and agreed to by the Borrower, which shall not be longer than fifteen (15) days, and (b) the Revolving Facility Termination Date.

“Swing Loan Participation” has the meaning provided in Section 2.4(c).

“Swing Line Sublimit” shall mean $5,000,000.

“Syndication Agents” shall have the meaning provided in the first paragraph of this Agreement.

“Synthetic Lease” shall mean any lease (a) that is accounted for by the lessee as an Operating Lease, and (b) under which the lessee is intended to be the “owner” of the leased property for Federal income tax purposes.

“Taxes” shall have the meaning provided in Section 5.3(a).

“Term Borrowing” shall mean the incurrence of Term Loans consisting of one Type of Term Loan by the Borrower from all of the Lenders having Term Commitments in respect thereof on a pro rata basis on a given date (or resulting from Conversions or Continuations on a given date), having, in the case of Eurodollar Loans, the same Interest Period.

“Term Commitment” shall mean, with respect to each Lender, collectively its (a) Initial Term Commitment and (b) Incremental Term Commitment, if any.

“Term Facility” means, at any time, the sum of (a) the aggregate amount of the Total Term Loan Commitments at such time and (b) the aggregate principal amount of the Term Loans of all Lenders outstanding at such time.

“Term Loan” shall mean, collectively, any Initial Term Loan or the Incremental Term Loan, as the context may require.

“Term Loan Increase Effective Date” shall have the meaning provided in Section 2.13(b).

“Term Loan Amortization Amount” means an amount equal to the product of (a) the sum of (x) the Total Term Loan Commitment on the Closing Date plus (y) the aggregate amount of all Incremental Term Loans made pursuant to Section 2.13(b) times (b) 2.50%.

“Term Loan Maturity Date” shall mean May 7, 2014.

“Term Note” shall mean a promissory note substantially in the form of Exhibit A-3 hereto.

“Testing Period” shall mean a single period consisting of the four consecutive fiscal quarters of the Borrower then last ended (whether or not such quarters are all within the same fiscal year), except that if a particular provision of this Agreement indicates that a Testing Period shall be of a different specified duration, such Testing Period shall consist of the particular fiscal quarter or quarters then last ended that are so indicated in such provision.

“Title Company” shall have the meaning provided in Section 8.17.

“Title Policy” shall have the meaning provided in Section 8.17.

“Total Credit Facility Amount” shall mean the aggregate of the Revolving Facility and the Term Facility. As of the Closing Date, the Total Credit Facility Amount is $180,000,000.

“Total Revolving Commitment” shall mean the sum of the Revolving Commitments of the Lenders as such amount may be adjusted from time to time in accordance with this Agreement. As of the Closing Date, the amount of the Total Revolving Commitment is $100,000,000.

“Total Term Loan Commitment” shall mean the sum of the Term Commitments of the Lenders (including any Incremental Term Commitment to make any Incremental Term Loans pursuant to Section 2.13(b)). As of the Closing Date, the amount of the Total Term Loan Commitment is $80,000,000.

“Type” shall mean any type of Loan determined with respect to the interest option applicable thereto, i.e., a Base Rate Loan or a Eurodollar Loan.

“UCC” shall mean the Uniform Commercial Code as in effect from time to time. Unless otherwise specified, the UCC shall refer to the UCC as in effect in the State of Ohio.

“Unfunded Benefit Liabilities” of any Plan means the amount, if any, of its unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA.

“United States” and “U.S.” each means United States of America.

“Unpaid Drawing” shall mean, with respect to any Letter of Credit, the aggregate Dollar amount of the draws made on such Letter of Credit that have not been reimbursed by the Borrower or the applicable Letter of Credit Obligor or converted to a Revolving Loan pursuant to Section 3.8, and, in each case, all interest that accrues thereon pursuant to this Agreement.

“Unused Revolving Commitment” shall mean, for any Lender at any time, the excess of (a) such Lender’s Revolving Commitment at such time over (b) such Lender’s Revolving Facility Exposure at such time.

“Unused Total Revolving Commitment” shall mean, at any time, the excess of (a) the Total Revolving Commitment at such time over (b) the Aggregate Revolving Facility Exposure at such time.

“USA Patriot Act” shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT Act) Act of 2001.

“Voting Power” shall mean, with respect to any person, the exclusive ability to control, through the ownership of shares of capital stock, partnership interests, membership interests or otherwise, the election of members of the board of directors or other similar governing body of such person, and the holding of a designated percentage of Voting Power of a person means the ownership of shares of capital stock, partnership interests, membership interests or other interests of such Person sufficient to control exclusively the election of that percentage of the members of the board of directors or similar governing body of such Person.

Section 1.2. Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including,” the words “to” and “until” each mean “to but excluding” and the word “through” means “through and including.”

Section 1.3. Accounting Terms; Changes in GAAP or Accounting Policies.

(a) Except as otherwise specifically provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time.

(b) If at any time any change in GAAP or any change in any accounting policy (that is in effect on the Closing Date) of the Borrower or any of its Subsidiaries would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of any such change in GAAP or any such change in accounting policy (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP or accounting policy, as the case may be, prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP or accounting policy.

Section 1.4. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any person shall be construed to include such person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Sections, Schedules and Exhibits shall be construed to refer to Sections of, and Schedules and Exhibits to, this Agreement, (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all Real Property, tangible and intangible assets and properties, including cash, securities, accounts and contract rights, and interests in any of the foregoing and (f) any reference to a statute, rule or regulation is to that statute, rule or regulation as now enacted or as the same may from time to time be amended, re-enacted or expressly replaced.

Section 1.5. Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

ARTICLE II.

AMOUNT AND TERMS OF LOANS

Section 2.1. Establishment of the Credit Facility. On the Closing Date, and subject to and upon the terms and conditions set forth in this Agreement and the other Credit Documents, the Administrative Agent, the Lenders, the Swing Line Lender and the Letter of Credit Issuer agree to establish the Credit Facility for the benefit of the Borrower; provided, however, that at no time will (a) the Aggregate Credit Facility Exposure exceed the Total Credit Facility Amount, or (b) the Credit Facility Exposure of any Lender exceed the aggregate amount of such Lender’s Commitment. The Revolving Commitments (and the Revolving Commitment of each Lender) shall terminate on the Revolving Facility Termination Date and the Term Commitments (and the Term Commitment of each Lender) shall terminate on the Term Loan Maturity Date.

Section 2.2. Revolving Facility. During the Revolving Facility Availability Period, each Lender severally agrees, on the terms and conditions set forth in this Agreement, to make a Revolving Loan or Revolving Loans to the Borrower from time to time pursuant to such Lender’s Revolving Commitment, which Revolving Loans (a) may, except as set forth herein, at the option of the Borrower, be incurred and maintained as, or Converted into, Revolving Loans that are Base Rate Loans or Eurodollar Loans, in each case denominated in Dollars, provided that all Revolving Loans made as part of the same Revolving Borrowing shall consist of Revolving Loans of the same Type; (b) may be repaid or prepaid and reborrowed in accordance with the provisions hereof; and (c) shall not be made if, after giving effect to any such Revolving Loan, (i) the Revolving Facility Exposure of any Lender would exceed such Lender’s Revolving Commitment, (ii) the Aggregate Revolving Facility Exposure plus the principal amount of Swing Loans would exceed the Total Revolving Commitment, or (iii) the Borrower would be required to prepay Loans or Cash Collateralize Letters of Credit pursuant to Section 5.1(c). The Revolving Loans to be made by each Lender will be made by such Lender on a pro rata basis based upon such Lender’s Revolving Facility Percentage of each Revolving Borrowing, in each case in accordance with Section 2.6 hereof.

Section 2.3. Term Loan. On the Closing Date, each Lender that has an Initial Term Commitment severally agrees, on the terms and conditions set forth in this Agreement, to make the Initial Term Loan to the Borrower pursuant to such Lender’s Initial Term Commitment, which Initial Term Loans: (a) can only be incurred on the Closing Date in the entire amount of each Lender’s Initial Term Commitment; (b) once prepaid or repaid, may not be reborrowed, (c) may, except as set forth herein, at the option of the Borrower, be incurred and maintained as, or Converted into, Initial Term Loans that are Base Rate Loans or Eurodollar Loans, in each case denominated in Dollars, provided that all Initial Term Loans made as part of the same Term Borrowing shall consist of Initial Term Loans of the same Type; (d) shall be repaid in accordance with Section 5.1(b); and (e) shall not exceed (i) for any Lender at the time of incurrence thereof the aggregate principal amount of such Lender’s Initial Term Commitment, if any, and (ii) for all the Lenders at the time of incurrence thereof the Initial Total Term Loan Commitment. The Initial Term Loans to be made by each Lender will be made by such Lender in the aggregate amount of its Initial Term Commitment in accordance with Section 2.6 hereof.

Section 2.4. Swing Line Facility.

(a) Swing Loans. During the Revolving Facility Availability Period, the Swing Line Lender, in reliance upon the agreements of the other Lenders set forth in this Section 2.4, may in its sole discretion make a Swing Loan or Swing Loans to the Borrower from time to time on the terms and conditions set forth in this Agreement, which Swing Loans (i) shall be payable on the Swing Loan Maturity Date applicable to each such Swing Loan; (ii) shall be made only in Dollars; (iii) may be repaid or prepaid and reborrowed in accordance with the provisions hereof; (iv) may only be made if after giving effect thereto (A) the aggregate principal amount of Swing Loans outstanding does not exceed the Swing Line Sublimit, (B) the Revolving Facility Exposure of any Lender shall not exceed such Lender’s Revolving Commitment, and (B) the Aggregate Revolving Facility Exposure plus the principal amount of Swing Loans would not exceed the Total Revolving Commitment; (v) shall not be made if, after giving effect thereto, the Borrower would be required to prepay Loans or Cash Collateralize Letters of Credit pursuant to Section 5.1(c) hereof; (vi) shall not be made if the proceeds thereof would be used to repay, in whole or in part, any outstanding Swing Loan; and (vii) at no time shall there be more than five (5) Borrowings of Swing Loans outstanding hereunder.

(b) Swing Loan Refunding. The Swing Line Lender may at any time, in its sole and absolute discretion, direct that the Swing Loans owing to it be refunded by delivering a notice to such effect to the Administrative Agent, specifying the aggregate principal amount thereof (a “Notice of Swing Loan Refunding”); provided, however, that if the Swing Line Lender and the Administrative Agent are the same person or are Affiliates, a Notice of Swing Loan Refunding shall not be required to be delivered and the Administrative Agent shall be permitted to act as though such Notice of Swing Loan Refunding had been delivered. Promptly upon receipt of a Notice of Swing Loan Refunding, the Administrative Agent shall give notice of the contents thereof to the Lenders with Revolving Commitments and, unless an Event of Default specified in Section 10.1(h) in respect of the Borrower has occurred, the Borrower. Each such Notice of Swing Loan Refunding shall be deemed to constitute delivery by the Borrower of a Notice of

Borrowing requesting Revolving Loans consisting of Base Rate Loans in the amount of the Swing Loans to which it relates. Each Lender with a Revolving Commitment (including the Swing Line Lender) hereby unconditionally agrees (notwithstanding that any of the conditions specified in Section 6.2 or elsewhere in this Agreement shall not have been satisfied, but subject to the provisions of paragraph (d) below) to make a Revolving Loan to the Borrower in the amount of such Lender’s Revolving Facility Percentage of the aggregate amount of the Swing Loans to which such Notice of Swing Loan Refunding relates. Each such Lender shall make the amount of such Revolving Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 2:00 P.M., if such notice is received by such Lender prior to 12:00 Noon, or not later than 2:00 P.M. on the next Business Day, if such notice is received by such Lender after such time. The proceeds of such Revolving Loans shall be made immediately available to the Swing Line Lender and applied by it to repay the principal amount of the Swing Loans to which such Notice of Swing Loan Refunding relates.

(c) Swing Loan Participation. If prior to the time a Revolving Loan would otherwise have been made as provided above as a consequence of a Notice of Swing Loan Refunding, any of the events specified in Section 10.1(h) shall have occurred in respect of the Borrower or one or more of the Lenders with Revolving Commitments shall determine that it is legally prohibited from making a Revolving Loan under such circumstances, each Lender (other than the Swing Line Lender), or each Lender (other than such Swing Line Lender) so prohibited, as the case may be, shall, on the date such Revolving Loan would have been made by it (the “Purchase Date”), purchase an undivided participating interest (a “Swing Loan Participation”) in the outstanding Swing Loans to which such Notice of Swing Loan Refunding relates, in an amount equal to such Lender’s Revolving Facility Percentage of such outstanding Swing Loans (the “Swing Loan Participation Amount”). On the Purchase Date, each such Lender or each such Lender so prohibited, as the case may be, shall pay to the Swing Line Lender, in immediately available funds, such Lender’s Swing Loan Participation Amount, and promptly upon receipt thereof the Swing Line Lender shall, if requested by such other Lender, deliver to such Lender a participation certificate, dated the date of the Swing Line Lender’s receipt of the funds from, and evidencing such Lender’s Swing Loan Participation in, such Swing Loans and its Swing Loan Participation Amount in respect thereof. If any amount required to be paid by a Lender to the Swing Line Lender pursuant to the above provisions in respect of any Swing Loan Participation is not paid on the date such payment is due, such Lender shall pay to the Swing Line Lender on demand interest on the amount not so paid at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the Swing Line Lender in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Swing Line Lender in connection with the foregoing from the due date until such amount is paid in full. Whenever, at any time after the Swing Line Lender has received from any other Lender such Lender’s Swing Loan Participation Amount, the Swing Line Lender receives any payment from or on behalf of the Borrower on account of the related Swing Loans, the Swing Line Lender will promptly distribute to such Lender its ratable share of such amount based on its Revolving Facility Percentage of such amount on such date on account of its Swing Loan Participation (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s participating interest was outstanding and funded); provided, however, that if such payment received by the Swing Line Lender is required to be returned, such Lender will return to the Swing Line Lender any portion thereof previously distributed to it by the Swing Line Lender.

(d) Obligations Unconditional. Each Lender’s obligation to make Revolving Loans pursuant to Section 2.4(b) and/or to purchase Swing Loan Participations in connection with a Notice of Swing Loan Refunding shall be subject to the conditions that (i) such Lender shall have received, subject to the terms of Section 2.4(b), a Notice of Swing Loan Refunding complying with the provisions hereof and (ii) at the time the Swing Loans that are the subject of such Notice of Swing Loan Refunding were made, the Swing Line Lender making the same had no actual written notice from another Lender that an Event of Default had occurred and was continuing, but otherwise shall be absolute and unconditional, shall be solely for the benefit of the Swing Line Lender that gives such Notice of Swing Loan Refunding, and shall not be affected by any circumstance, including, without limitation, (A) any set-off, counterclaim, recoupment, defense or other right that such Lender may have against any other Lender, any Credit Party, or any other person, or any Credit Party may have against any Lender or other person, as the case may be, for any reason whatsoever; (B) the occurrence or continuance of a Default or Event of Default; (C) any event or circumstance involving a Material Adverse Effect; (D) any breach of any Credit Document by any party thereto; or (E) any other circumstance, happening or event, whether or not similar to any of the foregoing.

Section 2.5. Notice of Borrowing.

(a) Time of Notice. Each Borrowing of a Loan (other than a Continuation or Conversion) shall be made upon notice in the form provided for below, which notice shall be provided by the Borrower to the Administrative Agent at the Administrative Agent’s Office not later than (i) in the case of each Borrowing of a Eurodollar Loan, 12:00 Noon at least three Business Days’ prior to the date of such Borrowing, (ii) in the case of each Borrowing of a Base Rate Loan, 12:00 Noon on the proposed date of such Borrowing, and (iii) in the case of any Borrowing under the Swing Line Facility, 1:00 P.M. (local time at the Administrative Agent’s Office) on the proposed date of such Borrowing.

(b) Notice of Borrowing. Each request for a Borrowing (other than a Continuation or Conversion) shall be made by an Authorized Officer of the Borrower by delivering written notice of such request substantially in the form of Exhibit B-1 hereto (each such notice, a “Notice of Borrowing”) or by telephone (to be confirmed immediately in writing by delivery by an Authorized Officer of the Borrower of a Notice of Borrowing), and in any event each such request shall be irrevocable and shall specify (i) the aggregate principal amount of the Loans to be made pursuant to such Borrowing (which shall be in the Minimum Borrowing Amount), (ii) the date of the Borrowing (which shall be a Business Day), (iii) the Type of Loans such Borrowing will consist of, and (iv) if applicable, the initial Interest Period and the Swing Loan Maturity Date (which shall be less than 15 days). Without in any way limiting the obligation of the Borrower to confirm in writing any telephonic notice permitted to be given hereunder, the Administrative Agent may act prior to receipt of written confirmation without liability upon the basis of such telephonic notice believed by the Administrative Agent in good faith to be from an Authorized Officer of the Borrower entitled to give telephonic notices under this Agreement on behalf of the Borrower. In each such case, the Administrative Agent’s record of the terms of such telephonic notice shall be conclusive absent manifest error.

(c) Minimum Borrowing Amount. The aggregate principal amount of each Borrowing by the Borrower shall not be less than the Minimum Borrowing Amount. No partial Conversion of a Borrowing of Eurodollar Loans shall reduce the outstanding principal amount of the Eurodollar Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto.

(d) Maximum Borrowings. More than one Borrowing may be incurred by the Borrower on any day, provided that (i) if there are two or more Borrowings on a single day (other than with respect to a Term Borrowing made on the Closing Date or the applicable Increase Effective Date) by the Borrower that consist of Eurodollar Loans, each such Borrowing shall have a different initial Interest Period, and (ii) at no time shall there be more than six (6) Borrowings of Eurodollar Loans outstanding hereunder.

Section 2.6. Funding Obligations; Disbursement of Funds.

(a) Several Nature of Funding Obligations. The Commitments of each Lender hereunder and the obligation of each Lender to make Loans, acquire and fund Swing Loan Participations and Letter of Credit Participations and to make payments pursuant to Section 13.1(d), as the case may be, are several and not joint obligations. No Lender shall be responsible for any default by any other Lender in its obligation to make Loans, to fund any participation or to make any payment under Section 13.1(d). The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 13.1(d) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date. Nothing herein and no subsequent termination of the Commitments pursuant to Section 4.2 shall be deemed to relieve any Lender from its obligation to fulfill its commitments hereunder and in existence from time to time or to prejudice any rights that the Borrower may have against any Lender as a result of any default by such Lender hereunder.

(b) Borrowings Pro Rata. Subject to the provisions set forth in Section 5.5, except with respect to the making of Swing Loans by the Swing Line Lender, all Loans hereunder shall be made as follows: (i) all Revolving Loans made, and Letter of Credit Participations acquired by each Lender, shall be made or acquired, as the case may be, on a pro rata basis based upon each Lender’s Revolving Facility Percentage of the amount of such Revolving Borrowing or Letter of Credit in effect on the date the applicable Revolving Borrowing is to be made or the Letter of Credit is to be issued (or is deemed issued), and (ii) all Term Loans shall be made by the Lenders having Term Commitments pro rata on the basis of their respective Term Commitments.

(c) Funding of Loans.

(i) Loans Generally. No later than 2:00 P.M. on the date specified in each Notice of Borrowing (or, as to Loans to be made on the Closing Date as to which Advance Funding Arrangements are in effect, in accordance with the terms thereof), each Lender will make available its amount, if any, of each Borrowing requested to be made on such date to the Administrative Agent at the Administrative Agent’s Office in Dollars and in immediately available funds, and the Administrative Agent promptly will make available to the Borrower by depositing to its account at the Administrative Agent’s Office (or such other account as the Borrower shall specify) the aggregate of the amounts so made available in the type of funds received.

(ii) Swing Loans. No later than 2:00 P.M. on the date specified in each Notice of Borrowing, the Swing Line Lender will make available to the Borrower by depositing to its account at the Administrative Agent’s Office (or such other account as the Borrower shall specify) the aggregate amount of Swing Loans requested in such Notice of Borrowing.

(d) Advance Funding. Unless the Administrative Agent shall have been notified by any Lender prior to the date of Borrowing that such Lender does not intend to make available to the Administrative Agent its portion of the Borrowing or Borrowings to be made on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date of Borrowing, and the Administrative Agent, in reliance upon such assumption, may (in its sole discretion and without any obligation to do so) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender and the Administrative Agent has made the same available to the Borrower, the Administrative Agent shall be entitled to recover such corresponding amount from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent shall promptly notify the Borrower, and the Borrower shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover from such Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower to the date such corresponding amount is recovered by the Administrative Agent at a rate per annum equal to (i) if paid by such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, or (ii) if paid by the Borrower, the then applicable rate of interest, calculated in accordance with Section 2.8, for the respective Loans. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(e) Notice to Lenders. The Administrative Agent shall promptly give each Lender written notice (or telephonic notice promptly confirmed in writing) of each proposed Borrowing, or Conversion or Continuation thereof, and Letter of Credit Issuance, and of such Lender’s proportionate share thereof or participation therein and of the other matters covered by the Notice of Borrowing, Notice of Continuation or Conversion, or Letter of Credit Application, as the case may be, relating thereto.

Section 2.7. Evidence of Obligations.

(a) Loan Accounts of Lenders. The Obligations of the Borrower owing to each Lender hereunder shall be evidenced by, and each Lender and the Administrative Agent shall maintain in accordance with its usual practice, an account or accounts evidencing the Obligations of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Obligations of the Borrower owing to each Lender and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

(b) Participations in Letters of Credit and Swing Loans. In addition to the accounts and records referred to in subsection (a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

(c) [Intentionally Omitted].

(d) Notes. Upon request of any Lender or the Swing Line Lender, the Borrower will execute and deliver to such Lender or the Swing Line Lender, as the case may be, (i) a Revolving Facility Note with blanks appropriately completed in conformity herewith to evidence the Borrower’s obligation to pay the principal of, and interest on, the Revolving Loans made to it by such Lender, (ii) a Term Note with blanks appropriately completed in conformity herewith to evidence its obligation to pay the principal of, and interest on, the Term Loan made to it by such Lender, and (iii) a Swing Line Note with blanks appropriately completed in conformity herewith to evidence the Borrower’s obligation to pay the principal of, and interest on, the Swing Loans made to it by the Swing Line Lender; provided, however, that the decision of any Lender or the Swing Line Lender to not request a Note shall in no way detract from the Borrower’s obligation to repay the Loans and other amounts owing by the Borrower to such Lender or the Swing Line Lender.

Section 2.8. Interest; Default Rate.

(a) Interest on Revolving Loans. The outstanding principal amount of each Revolving Loan made by each Lender shall bear interest at a fluctuating rate per annum that shall at all times be equal to (i) during such periods as such Revolving Loan is a Base Rate Loan, the Base Rate plus the Applicable Margin in effect from time to time, and (ii) during such periods as such Revolving Loan is a Eurodollar Loan, the relevant Adjusted Eurodollar Rate for such Eurodollar Loan for the applicable Interest Period plus the Applicable Margin in effect from time to time.

(b) Interest on Term Loans. The outstanding principal amount of each Term Loan made by each Lender shall bear interest at a fluctuating rate per annum that shall at all times be equal to (i) during such periods as such Term Loan is a Base Rate Loan, the Base Rate plus the Applicable Margin in effect from time to time, and (ii) during such periods as such Term Loan is a Eurodollar Loan, the relevant Adjusted Eurodollar Rate for such Eurodollar Loan for the applicable Interest Period plus the Applicable Margin in effect from time to time.

(c) Interest on Swing Loans. Each Swing Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Margin.

(d) Default Interest. Notwithstanding the above provisions:

(i) if any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable laws;

(ii) if any amount (other than principal of any Loan) payable by the Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable laws; and

(iii) upon the request of the Required Lenders, while any Event of Default exists, the Borrower shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(e) Accrual and Payment of Interest. Interest shall accrue from and including the date of any Borrowing to but excluding the date of any prepayment or repayment (provided that any Loan that is repaid on the same day on which it is made shall bear interest for one day) thereof and shall be payable by the Borrower:

(i) in respect of each Base Rate Loan, quarterly in arrears on the last Business Day of each March, June, September and December,

(ii) in respect of each Eurodollar Loan, on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on the dates that are successively three months after the commencement of such Interest Period,

(iii) in respect of any Swing Loan, on the Swing Loan Maturity Date applicable thereto, and

(iv) in respect of all Loans, other than Revolving Loans accruing interest at a Base Rate, on any repayment, prepayment or Conversion (on the amount repaid, prepaid or Converted), at maturity (whether by acceleration or otherwise), and, after such maturity or, in the case of any interest payable pursuant to Section 2.8(d), on demand.

(f) Computations of Interest. All computations of interest on Base Rate Loans (including Base Rate Loans determined by reference to the Eurodollar Rate) hereunder shall be made on the actual number of days elapsed over a year of 365 or 366 days, as applicable. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year).

(g) Information as to Interest Rates. The Administrative Agent, upon determining the interest rate for any Borrowing, shall promptly notify the Borrower and the Lenders thereof. Any changes in the Applicable Margin shall be determined by the Administrative Agent in accordance with the provisions set forth in the definition of “Applicable Margin” and the Administrative Agent will promptly provide notice of such determinations to the Borrower and the Lenders. Any such determination by the Administrative Agent shall be conclusive and binding absent manifest error.

Section 2.9. Increased Costs, Illegality, etc.

(a) In the event that (y) in the case of clause (i) below, the Administrative Agent or (z) in the case of clauses (ii) and (iii) below, any Lender, shall have determined on a reasonable basis (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto):

(i) on any date for determining the interest rate applicable to any Eurodollar Loan for any Interest Period that, by reason of any changes arising after the Closing Date, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in this Agreement for such Eurodollar Loan; or

(ii) at any time, that such Lender shall incur increased costs or reductions in the amounts received or receivable by it hereunder in an amount that such Lender deems material with respect to any Eurodollar Loans (other than any increased cost or reduction in the amount received or receivable resulting from the imposition of or a change in the rate of taxes or similar charges) because of (x) any change since the Closing Date in any applicable law, governmental rule, regulation, guideline, order or request (whether or not having the force of law), or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, guideline, order or request (such as, for example, but not limited to, a change in official reserve requirements, but, in all events, excluding reserves already includable in the interest rate applicable to such Eurodollar Loan pursuant to this Agreement) or (y) other circumstances adversely affecting the London interbank market or the position of such Lender in any such market; or

(iii) at any time, that the making or continuance of any Eurodollar Loan has become unlawful by compliance by such Lender in good faith with any change since the Closing Date in any law, governmental rule, regulation, guideline or order, or the interpretation or application thereof, or would conflict with any thereof not having the force of law but with which such Lender customarily complies, or has become impracticable as a result of a contingency occurring after the Closing Date that materially adversely affects the London interbank market;

then, and in each such event, such Lender (or the Administrative Agent in the case of clause (i) above) shall (1) on or promptly following such date or time and (2) within 10 Business Days of the date on which such event no longer exists give notice (by telephone confirmed in writing) to the Borrower and to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Lenders). Thereafter (x) in the case of clause (i) above, Eurodollar Loans shall no longer be available until such time as the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice by the Administrative Agent no longer exist, and any Notice of Borrowing or Notice of Continuation or Conversion given by the Borrower with respect to Eurodollar Loans that have not yet been incurred, Converted or Continued shall be deemed rescinded by the Borrower or, in the case of a Notice of Borrowing shall, at the option of the Borrower, be deemed converted into a Notice of Borrowing for Base Rate Loans to be made on the date of Borrowing contained in such Notice of Borrowing, (y) in the case of clause (ii) above, the Borrower shall pay to such Lender, upon written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender shall determine) as shall be required to compensate such Lender for such increased costs or reductions in amounts receivable hereunder (a written notice as to the additional amounts owed to such Lender, showing the basis for the calculation thereof, which basis must be reasonable, submitted to the Borrower by such Lender shall, absent manifest error, be final and conclusive and binding upon all parties hereto) and (z) in the case of clause (iii) above, the Borrower shall take one of the actions specified in Section 2.9(b) as promptly as possible and, in any event, within the time period required by law.

(b) At any time that any Eurodollar Loan is affected by the circumstances described in Section 2.9(a)(ii) or (iii), the Borrower may (and in the case of a Eurodollar Loan affected pursuant to Section 2.9(a)(iii) the Borrower shall) either (i) if the affected Eurodollar Loan is then being made pursuant to a Borrowing, by giving the Administrative Agent telephonic notice (confirmed promptly in writing) thereof on the same date that the Borrower was notified by a Lender pursuant to Section 2.9(a)(ii) or (iii), cancel said Borrowing, or, in the case of any Borrowing, convert the related Notice of Borrowing into one requesting a Borrowing of Base Rate Loans or require the affected Lender to make its requested Loan as a Base Rate Loan, or (ii) if the affected Eurodollar Loan is then outstanding, upon at least one Business Day’s notice to the Administrative Agent, require the affected Lender to Convert each such Eurodollar Loan into a Base Rate Loan; provided, however, that if more than one Lender is affected at any time, then all affected Lenders must be treated the same pursuant to this Section 2.9(b).

(c) If any Lender shall have determined that after the Closing Date, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged by law with the interpretation or administration thereof, or compliance by such Lender or its parent corporation with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank, or comparable agency, in each case made subsequent to the Closing Date, has or would have the effect of reducing by an amount reasonably deemed by such Lender to be material to the rate of return on such Lender’s or its parent corporation’s capital or assets as a consequence of such Lender’s commitments or obligations hereunder to a level below that which such Lender or its parent corporation could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Lender’s or its parent corporation’s policies with respect to capital adequacy), then from time to time, within 15 days after demand by such Lender

(with a copy to the Administrative Agent), the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or its parent corporation for such reduction. Each Lender, upon determining in good faith that any additional amounts will be payable pursuant to this Section 2.9(c), will give prompt written notice thereof to the Borrower, which notice shall set forth, in reasonable detail, the basis of the calculation of such additional amounts, which basis must be reasonable, although the failure to give any such notice shall not release or diminish any of the Borrower’s obligations to pay additional amounts pursuant to this Section 2.9(c) upon the subsequent receipt of such notice.

(d) Notwithstanding anything in this Agreement to the contrary, (i) no Lender shall be entitled to compensation or payment or reimbursement of other amounts under Section 2.9 or Section 3.10 for any amounts incurred or accruing more than 120 days prior to the giving of notice to the Borrower of additional costs or other amounts of the nature described in such Sections, and (ii) no Lender shall demand compensation for any reduction referred to in Section 2.9(c) or payment or reimbursement of other amounts under Section 3.10 if it shall not at the time be the general policy or practice of such Lender to demand such compensation, payment or reimbursement in similar circumstances under comparable provisions of other credit agreements.

Section 2.10. Breakage Compensation. The Borrower shall compensate each Lender upon its written request (which request shall set forth the detailed basis for requesting and the method of calculating such compensation), for all reasonable losses, costs, expenses and liabilities (including, without limitation, any loss, cost, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund its Eurodollar Loans) which such Lender may sustain in connection with any of the following: (a) if for any reason (other than a default by such Lender or the Administrative Agent) a Borrowing of Eurodollar Loans does not occur on a date specified therefor in a Notice of Borrowing or a Notice of Continuation or Conversion (whether or not withdrawn by the Borrower or deemed withdrawn pursuant to Section 2.9(a)); (b) if any repayment, prepayment, Conversion or Continuation of any Eurodollar Loan occurs on a date that is not the last day of an Interest Period applicable thereto; (c) if any prepayment of any of its Eurodollar Loans is not made on any date specified in a notice of prepayment given by the Borrower; (d) as a result of an assignment by a Lender of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto pursuant to a request by the Borrower pursuant to Section 2.11(b); or (e) as a consequence of (y) any other default by the Borrower to repay or prepay any Eurodollar Loans when required by the terms of this Agreement or (z) an election made pursuant to Section 2.11(b). Such loss, cost, expense and liability to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest that would have accrued on the principal amount of such Loan had such event not occurred, at the interest rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to effect a Borrowing, Conversion or Continuation, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate that such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such request within 10 days after receipt thereof.

Section 2.11. Change of Lending Office; Replacement of Lenders.

(a) Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Sections 2.9(a)(ii) or (iii), 2.9(c), 5.3 or 3.10 requiring the payment of additional amounts to the Lender, such Lender will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another Applicable Lending Office for any Loans or Commitments affected by such event; provided, however, that such designation is made on such terms that such Lender and its Applicable Lending Office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of any such Section.

(b) If any Lender requests compensation under Sections 2.9(a)(ii) or (iii), 2.9(c), or 3.10 or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 5.3, or if any Lender is a Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 13.5), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(i) the Borrower shall have paid to the Administrative Agent the assignment fee specified in Section 13.5(b);

(ii) such Lender shall have received payment of an amount equal to 100% of the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 2.10) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(iii) in the case of any such assignment resulting from a claim for compensation under Sections 2.9(a)(ii) or (iii), 2.9(c) or 3.10 or payments required to be made pursuant to Section 5.3, such assignment will result in a reduction in such compensation or payments thereafter; and

(iv) such assignment does not conflict with applicable Laws.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

(c) Nothing in this Section 2.11 shall affect or postpone any of the obligations of the Borrower or the right of any Lender provided in Sections 2.9, 3.10 or 5.3.

Section 2.12. Conversion and Continuation of Loans.

(a) Conversion and Continuation of Revolving Loans. The Borrower shall have the right, subject to the terms and conditions of this Agreement, to (i) Convert all or a portion of the outstanding principal amount of Loans of one Type made to it into a Borrowing or Borrowings of another Type of Loans that can be made to it pursuant to this Agreement and (ii) Continue a Borrowing of Eurodollar Loans at the end of the applicable Interest Period as a new Borrowing of Eurodollar Loans with a new Interest Period; provided, however, that any Conversion of Eurodollar Loans into Base Rate Loans shall be made on, and only on, the last day of an Interest Period for such Eurodollar Loans.

(b) Notice of Continuation and Conversion. Each Continuation or Conversion of a Loan shall be made upon notice in the form provided for below provided by the Borrower to the Administrative Agent at the Administrative Agent’s Office not later than (i) in the case of each Continuation of or Conversion into a Eurodollar Loan, prior to 12:00 Noon at least three Business Days’ prior to the date of such Continuation or Conversion, and (ii) in the case of each Conversion to a Base Rate Loan, prior to 12:00 Noon on the proposed date of such Conversion. Each such request shall be made by an Authorized Officer of the Borrower delivering written notice of such request substantially in the form of Exhibit B-2 hereto (each such notice, a “Notice of Continuation or Conversion”) or by telephone (to be confirmed immediately in writing by delivery by an Authorized Officer of the Borrower of a Notice of Continuation or Conversion), and in any event each such request shall be irrevocable and shall specify (A) the Borrowings to be Continued or Converted, (B) the date of the Continuation or Conversion (which shall be a Business Day), and (C) the Interest Period or, in the case of a Continuation, the new Interest Period. Without in any way limiting the obligation of the Borrower to confirm in writing any telephonic notice permitted to be given hereunder, the Administrative Agent may act prior to receipt of written confirmation without liability upon the basis of such telephonic notice believed by the Administrative Agent in good faith to be from an Authorized Officer of the Borrower entitled to give telephonic notices under this Agreement on behalf of the Borrower. In each such case, the Administrative Agent’s record of the terms of such telephonic notice shall be conclusive absent manifest error.

Section 2.13. Increase in Commitments.

(a) Increase in Total Revolving Commitments.

(i) Provided no Default or Event of Default has occurred and is continuing, upon notice to the Administrative Agent (which shall promptly notify the Lenders), the Borrower may, not more than three (3) times (including all such requests made pursuant to Section 2.13(b) below) from the Closing Date over the term of this Agreement, request an increase in the Total Revolving Commitments by an aggregate amount (for all such requests) not to exceed $50,000,000; provided that (i) any such request for an increase shall be in a minimum amount of $10,000,000, (ii) in no event shall the Total Revolving Commitments (after giving effect to all requested increases therein) exceed $150,000,000 and (iii) in no event shall the aggregate amount of increases in respect of the Total Revolving Commitments effected under this Section 2.13(a), plus the aggregate amount of increases in respect of the Total Term Loan Commitments effected under Section

2.13(b) exceed $50,000,000. At the time of sending such notice, the Borrower (in consultation with the Administrative Agent) shall specify the time period within which each Lender is requested to respond (which shall in no event be less than ten Business Days from the date of delivery of such notice to the Lenders).

(ii) Each Lender shall notify the Administrative Agent within such time period whether or not it agrees to increase its Revolving Commitment and, if so, whether by an amount equal to, greater than, or less than its Revolving Facility Percentage of such requested increase. Any Lender not responding within such time period shall be deemed to have declined to increase its Revolving Commitment.

(iii) The Administrative Agent shall notify the Borrower and each Lender of the Lenders’ responses to each request made hereunder. To achieve the full amount of a requested increase and subject to the approval of the Administrative Agent, the Letter of Credit Issuer and the Swing Line Lender (which approvals shall not be unreasonably withheld, delayed or conditioned), the Borrower may also invite additional Eligible Assignees (together with any existing Lender participating in any such increase, each, an “Increasing Revolver Lender”) to become Lenders pursuant to a joinder agreement in form and substance reasonably satisfactory to the Administrative Agent and its counsel. Nothing contained herein shall constitute, or otherwise be deemed to be, a commitment on the part of any Lender to increase its Revolving Commitment hereunder.

(iv) The Administrative Agent and the Borrower shall determine (A) the final allocation of such increase among Increasing Lenders and Schedule 1 attached hereto shall be automatically updated to reflect the same and (B) the effective date (the “Revolving Loan Increase Effective Date”) of any such increase. The Administrative Agent shall promptly notify the Borrower and the Lenders of the final allocation of such increase and the Revolving Loan Increase Effective Date.

(b) Increase in Total Term Loan Commitments.

(i) Provided no Default or Event of Default has occurred and is continuing, upon notice to the Administrative Agent (which shall promptly notify the Lenders), the Borrower may, not more than three (3) times (including all such requests made pursuant to Section 2.13(a) above) from the Closing Date over the term of this Agreement, request an increase in the Total Term Loan Commitments by an aggregate amount (for all such requests) not to exceed $50,000,000; provided that (i) any such request for an increase shall be in a minimum amount of $10,000,000, (ii) in no event shall the Total Term Loan Commitments (after giving effect to all requested increases therein) exceed $130,000,000 and (iii) in no event shall the aggregate amount of increases in respect of the Total Term Loan Commitments effected under this Section 2.13(b), plus the aggregate amount of increases in respect of the Total Revolving Commitments effected under Section 2.13(a) exceed $50,000,000. At the time of sending such notice, the Borrower (in consultation with the Administrative Agent) shall specify the time period within which each Lender is requested to respond (which shall in no event be less than ten Business Days from the date of delivery of such notice to the Lenders).

(ii) Each Lender shall notify the Administrative Agent within such time period whether or not it agrees to participate in any such increase in the Total Term Loan Commitment and, if so, whether by an amount equal to, greater than, or less than its pro rata share of the existing Term Loans. Any Lender not responding within such time period shall be deemed to have declined to participate in such increase in the Total Term Loan Commitments.

(iii) The Administrative Agent shall notify the Borrower and each Lender of the Lenders’ responses to each request made hereunder. To achieve the full amount of a requested increase and subject to the approval of the Administrative Agent (which approvals shall not be unreasonably withheld, delayed or conditioned), the Borrower may also invite additional Eligible Assignees (together with any existing Lender participating in any such increase, each, an “Increasing Term Lender”) to become Lenders pursuant to a joinder agreement in form and substance reasonably satisfactory to the Administrative Agent and its counsel. Nothing contained herein shall constitute, or otherwise be deemed to be, a commitment on the part of any Lender to participate in such increase in the Total Term Loan Commitments.

(iv) The Administrative Agent and the Borrower shall determine (A) the final allocation of such increase among Increasing Term Lenders and Schedule 1 attached hereto shall be automatically updated to reflect the same and (B) the effective date (the “Term Loan Increase Effective Date”) of any such increase. Nothing contained herein shall constitute, or otherwise be deemed to be, a commitment on the part of any Lender to increase its Term Commitment hereunder.

(c) Conditions to Effectiveness of Increase. As a condition precedent to increase in the Total Revolving Commitments and/or the Total Term Loan Commitments pursuant to this Section 2.13, the Borrower shall deliver to the Administrative Agent a certificate of each Credit Party dated as of the Revolving Loan Increase Effective Date or the Term Loan Increase Effective Date, as the case may be, signed by a Authorized Officer of such Credit Party (i) certifying and attaching the resolutions adopted by such Credit Party approving or consenting to such increase and (ii) certifying that, before and after giving effect to such increase, (A) the representations and warranties contained in Article VII and the other Credit Documents are true and correct in all material respects (except to the extent such representations and warranties are qualified with respect to materiality, in which case such representations and warranties are true and correct in all respects) on and as of such Revolving Loan Increase Effective Date or the Term Loan Increase Effective Date, as the case may be, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (except to the extent such representations and warranties are qualified with respect to materiality, in which case such representations and warranties are true and correct in all respects) as of such earlier date, and except that for purposes of this Section 2.13, the representations and warranties contained in clauses (a)(i) and (a)(ii) of Section 7.7 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 8.1., and (B) no Default or Event of Default has occurred and is continuing. The Borrower shall prepay any Revolving Loans outstanding on the Revolving Loan Increase Effective Date (and pay any additional amounts required pursuant to Section 2.10) to the extent necessary to keep the outstanding Revolving Loans ratable with any revised Revolving Facility Percentage arising from any nonratable increase in the Total Revolving Commitments under this Section 2.13.

(d) Term of Increase. Any incremental Loans made pursuant to any increase in the Total Revolving Commitments and/or the Total Term Loan Commitments shall be made on the same terms (including, without limitation, interest terms, payment terms and maturity terms), and shall be subject to the same conditions as existing Loans.

(e) Conflicting Provisions. This Section shall supersede any provisions in Section 13.3 or 13.11 to the contrary.

ARTICLE III.

LETTERS OF CREDIT

Section 3.1. Letter of Credit Issuances.

(a) On the Closing Date, each Existing Letter of Credit shall be deemed to have been issued hereunder. During the Revolving Facility Availability Period, the Borrower may request the Letter of Credit Issuer at any time and from time to time to issue, for the account of the Borrower or any other Letter of Credit Obligor, and subject to and upon the terms and conditions herein set forth, the Letter of Credit Issuer agrees, in reliance upon the agreements of the Lenders set forth in this Article III, to issue from time to time Letters of Credit denominated and payable in Dollars and in such form as may be approved by the Letter of Credit Issuer and the Administrative Agent; provided that after giving effect to any Letter of Credit Issuance (i) the Letter of Credit Outstandings would not exceed the Letter of Credit Commitment Amount, (ii) the Revolving Facility Exposure of any Lender would not exceed such Lender’s Revolving Commitment, (iii) the Aggregate Revolving Facility Exposure plus the principal amount of Swing Loans outstanding would not exceed the Total Revolving Commitment, and (iv) the Borrower shall not be required to prepay Loans or Cash Collateralize Letters of Credit pursuant to Section 5.1(c) hereof. Each request by the Borrower for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by the Borrower that the Letter of Credit Issuance so requested complies with the conditions set forth in the proviso to the preceding sentence.

(b) The Letter of Credit Issuer shall not issue any Letter of Credit, if, subject to Section 3.4 below, such Letter of Credit shall have an expiry date (including any renewal periods) occurring later than the earlier of (y) one year from the date of issuance thereof, or (z) the Letter of Credit Expiration Date.

(c) The Letter of Credit Issuer shall be under no obligation to issue any Letter of Credit if:

(i) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Letter of Credit Issuer from issuing the Letter of Credit, or any law applicable to the Letter of Credit Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Letter of Credit Issuer shall prohibit, or request that the Letter of

Credit Issuer refrain from, the issuance of letters of credit generally or the Letter of Credit in particular or shall impose upon the Letter of Credit Issuer with respect to the Letter of Credit any restriction, reserve or capital requirement (for which the Letter of Credit Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the Letter of Credit Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the Letter of Credit Issuer in good faith deems material to it;

(ii) the issuance of the Letter of Credit would violate one or more policies of the Letter of Credit Issuer applicable to letters of credit generally;

(iii) the Letter of Credit is to be denominated in a currency other than Dollars; or

(iv) any Lender is at that time a Defaulting Lender, unless the Letter of Credit Issuer has entered into arrangements, including the delivery of Cash Collateral, satisfactory to the Letter of Credit Issuer (in its sole discretion) with the Borrower or such Lender to eliminate the Letter of Credit Issuer’s actual or potential Fronting Exposure (after giving effect to Section 5.5(a)(iv)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other Letter of Credit Outstandings as to which the Letter of Credit Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion.

(d) The Letter of Credit Issuer shall not amend any Letter of Credit if the Letter of Credit Issuer would not be permitted at such time to issue the Letter of Credit in its amended form under the terms hereof.

(e) The Letter of Credit Issuer shall be under no obligation to amend any Letter of Credit if (i) the Letter of Credit Issuer would have no obligation at such time to issue the Letter of Credit in its amended form under the terms hereof, or (ii) the beneficiary of the Letter of Credit does not accept the proposed amendment to the Letter of Credit.

(f) The Letter of Credit Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the Letter of Credit Issuer shall have all of the benefits and immunities (i) provided to the Administrative Agent in Article XI with respect to any acts taken or omissions suffered by the Letter of Credit Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Letter of Credit Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article XI included the Letter of Credit Issuer with respect to such acts or omissions, and (ii) as additionally provided herein with respect to the Letter of Credit Issuer.

Section 3.2. Letter of Credit Requests. Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to the Letter of Credit Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Authorized Officer of the Borrower. Such Letter of Credit Application must be received by the Letter of Credit Issuer and the Administrative Agent not later than 12:00 Noon at least two Business Days (or such later date and time as the

Administrative Agent and the Letter of Credit Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the Letter of Credit Issuer: (a) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (b) the amount thereof; (c) the expiry date thereof; (d) the name and address of the beneficiary thereof; (e) the documents to be presented by such beneficiary in case of any drawing thereunder; (f) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (g) the purpose and nature of the requested Letter of Credit; and (h) such other matters as the Letter of Credit Issuer may reasonably require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the Letter of Credit Issuer (a) the Letter of Credit to be amended; (b) the proposed date of amendment thereof (which shall be a Business Day); (c) the nature of the proposed amendment; and (d) such other matters as the Letter of Credit Issuer may require. Additionally, the Borrower shall furnish to the Letter of Credit Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Letter of Credit Documents, as the Letter of Credit Issuer or the Administrative Agent may require.

Section 3.3. Notice of Letter of Credit Issuance. Promptly after receipt of any Letter of Credit Application, the Letter of Credit Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, the Letter of Credit Issuer will provide the Administrative Agent with a copy thereof. Unless the Letter of Credit Issuer has received written notice from any Lender, the Administrative Agent or any Credit Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article VI shall not then be satisfied, then, subject to the terms and conditions hereof, the Letter of Credit Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower (or the applicable Subsidiary) or enter into the applicable amendment, as the case may be, in each case in accordance with the Letter of Credit Issuer’s usual and customary business practices. Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the Letter of Credit Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment. The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower’s instructions or other irregularity, the Borrower will immediately notify the Letter of Credit Issuer. The Borrower shall be conclusively deemed to have waived any such claim against the Letter of Credit Issuer and its correspondents unless such notice is given as aforesaid.

Section 3.4. Existing Letters of Credit. The Existing Letter of Credit Issuer shall provide to the Administrative Agent a quarterly (or monthly if requested by any applicable Lender) summary describing each Existing Letter of Credit issued (or deemed issued) by the Existing Letter of Credit Issuer and then outstanding and an identification for the relevant period of the daily aggregate Letter of Credit Outstandings represented by the Existing Letters of Credit issued (or deemed issued) by the Existing Letter of Credit Issuer. The parties hereto acknowledge and agree that, notwithstanding anything to the contrary contained herein, no

Existing Letter of Credit shall be replaced, amended or otherwise renewed (including any Existing Letter of Credit which constitutes an Auto-Extension Letter of Credit) by the Existing Letter of Credit Issuer (it being understood that in any such event the Borrower shall, subject to the terms and conditions set forth herein, request the Letter of Credit Issuer to issue a Letter of Credit hereunder to replace such Existing Letter of Credit).

Section 3.5. Auto-Renewal Letters of Credit. If the Borrower so requests in any applicable Letter of Credit Application, the Letter of Credit Issuer may, in its sole discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the Letter of Credit Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the Letter of Credit Issuer, the Borrower shall not be required to make a specific request to the Letter of Credit Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the Letter of Credit Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later the Letter of Credit Expiration Date; provided, however, that the Letter of Credit Issuer shall not permit any such extension if (A) the Letter of Credit Issuer has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof, or (B) it has received notice (which may be by telephone or in writing) on or before the day that is seven Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required Lenders have elected not to permit such extension or (2) from the Administrative Agent, any Lender or the Borrower that one or more of the applicable conditions specified in Section 6.2 is not then satisfied, and in each such case directing the Letter of Credit Issuer not to permit such extension.

Section 3.6. Applicability of ISP98. Unless otherwise expressly agreed by the applicable Letter of Credit Issuer and the applicable Letter of Credit Obligor, when a Letter of Credit is issued (or deemed issued), the rules of the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) shall apply to each Standby Letter of Credit.

Section 3.7. [Intentionally Omitted]

Section 3.8. Reimbursement Obligations.

(a) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the Letter of Credit Issuer shall notify the Borrower and the Administrative Agent thereof. Not later than 12:00 Noon on the date of any payment by the Letter of Credit Issuer under a Letter of Credit (each such date, an “Honor Date”), the Borrower shall reimburse (or cause any Letter of Credit Obligor for whose account a Letter of Credit was issued (or deemed issued) to reimburse) the Letter of Credit Issuer in an amount equal to the amount of such drawing.

(b) Obligations Absolute. The obligation of the Borrower to reimburse (or cause another Letter of Credit Obligor to reimburse) the Letter of Credit Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;

(ii) the existence of any claim, counterclaim, setoff, defense or other right that the Borrower, any other Letter of Credit Obligor or any other Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the Letter of Credit Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv) any payment by the Letter of Credit Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the Letter of Credit Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

(v) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or any Subsidiary.

Section 3.9. Letter of Credit Participations.

(a) Immediately upon each Letter of Credit Issuance, the Letter of Credit Issuer shall be deemed to have sold and transferred to each Lender with a Revolving Commitment, and each such Lender (each a “Letter of Credit Participant”) shall be deemed irrevocably and unconditionally to have purchased and received from such Letter of Credit Issuer, without recourse or warranty, an undivided interest and participation (an “Letter of Credit Participation”), to the extent of such Lender’s Revolving Facility Percentage of the Stated Amount of such Letter of Credit in effect at such time of issuance, in such Letter of Credit, each substitute Letter of Credit, each drawing made thereunder, the obligations of any Letter of Credit Obligor under this Agreement with respect thereto (although Letter of Credit Fees relating thereto shall be payable directly to the Administrative Agent for the account of the Lenders as provided in Section 4.1 and the Letter of Credit Participants shall have no right to receive any portion of any fees of the nature contemplated by Section 4.1(c) or Section 4.1(e)), the obligations of any Letter of Credit Obligor under any Letter of Credit Documents pertaining thereto, and any security for, or guaranty pertaining to, any of the foregoing.

(b) If the Letter of Credit Issuer makes any payment under any Letter of Credit and the Borrower shall not have reimbursed (or any applicable Letter of Credit Obligor shall not have reimbursed) such amount in full to the Letter of Credit Issuer pursuant to Section 3.8, the Letter of Credit Issuer shall promptly notify the Administrative Agent, and the Administrative Agent shall promptly notify each Lender of the Honor Date, the amount of the Unpaid Drawing, and the amount of such Lender’s Revolving Facility Percentage thereof. In such event, the Borrower shall be deemed to have requested a Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unpaid Drawing, without regard to the minimum and multiples specified in Section 2.5(c) for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Total Revolving Commitments and the conditions set forth in Section 6.2 (other than the delivery of a Notice of Borrowing). Any notice given by the Letter of Credit Issuer or the Administrative Agent pursuant to this Section 3.9(b) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice. Each Lender shall upon any notice pursuant to this Section 3.9(b) make funds available (and the Administrative Agent may apply Cash Collateral provided for this purpose) for the account of the Letter of Credit Issuer at the Administrative Agent’s Office in an amount equal to its Revolving Facility Percentage of the Unpaid Drawing not later than 1:00 P.M. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 3.9(d), each Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the Letter of Credit Issuer.

(c) With respect to any Unpaid Drawing that is not fully refinanced by a Borrowing of Base Rate Loans because the conditions set forth in Section 6.2 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the Letter of Credit Issuer an L/C Borrowing in the amount of the Unpaid Drawing that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Lender’s payment to the Administrative Agent for the account of the Letter of Credit Issuer pursuant to Section 3.9(c) shall be deemed payment in respect of its Letter of Credit Participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its Letter of Credit Participation under this Article III.

(d) Until each Lender funds its Base Rate Loans or L/C Advance pursuant to this Section 3.9 to reimburse the Letter of Credit Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Revolving Facility Percentage of such amount shall be solely for the account of the Letter of Credit Issuer.

(e) Each Lender’s obligation to make Base Rate Loans or L/C Advances to reimburse the Letter of Credit Issuer for amounts drawn under Letters of Credit, as contemplated by this

Section 3.9, shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Letter of Credit Issuer, the Borrower or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default, or (iii) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Base Rate Loans pursuant to this Section 3.9 is subject to the conditions set forth in Section 6.2 (other than delivery by the Borrower of a Notice of Borrowing). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse the Letter of Credit Issuer for the amount of any payment made by the Letter of Credit Issuer under any Letter of Credit, together with interest as provided herein.

(f) If any Lender fails to make available to the Administrative Agent for the account of the Letter of Credit Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 3.9 by the time specified in Section 3.9(c), then, without limiting the other provisions of this Agreement, the Letter of Credit Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Letter of Credit Issuer at a rate per annum equal to the greater of the Federal Funds Effective Rate and a rate determined by the Letter of Credit Issuer in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Letter of Credit Issuer in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Base Rate Loan included in the relevant Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be. A certificate of the Letter of Credit Issuer submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (f) shall be conclusive absent manifest error.

(g) At any time after the Letter of Credit Issuer has made a payment under any Letter of Credit and has received from any Lender such Lender’s L/C Advance in respect of such payment in accordance with this Section 3.9, if the Administrative Agent receives for the account of the Letter of Credit Issuer any payment in respect of the related Unpaid Drawing or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Revolving Facility Percentage thereof in the same funds as those received by the Administrative Agent.

(h) If any payment received by the Administrative Agent for the account of the Letter of Credit Issuer pursuant to Section 3.8(a) is required to be returned for any reason, each Lender shall pay to the Administrative Agent for the account of the Letter of Credit Issuer its Revolving Facility Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Effective Rate from time to time in effect. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(i) To the extent the Letter of Credit Issuer is not indemnified by the Borrower or any Letter of Credit Obligor, the Letter of Credit Participants will reimburse and indemnify the Letter of Credit Issuer, in proportion to their respective Revolving Facility Percentages, for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature that may be imposed on, asserted against or incurred by the Letter of Credit Issuer in performing its respective duties in any way related to or arising out of Letter of Credit Issuances by it; provided, however, that no Letter of Credit Participants shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements resulting from such Letter of Credit Issuer’s gross negligence or willful misconduct.

Section 3.10. Increased Costs to Letter of Credit Issuer. If after the Closing Date, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Letter of Credit Issuer or any Lender with any request or directive (whether or not having the force of law) by any such authority, central bank or comparable agency (in each case made subsequent to the Closing Date) shall either (a) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against Letters of Credit issued (or deemed issued) by the Letter of Credit Issuer or such Lender’s participation therein, or (ii) impose on the Letter of Credit Issuer or any Lender any other conditions affecting this Agreement, the Letter of Credit or any such Lender’s participation therein; and the result of any of the foregoing is to increase the cost to the Letter of Credit Issuer or such Lender of issuing, maintaining or participating in any Letter of Credit, or to reduce the amount of any sum received or receivable by the Letter of Credit Issuer or such Lender hereunder (other than any increased cost or reduction in the amount received or receivable resulting from the imposition of or a change in the rate of taxes or similar charges), then, upon demand to the Borrower by the Letter of Credit Issuer or such Lender (a copy of which notice shall be sent by such Letter of Credit Issuer or such Lender to the Administrative Agent), the Borrower shall pay to the Letter of Credit Issuer or such Lender such additional amount or amounts as will compensate any such Letter of Credit Issuer or such Lender for such increased cost or reduction. A certificate submitted to the Borrower by the Letter of Credit Issuer or any Lender, as the case may be (a copy of which certificate shall be sent by the Letter of Credit Issuer or such Lender to the Administrative Agent), setting forth, in reasonable detail, the basis for the determination of such additional amount or amounts necessary to compensate the Letter of Credit Issuer or such Lender as aforesaid shall be conclusive and binding on the Borrower absent manifest error, although the failure to deliver any such certificate shall not release or diminish the Borrower’s obligations to pay additional amounts pursuant to this Section 3.10. The Borrower shall pay the Letter of Credit Issuer or such Lender the amount shown as due on any such request within 10 Business Days after receipt thereof.

Section 3.11. Role of Letter of Credit Issuer. Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the Letter of Credit Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the Letter of Credit Issuer, the Administrative Agent, any of their respective Related

Parties nor any correspondent, participant or assignee of the Letter of Credit Issuer shall be liable to any Lender for (a) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (b) any action taken or omitted in the absence of gross negligence or willful misconduct; or (c) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or other Letter of Credit Document. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the Letter of Credit Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the Letter of Credit Issuer shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 3.8(b); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against the Letter of Credit Issuer, and the Letter of Credit Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by the Letter of Credit Issuer’s willful misconduct or gross negligence or the Letter of Credit Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the Letter of Credit Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the Letter of Credit Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

Section 3.12. Conflict with Letter of Credit Documents. In the event of any conflict between the terms hereof and the terms of any Letter or Credit Document, the terms hereof shall control.

Section 3.13. Letters of Credit Issued for Letter of Credit Obligors. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Letter of Credit Obligor (other than the Borrower), the Borrower shall be named as an account party in such Letter of Credit and shall be obligated to reimburse the Letter of Credit Issuer hereunder for any and all drawings under such Letter of Credit. The Borrower hereby acknowledges that the issuance of Letters of Credit for the account of any such Letter of Credit Obligor inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the businesses of such Letter of Credit Obligors.

ARTICLE IV.

FEES AND COMMITMENTS

Section 4.1. Fees.

(a) Commitment Fees. The Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Revolving Facility Percentage, a commitment fee (the “Commitment Fee”) equal to the Applicable Commitment Fee Rate times the actual daily Unused Total Revolving Commitment, subject to adjustment as provided in Section 5.5. The Commitment Fee shall accrue at all times during the Revolving Facility Availability Period, including at any time during which one or more of the conditions in Article VI is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the last day of the Revolving Facility Availability Period. The Commitment Fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Commitment Fee Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Commitment Fee Rate separately for each period during such quarter that such Applicable Commitment Fee Rate was in effect.

(b) Letter of Credit Fees. The Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Revolving Facility Percentage a Letter of Credit fee (the “Letter of Credit Fee”) for each Letter of Credit equal to the Applicable Margin for Eurodollar Loans times the daily Stated Amount of such Letter of Credit; provided, however, any Letter of Credit Fees otherwise payable for the account of a Defaulting Lender with respect to any Letter of Credit as to which such Defaulting Lender has not provided Cash Collateral satisfactory to the Letter of Credit Issuer pursuant to Section 5.4 shall be payable, to the maximum extent permitted by applicable Law, to the other Lenders in accordance with the upward adjustments in their respective Revolving Facility Percentages allocable to such Letter of Credit pursuant to Section 5.5(a)(iv), with the balance of such fee, if any, payable to the Letter of Credit Issuer for its own account. Letter of Credit Fees shall be (i) due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand and (ii) computed on a quarterly basis in arrears. If there is any change in the Applicable Margin during any quarter, the Stated Amount of each Letter of Credit shall be computed and multiplied by the Applicable Margin separately for each period during such quarter that such Applicable Margin was in effect. Notwithstanding anything to the contrary contained herein, upon the request of the Required Lenders, while any Event of Default exists, all Letter of Credit Fees shall accrue at the Default Rate.

(c) Fronting Fees.

(i) The Borrower shall pay directly to Bank of America, in its capacity as the Letter of Credit Issuer, for its own account a fronting fee with respect to each Letter of Credit issued by Bank of America, at the rate per annum equal to 0.125%, computed on the Stated Amount of such Letter of Credit on a quarterly basis in arrears. Such fronting fee shall be due and payable on the tenth Business Day after the end of each March, June,

September and December in respect of the most recently-ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand.

(ii) The Borrower shall pay directly to the Existing Letter of Credit Issuer, for its own account, fronting fees in the amounts and at the times specified mutually agreed in respect of each Existing Letter of Credit.

(d) Additional Charges of Letter of Credit Issuer. The Borrower agrees to pay directly to the Letter of Credit Issuer (and in the case of Existing Letters of Credit, the Existing Letter of Credit Issuer) upon each Letter of Credit Issuance, drawing under, or amendment, extension, renewal or transfer of, a Letter of Credit issued (or deemed issued) by it such amount as shall at the time of such Letter of Credit Issuance, drawing under, amendment, extension, renewal or transfer be the processing charge that the Letter of Credit Issuer (and in the case of Existing Letters of Credit, the Existing Letter of Credit Issuer) is customarily charging for issuances of, drawings under or amendments, extensions, renewals or transfers of, letters of credit issued (or deemed issued) by it.

(e) Fees. The Borrower shall pay to the Administrative Agent, on the Closing Date and thereafter, as applicable, the fees set forth in the Fee Letter.

(f) Computations and Determination of Fees. Any changes in the Applicable Commitment Fee Rate shall be determined by the Administrative Agent in accordance with the provisions set forth in the definition of “Applicable Commitment Fee Rate” and the Administrative Agent will promptly provide notice of such determination to the Borrower and the Lenders. Any such determination by the Administrative Agent shall be conclusive and binding absent manifest error. All computations of Commitment Fees, Letter of Credit Fees and other Fees hereunder shall be made on the actual number of days elapsed over a year of 360 days.

Section 4.2. Termination and Reduction of Revolving Commitments.

(a) Mandatory Termination of Revolving Commitments. All of the Revolving Commitments shall terminate on the Revolving Facility Termination Date.

(b) Mandatory Reduction of Revolving Commitments. On the date that any prepayment is to be made pursuant to Sections 5.1(c)(iv), (v), (vi), (vii) or (viii) is required to be applied to prepay the outstanding principal amount of Revolving Loans, then on such date the Total Revolving Commitment shall be permanently reduced on such date in an amount equal to the amount of such required prepayment and any such reduction shall apply to proportionately (based on each Lender’s Revolving Facility Percentage) and permanently reduce the Revolving Commitment of each Lender.

(c) Voluntary Termination of the Total Revolving Commitment. Upon at least three Business Days’ prior irrevocable written notice (or telephonic notice confirmed in writing) to the Administrative Agent at the Administrative Agent’s Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders), the Borrower shall have the right to terminate in whole the Total Revolving Commitment, provided that (i) all outstanding Revolving Loans and Unpaid Drawings are contemporaneously prepaid in accordance with Section 5.1 and (ii) either (A) there are no outstanding Letters of Credit or (B) the Borrower shall contemporaneously either (x) cause all outstanding Letters of Credit to be surrendered for cancellation (any such Letters of Credit to be replaced by letters of credit issued by other financial institutions acceptable to the Letter of Credit Issuer and the Revolving Lenders), or (y) the Borrower shall Cash Collateralize the then Letter of Credit Outstandings.

(d) Partial Reduction of Total Revolving Commitment. Upon at least three Business Days’ prior irrevocable written notice (or telephonic notice confirmed in writing) to the Administrative Agent at the Administrative Agent’s Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders), the Borrower shall have the right to partially and permanently reduce the Unused Total Revolving Commitment; provided, however, that (i) any partial reduction shall be in the amount of at least $5,000,000 (or, if greater, in integral multiples of $1,000,000), (ii) any such reduction shall apply to proportionately (based on each Lender’s Revolving Facility Percentage) and permanently reduce the Revolving Commitment of each Lender, (iii) no such reduction shall be permitted if the Borrower would be required to make a mandatory prepayment of Loans or Cash Collateralize Letters of Credit pursuant to Section 5.1 and (iv) if, after giving effect to any reduction of the Total Revolving Commitment, Letter of Credit Commitment Amount or the Swing Line Sublimit exceeds the amount of the Total Revolving Commitments, the Letter of Credit Commitment Amount and/or the Swing Line Sublimit, as the case may be, shall be automatically reduced by the amount of such excess.

Section 4.3. Termination of Term Commitments.

(a) Initial Term Commitment. The aggregate Initial Term Commitments shall be automatically and permanently reduced to zero on the Closing Date upon the making of the Initial Term Loan.

(b) Incremental Term Commitment. The aggregate of the Incremental Term Commitments shall be automatically and permanently reduced to zero on the Term Loan Increase Effective Date applicable thereto upon the making of such Incremental Term Loans.

ARTICLE V.

PAYMENTS, CASH COLLATERAL AND DEFAULTING LENDERS

Section 5.1. Voluntary, Scheduled and Mandatory Prepayments of Loans.

(a) Voluntary Prepayments. The Borrower shall have the right to prepay any of the Loans, in whole or in part, without premium or penalty, except as specified in clauses (e) and (f) below, from time to time. The Borrower shall give the Administrative Agent at the Administrative Agent’s Office written or telephonic notice (in the case of telephonic notice, promptly confirmed in writing if so requested by the Administrative Agent) of its intent to prepay the Loans, the amount of such prepayment and (in the case of Eurodollar Loans) the specific Borrowing(s) pursuant to which the prepayment is to be made, which notice shall be received by the Administrative Agent by (y) 12:00 Noon three Business Days prior to the date of such prepayment, in the case of any prepayment of Eurodollar Loans, or (z) 12:00 Noon one Business Day prior to the date of such prepayment, in the case of any prepayment of Base Rate Loans, and which notice shall promptly be transmitted by the Administrative Agent to each of the affected Lenders, provided that:

(i) each partial prepayment shall be in an aggregate principal amount of at least (A) in the case of any prepayment of a Eurodollar Loan, $5,000,000 (or, if less, the full amount of such Borrowing), or an integral multiple of $1,000,000 in excess thereof, (B) in the case of any prepayment of a Base Rate Loan, $1,000,000 (or, if less, the full amount of such Borrowing), or an integral multiple of $100,000 in excess thereof, and (C) in the case of any prepayment of a Swing Loan, in the full amount thereof;

(ii) no partial prepayment of any Loans made pursuant to a Borrowing shall reduce the aggregate principal amount of such Loans outstanding pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto, provided that the foregoing limitation shall not apply if such Loans are being prepaid in full; and

(iii) in the case of any prepayment of Term Loans, such prepayment shall be applied to the Scheduled Repayments in respect of the Term Loans in the inverse order of maturity; provided, however, such prepayment shall apply first, to Term Loans that do not constitute the Hedged Portion and second, to the Hedged Portion.

(b) Scheduled Repayments of Term Loans. On the last Business Day of each March, June, September and December, the Borrower shall repay the principal amount of the Term Loans (with amounts being deemed applied to the non-Hedged Portion of the Term Loan first) in an amount equal to the Term Loan Amortization Amount, provided that the Borrower shall pay the entire remaining principal amount of the outstanding Term Loans on the Term Loan Maturity Date (each such repayment, as the same may be reduced by reason of the application of prepayments pursuant to Section 5.1(c), a “Scheduled Repayment”).

(c) Mandatory Payments. The Loans shall be subject to mandatory repayment or prepayment (in the case of any partial prepayment conforming to the requirements as to the amounts of partial prepayments set forth in Section 5.1(a) above), and the Letter of Credit Outstandings shall be Cash Collateralized (in addition to the Cash Collateralization requirements specified in Section 5.4), in accordance with the following provisions:

(i) Revolving Facility Termination Date. The Borrower shall repay the entire principal amount of all outstanding Revolving Loans on the Revolving Facility Termination Date.

(ii) Loans Exceed the Commitments. If on any date (after giving effect to any other payments on such date) (A) the Aggregate Credit Facility Exposure exceeds the Total Credit Facility Amount, (B) the Revolving Facility Exposure of any Lender exceeds such Lender’s Revolving Commitment, (C) the Aggregate Revolving Facility Exposure plus the principal amount of Swing Loans exceeds the Total Revolving Commitment, or (D) the aggregate principal amount of Swing Loans outstanding exceeds the Swing Line Sublimit, then, in the case of each of the foregoing, the Borrower shall, on such day, prepay on such date the principal amount of Loans, (after Loans have been paid in full) Unpaid Drawings, and (after Unpaid Drawings have been paid in full) Cash Collateralize other Letter of Credit Outstandings in an aggregate amount at least equal to such excess.

(iii) [Intentionally Omitted].

(iv) Excess Cash Flow. Within 90 days after each fiscal year of the Borrower, commencing with the fiscal year ended December 31, 2010, if the Borrower’s Leverage Ratio for any such fiscal year is equal to or greater than 2.0 to 1.0, the Borrower shall prepay the principal of the Loans in an aggregate amount (an “Excess Cash Flow Prepayment Amount”) at least equal to 50% of Excess Cash Flow for such fiscal year with such amount, if any, to be applied as set forth in Section 5.1(d) below.

(v) Certain Proceeds of Asset Sales. If during any fiscal year of the Borrower, the Borrower and its Subsidiaries have received cumulative Cash Proceeds during such fiscal year from one or more Asset Sales of at least $500,000, not later than the third Business Day following the date of receipt of any Cash Proceeds in excess of such amount, an amount equal to 100% of the Net Cash Proceeds then received in excess of such amount from any Asset Sale shall be applied as a mandatory prepayment of the Loans in accordance with Section 5.1(d) below; provided, that (A) if no Default or Event of Default shall have occurred and be continuing, (B) the Borrower and its Subsidiaries have scheduled Consolidated Capital Expenditures to be made during the following 270 days, and (iii) the Borrower notifies the Administrative Agent of the amount and nature thereof and of its intention to reinvest all or a portion of such Net Cash Proceeds in such Consolidated Capital Expenditures during such 270 day period, then no such prepayment shall be required to the extent of the amount of such Net Cash Proceeds as to which the Borrower so indicates such reinvestment will take place. If at the end of any such 270 day period any portion of such Net Cash Proceeds has not been so reinvested, the Borrower will immediately make a prepayment of the Loans, as provided above.

(vi) Certain Proceeds of Equity Sales. Not later than the Business Day following the date of the receipt by any Credit Party or any of its Subsidiaries of the cash proceeds (net of underwriting discounts and commissions, placement agent fees and other customary fees and costs associated therewith) from any sale or issuance by the Borrower or any of its Subsidiaries of its own Equity Interests as the case may be, after the Closing Date (other than (A) any sale or issuance to management, employees (or key employees) or directors pursuant to stock option or similar plans for the benefit of management, employees (or key employees) or directors generally or (B) any sale or issuance to management or employees pursuant to stock purchase plans or similar plans for the benefit of management or employees (or key employees) generally, up to an aggregate amount of $550,000 per fiscal year), (C) the issuance or sale of any Equity Interests by any Subsidiary of the Borrower to the Borrower or any other Subsidiary of the Borrower or (D) the issuance or sale by a Care For Kids Subsidiary to a Minority Holder of any Equity Interests in such Care For Kids Subsidiary to the extent permitted by Section 9.15), the Borrower will make a prepayment of the Loans in an amount equal to 100% of such net proceeds in accordance with Section 5.1(d) below.

(vii) Certain Proceeds of Indebtedness. Not later than the Business Day following the date of the receipt by any Credit Party of the cash proceeds (net of underwriting discounts and commissions, placement agent fees and other customary fees and costs associated therewith) from any sale or issuance of any Indebtedness (other than any Indebtedness incurred pursuant to Section 9.4 after the Closing Date), the Borrower will make a prepayment of the Loans in an amount equal to 100% of such net proceeds in accordance with Section 5.1(d) below.

(viii) Certain Proceeds of an Event of Loss. If during any fiscal year of the Borrower, any Credit Party has received cumulative Cash Proceeds during such fiscal year from one or more Events of Loss of at least $500,000, not later than the third Business Day following the date of receipt of any Cash Proceeds in excess of such amount, the Borrower will make a prepayment of the Loans with an amount equal to 100% of the Net Cash Proceeds then received in excess of such amount from any Event of Loss in accordance with Section 5.1(d) below. Notwithstanding the foregoing, in the event any property suffers an Event of Loss and (A) the Cash Proceeds received in any fiscal year as a result of such Event of Loss are less than $500,000, (B) no Default or Event of Default has occurred and is continuing, and (C) the Borrower notifies the Administrative Agent and the Lenders in writing that it intends to rebuild or restore the affected property, that such rebuilding or restoration can be accomplished within 270 days out of such Cash Proceeds and other funds available to the Borrower, then no such prepayment of the Loans shall be required if the Borrower immediately deposits such Cash Proceeds in a cash collateral deposit account over which the Administrative Agent shall have sole dominion and control, and which shall constitute part of the Collateral under the Security Documents and may be applied as provided in Section 10.3 if an Event of Default occurs and is continuing. So long as no Default or Event of Default has occurred and is continuing, the Administrative Agent is authorized to disburse amounts from such cash collateral deposit account to or at the direction of the Borrower for application to the costs of rebuilding or restoration of the affected property. Any amounts not so applied to the costs of rebuilding or restoration or as provided in Section 10.3 shall be applied to the prepayment of the Loans as provided above.

(d) Applications of Certain Prepayment Proceeds. Each prepayment required to be made pursuant to Sections 5.1(c)(iv), (v), (vi), (vii) or (viii) above shall be applied as a mandatory prepayment of principal of first, the outstanding Term Loans, with such amounts being applied to the Scheduled Repayments thereof in the inverse order of their maturity; provided, however, such prepayment shall first apply to Term Loans that do not constitute the Hedged Portion and secondly, to the Hedged Portion, second, after no Term Loans are outstanding, the outstanding Swing Loans, and third, the outstanding Revolving Loans, and the Total Revolving Commitment shall be permanently reduced on the date of any such prepayment of the Swing Loans or the Revolving Loans, as applicable, by an amount equal to such prepayment in accordance with Section 4.2(b).

(e) Particular Loans to be Prepaid. With respect to each repayment or prepayment of Loans made or required by this Section, the Borrower shall designate the Types of Loans that are to be repaid or prepaid and the specific Borrowing(s) pursuant to which such repayment or prepayment is to be made; provided, however, that (i) the Borrower shall first so designate all Loans that are Base Rate Loans and Eurodollar Loans with Interest Periods ending on the date of repayment or prepayment prior to designating any other Eurodollar Loans for repayment or prepayment, and (ii) if the outstanding principal amount of Eurodollar Loans made pursuant to a Borrowing is reduced below the applicable Minimum Borrowing Amount as a result of any such repayment or prepayment, then all the Loans outstanding pursuant to such Borrowing shall be Converted into Base Rate Loans. In the absence of a designation by the Borrower as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its sole discretion with a view, but no obligation, to minimize breakage costs owing under Section 2.10.

(f) Breakage and Other Compensation. Any prepayment made pursuant to this Section 5.1 shall be accompanied by any amounts payable in respect thereof under Section 2.9, Section 2.10, Section 3.10 and Section 5.3.

Section 5.2. Method and Place of Payment.

(a) Generally. All payments made by the Borrower hereunder (including any payments made with respect to the Borrower Guaranteed Obligations under Article XII) under any Note or any other Credit Document, shall be made without condition or deduction for any setoff, recoupment, counterclaim or other defense.

(b) Application of Payments. Except as specifically set forth in Section 5.4 and elsewhere in this Agreement and subject to Section 10.3, (i) all payments and prepayments of Revolving Loans and Unpaid Drawings with respect to Letters of Credit shall be applied by the Administrative Agent on a pro rata basis based upon each Lender’s Revolving Facility Percentage of the amount of such prepayment, (ii) all payments and prepayments of Term Loans shall be applied by the Administrative Agent to reduce the principal amount of the Term Loans made by each Lender, pro rata on the basis of their respective Term Loans, and (iii) all payments or prepayments of Swing Loans shall be applied by the Administrative Agent to pay or prepay such Swing Loans.

(c) Payment of Obligations. Except as otherwise specifically provided herein, all payments under this Agreement shall be made to the Administrative Agent on the date when due and shall be made at the Administrative Agent’s Office in immediately available funds and shall be made in Dollars.

(d) Timing of Payments. Any payments under this Agreement that are made by a Credit Party later than 12:00 Noon shall be deemed to have been made on the next succeeding Business Day. Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable during such extension at the applicable rate in effect immediately prior to such extension.

(e) Distribution to Lenders. Upon the Administrative Agent’s receipt of payments hereunder, the Administrative Agent shall promptly distribute to each Lender or the applicable Letter of Credit Issuer, as the case may be, its ratable share, if any, of the amount of principal, interest, and Fees received by it for the account of such Lender. Payments received by the Administrative Agent in Dollars shall be delivered to the Lenders or the applicable Letter of Credit Issuer, as the case may be, in Dollars in immediately available funds; provided, however, that if at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, Unpaid Drawings, interest and Fees then due hereunder then, except as specifically set forth elsewhere in this Agreement and subject to Section 10.3, such funds shall be applied, first, towards payment of interest and Fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and Fees then due to such parties, and second, towards payment of principal and Unpaid Drawings then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and Unpaid Drawings then due to such parties.

Section 5.3. Net Payments.

(a) Except as provided for in Section 5.3(b), all payments made by the Borrower hereunder, under any Note or any other Credit Document, including all payments made by the Borrower pursuant to its guaranty obligations under Article XII, will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding, except as provided in this Section 5.3(a), any tax imposed on or measured by the net income or net profits of a Lender pursuant to the laws of the jurisdiction under which such Lender is organized or the jurisdiction in which the principal office or Applicable Lending Office of such Lender, as applicable, is located or any subdivision thereof or therein) and all interest, penalties or similar liabilities with respect to such non-excluded taxes, levies imposts, duties, fees, assessments or other charges (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as “Taxes”). If any Taxes are so levied or imposed, the Borrower agrees to pay the full amount of such Taxes and such additional amounts (including additional amounts to compensate for withholding on amounts paid pursuant to this Section 5.3) as may be necessary so that every payment by it of all amounts due hereunder, under any Note or under any other Credit Document, after withholding or deduction for or on account of any Taxes will not be less than the amount provided for herein or in such Note or in such other Credit Document. If any amounts are payable in respect of Taxes pursuant to this Section 5.3(a), the Borrower agrees to reimburse each Lender, upon the written request of such Lender, for taxes imposed on or measured by the net income or profits of such Lender pursuant to the laws of the jurisdiction in which such Lender is organized or in which the principal office or Applicable Lending Office of such Lender is located, as the case may be, or under the laws of any political subdivision or taxing authority therein, and for any withholding of income or similar taxes as such Lender shall determine are payable by, or withheld from, such Lender in respect of such amounts so paid to or on behalf of such Lender pursuant to the preceding sentence and in respect of any amounts paid to or on behalf of such Lender pursuant to this sentence, which request shall be accompanied by a statement from such Lender setting forth, in reasonable detail, the computations used in determining such amounts. The Borrower will furnish to the Administrative Agent within 45 days after the date the payment of any Taxes, or any withholding or deduction on account thereof, is due pursuant to applicable law certified copies of tax receipts, or other evidence satisfactory to the respective Lender, evidencing such payment by the Borrower. The Borrower will indemnify and hold harmless the Administrative Agent and each Lender, and reimburse the Administrative Agent or such Lender upon its written request, for the amount of any Taxes so levied or imposed and paid or withheld by such Lender.

(b) Each Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for Federal income tax purposes and that is entitled to claim an exemption from or reduction in United States withholding tax with respect to a payment by Borrower agrees to provide to the Borrower and the Administrative Agent on or prior to the Closing Date, or in the case of a Lender that is an assignee or transferee of an interest under this Agreement pursuant to Section 13.5 (unless the respective Lender was already a Lender hereunder immediately prior to such assignment or transfer and such Lender is in compliance with the provisions of this Section), on the date of such assignment or transfer to such Lender, and from time to time thereafter if required by the Borrower or the Administrative Agent: (i) two accurate and complete original signed copies of Internal Revenue Service Forms W-8BEN, W-8ECI, W-8EXP or W-8IMY (or successor, substitute or other appropriate forms and, in the case of Form W-8IMY, complete with accompanying Forms W-8BEN with respect to beneficial owners of the payment) certifying to such Lender’s entitlement to exemption from or a reduced rate of withholding of United States withholding tax with respect to payments to be made under this Agreement, any Note or any other Credit Document, or (ii) if the Lender cannot deliver the appropriate Internal Revenue Service Forms referred to in clause (i) above, (x) a certificate in form and substance satisfactory to the Administrative Agent (any such certificate, an “Exemption Certificate”) and (y) other appropriate documentation certifying to such Lender’s entitlement to a complete exemption from, or reduced rate of withholding from, United States withholding tax with respect to payments of interest to be made under this Agreement, any Note or any other Credit Document. In addition, each Lender agrees that from time to time after the Closing Date, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, it will deliver to the Borrower and the Administrative Agent two new accurate and complete original signed copies of the applicable Internal Revenue Service Form, or an Exemption Certificate and related documentation, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Lender to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement, any Note or any other Credit Document, or it shall immediately notify the Borrower and the Administrative Agent of its inability to deliver any such Form or Exemption Certificate and related documentation, in which case such Lender shall not be required to deliver any such Form or Exemption Certificate and related documentation pursuant to this Section 5.3(b). Notwithstanding anything to the contrary contained in Section 5.3(a), but subject to Section 13.5(c) and the immediately succeeding sentence, (x) the Borrower shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or other similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, fees or other amounts payable hereunder for the account of any Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for United States Federal income tax purposes and that has not provided to the Borrower such Forms or such Exemption Certificate and related documentation that establish a complete exemption from or reduction in the rate of such deduction or withholding and (y) the Borrower shall not be obligated pursuant to Section 5.3(a) hereof to gross-up payments to be made to a Lender in respect of income or similar taxes imposed by the United States or any additional amounts with respect thereto (i) if such Lender has not provided to the Borrower the Internal Revenue Service forms required to be provided to the Borrower pursuant to this Section 5.3(b) or (ii) in the case of a payment other than interest, to a Lender described in clause (ii) above, to the extent that such forms do not establish a complete exemption from withholding of such taxes. Notwithstanding anything to the contrary contained in Section 5.3(a), but subject to Section 13.5(c) and the immediately succeeding sentence, (x) the Borrower shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or other similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, fees or other amounts payable hereunder for the account of any Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for United States Federal income tax purposes and that has not provided to the Borrower such forms that establish a complete exemption from such deduction or withholding and (y) the Borrower shall not be obligated pursuant to Section 5.3(a) hereof to gross-up payments to be made to a Lender in respect of income or similar taxes imposed by the United States or any additional amounts with respect thereto (i) if such Lender has not provided to the Borrower the Internal Revenue Service forms required to be provided to the Borrower pursuant to this Section 5.3(b) or (ii) in the case of a payment other than interest, to a Lender described in clause (ii) above, to the extent that such forms do not establish a complete exemption from withholding of such taxes. Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this Section 5.3 and except as specifically provided for in Section 13.5(c), the Borrower agrees to pay additional amounts and indemnify each Lender in the manner set forth in Section 5.3(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any Taxes deducted or withheld by it as described in the previous sentence as a result of any changes after the Closing Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of income or similar Taxes.

(c) If any Lender, in its sole opinion, determines that it has finally and irrevocably received or been granted a refund in respect of any Taxes as to which indemnification has been paid by the Borrower pursuant to this Section 5.3, it shall promptly remit such refund (including any interest received in respect thereof), net of all actual out-of-pocket costs and expenses to the Borrower; provided, however, that the Borrower agrees to promptly return any such refund (plus interest) to such Lender in the event such Lender is required to repay such refund to the relevant taxing authority. Any such Lender shall provide the Borrower with a copy of any notice of assessment from the relevant taxing authority (redacting any unrelated confidential information contained therein) requiring repayment of such refund. Nothing contained herein shall impose an obligation on any Lender to apply for any such refund.

Section 5.4. Cash Collateral.

(a) Certain Credit Support Events. Upon the request of the Administrative Agent or the Letter of Credit Issuer (i) if the Letter of Credit Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, or (ii) if, as of the Letter of Credit Expiration Date, any Letter of Credit Outstandings for any reason remains outstanding, the Borrower shall, in each case, immediately Cash Collateralize the then outstanding amount of all Letter of Credit Outstandings. At any time that there shall exist a Defaulting Lender, immediately upon the request of the Administrative Agent, the Letter of Credit Issuer or the Swing Line Lender, the Borrower shall deliver to the Administrative Agent Cash Collateral in an amount sufficient to cover all Fronting Exposure (after giving effect to Section 5.5(a)(iv) and any Cash Collateral provided by the Defaulting Lender).

(b) Grant of Security Interest. All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked, non-interest bearing deposit accounts at Bank of America. The Borrower, and to the extent provided by any Lender, such Lender, hereby grants to (and subjects to the control of) the Administrative Agent, for the benefit of the Administrative Agent, the Letter of Credit Issuer and the Lenders (including the Swing Line Lender), and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 5.4(c). If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent as herein provided, or that the total amount of such Cash Collateral is less than the applicable Fronting Exposure and other obligations secured thereby, the Borrower or the relevant Defaulting Lender will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency.

(c) Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 5.4 or Sections 2.4, 3.1, 4.2, 5.5 or 10.2 or otherwise in respect of Letters of Credit or Swing Line Loans shall be held and applied to the satisfaction of the specific Letter of Credit Outstandings, Swing Line Loans, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may be provided for herein.

(d) Release. Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 13.5(b)(vi))) or (ii) the Administrative Agent’s good faith determination that there exists excess Cash Collateral; provided, however, (x) that Cash Collateral furnished by or on behalf of a Loan Party shall not be released during the continuance of a Default or Event of Default (and following application as provided in this Section 5.4 may be otherwise applied in accordance with Section 10.3), and (y) the person providing Cash Collateral and the Letter of Credit Issuer or Swing Line Lender, as applicable, may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.

Section 5.5. Defaulting Lenders.

(a) Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i) Waivers and Amendments. That Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 13.11.

(ii) Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article X or otherwise, and including any amounts made available to the Administrative Agent by that Defaulting Lender pursuant to Section 13.2 and 13.3), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by that Defaulting Lender to the Letter of Credit Issuer or Swing Line Lender hereunder; third, if so determined by the Administrative Agent or requested by the Letter of Credit Issuer or Swing Line Lender, to be held as Cash Collateral for future funding obligations of that Defaulting Lender of any participation in any Swing Line Loan or Letter of Credit; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Loans under this Agreement; sixth, to the payment of any amounts owing to the Lenders, the Letter of Credit Issuer or Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the Letter of Credit Issuer or Swing Line Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which that Defaulting Lender has not fully funded its appropriate share and (y) such Loans or L/C Borrowings were made at a time when the conditions set forth in Section 6.2 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Borrowings owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Borrowings owed to, that Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 5.5(a)(ii) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.

(iii) Certain Fees. That Defaulting Lender (x) shall not be entitled to receive any Commitment Fee pursuant to Section 4.1(a) for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such Fee that otherwise would have been required to have been paid to that Defaulting Lender) and (y) shall be limited in its right to receive Letter of Credit Fees as provided in Section 4.1(b).

(iv) Reallocation of Applicable Percentages to Reduce Fronting Exposure. During any period in which there is a Defaulting Lender, for purposes of computing the amount of the obligation of each Non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit or Swing Line Loans pursuant to Sections 3.9 and 2.4, the “Revolving Facility Percentage” of each Non-Defaulting Lender shall be computed without giving effect to the Revolving Commitment of that Defaulting Lender; provided, that, (i) each such reallocation shall be given effect only if, at the date the applicable Lender becomes a Defaulting Lender, no Default or Event of Default exists; and (ii) the aggregate obligation of each Non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit and Swing Line Loans shall not exceed the positive difference, if any, of (1) the Revolving Commitment of that Non-Defaulting Lender minus (2) the aggregate Revolving Facility Exposure of that Lender.

(b) Defaulting Lender Cure. If the Borrower, the Administrative Agent, Swing Line Lender and the Letter of Credit Issuer agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Committed Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans to be held on a pro rata basis by the Lenders in accordance with their Revolving Facility Percentages (without giving effect to Section 5.5(a)(iv)), whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

ARTICLE VI.

CONDITIONS PRECEDENT

Section 6.1. Conditions Precedent at Closing Date. The obligation of the Lenders to make Loans, the Swing Line Lender to make Swing Loans, and of any Letter of Credit Issuer to issue Letters of Credit, is subject to the satisfaction of each of the following conditions on or prior to the Closing Date, except to the extent such conditions are subject to the Post-Closing Agreement:

(a) The Administrative Agent’s receipt of the following, each of which shall be originals or telecopies (followed promptly by originals) unless otherwise specified, each properly executed by a Authorized Officer of the signing Credit Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to the Administrative Agent, the Co-Lead Arrangers and each of the Lenders:

(i) Credit Agreement. Executed counterparts of this Agreement, sufficient in number for distribution to the Administrative Agent, each Lender and the Borrower and, if Advance Funding Arrangements shall exist with respect to funding on the Closing Date, executed Advance Funding Documentation in form and number acceptable to the Administrative Agent.

(ii) Notes. A Note executed by the Borrower in favor of each Lender requesting a Note.

(iii) Subsidiary Guaranty. A Guaranty of Payment (the “Subsidiary Guaranty”), substantially in the form attached hereto as Exhibit C-1, duly executed by each Subsidiary Guarantor.

(iv) Security Agreement. A Pledge and Security Agreement (the “Security Agreement”), substantially in the form attached hereto as Exhibit C-2, duly executed by each of the Borrower and each Subsidiary Guarantor together with: (A) the Control Agreements required pursuant to the terms of the Security Agreement, duly executed by the appropriate depositary institution, securities intermediary or issuer as the case may be; (B) a Perfection Certificate; (C) the Collateral Assignment Agreements (as defined in the Security Agreement) required pursuant to the terms of the Security Agreement; and (D) the Collateral Assignment of Contracts (as defined in the Security Agreement).

(v) Corporate Resolutions and Approvals. Certified copies of the resolutions of the Board of Directors of the Borrower and each other Credit Party approving the Credit Documents to which the Borrower or any such other Credit Party, as the case may be, is or may become a party, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to the execution, delivery and performance by the Borrower or any such other Credit Party of the Credit Documents to which it is or may become a party.

(vi) Incumbency Certificates. The Administrative Agent shall have received a certificate of the Secretary or an Assistant Secretary of the Borrower and of each other Credit Party, certifying the names and true signatures of the officers of the Borrower or such other Credit Party, as the case may be, authorized to sign the Credit Documents to which the Borrower or such other Credit Party is a party and any other documents to which the Borrower or any such other Credit Party is a party that may be executed and delivered in connection herewith.

(vii) Opinions of Counsel. Such opinions of counsel from counsel to the Borrower and the other Credit Parties as the Administrative Agent and the Co-Lead Arrangers shall request, each of which shall be addressed to the Administrative Agent and the Co-Lead Arrangers and each of the Lenders and dated the Closing Date.

(viii) Organizational Documents and Good Standing Certificates. (A) A certified copy of the Certificate or Articles of Incorporation or equivalent formation document of each Credit Party, and any and all amendments and restatements thereof, certified as of a recent date by the relevant Secretary of State; (B) a copy of each Credit Party’s by-laws, agreement of limited partnership or other similar document, as applicable, certified by the Secretary or Assistant Secretary of such Credit Party as being true, complete and correct and in full force and effect; (C) a good standing certificate from the Secretary of State of the state of incorporation or formation, as applicable, dated as of a recent date, listing all charter documents affecting such Credit Party and certifying as to the good standing of such Credit Party; and (D) certificates of good standing from each other jurisdiction in which each Credit Party is authorized or qualified to do business.

(ix) Solvency Certificate. A solvency certificate, in form and substance reasonably satisfactory to the Administrative Agent, dated as of the Closing Date, and duly executed by an Authorized Officer of the Borrower.

(x) Borrower’s Closing Certificate. A certificate of an Authorized Officer of the Borrower to the effect that, at and as of the Closing Date and both before and after giving effect to the initial Borrowings hereunder and the application of the proceeds thereof: (A) no Default or Event of Default has occurred and is continuing; (B) all representations and warranties of the Credit Parties contained herein and in the other Credit Documents are true and correct as of the Closing Date; (C) all written information and projections provided to the Administrative Agent and the Co-Lead Arrangers is complete and correct in all material respects; (D) no event or circumstance since December 31, 2009 that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect, and (E) there exist no undisclosed contingencies relating to the Borrower and its Subsidiaries as of the Closing Date.

(xi) Management Service Agreements. A certificate of an Authorized Officer of the Borrower certifying as true, correct and complete, copies of each Management Service Agreement to which the Borrower or any of its Subsidiaries is a party as of the Closing Date.

(xii) Consents. A certificate of an Authorized Officer of each Credit Party either (A) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by such Credit Party and the validity against such Credit Party of the Credit Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect, or (B) stating that no such consents, licenses or approvals are so required.

(xiii) Proceedings and Documents. All corporate and other proceedings and all documents incidental to the transactions contemplated hereby shall be satisfactory in substance and form to the Administrative Agent and the Lenders and the Administrative Agent and its special counsel and the Lenders shall have received all such counterpart originals or certified or other copies of such documents as the Administrative Agent or its special counsel, the Co-Lead Arrangers or any Lender may reasonably request.

(xiv) Existing Facilities. Evidence that the Existing Facilities have been, or concurrently with the Closing Date is being, terminated and all Liens securing obligations under the Existing Facilities have been, or concurrently with the Closing Date are being, released.

(b) Fees, etc. The Borrower shall have paid or caused to be paid all Fees required to be paid by it on the Closing Date pursuant to Section 4.1 hereof and all reasonable fees and expenses of the Administrative Agent and of special counsel to the Administrative Agent that have been invoiced on or prior to such date in connection with the preparation, negotiation, execution and delivery of this Agreement and the other Credit Documents and the consummation of the transactions contemplated hereby and thereby.

(c) Recordation of Security Documents, Delivery of Collateral, Taxes, etc. The Security Documents (or proper notices or UCC financing statements in respect thereof) shall have been duly recorded, published and filed in such manner and in such places as is required by law to establish, perfect, preserve and protect the rights, Liens and security interests of the parties thereto and their respective successors and assigns, all Collateral items required to be physically delivered to the Administrative Agent thereunder shall have been so delivered, accompanied by any appropriate instruments of transfer, and all taxes, fees and other charges then due and payable in connection with the execution, delivery, recording, publishing and filing of such instruments and the issuance and delivery of the Notes shall have been paid in full.

(d) Evidence of Insurance. The Administrative Agent shall have received certificates of insurance and other evidence, satisfactory to it, of compliance with the insurance requirements of this Agreement and the Security Documents.

(e) Search Reports. The Administrative Agent and the Co-Lead Arrangers shall have received the results of UCC and other search reports from one or more commercial search firms acceptable to the Administrative Agent and the Co-Lead Arrangers, listing all of the effective financing statements and other Liens filed against any Credit Party (i) in the jurisdiction in which each such Credit Party is organized or formed and (ii) in any jurisdiction in which such Credit Party maintains its chief executive office, together with copies of such financing statements.

(f) Financial Statements. The Administrative Agent and the Lenders shall have received (i) annual (or other audited) financial statements of the Borrower and its Subsidiaries for the fiscal years of the Borrower ended December 31, 2007, December 31, 2008 and December 31, 2009, interim financial statements of the Borrower and its Subsidiaries dated the end of the most recent fiscal quarter for which financial statements are available (or, in the event the Lenders’ due diligence review reveals material changes since such financial statements, as of a later date within 45 days of the Closing Date), and (iii) financial projections prepared by management of the Borrower consisting of balance sheets, income statements and cash flow statements on an annual basis for each year through the Revolving Facility Termination Date, in each case, in form and substance reasonably satisfactory to the Administrative Agent and the Lenders.

(g) No Material Adverse Effect. As of the Closing Date, no condition or event shall have occurred since December 31, 2009 that, in the Administrative Agent’s and Co-Lead Arrangers’ reasonable judgment, could reasonably be expected to have a Material Adverse Effect.

(h) Minimum Consolidated EBITDA. The Administrative Agent and the Co-Lead Arrangers shall have received evidence reasonably satisfactory to the Administrative Agent and the Co-Lead Arrangers that the Consolidated EBITDA for the Credit Parties for the twelve months ended as of March 31, 2010 (with adjustments reasonably acceptable to the Administrative Agent and the Co-Lead Arrangers) is at least $40,000,000.

(i) Leverage Ratio. The Administrative Agent and the Co-Lead Arrangers shall have received evidence reasonably satisfactory to the Administrative Agent and the Co-Lead Arrangers that the Leverage Ratio (giving pro forma effect to all Credit Events on the Closing Date) as of the Closing Date is not greater than 2.50 to 1.00.

(j) Litigation. There shall exist no material litigation or material claims that could reasonably be expected to cause a Material Adverse Effect.

(k) Miscellaneous. The Credit Parties shall have provided to the Administrative Agent and the Lenders such other items and shall have satisfied such other conditions as may be reasonably required by the Administrative Agent, the Co-Lead Arrangers or the Lenders.

Without limiting the generality of the provisions of the last paragraph of Section 11.3, (i) for purposes of determining compliance with the conditions specified in this Section 6.1, each Lender that has signed this Agreement and each Co-Lead Arranger (whether or not such Co-Lead Arranger shall have executed this Agreement) shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender or Co-Lead Arranger unless the Administrative Agent shall have received notice from such Lender or Co-Lead Arranger prior to the proposed Closing Date specifying its objection thereto, and (ii) in the event that Advance Funding Arrangements shall exist, the delivery by any Lender (x) of funds pursuant to such Advance Funding Arrangements (“Advance Funds”) and (y) its signature page to this Agreement shall constitute the request, consent and direction by such Lender to the Administrative Agent (unless expressly revoked by written notice from such Lender received by the Administrative Agent prior to the earlier to occur of funding or the Administrative Agent’s declaration that this Agreement is effective) to withdraw and release to the Borrower on the Closing Date the applicable funds of such Lender to be applied to the funding of Loans by such Lender in accordance with Section 2.6 upon the Administrative Agent’s determination (made in accordance with and subject to the terms of this Agreement) that it has received all items expressly required to be delivered to it under this Section 6.1.

Section 6.2. Conditions Precedent to All Credit Events. The obligations of the Lenders, the Swing Line Lender and each Letter of Credit Issuer to make or participate in each Credit Event is subject, at the time thereof, to the satisfaction of the following conditions:

(a) Notice. The Administrative Agent (and in the case of clause (iii) below, the applicable Letter of Credit Issuer) shall have received, as applicable, (i) a Notice of Borrowing meeting the requirements of Section 2.5(b) with respect to any Borrowing (other than a Continuation or Conversion), (ii) a Notice of Continuation or Conversion meeting the requirements of Section 2.12(b) with respect to a Continuation or Conversion, or (iii) a Letter of Credit Application meeting the requirements of Section 3.2 with respect to each Letter of Credit Issuance.

(b) No Default; Representations and Warranties. At the time of each Credit Event and after giving effect thereto, (i) there shall exist no Default or Event of Default and (ii) all representations and warranties of the Credit Parties contained herein or in the other Credit Documents shall be true and correct in all material respects (except to the extent such representations and warranties are qualified with respect to materiality, in which case such representations and warranties are true and correct in all respects) with the same effect as though such representations and warranties had been made on and as of the date of such Credit Event, except to the extent that such representations and warranties expressly relate to an earlier specified date, in which case such representations and warranties shall have been true and correct in all material respects (except to the extent such representations and warranties are qualified with respect to materiality, in which case such representations and warranties are true and correct in all respects) as of the date when made, and except that for purposes of this Section 6.2, the representations and warranties contained in clauses (a)(i) and (a)(ii) of Section 7.7 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 8.1.

The acceptance of the benefits of each Credit Event shall constitute a representation and warranty by the Borrower to the Administrative Agent, the Swing Line Lender, each Letter of Credit Issuer and each of the Lenders that all of the applicable conditions specified in Sections 6.1 and 6.2 have been satisfied as of the times referred to in such Sections.

ARTICLE VII.

REPRESENTATIONS AND WARRANTIES

In order to induce the Administrative Agent, the Lenders, the Swing Line Lender and each Letter of Credit Issuer to enter into this Agreement and to make the Loans and to issue and to participate in the Letters of Credit provided for herein, the Borrower makes the following representations and warranties to, and agreements with, the Administrative Agent, the Lenders, the Swing Line Lender and each Letter of Credit Issuer, all of which shall survive the execution and delivery of this Agreement and each Credit Event:

Section 7.1. Corporate Status, etc. Each of the Borrower and Subsidiaries (a) is a duly organized or formed and validly existing corporation, partnership or limited liability company, as the case may be, in good standing or in full force and effect, as applicable, under the laws of the jurisdiction of its organization or formation and has the corporate, partnership or limited liability company power and authority, as applicable, to own its property and assets and to transact the business in which it is engaged and presently proposes to engage, and (b) has duly qualified and is authorized to do business in all jurisdictions where it is required to be so qualified or authorized except where the failure to be so qualified would not have a Material Adverse Effect.

Section 7.2. Corporate Power and Authority, etc. Each Credit Party has the corporate, partnership or other organizational power and authority to execute, deliver and carry out the terms and provisions of the Credit Documents to which it is party and has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of the Credit Documents to which it is party. Each Credit Party has duly executed and delivered each Credit Document to which it is party and each Credit Document to which it is party constitutes the legal, valid and binding agreement and obligation of such Credit Party enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

Section 7.3. No Violation. Neither the execution, delivery and performance by any Credit Party of the Credit Documents to which it is party nor compliance with the terms and provisions thereof (a) will contravene any material provision of any law, statute, rule, regulation, order, writ, injunction or decree of any Governmental Authority applicable to such Credit Party or its material properties and assets, (b) will conflict with or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (other than the Liens created pursuant to the Security Documents) upon any of the property or assets of such Credit Party pursuant to the terms of any Management Services Agreement, Material Contract or any promissory note, bond, debenture, indenture, mortgage, deed of trust, credit or loan agreement, or other instrument, to which such Credit Party is a party or by which it or any of its property or assets are bound or to which it may be subject, or (c) will violate any provision of the Organizational Documents of such Credit Party.

Section 7.4. Governmental Approvals. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any Governmental Authority or any other Person is required to authorize or is required as a condition to (a) the execution, delivery and performance by any Credit Party of any Credit Document to which it is a party or any of its obligations thereunder, or (b) the legality, validity, binding effect or enforceability of any Credit Document to which any Credit Party is a party, except the filing and recording of financing statements and other documents necessary in order to perfect the Liens created by the Security Documents.

Section 7.5. Litigation. There are no actions, suits or proceedings pending or, to the knowledge of the Borrower, threatened with respect to the Borrower or any of its Subsidiaries (a) that have had, or could reasonably be expected to have, a Material Adverse Effect, or (b) that question the validity or enforceability of any of the Credit Documents, or of any action to be taken by the Borrower or any of the other Credit Parties pursuant to any of the Credit Documents.

Section 7.6. Use of Proceeds; Margin Regulations.

(a) The proceeds of all Loans and Letter of Credit Issuances shall be utilized (i) to refinance Existing Facilities, provide funds for Permitted Acquisitions and provide working capital and funds for general corporate and other lawful purposes and (ii) the payment of certain fees and expenses incurred in connection with the Credit Documents, not inconsistent with the terms of this Agreement.

(b) No part of the proceeds of any Credit Event will be used directly or indirectly to purchase or carry Margin Stock, or to extend credit to others for the purpose of purchasing or carrying any Margin Stock, in violation of any of the provisions of Regulations T, U or X of the FRB. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. At no time would more than 25% of the value of the assets of the Borrower or of the Borrower and its consolidated Subsidiaries that are subject to any “arrangement” (as such term is used in Section 221.2(g) of such Regulation U) hereunder be represented by Margin Stock.

Section 7.7. Financial Statements, etc.

(a) The Borrower has furnished to the Lenders, the Administrative Agent and the Co-Lead Arrangers complete and correct copies of (i) the audited consolidated balance sheets of the Borrower and its consolidated Subsidiaries for the fiscal year ended December 31, 2009 and the related audited consolidated statements of income, shareholders’ equity, and cash flows of the Borrower and its consolidated Subsidiaries for the fiscal year of the Borrower then ended, accompanied by the report thereon of PricewaterhouseCoopers or another accounting firm of nationally recognized standing that is reasonably acceptable to the Administrative Agent; and (ii) the condensed consolidated balance sheets of the Borrower and its consolidated Subsidiaries for the fiscal quarter ended as of March 31, 2010 and the related condensed consolidated statements of income and of cash flows of the Borrower and its consolidated Subsidiaries for the fiscal period then ended. All such financial statements have been prepared in accordance with GAAP, consistently applied (except as stated therein), and fairly present the financial position of the Borrower and its Subsidiaries as of the respective dates indicated and the consolidated results of their operations and cash flows for the respective periods indicated, subject in the case of any such financial statements that are unaudited, to normal audit adjustments, none of which will involve a Material Adverse Effect. The Borrower and its Subsidiaries did not have, as of the date of the latest financial statements referred to above, and will not have as of the Closing Date after giving effect to the incurrence of Loans or Letter of Credit Issuances hereunder, any material or significant contingent liability or liability for taxes, long-term lease or unusual forward or long-term commitment that is not reflected in the foregoing financial statements or the notes thereto in accordance with GAAP and that in any such case is material in relation to the business, operations, properties, assets, financial or other condition or prospects of the Borrower or any of its Subsidiaries.

(b) The financial projections of the Borrower and its Subsidiaries for the fiscal years 2010 through 2014 prepared by the Borrower and delivered to the Administrative Agent, the Co-Lead Arrangers and the Lenders (the “Financial Projections”) were prepared on behalf of the Borrower in good faith after taking into account historical levels of business activity of the

Borrower and its Subsidiaries, known trends, including general economic trends, and all other information, assumptions and estimates considered by management of the Borrower and its Subsidiaries to be pertinent thereto; provided, however, that no representation or warranty is made as to the impact of future general economic conditions or as to whether the Borrower’s projected consolidated results as set forth in the Financial Projections will actually be realized, it being recognized by the Lenders that such projections as to future events are not to be viewed as facts and that actual results for the periods covered by the Financial Projections may differ materially from the Financial Projections. No facts are known to the Borrower as of the Closing Date which, if reflected in the Financial Projections, would result in a material adverse change in the assets, liabilities, results of operations or cash flows reflected therein.

Section 7.8. Solvency. Each Loan Party is, individually and together with its Subsidiaries on a consolidated basis, Solvent.

Section 7.9. No Material Adverse Change. Since December 31, 2009, there has been no change in the financial or other condition, business, affairs or prospects of the Borrower and its Subsidiaries taken as a whole, or their properties and assets considered as an entirety, except for changes none of which, individually or in the aggregate, has had or could reasonably be expected to have, a Material Adverse Effect.

Section 7.10. Tax Returns and Payments. Each of the Borrower and each of its Subsidiaries has filed all Federal income tax returns and all other material tax returns, domestic and foreign, required to be filed by it and has paid all material taxes and assessments payable by it that have become due, other than those not yet delinquent and except for those contested in good faith. The Borrower and each of its Subsidiaries has established on its books such charges, accruals and reserves in respect of taxes, assessments, fees and other governmental charges for all fiscal periods as are required by GAAP. The Borrower knows of no proposed assessment for additional Federal, foreign or state taxes for any period, or of any basis therefor, which, individually or in the aggregate, taking into account such charges, accruals and reserves in respect thereof as the Borrower and its Subsidiaries have made, could reasonably be expected to have a Material Adverse Effect.

Section 7.11. Title to Properties, etc.

(a) The Borrower and each of its Subsidiaries has good and marketable title, in the case of Real Property, and good title (or valid Leaseholds, in the case of any leased property), in the case of all other property, to all of its properties and assets free and clear of Liens other than Permitted Liens. The interests of the Borrower and each of its Subsidiaries in the properties reflected in the most recent balance sheet referred to in Section 7.7, taken as a whole, were sufficient, in the judgment of the Borrower, as of the date of such balance sheet for purposes of the ownership and operation of the businesses conducted by the Borrower and such Subsidiaries.

(b) Schedule 7.11(b) sets forth a complete and accurate list of all real property owned by each Credit Party and each of its Subsidiaries, showing as of the date hereof the street address, county or other relevant jurisdiction, state, record owner and book and estimated fair value thereof.

(c) (i) Schedule 7.11(c)(i) sets forth a complete and accurate list of all leases of real property under which any Credit Party or any Subsidiary of a Credit Party is the lessee, showing as of the date hereof the street address, county or other relevant jurisdiction, state, lessor, lessee, expiration date and annual rental cost thereof.

(ii) Schedule 7.11(c)(ii) sets forth a complete and accurate list of all leases of real property under which any Credit Party or any Subsidiary of a Credit Party is the lessor, showing as of the date hereof the street address, county or other relevant jurisdiction, state, lessor, lessee, expiration date and annual rental cost thereof.

Section 7.12. Lawful Operations, etc. The Borrower and each of its Subsidiaries: (a) hold all necessary foreign, Federal, state, local and other governmental licenses, registrations, certifications, permits and authorizations necessary to conduct its business, except to the extent the failure to so hold could not reasonably be expected to have a Material Adverse Effect; (b) is in full compliance with all requirements imposed by law, regulation or rule, whether foreign, Federal, state or local, that are applicable to it, its operations, or its properties and assets, including, without limitation, applicable requirements of Environmental Laws, except for any failure to obtain and maintain in effect, or noncompliance that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect; (c) conduct their business in compliance with all provisions of the Fair Debt Practices Collection Act and all other applicable Federal, state or local laws governing the collection of debts and neither the Borrower nor any of its Subsidiaries is in material violation of any of such laws; and (d) are in compliance with all Federal, state and local privacy laws.

Section 7.13. Environmental Matters.

(a) The Borrower and each of its Subsidiaries is in compliance with all applicable Environmental Laws, except to the extent that any such failure to comply (together with any resulting penalties, fines or forfeitures) would not reasonably be expected to have a Material Adverse Effect. All licenses, permits, registrations or approvals required for the conduct of the business of the Borrower and each of its Subsidiaries under any Environmental Law have been secured and the Borrower and each of its Subsidiaries is in substantial compliance therewith, except for such licenses, permits, registrations or approvals the failure to secure or to comply therewith is not reasonably likely to have a Material Adverse Effect. Neither the Borrower nor any of its Subsidiaries has received written notice, or otherwise knows, that it is in any respect in noncompliance with, breach of or default under any applicable writ, order, judgment, injunction, or decree to which the Borrower or such Subsidiary is a party or that would affect the ability of the Borrower or such Subsidiary to operate any Real Property and no event has occurred and is continuing that, with the passage of time or the giving of notice or both, would constitute noncompliance, breach of or default thereunder, except in each such case, such noncompliance, breaches or defaults as would not reasonably be expected to, in the aggregate, have a Material Adverse Effect. There are no Environmental Claims pending or, to the best knowledge of the Borrower, threatened wherein an unfavorable decision, ruling or finding would reasonably be expected to have a Material Adverse Effect. There are no facts, circumstances, conditions or occurrences on any Real Property now or at any time owned, leased or operated by the Borrower or any of its Subsidiaries or on any property adjacent to any such Real Property, that are known by the Borrower or as to which the Borrower or any such Subsidiary has received written notice, that could reasonably be expected: (i) to form the basis of an Environmental Claim against the Borrower or any of its Subsidiaries or any Real Property of the Borrower or any of its Subsidiaries; or (ii) to cause such Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability of such Real Property under any Environmental Law, except in each such case, such Environmental Claims or restrictions that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect.

(b) Hazardous Materials have not at any time been (i) generated, used, treated or stored on, or transported to or from, any Real Property of the Borrower or any of its Subsidiaries or (ii) released on any such Real Property, in each case where such occurrence or event is not in compliance with Environmental Laws and is reasonably likely to have a Material Adverse Effect.

Section 7.14. Compliance with ERISA. Compliance by the Borrower with the provisions hereof and Credit Events contemplated hereby will not involve any prohibited transaction within the meaning of ERISA or Section 4975 of the Code. The Borrower and each of its Subsidiaries and each ERISA Affiliate (i) has fulfilled all obligations under the minimum funding standards of ERISA and the Code with respect to each Plan that is not a Multiemployer Plan or a Multiple Employer Plan, (ii) has satisfied all contribution obligations in respect of each Multiemployer Plan and each Multiple Employer Plan, (iii) is in compliance in all material respects with all other applicable provisions of ERISA and the Code with respect to each Plan and each Multiple Employer Plan, and (iv) has not incurred any liability under Title IV of ERISA to the PBGC with respect to any Plan, any Multiple Employer Plan, or any trust established thereunder (other than liabilities for any required premiums). No Plan or trust created thereunder has been terminated, and there have been no Reportable Events with respect to any Plan or trust created thereunder or with respect to any Multiple Employer Plan, which termination or Reportable Event will or could give rise to a material liability of the Borrower or any ERISA Affiliate in respect thereof. Neither the Borrower nor any Subsidiary of the Borrower nor any ERISA Affiliate is at the date hereof, or has been at any time within the five years preceding the date hereof, an employer required to contribute to any Multiemployer Plan or Multiple Employer Plan, or a “contributing sponsor” (as such term is defined in Section 4001 of ERISA) in any Plan. Neither the Borrower nor any Subsidiary of the Borrower nor any ERISA Affiliate has any contingent liability with respect to any post-retirement “employee welfare benefit plan” (as such term is defined in ERISA) except as has been disclosed to the Administrative Agent and the Lenders in writing.

Section 7.15. Intellectual Property, etc. The Borrower and each of its Subsidiaries has obtained or has the right to use all patents, trademarks, service marks, trade names, copyrights, licenses and other rights with respect to the foregoing necessary for the present and planned future conduct of its business, without any known conflict with the rights of others, except for such patents, trademarks, service marks, trade names, copyrights, licenses and rights, the loss of which, and such conflicts which, in any such case individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect.

Section 7.16. Investment Company Act, etc. Neither the Borrower nor any of its Subsidiaries is subject to regulation with respect to the creation or incurrence of Indebtedness under the Investment Company Act of 1940, as amended, the Interstate Commerce Act, as amended, the Federal Power Act, as amended, the Energy Policy Act of 2005, or any applicable state public utility law.

Section 7.17. Insurance. The Borrower and each of its Subsidiaries maintains insurance coverage by such insurers and in such forms and amounts and against such risks as are generally consistent with industry standards and in each case in compliance with the terms of the Credit Documents.

Section 7.18. Certain Contracts; Labor Relations. Neither the Borrower nor any of its Subsidiaries (a) is subject to any burdensome contract, agreement, corporate restriction, judgment, decree or order, (b) is a party to any labor dispute affecting any bargaining unit or other group of employees generally, (c) is subject to any strike, slowdown, workout or other concerted interruptions of operations by employees of the Borrower or any Subsidiary, whether or not relating to any labor contracts, (d) is subject to any pending or, to the knowledge of the Borrower, threatened, unfair labor practice complaint, before the National Labor Relations Board, (e) is subject to any pending or, to the knowledge of the Borrower, threatened, grievance or arbitration proceeding arising out of or under any collective bargaining agreement, (f) is subject to any pending or, to the knowledge of the Borrower, threatened, strike, labor dispute, slowdown or stoppage, or (g) is, to the knowledge of the Borrower, involved or subject to any union representation organizing or certification matter with respect to the employees of the Borrower or any of its Subsidiaries, except (with respect to any matter specified in any of the above clauses), for such matters as, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

Section 7.19. True and Complete Disclosure. All factual information (taken as a whole) heretofore or contemporaneously furnished by or on behalf of the Borrower or any of its Subsidiaries in writing to the Administrative Agent or any Lender for purposes of or in connection with this Agreement or any transaction contemplated herein, other than the Financial Projections (as to which representations are made only as provided in Section 7.7), is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of such person in writing to the Administrative Agent or any Lender will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information (taken as a whole) not misleading at such time in light of the circumstances under which such information was provided, except that any such future information consisting of financial projections prepared by the Borrower or any of its Subsidiaries is only represented herein as being based on good faith estimates and assumptions believed by such persons to be reasonable at the time made, it being recognized by the Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ materially from the projected results.

Section 7.20. Defaults. No Default or Event of Default exists as of the Closing Date hereunder, nor will any Default or Event of Default begin to exist immediately after the execution and delivery hereof.

Section 7.21. Management Service Agreements.

(a) Schedule 7.21 hereto sets forth each service agreement relating to the affiliation with a professional corporation or other dental group that the Borrower or any of its Subsidiaries is a party to as of the Closing Date (each such service agreement, together with each additional service agreement entered into by the Borrower or any of its Subsidiaries after the Closing Date, and as any of the foregoing may be amended from time to time in accordance with Section 8.15 are referred to herein as a “Management Service Agreement” and collectively, the “Management Service Agreements”). The Borrower has provided the Administrative Agent a true, correct and complete copy of each Management Service Agreement in effect as of the Closing Date.

(b) No Management Service Agreement Termination Event exists under any Management Service Agreement that individually, or when taken together with all other existing Management Service Agreement Termination Events, could reasonably be expected to have a Material Adverse Effect.

(c) Subject to any restrictions under applicable law, except as set forth on Schedule 7.21, all of the Management Service Agreements are freely assignable to third parties and collaterally assignable to the Administrative Agent, for the benefit of the Benefited Creditors, without the consent of any party to such Management Service Agreement.

Section 7.22. Malpractice Insurance. The senior management of the Borrower and each of its Subsidiaries has concluded, after the exercise of reasonable business judgment, that such entities are not engaged in the practice of dentistry and are not required to maintain malpractice insurance and if such senior management concludes after the Closing Date that such entities are required to maintain malpractice insurance, the Borrower covenants and agrees to, and will require each of its Subsidiaries to, obtain and maintain comprehensive malpractice insurance against bodily injury and death with financially sound and reputable insurance companies in such amounts and against such risks as are usually carried by owners of similar businesses and properties in the same general areas in which the Borrower and its Subsidiaries operate.

Section 7.23. Anti-Terrorism Law Compliance. Neither the Borrower nor any of its Subsidiaries is subject to or in violation of any law, regulation, or list of any government agency (including, without limitation, the U.S. Office of Foreign Asset Control list, Executive Order No. 13224 or the USA Patriot Act) that prohibits or limits the conduct of business with or the receiving of funds, goods or services to or for the benefit of certain persons specified therein or that prohibits or limits any Lender or Letter of Credit Issuer from making any advance or extension of credit to the Borrower or from otherwise conducting business with the Borrower.

Section 7.24. Subsidiaries; Equity Interests. As of the Closing Date, Borrower has no Subsidiaries other than those specifically disclosed in Part (a) of Schedule 7.24, and all of the outstanding Equity Interests in such Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by a Credit Party in the amounts specified on Part (a) of Schedule 7.24 free and clear of all Liens. The Borrower has no equity investments in any other corporation or entity other than those specifically disclosed in Part (b) of Schedule 7.24. All of the outstanding Equity Interests in the Borrower have been validly issued and are fully paid and nonassessable.

Section 7.25. Compliance with Laws. Each Credit Party and each Subsidiary thereof is in compliance in all material respects with the requirements of all laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

Section 7.26. Security Documents. The provisions of the Security Documents are effective to create in favor of the Administrative Agent for the benefit of the Secured Creditors a legal, valid and enforceable first priority Lien (subject to Liens permitted by Section 9.3) on all right, title and interest of the respective Credit Parties in the Collateral described therein. Except for filings completed prior to the Closing Date and as contemplated hereby and by the Security Documents, no filing or other action will be necessary to perfect or protect such Liens.

Section 7.27. Labor Matters. There are no collective bargaining agreements or Multiemployer Plans covering the employees of the Borrower or any of its Subsidiaries as of the Closing Date and neither the Borrower nor any Subsidiary has suffered any strikes, walkouts, work stoppages or other material labor difficulty within the last five years.

ARTICLE VIII.

AFFIRMATIVE COVENANTS

The Borrower hereby covenants and agrees that on the Closing Date and thereafter so long as this Agreement is in effect and until such time as the Commitments have been terminated, no Notes remain outstanding and the Loans, together with interest, Fees and all other Obligations incurred hereunder and under the other Credit Documents, have been paid in full:

Section 8.1. Reporting Requirements. The Borrower will furnish to each Lender and the Administrative Agent:

(a) Annual Financial Statements. As soon as available and in any event within 90 days after the close of each fiscal year of the Borrower, the consolidated and consolidating (by region) balance sheets of the Borrower and its consolidated Subsidiaries as at the end of such fiscal year and the related consolidated and consolidating (by region) statements of income, of stockholders’ equity and of cash flows for such fiscal year, in each case setting forth comparative figures for the preceding fiscal year, all in reasonable detail and accompanied by the opinion with respect to such consolidated financial statements of independent public accountants of recognized national standing selected by the Borrower, which opinion shall be unqualified and shall (i) state that such accountants audited such consolidated financial statements in accordance with generally accepted auditing standards, that such accountants believe that such audit provides a reasonable basis for their opinion, and that in their opinion such consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Borrower and its consolidated subsidiaries as at the end of such fiscal year and the consolidated results of their operations and cash flows for such fiscal year in conformity with generally accepted accounting principles, or (ii) contain such statements as are customarily included in unqualified reports of independent accountants in conformity with the recommendations and requirements of the American Institute of Certified Public Accountants (or any successor organization).

(b) Quarterly Financial Statements. As soon as available and in any event within 45 days after the close of each of the first three (3) quarterly accounting periods in each fiscal year of the Borrower, the unaudited consolidated and consolidating (by region) balance sheets of the Borrower and its consolidated Subsidiaries as at the end of such quarterly period and the related unaudited consolidated and consolidating (by region) statements of income and of cash flows for such quarterly period and/or for the fiscal year to date, and setting forth, in the case of such unaudited consolidated statements of income and of cash flows, comparative figures for the related periods in the prior fiscal year, and which shall be certified on behalf of the Borrower by an Authorized Officer of the Borrower, subject to changes resulting from normal year-end audit adjustments.

(c) Officer’s Compliance Certificates. At the time of the delivery of the financial statements provided for in Sections 8.1(a) and (b), a certificate (a “Compliance Certificate”), substantially in the form of Exhibit E, signed by an Authorized Officer of the Borrower to the effect that (i) no Default or Event of Default exists or, if any Default or Event of Default does exist, specifying the nature and extent thereof and the actions the Borrower has taken or proposes to take with respect thereto, and (ii) the representations and warranties of the Credit Parties are true and correct in all material respects, except to the extent that any relate to an earlier specified date, in which case, such representations shall be true and correct in all material respects as of the date made, which certificate shall set forth (x) the calculations required to establish compliance with the provisions of Section 9.7, (ii) evidence of pro forma compliance with the financial covenants set forth in Section 9.7 with respect to each Share Repurchase made during the period for which such certificate is being delivered as though such Share Repurchases had occurred at the beginning of such fiscal quarter and (iii) evidence of pro forma compliance with the financial covenants set forth in Section 9.7 with respect to each Capital Distribution made during the period for which such certificate is being delivered as though such Capital Distributions had been made at the beginning of such fiscal quarter.

(d) Budgets and Forecasts. Not later than 90 days after the commencement of any fiscal year of the Borrower and its Subsidiaries, commencing with the fiscal year ending December 31, 2010, consolidated projections and budget in reasonable detail for each of the four fiscal quarters of such fiscal year, and (if and to the extent prepared by management of the Borrower) for any subsequent fiscal years, as approved by the Borrower’s Board of Directors setting forth, with appropriate discussion, the forecasted balance sheet, income statement, operating cash flows and capital expenditures of the Borrower and its Subsidiaries for the period covered thereby, and the principal assumptions upon which forecasts and budget are based.

(e) Notice of Default, Litigation, Violation of Material Agreement. Promptly, and in any event within three Business Days, after the Borrower or any of its Subsidiaries obtains knowledge thereof, notice of:

(i) the occurrence of any event that constitutes a Default or Event of Default, which notice shall specify the nature thereof, the period of existence thereof and what action the Borrower proposes to take with respect thereto;

(ii) the commencement of, or any other material development concerning, any litigation or governmental or regulatory proceeding pending against the Borrower or any of its Subsidiaries or the occurrence of any other event, if the same would be reasonably likely to have a Material Adverse Effect;

(iii) the occurrence of any Management Service Agreement Termination Event or the termination of any Management Service Agreement;

(iv) of any material change in accounting policies or financial reporting practices by the Borrower or any Subsidiary; or

(v) of the (A) occurrence of any Asset Sales for which the Borrower is required to make a mandatory prepayment pursuant to Section 5.1(c)(v), (B) occurrence of any sale of capital stock or other Equity Interests for which the Borrower is required to make a mandatory prepayment pursuant to Section 5.1(c)(vi), (C) incurrence or issuance of any Indebtedness for which the Borrower is required to make a mandatory prepayment pursuant to Section 5.1(c)(vii), and (D) receipt of any Cash Proceeds in respect of an Event of Loss for which the Borrower is required to make a mandatory prepayment pursuant to Section 5.1(c)(viii).

(f) ERISA. Promptly, and in any event within 10 days after the Borrower or any other Credit Party knows of the occurrence of any of the following, the Borrower will deliver to the Administrative Agent and each of the Lenders a certificate of an Authorized Officer of the Borrower setting forth the full details as to such occurrence and the action, if any, that the Borrower, such Subsidiary or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given by the Borrower, the Subsidiary, the ERISA Affiliate to or filed with the PBGC, a Plan participant or the Plan administrator with respect thereto: (i) that a Reportable Event has occurred with respect to any Plan; (ii) the institution of any steps by the Borrower, any Subsidiary, any ERISA Affiliate, the PBGC or any other person to terminate any Plan or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, a Plan; (iii) the institution of any steps by the Borrower, any Subsidiary or any ERISA Affiliate to withdraw from any Plan; (iv) the institution of any steps by the Borrower or any Subsidiary to withdraw from any Multiemployer Plan or Multiple Employer Plan, if such withdrawal could result in withdrawal liability (as described in Part 1 of Subtitle E of Title IV of ERISA or in Section 4063 of ERISA) in excess of $1,000,000; (v) a non-exempt “prohibited transaction” within the meaning of Section 406 of ERISA in connection with any Plan; (vi) that a Plan has Unfunded Benefit Liabilities exceeding $1,000,000; (vii) any material increase in the contingent liability of the Borrower or any Subsidiary with respect to any post-retirement welfare liability; (viii) the cessation of operations at a facility of the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA; (ix) the conditions for imposition of a lien under Section 303(k) of ERISA shall have been met with respect to a Plan; (x) the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to Section 436(f)(i) of the Code; (xi) the insolvency of or commencement of reorganization proceedings with respect to a Multiemployer Plan; or (xii) the taking of any action by, or the threatening of the taking of any action by, the Internal Revenue Service, the Department of Labor or the PBGC with respect to any of the foregoing.

(g) Environmental Matters. Promptly upon, and in any event within 10 Business Days after, an officer of the Borrower or any of its Subsidiaries obtains knowledge thereof, notice of one or more of the following environmental matters: (i) any pending or threatened material Environmental Claim against the Borrower or any of its Subsidiaries or any Real Property owned or operated by the Borrower or any of its Subsidiaries; (ii) any condition or occurrence on or arising from any Real Property owned or operated by the Borrower or any of its Subsidiaries that (A) results in material noncompliance by the Borrower or any of its Subsidiaries with any applicable Environmental Law or (B) would reasonably be expected to form the basis of a material Environmental Claim against the Borrower or any of its Subsidiaries or any such Real Property; (iii) any condition or occurrence on any Real Property owned, leased or operated by the Borrower or any of its Subsidiaries that could reasonably be expected to cause such Real Property to be subject to any material restrictions on the ownership, occupancy, use or transferability by the Borrower or any of its Subsidiaries of such Real Property under any Environmental Law; and (iv) the taking of any material removal or remedial action in response to the actual or alleged presence of any Hazardous Material on any Real Property owned, leased or operated by the Borrower or any of its Subsidiaries as required by any Environmental Law or any governmental or other administrative agency. All such notices shall describe in reasonable detail the nature of the Environmental Claim, the Borrower’s or such Subsidiary’s response thereto and, to the extent reasonably ascertainable, the potential exposure in Dollars of the Borrower and its Subsidiaries with respect thereto.

(h) SEC Reports and Registration Statements. Promptly after transmission thereof or other filing with the SEC, copies of all registration statements (other than the exhibits thereto and any registration statement on Form S-8 or its equivalent) and all annual, quarterly or current reports that the Borrower or any of its Subsidiaries files with the SEC on Form 10-K, 10-Q or 8-K (or any successor forms).

(i) Annual and Quarterly Reports, Proxy Statements and other Reports Delivered to Stockholders Generally. Promptly after transmission thereof to its stockholders, copies of all annual, quarterly and other reports and all proxy statements that the Borrower furnishes to its stockholders generally.

(j) Auditors’ Internal Control Comment Letters, etc. Promptly upon receipt thereof, a copy of each letter or memorandum commenting on internal accounting controls and/or accounting or financial reporting policies followed by the Borrower and/or any of its Subsidiaries that is submitted to the Borrower by its independent accountants in connection with any annual or interim audit made by them of the books of the Borrower or any of its Subsidiaries.

(k) Information Relating to Collateral. At the time of the delivery of the annual financial statements provided for in subpart (a) above, a certificate of an Authorized Officer of the Borrower (i) setting forth any changes to the information required pursuant to the Perfection Certificate or confirming that there has been no change in such information since the date of the most recently delivered or updated Perfection Certificate and (ii) certifying that neither the Borrower nor any of its Subsidiaries has taken any actions (and is not aware of any actions so taken) to terminate any UCC financing statements or other appropriate filings, recordings or registrations, including all refilings, rerecordings and reregistrations, containing a description of the Collateral have been filed of record in each governmental, municipal or other appropriate office in each jurisdiction identified pursuant to clause (i) above to the extent necessary to protect and perfect the security interests and Liens under the Security Documents.

(l) Other Notices. Promptly after the transmission or receipt thereof, as applicable, copies of all notices received or sent by the Borrower or any Subsidiary to or from the holders of any Indebtedness having an unpaid principal amount, or Capitalized Lease Obligations, of $250,000 or greater, or any trustee with respect thereto.

(m) Notice of Termination of any Key Employee. Promptly, and in any event within ten Business Days after the occurrence thereof, notice of the termination for any reason (including, without limitation, by resignation or death) of any Key Employee; provided, however, that filing a current report on Form 8-K with the SEC relating to such termination of a Key Employee shall be deemed notice to each Lender and the Administrative Agent for purposes of this Section 8.1(m).

(n) Other Information. Promptly, but in any event within 10 Business Days upon request therefor, such other information or documents (financial or otherwise) relating to the Borrower or any of its Subsidiaries as the Administrative Agent or any Lender may reasonably request from time to time.

The Borrower hereby acknowledges that (A) the Administrative Agent and/or the Co-Lead Arrangers will make available to the Lenders and the Letter of Credit Issuer materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (B) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Borrower hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Co-Lead Arrangers, the Letter of Credit Issuer and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Borrower or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Confidential Information, they shall be treated as set forth in Section 13.14); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Administrative Agent and the Co-Lead Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.” Notwithstanding the foregoing, the Borrower shall be under no obligation to mark any Borrower Materials “PUBLIC.”

Section 8.2. Books, Records and Inspections. Subject to Section 13.14, the Borrower will, and will cause each of its Subsidiaries to, (a) keep proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Borrower or such Subsidiaries, as the case may be, in accordance with GAAP; and (b) permit, upon at least two (2) Business Days’ notice (or without notice if an Event of Default exists) to the Borrower, officers and designated representatives of the Administrative Agent (accompanied by any designated representatives of the Lenders) to visit and inspect any of the properties or assets of the Borrower and any of its Subsidiaries in whomsoever’s possession (but only to the extent the Borrower or such Subsidiary has the right to do so to the extent in the possession of another person), to examine the books of account of the Borrower and any of its Subsidiaries, and make copies thereof and take extracts therefrom, and to discuss the affairs, finances and accounts of the Borrower and of any of its Subsidiaries with, and be advised as to the same by, its and their officers and independent accountants and independent actuaries, if any, all at such reasonable times and intervals (or at any time if an Event of Default exists) and to such reasonable extent as the Administrative Agent or any of the Lenders may request. All such visits and inspections shall be at the Borrower’s cost and expense, provided that so long as no Event of Default is in existence, the Borrower shall not be required to pay for more than two such visits of the Administrative Agent (who may be accompanied by any designated representatives of the Lenders) in any calendar year.

Section 8.3. Insurance.

(a) The Borrower will, and will cause each of its Subsidiaries to, (i) maintain insurance coverage by such insurers and in such forms and amounts and against such risks as are generally consistent with the insurance coverage maintained by the Borrower and its Subsidiaries as of the Closing Date, and (ii) forthwith upon the Administrative Agent’s or any Lender’s written request, furnish to the Administrative Agent or such Lender such information about such insurance as the Administrative Agent or such Lender may from time to time reasonably request, which information shall be prepared in form and detail satisfactory to the Administrative Agent or such Lender and certified by an Authorized Officer of the Borrower.

(b) The Borrower will, and will cause each other Credit Party to, at all times keep its and their respective property that is subject to the Lien of any Security Document insured in favor of the Administrative Agent, for the benefit of the Secured Creditors and all policies or certificates (or certified copies thereof) with respect to such insurance (and any other insurance maintained by the Borrower or any such Credit Party) (i) shall be endorsed to the Administrative Agent’s satisfaction for the benefit of the Administrative Agent (including, without limitation, by naming the Administrative Agent as an additional loss payee (with respect to Collateral) or, to the extent permitted by applicable law, as an additional insured as its interests may appear), (ii) shall state that such insurance policies shall not be canceled, reduced or expire without 30 days’ prior written notice thereof (or 10 days’ prior written notice in the case of cancellation for the non-payment of premiums) by the respective insurer to the Administrative Agent, (iii) shall provide that the respective insurers irrevocably waive any and all rights of subrogation with respect to the Administrative Agent and the Lenders, (iv) shall in the case of any such certificates or endorsements in favor of the Administrative Agent, be delivered to or deposited with the Administrative Agent, and (v) shall provide that the interests of the Administrative Agent shall not be invalidated by an act or negligence of the Borrower or any Subsidiary or any person having an interest in any facility owned, leased or used by the Borrower or any of its Subsidiaries nor by occupancy or use of any facility owned, leased or used by the Borrower or any Subsidiary for purposes more hazardous than permitted by such policy nor by any foreclosure or other proceedings relating to any facility owned, leased or used by the Borrower or any Subsidiary. The Borrower shall deliver to the Administrative Agent contemporaneously with the expiration or replacement of any policy of insurance required to be maintained by this Agreement a certificate as to the new or renewal policy. The Borrower shall advise the Administrative Agent promptly upon the cancellation, reduction or amendment of any policy. If requested to do so by the Administrative Agent at any time, the Borrower shall deliver copies of all insurance policies maintained by it as required by this Agreement. The Administrative Agent shall deliver copies of any certificates of insurance to a Lender upon such Lender’s reasonable request.

(c) If the Borrower or any other Credit Party shall fail to maintain any insurance in accordance with this Section, or if the Borrower or any such Credit Party shall fail to so endorse and deliver or deposit all endorsements or certificates with respect thereto, the Administrative Agent shall have the right (but shall be under no obligation), upon prior written notice to the Borrower, to procure such insurance and the Borrower agrees to reimburse the Administrative Agent on demand for all actual costs and expenses of procuring such insurance.

Section 8.4. Payment of Obligations. The Borrower will pay and discharge, and will cause each of its Subsidiaries to pay and discharge, as the same shall become due and payable, all its obligations and liabilities, including:

(a) all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims that, if unpaid, might become a Lien or charge upon any properties of the Borrower or any of its Subsidiaries; provided that neither the Borrower nor any of its Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim that is being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in accordance with GAAP;

(b) all of its wage obligations to its employees in accordance with the Fair Labor Standards Act (29 U.S.C. Sections 206-207) and any comparable provisions of applicable law;

(c) all lawful claims which, if unpaid, would by law become a Lien (other than any Lien permitted by Section 9.3) upon its property; and

(d) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.

Section 8.5. Corporate Franchises. The Borrower will do, and will cause each of its Subsidiaries to do, or cause to be done, all things necessary to:

(a) preserve and keep in full force and effect its corporate existence; and

(b) preserve and keep in full force and effect its rights and authority, qualification, franchises, licenses and permits;

provided that nothing in this Section 8.5 shall be deemed to prohibit any transaction permitted by Section 9.2.

Section 8.6. Good Repair. The Borrower will, and will cause each of its Subsidiaries to, ensure that its material properties and equipment used or useful in its business in whomsoever’s possession they may be, are kept in good repair, working order and condition, normal wear and tear excepted, and that from time to time there are made in such properties and equipment all needful and proper repairs, renewals, replacements, extensions, additions, betterments and improvements thereto, to the extent and in the manner customary for companies in similar businesses.

Section 8.7. Compliance with Statutes, etc. The Borrower will comply, and will cause each of its Subsidiaries to comply, with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all Governmental Authorities in respect of the conduct of its business and the ownership of its property, other than those the noncompliance with which would not have, and that would not be reasonably expected to have, a Material Adverse Effect.

Section 8.8. Compliance with Environmental Laws. Without limitation of the covenants contained in Section 8.7 hereof,

(a) The Borrower will comply, and will cause each of its Subsidiaries to comply, with all Environmental Laws applicable to the ownership, lease or use of all Real Property now or hereafter owned, leased or operated by the Borrower or any of its Subsidiaries, and will promptly pay or cause to be paid all costs and expenses incurred in connection with such compliance, except to the extent that such compliance with Environmental Laws is being contested in good faith and by appropriate proceedings and for which adequate reserves have been established to the extent required by GAAP, and an adverse outcome in such proceedings is not reasonably expected to have a Material Adverse Effect.

(b) The Borrower will keep or cause to be kept, and will cause each of its Subsidiaries to keep or cause to be kept, all such Real Property free and clear of any Liens imposed pursuant to such Environmental Laws other than Permitted Liens.

(c) Neither the Borrower nor any of its Subsidiaries will generate, use, treat, store, release or dispose of, or permit the generation, use, treatment, storage, release or disposal of, Hazardous Materials on any Real Property now or hereafter owned, leased or operated by the Borrower or any of its Subsidiaries or transport or permit the transportation of Hazardous Materials to or from any such Real Property other than in compliance with applicable Environmental Laws and in the ordinary course of business, except for such noncompliance as would not have, and that would not be reasonably expected to have, a Material Adverse Effect.

(d) If required to do so under any applicable order of any Governmental Authority, the Borrower will undertake, and cause each of its Subsidiaries to undertake, any clean up, removal, remedial or other action necessary to remove and clean up any Hazardous Materials from any Real Property owned, leased or operated by the Borrower or any of its Subsidiaries in accordance with, in all material respects, the requirements of all applicable Environmental Laws and in accordance with, in all material respects, such orders of all Governmental Authorities, except to the extent that the Borrower or such Subsidiary is contesting such order in good faith and by appropriate proceedings and for which adequate reserves have been established to the extent required by GAAP or the outcome of such proceeding would not reasonably be expected to have a Material Adverse Effect.

(e) At the written request of the Administrative Agent or the Required Lenders, which request shall specify in reasonable detail the basis therefor, at any time and from time to time after the Lenders receive notice under Section 8.1(g) for any Environmental Claim involving potential expenditures by the Borrower or any of its Subsidiaries in excess of $500,000 in the aggregate for any Real Property, the Borrower will provide, at its sole cost and expense, an environmental site assessment report concerning any such Real Property now or hereafter owned, leased or operated by the Borrower or any of its Subsidiaries, prepared by an environmental consulting firm reasonably acceptable to the Administrative Agent, indicating the presence or absence of Hazardous Materials and the potential cost of any removal or a remedial action in connection with any Hazardous Materials on such Real Property. If the Borrower fails to provide the same within 90 days after such request was made, the Administrative Agent may order the same, and the Borrower shall grant and hereby grants, to the Administrative Agent and the Lenders and their agents, access to such Real Property and specifically grants the Administrative Agent and the Lenders an irrevocable non-exclusive license, subject to the rights of tenants, to undertake such an assessment, all at the Borrower’s expense.

Section 8.9. Fiscal Years, Fiscal Quarters. The Borrower shall not change its or any of its Subsidiaries’ fiscal years or fiscal quarters (other than the fiscal year or fiscal quarters of a person that becomes a Subsidiary, made at the time such person becomes a Subsidiary to conform to the Borrower’s fiscal year and fiscal quarters).

Section 8.10. Certain Subsidiaries to Join in Subsidiary Guaranty.

(a) In the event that at any time after the Closing Date (x) the Borrower creates, holds, acquires or at any time has any Subsidiary (other than the Excluded Subsidiary or the Insurance Subsidiary and other than a Foreign Subsidiary as to which Section 8.10(b) applies) that is not a party to the Subsidiary Guaranty, or (y) an Event of Default shall have occurred and be continuing and the Borrower has any Subsidiary (other than the Insurance Subsidiary) that is not a party to the Subsidiary Guaranty, the Borrower will promptly, but in any event within ten (10) Business Days, notify the Administrative Agent in writing of such event, identifying the Subsidiary in question and referring specifically to the rights of the Administrative Agent and the Lenders under this Section. The Borrower will, within thirty (30) days after any such acquisition or creation, cause such Subsidiary to deliver to the Administrative Agent, in sufficient quantities for the Lenders, (i) a Guaranty Supplement (as defined in the Subsidiary Guaranty), duly executed by such Subsidiary, pursuant to which such Subsidiary joins in the Subsidiary Guaranty as a guarantor thereunder, and (ii) resolutions of the Board of Directors or equivalent governing body of such Subsidiary, certified by the Secretary or an Assistant Secretary of such Subsidiary, as duly adopted and in full force and effect, authorizing the execution and delivery of such joinder supplement and the other Credit Documents to which such Subsidiary is or will be a party, together with such other corporate documentation and an opinion of counsel as the Administrative Agent may reasonably request, in each case, in form and substance reasonably satisfactory to the Administrative Agent. Notwithstanding the foregoing, in the event the Excluded Subsidiary shall cease to be an inactive Subsidiary or shall acquire any material assets or liabilities, the Borrower will promptly, and in any event within ten

(10) Business Days, notify the Administrative Agent in writing of such event, referring specifically to the rights of the Administrative Agent and the Lenders under this Section. The Borrower will, within thirty (30) days after the date the Excluded Subsidiary shall cease to be an inactive Subsidiary or shall acquire any material assets or liabilities, cause the Excluded Subsidiary to deliver to the Administrative Agent, in sufficient quantities for the Lenders, (i) a Guaranty Supplement (as defined in the Subsidiary Guaranty), duly executed by the Excluded Subsidiary, pursuant to which the Excluded Subsidiary joins in the Subsidiary Guaranty as a guarantor thereunder, and (ii) resolutions of the Board of Directors or equivalent governing body of such Subsidiary, certified by the Secretary or an Assistant Secretary of such Subsidiary, as duly adopted and in full force and effect, authorizing the execution and delivery of such joinder supplement and the other Credit Documents to which such Subsidiary is or will be a party, together with such other corporate documentation and an opinion of counsel as the Administrative Agent may reasonably request, in each case, in form and substance reasonably satisfactory to the Administrative Agent.

(b) Notwithstanding the foregoing, (i) the Borrower shall not, unless the Administrative Agent otherwise notifies the Borrower in writing (who may give such notification on its own initiative and shall give such notification upon the request of the Required Lenders), be required to pledge its Equity Interests in the Insurance Subsidiary, and (ii) the Borrower shall not, unless an Event of Default shall have occurred and be continuing, be required to pledge (or cause to be pledged) more than 66% of the Equity Interests in any first tier Foreign Subsidiary, or any of the Equity Interests in any other Foreign Subsidiary, or to cause a Foreign Subsidiary to join in the Subsidiary Guaranty or to become a party to the Security Agreement or any other Security Document, if (x) to do so would subject the Borrower to liability for additional United States income taxes by virtue of Section 956 of the Code in an amount the Borrower considers material, and (y) the Borrower provides the Administrative Agent with documentation, including computations prepared by the Borrower’s internal tax officer, its independent accountants or tax counsel, reasonably acceptable to the Required Lenders, in support thereof.

Section 8.11. Additional Security; Further Assurances.

(a) Additional Security. Subject to Section 8.10 above and Section 8.17, if the Borrower or any Subsidiary Guarantor acquires, owns or holds an interest in any personal property that is not at the time included in the Collateral, the Borrower will promptly notify the Administrative Agent in writing of such event, identifying the property or interests in question and referring specifically to the rights of the Administrative Agent and the Lenders under this Section, and the Borrower will, or will cause such Subsidiary to, within 30 days after the date of any such acquisition of property, grant to the Administrative Agent for the benefit of the Benefited Creditors a Lien on such Real Property or such personal property pursuant to the terms of such security agreements, assignments, Mortgages or other documents as the Administrative Agent deems appropriate (collectively, the “Additional Security Document”) or a joinder in any existing Security Document. Furthermore, the Borrower shall cause to be delivered to the Administrative Agent such opinions of local counsel, corporate resolutions, a Perfection Certificate, Landlord’s Agreements and other related documents as may be reasonably requested by the Administrative Agent in connection with the execution, delivery and recording of any such Additional Security Document or joinder, all of which documents shall be in form and substance reasonably satisfactory to the Administrative Agent.

(b) Further Assurances. The Borrower will, and will cause each of its Subsidiaries to, at the expense of the Borrower, make, execute, endorse, acknowledge, file and/or deliver to the Administrative Agent from time to time such conveyances, financing statements, transfer endorsements, powers of attorney, certificates, and other assurances or instruments and take such further steps relating to the Collateral covered by any of the Security Documents as the Administrative Agent may reasonably require. If at any time the Administrative Agent determines, based on applicable law, that all applicable taxes (including, without limitation, mortgage recording taxes or similar charges) were not paid in connection with the recordation of any mortgage or deed of trust, the Borrower shall promptly pay the same upon demand.

Section 8.12. Casualty and Condemnation. If any Event of Loss results in Net Cash Proceeds (whether in the form of insurance proceeds, a condemnation award or otherwise), a portion or all of which is required to be applied as a prepayment of the Loans or to the rebuilding or restoration of any affected property pursuant to Section 5.1, the Borrower shall authorize, and shall cause each of its Subsidiaries to authorize, the Administrative Agent to collect such Net Cash Proceeds and, if received by any Credit Party, the Borrower will, or will cause any applicable Credit Party, to pay over such Net Cash Proceeds to the Administrative Agent.

Section 8.13. Most Favored Covenant Status. If any Credit Party at any time after the Closing Date, issues or guarantees any Indebtedness in an aggregate amount exceeding $5,000,000 (to the extent, if any, that any such Credit Party is permitted to do so under Section 9.4 hereof) pursuant to a loan agreement, credit agreement, note purchase agreement, indenture, guaranty or other similar instrument, which agreement, indenture, guaranty or instrument, includes affirmative or negative business or financial covenants (or any events of default or other type of restriction that would have the practical effect of any affirmative or negative business or financial covenant, including, without limitation, any “put” or mandatory prepayment of such Indebtedness upon the occurrence of a “change of control”) that are applicable to any Credit Party, other than those set forth herein or in any of the other Credit Documents, the Borrower shall promptly so notify the Administrative Agent and the Lenders and, if the Administrative Agent shall so request by written notice to the Borrower (after a determination has been made by the Required Lenders that any of the above-referenced documents or instruments contain any such provisions, that either individually or in the aggregate, are more favorable to the holders of such unsecured Indebtedness than any of the provisions set forth herein), the Borrower, the Administrative Agent and the Lenders shall promptly amend this Agreement to incorporate some or all of such provisions, in the discretion of the Administrative Agent and the Required Lenders, into this Agreement and, to the extent necessary and reasonably desirable to the Administrative Agent and the Required Lenders, into any of the other Credit Documents, all at the election of the Administrative Agent and the Required Lenders.

Section 8.14. Senior Debt. The Obligations shall, and the Borrower shall take all necessary action to ensure that the Obligations shall, at all times rank at least pari passu in right of payment (to the fullest extent permitted by law) with all other senior secured Indebtedness of the Borrower and each Subsidiary Guarantor.

Section 8.15. Management Service Agreements; Material Contracts.

(a) The Borrower and each of its Subsidiaries shall comply in all respects with all of their material obligations under each Management Service Agreement and shall promptly enforce and diligently pursue all of their material rights under each Management Service Agreement.

(b) At the time of the delivery of the financial statements provided for in Sections 8.1(a) and (b), the Borrower shall provide to the Administrative Agent, who shall promptly deliver a copy of the same to the Lenders, (i) a copy of any Management Service Agreement entered into by the Borrower or any of its Subsidiaries during such period covered by the financial statements to the extent not previously delivered to the Administrative Agent, and (ii) a copy of any amendment or other modification to the terms or provisions of any Management Service Agreement, other than immaterial amendments or modifications, such as amendments or modifications relating to address changes, correcting scrivener’s errors and the like, entered into during such period covered by the financial statements to the extent not previously delivered to the Administrative Agent. The Borrower shall, and shall cause each of its Subsidiaries to, ensure that each Management Service Agreement entered into on or after the Closing Date is in substantially the same form as the Form MSA. The Borrower shall not enter into, or permit any of its Subsidiaries to enter into, any amendment or other modification to any Management Service Agreement that results in such Management Service Agreement not being in substantially the same form as the Form MSA; provided, however, that the Borrower and its Subsidiaries shall be permitted to make non-material amendments or other modifications to any Management Service Agreement so long as such amendment or other modification does not materially adversely affect (i) the Lenders or any of their rights under the Credit Documents or (ii) any of the Collateral or any of the Lenders’ rights in or to any of the Collateral.

(c) The Borrower shall, and shall cause each of its Subsidiaries to, perform and observe in all material respects all the terms and provisions of each Material Contract to be performed or observed by it, maintain each such Material Contract in full force and effect, enforce in all material respects each such Material Contract in accordance with its terms, take all such action to such end as may be from time to time reasonably requested by the Administrative Agent and, upon the reasonable request of the Administrative Agent, make to each other party to each such Material Contract such reasonable demands and requests for information and reports or for action as any Credit Party or any of its Subsidiaries is entitled to make under such Material Contract, and cause each of its Subsidiaries to do so.

Section 8.16. Landlord/Mortgagee Waivers. The Credit Parties will use their commercially reasonable efforts to obtain, and to maintain in effect, promptly following the Closing Date, Landlord’s Agreements on any leased Real Property (a) on which any items of Collateral owned by a Scheduled Subsidiary are located as of the Closing Date (as more particularly described on Schedule 4), and on which any items of Collateral owned by a Scheduled Subsidiary are located from time to time (but solely to the extent relating to a Schedule 4 Affiliation) from and after the Closing Date, (b) on which any other items of Collateral are located such that the aggregate value of Collateral covered by Landlord’s Agreements is at least equal to 75% of the aggregate value of Collateral located at all such locations at any time (excluding for purposes of this clause (b) the value of the Collateral at the locations covered by clause (a) of this Section 8.16), (c) that functions as the chief executive office of the Borrower and (d) at which material books and records of any Credit Party are located.

Section 8.17. Mortgages. If at any time any Credit Party acquires, owns or holds an interest in any Real Property with a fair market value in excess of $2,000,000 for any Real Property and $4,000,000 in the aggregate for all Real Properties not covered by Mortgages (in each case, with a fair market value determined at the time of acquisition and agreed to by the Borrower and the Administrative Agent), upon the request of the Administrative Agent, the Borrower shall deliver to the Administrative Agent, (a) if no Event of Default is in existence at the time of such request, within 60 days of the request therefor by the Administrative Agent, and (b) if an Event of Default is in existence at the time of such request, within 45 days of the request therefor by the Administrative Agent, in each case with respect to each parcel of Real Property owned by the Borrower or any Subsidiary Guarantor, each of the following (in the case of each item below, to the extent requested by the Administrative Agent):

(i) an American Land Title Association (ALTA) mortgagee title insurance policy or policies, or unconditional commitments therefor (a “Title Policy”) issued by a title insurance company reasonably satisfactory to the Administrative Agent (a “Title Company”), in an amount not less than the amount reasonably required therefor by the Administrative Agent (taking into account the estimated value of the property involved), insuring fee simple title to, or a valid leasehold interest in, such Real Property vested in the applicable Credit Party and assuring the Administrative Agent that the applicable Mortgage creates a valid and enforceable first priority mortgage lien on the respective Real Property encumbered thereby, subject only to Permitted Liens and a standard survey exception, which Title Policy (A) shall include an endorsement for mechanics’ liens, for revolving, “variable rate” and future advances under this Agreement and for any other matters reasonably requested by the Administrative Agent and (B) shall provide for affirmative insurance and such reinsurance as the Administrative Agent may reasonably request, all of the foregoing in form and substance reasonably satisfactory to the Administrative Agent;

(ii) copies of all recorded documents listed as exceptions to title or otherwise referred to in the Title Policy or in such title report relating to such Real Property;

(iii) evidence, which may be in the form of a letter or other certification from the Title Company or from an insurance broker, surveyor, engineer or other provider, as to whether (A) such Real Property is a Flood Hazard Property, and (B) the community in which such Flood Hazard Property is located is participating in the National Flood Insurance Program, and if such Closing Date Mortgaged Property is a Flood Hazard Property, evidence that the applicable Credit Party has obtained flood insurance in respect of such Flood Hazard Property to the extent required under the applicable regulations of the Board of Governors of the Federal Reserve System;

(iv) a survey, in form and substance reasonably satisfactory to the Administrative Agent, of such Real Property, certified in a manner reasonably satisfactory to the Administrative Agent by a licensed professional surveyor reasonably satisfactory to the Administrative Agent;

(v) a certificate of the Borrower identifying any Phase I, Phase II or other environmental report received in draft or final form by any Credit Party during the five-year period prior to the date of execution of the Mortgage relating to such Real Property and/or the operations conducted therefrom, or stating that no such draft or final form reports have been requested or received by any Credit Party (or its counsel), together with true and correct copies of all such environmental reports so listed (in draft form, if not finalized); and all such environmental reports shall be satisfactory in form and substance to the Administrative Agent;

(vi) an opinion of local counsel admitted to practice in the jurisdiction in which such Real Property is located, satisfactory in form and substance to the Administrative Agent, as to the validity and effectiveness of such Mortgage as a lien on such Real Property encumbered thereby, and covering such other matters of law in connection with the execution, delivery, recording and enforcement of such Mortgage as the Administrative Agent may reasonably request;

(vii) the Administrative Agent and the Lenders shall have received appraisals, satisfactory in form and substance to the Administrative Agent and each Lender, dated not more than 60 days prior to the date of execution of each Mortgage and addressed to the Administrative Agent and the Lenders or accompanied by a separate letter indicating that the Administrative Agent and the Lenders may rely thereon, from one or more nationally recognized appraisal firms, satisfactory to the Administrative Agent, covering (A) the Real Properties, and (B) all other tangible property, plant and equipment owned by the Borrower or any of its Subsidiaries, that is to be subjected to the Lien of the Security Agreement and is located at any plant or facility owned or leased by the Borrower or any of its Subsidiaries in the United States of America, which appraisals shall set forth (1) the “fair market value” of such property (i.e., the amount at which such property would equitably exchange between a willing buyer and a willing seller, neither being under a compulsion and both having reasonable knowledge of all relevant facts on the premise that such property will continue in its present use as part of an ongoing business enterprise), (2) the “orderly disposal value” of such property (i.e., the amount which may be realized through a forced sale disposal of such property when a reasonable time to find a buyer is allowed), and (3) the “forced liquidation value” of such property (i.e., the amount which may be realized through an immediate forced sale disposal of such property), in each case as determined in accordance with sound appraisal standards; and

(viii) the Borrower shall have paid or caused to be paid all costs and expenses payable in connection with all of the actions set forth in this Section 8.17, including but not limited to (A) all mortgage, intangibles or similar taxes or fees, however characterized, payable in respect of this Agreement, the execution and delivery of the Notes, any of the Mortgages or any of the other Credit Documents or the recording of any of the same or any other documents related thereto; and (B) all expenses and premiums of the Title Company in connection with the issuance of such policy or policies of title insurance and to all costs and expenses required for the recording of the Mortgages or any other Credit Documents or any other related documents in the appropriate public records.

Section 8.18. Compliance with Terms of Leaseholds. The Borrower shall, and will cause each of its Subsidiaries to, make all payments and otherwise perform all obligations in respect of all leases of real property to which the Borrower or any of its Subsidiaries is a party, keep such leases in full force and effect and not allow such leases to lapse or be terminated or any rights to renew such leases to be forfeited or cancelled, notify the Administrative Agent of any default by any party with respect to such leases and cooperate with the Administrative Agent in all respects to cure any such default, and cause each of its Subsidiaries to do so, except, in any case, where the failure to do so, either individually or in the aggregate, could not be reasonably likely to have a Material Adverse Effect.

Section 8.19. Interest Rate Hedging. Upon the request of the Administrative Agent, the Borrower shall enter into, and maintain at all times thereafter, interest rate Hedge Agreements on interest terms reasonably acceptable to the Administrative Agent, covering such notional amount of the Term Loans as reasonably requested by the Administrative Agent.

Section 8.20. Perfection of Security Interests. If, and solely to the extent, pursuant to the terms of a Management Services Agreement, the Borrower or any other Credit Party is granted a security interest in any Accounts Receivable of an Account Debtor (as each such term is defined in the Security Agreement), then within ten (10) days after the request of the Administrative Agent or the Required Lenders, the Borrower shall, or cause such other Credit Party to, file such Uniform Commercial Code financing statements as may be necessary to provide such Credit Party with a perfected, valid and subsisting Lien (enforceable against all third parties) on such Accounts Receivable. The Borrower shall provide to the Administrative Agent and the Lenders evidence of each Uniform Commercial Code financing statement filed by any Credit Party (as secured party) in connection with any Management Services Agreement.

ARTICLE IX.

NEGATIVE COVENANTS

The Borrower hereby covenants and agrees that on the Closing Date and thereafter for so long as this Agreement is in effect and until such time as the Commitments have been terminated, no Notes remain outstanding and the Loans, together with interest, Fees and all other Obligations incurred hereunder and under the other Credit Documents, have been paid in full:

Section 9.1. Changes in Business. Neither the Borrower nor any of its Subsidiaries will engage in any business if, as a result, the general nature of the business, taken on a consolidated basis, which would then be engaged in by the Borrower and its Subsidiaries, would be substantially changed from the general nature of the business engaged in by the Borrower and its Subsidiaries on the Closing Date.

Section 9.2. Consolidation, Merger, Acquisitions, Asset Sales, etc. The Borrower will not, and will not permit any Subsidiary to, (a) wind up, liquidate or dissolve its affairs, (b) enter into any transaction of merger or consolidation, (c) make or otherwise effect any Acquisition, (d) sell or otherwise dispose of any of its property or assets outside the ordinary course of business, or otherwise make or otherwise effect any Asset Sale, or (e) agree to do any of the foregoing at any future time, except that the following shall be permitted:

(i) Certain Intercompany Mergers, etc. If no Default or Event of Default shall have occurred and be continuing or would result therefrom, each of the following shall be permitted: (A) the merger, consolidation or amalgamation of any Domestic Subsidiary with or into the Borrower, provided the Borrower is the surviving or continuing or resulting corporation; (B) the merger, consolidation or amalgamation of any Domestic Subsidiary with or into any Subsidiary Guarantor, provided that the surviving or continuing or resulting corporation is a Subsidiary Guarantor; and (C) the transfer or other disposition of any property by the Borrower to any Subsidiary Guarantor or by any Subsidiary Guarantor to the Borrower or any other Subsidiary Guarantor;

(ii) Acquisitions. The Borrower or any Subsidiary Guarantor may make any Acquisition that is a Permitted Acquisition, provided that all of the conditions contained in the definition of the term Permitted Acquisition are satisfied;

(iii) Permitted Dispositions. If no Default or Event of Default shall have occurred and be continuing or would result therefrom, the Borrower or any of its Subsidiaries may consummate any Asset Sale, provided that (A) the consideration for such Asset Sale represents fair value (as determined by any Authorized Officer of the Borrower), and at least 90% of such consideration consists of cash; (B) the cumulative aggregate consideration for all such Asset Sales completed during any fiscal year does not exceed $1,000,000; (C) in the case of any such Asset Sale involving consideration in excess of $500,000, at least five Business Days prior to the date of completion of such Asset Sale, the Borrower shall have delivered to the Administrative Agent an officer’s certificate executed on behalf of the Borrower by an Authorized Officer of the Borrower, which certificate shall contain (1) a description of the proposed transaction, the date such transaction is scheduled to be consummated, the estimated sale price or other consideration for such transaction, and (2) a certification that no Default or Event of Default has occurred and is continuing, or would result from consummation of such transaction, and (D) contemporaneously with the completion of such transaction the Borrower prepays its Loans as and to the extent required by Section 5.1 hereof;

(iv) Leases. The Borrower or any of its Subsidiaries may enter into leases of property or assets not constituting Acquisitions in the ordinary course of business, provided such leases are not otherwise in violation of this Agreement; and

(v) Permitted Investments. The Borrower and it Subsidiaries shall be permitted to make the Investments permitted pursuant to Section 9.5.

Section 9.3. Liens. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets of any kind (real or personal, tangible or intangible) of the Borrower or any such Subsidiary whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable or notes with or without recourse to the Borrower or any of its Subsidiaries, other than for purposes of collection of delinquent accounts in the ordinary course of business) or assign any right to receive income, or file or permit the filing of any financing statement under the UCC or any other similar notice of Lien under any similar recording or notice statute, except that the foregoing shall not apply to:

(a) Standard Permitted Liens. Standard Permitted Liens;

(b) Existing Liens, etc. Liens (i) in existence on the Closing Date that are listed, and the Indebtedness secured thereby and the property subject thereto on the Closing Date described, in Schedule 9.3, and (ii) arising out of the refinancing, extension, renewal or refunding of any Indebtedness secured by any such Liens, provided that the principal amount of such Indebtedness is not increased and such Indebtedness is not secured by any additional assets; and

(c) Purchase Money Liens. Liens (i) that are placed upon fixed or capital assets, acquired, constructed or improved by the Borrower or any Subsidiary, provided that (A) such Liens only secure Indebtedness permitted by Section 9.4(c), (B) such Liens and the Indebtedness secured thereby are incurred prior to or within 120 days after such acquisition or the completion of such construction or improvement, (C) the Indebtedness secured thereby does not exceed 90% of the cost of acquiring, constructing or improving such fixed or capital assets, and (D) such Liens shall not apply to any other property or assets of the Borrower or any Subsidiary; or (ii) arising out of the refinancing, extension, renewal or refunding of any Indebtedness secured by any such Liens, provided that the principal amount of such Indebtedness is not increased and such Indebtedness is not secured by any additional assets.

(d) Liens on Acquired Properties. Any Lien (i) existing on any fixed assets prior to the acquisition thereof by the Borrower or any Subsidiary, or existing on any property or asset of any person that becomes a Subsidiary after the date hereof prior to the time such person becomes a Subsidiary; provided that (A) such Lien secures Indebtedness permitted by Section 9.4(c), (B) such Lien is not created in contemplation of or in connection with such acquisition or such person becoming a Subsidiary, as the case may be, (C) such Lien shall not attach or apply to any other property or assets of the Borrower or any Subsidiary, and (D) such Lien shall secure only those obligations that it secures on the date of such acquisition or the date such person becomes a Subsidiary, as the case may be; or (ii) arising out of the refinancing, extension, renewal or refunding of any Indebtedness secured by any such Liens, provided that the principal amount of such Indebtedness is not increased and such Indebtedness is not secured by any additional assets.

Section 9.4. Indebtedness. The Borrower will not, and will not permit any of its Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness of the Borrower or any of its Subsidiaries, except:

(a) Credit Documents: Indebtedness incurred under this Agreement and the other Credit Documents;

(b) Existing Indebtedness: The Indebtedness set forth on Schedule 9.4 hereto, and any refinancing, extension, renewal or refunding of any such Indebtedness not involving an increase in the principal amount thereof or a reduction of more than 10% in the remaining weighted average life to maturity thereof (computed in accordance with standard financial practice);

(c) Certain Priority Debt: To the extent not permitted by the foregoing clauses, (i) Indebtedness consisting of Capital Lease Obligations of the Borrower and its Subsidiaries,

(ii) Indebtedness consisting of obligations under Synthetic Leases of the Borrower and its Subsidiaries, (iii) Indebtedness secured by a Lien referred to in Section 9.3(c) or 9.3(d), and (iv) any refinancing, extension, renewal or refunding of any such Indebtedness not involving an increase in the principal amount thereof or a reduction of more than 10% in the remaining weighted average life to maturity thereof (computed in accordance with standard financial practice), provided that (A) at the time of any incurrence thereof after the date hereof, and after giving effect thereto, the Borrower would be in compliance with Section 9.7 hereof and no Default or Event of Default shall have occurred and be continuing or would result therefrom; and (B) the aggregate outstanding principal amount (using Capitalized Lease Obligations in lieu of principal amount, in the case of any Capital Lease, and using the present value, based on the implicit interest rate, in lieu of principal amount, in the case of any Synthetic Lease) of Indebtedness permitted by this clause (c), when taken together with any outstanding Indebtedness permitted by clause (b) above that is represented by a Capital Lease or a Synthetic Lease or that is secured by any Lien, shall not exceed $5,000,000 at any time;

(d) Intercompany Debt: (i) unsecured Indebtedness of the Borrower owed to any Subsidiary Guarantor, provided such Indebtedness constitutes Subordinated Indebtedness; (ii) unsecured Indebtedness of any Subsidiary Guarantor to the Borrower; and (iii) unsecured Indebtedness of any Subsidiary Guarantor owed to any other Subsidiary Guarantor, provided such Indebtedness constitutes Subordinated Indebtedness;

(e) Hedge Agreements: Indebtedness of the Borrower and its Subsidiaries under Hedge Agreements, provided that such Hedge Agreements have been entered into in the ordinary course of business and not for speculative purposes;

(f) Guaranty Obligations: any Guaranty Obligations permitted by Section 9.5;

(g) Certain Subordinated Debt. Subordinated Indebtedness incurred in connection with a Permitted Acquisition in an aggregate amount not to exceed $8,000,000 at any time after the Closing Date; and

(h) Other Unsecured Debt: Other unsecured Indebtedness of the Borrower or any of its Subsidiaries to the extent not permitted by any of the foregoing clauses provided that: (i) at the time of any incurrence thereof after the date hereof, and after giving effect thereto, the Borrower would be in compliance with Section 9.7 hereof and no Default or Event of Default shall have occurred and be continuing or would result therefrom; (ii) the aggregate outstanding principal amount of Indebtedness permitted by this clause (h) shall not exceed $5,000,000 at any time; and (iii) contemporaneously with the receipt of any proceeds from the issuance of such Indebtedness, the Borrower prepays the Loans as and to the extent required by Section 5.1 hereof.

Section 9.5. Investments and Guaranty Obligations. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, (x) make or commit to make any Investment or (y) be or become obligated under any Guaranty Obligations, except:

(a) Investments by the Borrower or any of its Subsidiaries in cash and Cash Equivalents;

(b) any endorsement of a check or other medium of payment for deposit or collection, or any similar transaction in the normal course of business;

(c) the Borrower and its Subsidiaries may acquire and hold receivables owing to them in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

(d) investments acquired by the Borrower or any of its Subsidiaries (i) in exchange for any other investment held by the Borrower or any such Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other investment, or (ii) as a result of a foreclosure by the Borrower or any of its Subsidiaries with respect to any secured investment or other transfer of title with respect to any secured investment in default;

(e) loans and advances to employees for business-related travel expenses, moving expenses, costs of replacement homes, business machines or supplies, automobiles and other similar expenses, in each case incurred in the ordinary course of business, provided that the aggregate outstanding amount of all such loans and advances shall not exceed $1,000,000 at any time;

(f) to the extent not permitted by the foregoing clauses, Investments existing as of the Closing Date and described on Schedule 9.5 hereto;

(g) any Guaranty Obligations of the Borrower or any Subsidiary in favor of the Administrative Agent, the Lenders and each Letter of Credit Issuer and any other Benefited Creditors under any Designated Hedge Agreements or any Bank Product Document pursuant to the Credit Documents;

(h) Investments of the Borrower and its Subsidiaries in Hedge Agreements permitted to be entered into pursuant to this Agreement;

(i) (i) Investments existing as of the Closing Date of the Borrower or any of its Subsidiaries in any other Subsidiary, (ii) any additional Investments of the Borrower or any of its Subsidiaries in any Subsidiary Guarantor, and (iii) Investments made after the Closing Date in the Insurance Subsidiary in an aggregate amount for all such Investments made after the Closing Date not to exceed $250,000, provided, further, that insurance premiums paid by the Borrower or any Subsidiary to the Insurance Subsidiary in the ordinary course of business shall not constitute investments under this Section 9.5;

(j) intercompany loans and advances permitted by Section 9.4(d);

(k) the Acquisitions permitted by Section 9.2;

(l) any unsecured Guaranty Obligation incurred by any Credit Party with respect to Indebtedness of another Credit Party which Indebtedness is permitted under Section 9.4;

(m) loans and advances made in the ordinary course of business by any Credit Party to any Provider, and reimbursable by such Provider, pursuant to the terms of the applicable Management Service Agreement; and

(n) other Investments made after the Closing Date and not permitted pursuant to the foregoing clauses, provided that (i) at the time of making any such Investment no Default or Event of Default shall have occurred and be continuing, or would result therefrom, and (ii) the maximum cumulative amount of all such Investments that are so made pursuant to this clause (m) and outstanding at any time shall not exceed an aggregate of $1,000,000, taking into account the repayment of any loans or advances comprising such Investments.

Section 9.6. Dividends and Other Restricted Payments. The Borrower will not, and will not permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except:

(a) the Borrower or any of its Subsidiaries may declare and pay or make Capital Distributions that are payable solely in additional shares of its common stock (or warrants, options or other rights to acquire additional shares of its common stock);

(b) any Subsidiary may declare and pay or make Capital Distributions (i) to the Borrower or any Subsidiary Guarantor and (ii) to any Minority Holder, but solely to the extent a corresponding Capital Distribution is paid or made to the Borrower or a Subsidiary Guarantor;

(c) the Borrower may declare and pay or make any other Capital Distributions, provided that (i) no Default or Event of Default shall have occurred and be continuing or would result therefrom, (ii) the Borrower is in compliance with the financial covenants set forth in Section 9.7 hereof after giving pro forma effect to each such Capital Distribution, and (iii) the aggregate amount of all Capital Distributions made by the Borrower pursuant to this clause shall not exceed (A) during any fiscal year of the Borrower an amount equal to 50% of the Consolidated Net Income for the most recently completed fiscal year of the Borrower, to the extent positive and (B) $10,000,000 in the aggregate on and after the Closing Date;

(d) the Borrower may make Share Repurchases, provided that (i) prior to or contemporaneously with any such Share Repurchase, the Borrower shall provide written evidence to the Administrative Agent and the Lenders of compliance on a pro forma basis with the covenants contained in Section 9.7, (ii) no Default or Event of Default shall have occurred and be continuing or shall result therefrom and (iii) the aggregate amount of all such Share Repurchases made on or after the Closing Date shall not exceed $10,000,000.

Section 9.7. Financial Covenants.

(a) Consolidated Net Worth. The Borrower will not permit its Consolidated Net Worth at any time to be less than the sum of (i) 85% of the Consolidated Net Worth reflected on the Form 10-Q of the Borrower filed with the SEC for the fiscal quarter ended March 31, 2010, plus (iii) 50% of Consolidated Net Income (to the extent a positive number) for each fiscal quarter ending after March 31, 2010 plus (iv) 100% of the proceeds of any equity offering (or any debt offering to the extent converted into equity) by the Borrower occurring after the Closing Date.

(b) Leverage Ratio. The Borrower will not permit the Leverage Ratio for any Testing Period ending during the periods set forth below to exceed the maximum ratio for such Testing Period opposite such maximum ratio:

Period	Maximum Ratio
Closing Date through December 31, 2011	3.00 to 1.00

From January 1, 2012 through December 31, 2012	2.75 to 1.00

From January 1, 2013 through December 31, 2013	2.50 to 1.00

From and after January 1, 2014	2.25 to 1.00

(c) Fixed Charge Coverage Ratio. The Borrower will not at any time permit the Fixed Charge Coverage Ratio to be less than 1.15 to 1:00.

Section 9.8. Limitation on Certain Restrictive Agreements. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist or become effective, any “negative pledge” covenant or other agreement, restriction or arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Borrower or any Subsidiary to create, incur or suffer to exist any Lien upon any of its property or assets as security for Indebtedness, (b) the ability of any such Subsidiary to make Capital Distributions or any other interest or participation in its profits owned by the Borrower or any Subsidiary, or pay any Indebtedness owed to the Borrower or a Subsidiary, or to make loans or advances to the Borrower or any of the Borrower’s other Subsidiaries, or transfer any of its property or assets to the Borrower or any of the Borrower’s other Subsidiaries, or (c) make any Share Repurchases, except for such restrictions existing under or by reason of (i) applicable law, (ii) this Agreement and the other Credit Documents, (iii) customary provisions restricting subletting or assignment of any lease governing a leasehold interest, (iv) customary provisions restricting assignment of any licensing agreement entered into in the ordinary course of business, (v) customary provisions restricting the transfer or further encumbering of assets subject to Liens permitted under Section 9.3(b) or 9.3(c), (vi) restrictions contained in the agreements relating to the Indebtedness set forth on Schedule 9.4 hereto as in effect on the Closing Date (and any similar restrictions contained in any agreement governing any refinancing or refunding thereof not prohibited by this Agreement), (vii) customary restrictions affecting only a Subsidiary under any agreement or instrument governing any of the Indebtedness of a Subsidiary permitted pursuant to Section 9.4, (viii) restrictions affecting any Foreign Subsidiary under any agreement or instrument governing any Indebtedness of such Foreign Subsidiary permitted pursuant to Section 9.4, and customary restrictions contained in “comfort” letters and guarantees of any such Indebtedness, (ix) any document relating to Indebtedness secured by a Lien permitted by Section 9.3, insofar as the provisions thereof limit grants of junior liens on the assets securing such Indebtedness, and (x) any Operating Lease or Capital Lease, insofar as the provisions thereof limit grants of a security interest in, or other assignments of, the related leasehold interest to any other person.

Section 9.9. Prepayments and Refinancings of Other Debt, etc. The Borrower will not, and will not permit any of its Subsidiaries to, make (or give any notice in respect thereof) any voluntary or optional payment or prepayment or redemption or acquisition for value of

(including, without limitation, by way of depositing with the trustee with respect thereto money or securities before due for the purpose of paying when due) or exchange of, or refinance or refund, any Indebtedness of the Borrower or its Subsidiaries that has an outstanding principal balance (or Capitalized Lease Obligation, in the case of a Capital Lease, or present value, based on the implicit interest rate, in the case of a Synthetic Lease) greater than $1,000,000 (other than the Obligations and intercompany loans and advances among the Borrower and its Subsidiaries); provided that the Borrower or any Subsidiary may refinance or refund any such Indebtedness (other than any Subordinated Indebtedness) if the aggregate principal amount thereof (or Capitalized Lease Obligation, in the case of a Capital Lease, or present value, based on the implicit interest rate, in the case of a Synthetic Lease) is not increased and the weighted average life to maturity thereof (computed in accordance with standard financial practice) is not reduced by more than 10%.

Section 9.10. Transactions with Affiliates. The Borrower will not, and will not permit any Subsidiary to, enter into any transaction or series of transactions with any Affiliate (other than, in the case of the Borrower, any Subsidiary, and in the case of a Subsidiary, the Borrower or another Subsidiary) other than in the ordinary course of business of and pursuant to the reasonable requirements of the Borrower’s or such Subsidiary’s business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than would be obtained in a comparable arm’s-length transaction with a person other than an Affiliate, except agreements and transactions with and payments to officers, directors and shareholders that are either (a) entered into in the ordinary course of business and not prohibited by any of the provisions of this Agreement, or (b) entered into outside the ordinary course of business, approved by the directors or shareholders of the Borrower, and not prohibited by any of the provisions of this Agreement or in violation of any law, rule or regulation. Nothing in this Section 9.10 shall be construed to prohibit any action otherwise permitted by Section 9.6.

Section 9.11. Plan Terminations, Minimum Funding, etc. The Borrower will not, and will not permit any Subsidiary or any ERISA Affiliate to, (i) terminate any Plan or Plans so as to result in liability of the Borrower or any ERISA Affiliate to the PBGC in excess of, in the aggregate, the amount that is equal to the greater of (x) $250,000, or (y) 5% of the Borrower’s Consolidated Net Worth as of the date of the then most recent financial statements furnished to the Lenders pursuant to the provisions of this Agreement, (ii) permit to exist one or more events or conditions that reasonably present a material risk of the termination by the PBGC of any Plan or Plans with respect to which the Borrower, any Subsidiary or any ERISA Affiliate would, in the event of such termination, incur liability to the PBGC in excess of such amount in the aggregate, (iii) fail to comply with the minimum funding standards of ERISA and the Code with respect to any Plan, or (iv) incur an obligation to contribute to, or become a contributing sponsor (as such term is defined in Section 4001 of ERISA) in, any Multiemployer Plan or Multiple Employer Plan.

Section 9.12. Anti-Terrorism Laws. Neither the Borrower nor any of its Subsidiaries shall be subject to or in violation of any law, regulation, or list of any government agency (including, without limitation, the U.S. Office of Foreign Asset Control list, Executive Order No. 13224 or the USA Patriot Act) that prohibits or limits the conduct of business with or the receiving of funds, goods or services to or for the benefit of certain persons specified therein or that prohibits or limits any Lender or Letter of Credit Issuer from making any advance or extension of credit to the Borrower or from otherwise conducting business with the Borrower.

Section 9.13. Use of Proceeds. No Credit Party will use any part of the proceeds of any Loan directly or indirectly, and whether immediately, incidentally or ultimately except as permitted by Section 7.6 hereof.

Section 9.14. Sale and Lease-Back Transaction. Except as approved in writing by the Administrative Agent and the Required Lenders, no Credit Party will enter into any Sale and Lease-Back Transaction.

Section 9.15. Care For Kids Subsidiaries. Unless agreed to in writing by the Administrative Agent, no Care For Kids Subsidiary shall issue Equity Interests to Minority Holders that would, in the aggregate, exceed 15% of the issued and outstanding Equity Interests of such Care For Kids Subsidiary.

Section 9.16. Charter Amendments. Each Credit Party will not, and will not permit any of its Subsidiaries to, amend its Organizational Documents in any way, except as would not reasonably be expected to materially adversely affect the rights and remedies of the Administrative Agent or the Lenders or the Lien of the Administrative Agent and the Lenders on the Collateral.

Section 9.17. Issuance of Disqualified Equity Interests. On and after the Closing Date, no Credit Party shall, nor shall it permit any of its Subsidiaries to, issue or sell any Disqualified Equity Interests.

Section 9.18. Accounting Changes. Each Credit Party will not, and will not permit any of its Subsidiaries to, make any change in its fiscal year.

Section 9.19. Amendment, Etc. of Indebtedness. Amend, modify or change, in any manner materially adverse to the rights or interests of the Administrative Agent or any Lender, any term or condition of any Indebtedness set forth in Schedule 9.4, without the prior written approval of the Administrative Agent.

ARTICLE X.

EVENTS OF DEFAULT

Section 10.1. Events of Default. Any of the following specified events shall constitute an Event of Default (each an “Event of Default”):

(a) Payments: the Borrower shall (i) default in the payment when due (whether at maturity, on a date fixed for a scheduled repayment, on a date on which a required prepayment is to be made, upon acceleration or otherwise) of any principal of the Loans or any reimbursement obligation in respect of any Unpaid Drawing; or (ii) default, and such default shall continue for five or more Business Days, in the payment when due of any interest on the Loans, any Fees or any other Obligations; or

(b) Representations, etc.: any representation, warranty or statement made by the Borrower or any other Credit Party herein or in any other Credit Document or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto shall prove to be untrue in any material respect (except to the extent such representations and warranties are qualified by materiality, in which case any such representation or warranty proves to be untrue in any respect) on the date as of which made or deemed made; or

(c) Certain Covenants: the Borrower shall default in the due performance or observance by it of any term, covenant or agreement contained in Sections 8.1, 8.2(b), 8.3, 8.5(a), 8.10, 8.11, 8.12, 8.13, 8.14, 8.15 or 8.17 or Article IX of this Agreement; or

(d) Other Covenants: any Credit Party shall default in the due performance or observance by it of any term, covenant or agreement contained in this Agreement or any other Credit Document, other than those referred to in Section 10.1(a) or (b) or (c) above, and such default is not remedied within 30 days thereafter; or

(e) Cross Default Under Other Agreements: the Borrower or any of its Subsidiaries shall (i) default in any payment with respect to any Indebtedness (other than the Obligations) having an unpaid principal amount or Capitalized Lease Obligation of $250,000 or greater, and such default shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness, or (ii) default in the observance or performance of any agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto (and all grace periods applicable to such observance, performance or condition shall have expired), or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause any such Indebtedness to become due prior to its stated maturity; or any such Indebtedness of the Borrower or any of its Subsidiaries shall be declared to be due and payable, or shall be required to be prepaid (other than by a regularly scheduled required prepayment or redemption, prior to the stated maturity thereof); or (iii) without limitation of the foregoing clauses, the Borrower or any of its Subsidiaries shall default in any payment obligation under a Designated Hedge Agreement, and such default shall continue after the applicable grace period, if any, specified in such Designated Hedge Agreement or any other agreement or instrument relating thereto; or

(f) Invalidity of Credit Documents or Liens: any provision of any Credit Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or under such Credit Document or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Credit Party or any other person contests in any manner the validity or enforceability of any provision of any Credit Document; or any Credit Party denies that it has any or further liability or obligation under any Credit Document, or purports to revoke, terminate or rescind any Credit Document; or

(g) Judgments: (i) one or more judgments, orders or decrees shall be entered against the Borrower and/or any of its Subsidiaries involving a liability (other than a liability covered by insurance, as to which the carrier has adequate claims paying ability and has not effectively reserved its rights) of $500,000 or more in the aggregate for all such judgments, orders and decrees for the Borrower and its Subsidiaries, and any such judgments or orders or decrees shall not have been vacated, discharged or stayed or bonded pending appeal within 30 days (or such longer period, not in excess of 60 days, during which enforcement thereof, and the filing of any judgment lien, is effectively stayed or prohibited) from the entry thereof; (ii) one or more judgments, orders or decrees shall be entered against the Borrower and/or any of its Subsidiaries involving a required divestiture of any material properties, assets or business reasonably estimated to have a fair value in excess of $500,000, and any such judgments, orders or decrees shall not have been vacated, discharged or stayed or bonded pending appeal within 30 days (or such longer period, not in excess of 60 days, during which enforcement thereof, and the filing of any judgment lien, is effectively stayed or prohibited) from the entry thereof, or (iii) any one or more non-monetary final judgments, orders or decrees that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and any such judgments, orders or decrees shall not have been vacated, discharged or stayed pending appeal within 30 days (or such longer period, not in excess of 60 days, during which enforcement thereof is effectively stayed or prohibited) from the entry thereof; or

(h) Bankruptcy, etc.: any of the following shall occur:

(i) the Borrower or any of its Subsidiaries (the Borrower and each of such other Subsidiaries, each a “Principal Party”) shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled “Bankruptcy,” as now or hereafter in effect, or any successor thereto (the “Bankruptcy Code”); or

(ii) an involuntary case is commenced against any Principal Party under the Bankruptcy Code or any other Debtor Relief Law and the petition is not controverted within 10 days, or is not dismissed within 60 days, after commencement of the case; or

(iii) a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of any Principal Party; or

(iv) any Principal Party commences (including by way of applying for or consenting to the appointment of, or the taking of possession by, a rehabilitator, receiver, custodian, trustee, conservator, liquidator or similar officer (collectively, a “conservator”) of itself or all or any substantial portion of its property) any other proceeding under any other Debtor Relief Law whether now or hereafter in effect relating to such Principal Party; or

(v) any such proceeding of the type set forth in clause (iv) above is commenced against any Principal Party without the consent or application of such Principal Party and remains undismissed for a period of 60 days; or

(vi) any Principal Party is adjudicated insolvent or bankrupt; or

(vii) any order of relief or other order approving any such case or proceeding under any Debtor Relief Law is entered; or

(viii) any Principal Party suffers any appointment of any conservator or the like for it or any substantial part of its property that continues undischarged or unstayed for a period of 60 days; or

(ix) any Principal Party makes a general assignment for the benefit of creditors or generally does not pay its debts as such debts become due; or

(x) any corporate (or similar organizational) action is taken by any Principal Party for the purpose of effecting any of the foregoing; or

(i) Inability to Pay Debts; Attachment. (i) Any Credit Party or any Subsidiary thereof becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 60 days after its issue or levy; or

(j) ERISA: (i) any of the events described in clauses (i) through (xii) of Section 8.1(f) shall have occurred; and (ii) there shall result from any such event or events the imposition of a Lien, the granting of a security interest, or a liability or a material risk of incurring a liability in excess of $500,000; or

(k) Material Adverse Effect: a Material Adverse Effect shall occur; or

(l) Exclusion from Reimbursement Programs: the Borrower or any Subsidiary becomes excluded from any material healthcare reimbursement program; or

(m) Change of Control: there occurs a Change of Control; or

(n) Management Service Agreement Termination Event: one or more Management Service Agreement Termination Events occur that relate to one or more Management Service Agreements that generated at least three percent (3.00%) of the Consolidated Revenue for the Testing Period most recently ended and that are not cured within thirty (30) days after the receipt of notice of the termination of the applicable Management Service Agreements.

Section 10.2. Acceleration, etc. Upon the occurrence of any Event of Default, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent shall, upon the written request of the Required Lenders, by written notice to the Borrower, take any or all of the following actions, without prejudice to the rights of the Administrative Agent, or any Lender to enforce its claims against the Borrower or any other Credit Party in any manner permitted under applicable law:

(a) declare the Commitments terminated, whereupon the Commitment of each Lender shall forthwith terminate immediately without any other notice of any kind;

(b) declare the principal of and any accrued interest in respect of all Loans, all Unpaid Drawings and all other Obligations (other than any Obligations under any Designated Hedge Agreement) owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower;

(c) terminate any Letter of Credit that may be terminated in accordance with its terms;

(d) direct the Borrower to (and the Borrower hereby agrees that on receipt of such notice or upon the occurrence of an Event of Default with respect to the Borrower under Section 10.1(h), it will) Cash Collateralize the Letter of Credit Outstandings (in an amount equal to the then-Outstanding Amount thereof); and/or

(e) exercise any other right or remedy available under any of the Credit Documents or applicable law;

provided that, if an Event of Default specified in Section 10.1(h) shall occur, the result that would occur upon the giving of written notice by the Administrative Agent as specified in clauses (a) and/or (b) above shall occur automatically without the giving of any such notice.

Section 10.3. Application of Liquidation Proceeds. All payments and other amounts received by the Administrative Agent or any Lender through the exercise of remedies hereunder or under the other Credit Documents or under any other documents relating to this Agreement shall, unless otherwise required by the terms of the other Credit Documents or by applicable law, be applied as follows:

(a) first, to the payment of that portion of the Obligations constituting fees, indemnities and expenses and other amounts (including attorneys’ fees and amounts due under Section 2.9, Section 2.10, Section 3.9 and Section 5.3) payable to the Administrative Agent in its capacity as such;

(b) second, to the payment of that portion of the Obligations constituting fees, indemnities and expenses (including attorneys’ fees and amounts due under Section 2.9, Section 2.10, Section 3.9 and Section 5.3) payable to each Lender or the Letter of Credit Issuer, ratably among them in proportion to the aggregate of all such amounts;

(c) third, to the payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Loans, L/C Borrowings and other Obligations arising under the Loan Documents, ratably among the Lenders and the Letter of Credit Issuer in proportion to the aggregate of all such amounts;

(d) fourth, to the payment of that portion of the Obligations constituting unpaid principal of the Loans and Unpaid Drawings with respect to Letters of Credit, ratably among the Lenders and the Letter of Credit Issuer in proportion to the aggregate of all such amounts;

(e) fifth, to the Administrative Agent for the benefit of the Letter of Credit Issuer to Cash Collateralize the Stated Amount of outstanding Letters of Credit;

(f) sixth, pro rata to the payment of (A) the amounts due to Designated Hedge Creditors under Designated Hedge Agreements, and (B) the amounts due to Bank Product Creditors under the Bank Product Documents;

(g) seventh, to the payment of all other Obligations of the Credit Parties owing under or in respect of the Credit Documents that are then due and payable to the Administrative Agent, each Letter of Credit Issuer, the Swing Line Lender, the Lenders, the Designated Hedge Creditors and the Bank Product Creditors, ratably based upon the respective aggregate amounts of all such Obligations owing to them on such date; and

(h) finally, any remaining surplus after all of the Obligations have been paid in full, to the Borrower or to whomsoever shall be lawfully entitled thereto.

Subject to Sections 3.8 and 3.9, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Sixth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

Notwithstanding the foregoing, Obligations arising under Designated Hedge Agreements under the Bank Product Documents shall be excluded from the application described above if the Administrative Agent has not received written notice, prior to any such application, of the existence of such Obligations together with such supporting documentation as the Administrative Agent may request, from the applicable Designated Hedge Creditors or Bank Product Creditors, as the case may be. Each Designated Hedge Creditors or Bank Product Creditors not a party to this Agreement that has given the required notices contemplated by the preceding sentence shall, by the provision of any such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article XI hereof for itself and its Affiliates as if a “Lender” party hereto.

ARTICLE XI.

THE ADMINISTRATIVE AGENT

Section 11.1. Appointment and Authority. Each of the Lenders and the Letter of Credit Issuer hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the Letter of Credit Issuer, and neither the Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions.

Section 11.2. Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

Section 11.3. Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent:

(a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law; and

(c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 13.11 and 10.2) or (ii) in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Borrower, a Lender or the Letter of Credit Issuer.

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article VI or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

Section 11.4. Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the Letter of Credit Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or the Letter of Credit Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or the Letter of Credit Issuer prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Section 11.5. Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

Section 11.6. Resignation of Administrative Agent.

(a) The Administrative Agent may at any time give notice of its resignation to the Lenders, the Letter of Credit Issuer and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and the Letter of Credit Issuer, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the Letter of Credit Issuer under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the Letter of Credit Issuer directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 13.1 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

(b) Any resignation by Bank of America as Administrative Agent pursuant to this Section shall also constitute its resignation as Letter of Credit Issuer and Swing Line Lender. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Letter of Credit Issuer and Swing Line Lender, (b) the retiring Letter of Credit Issuer and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor Letter of Credit Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring Letter of Credit Issuer to effectively assume the obligations of the retiring Letter of Credit Issuer with respect to such Letters of Credit.

Section 11.7. Non-Reliance. Each Lender and the Letter of Credit Issuer acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and the Letter of Credit Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

Section 11.8. No Other Duties, Etc. Anything herein to the contrary notwithstanding, no Co-Lead Arranger, Co-Documentation Agent nor any Syndication Agent listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or the Letter of Credit Issuer hereunder.

Section 11.9. Collateral and Guaranty Matters. The Lenders and the Letter of Credit Issuer irrevocably authorize the Administrative Agent, at its option and in its discretion,

(a) to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon termination of the Commitments and payment in full of all Obligations (other than contingent indemnification obligations) and the expiration or termination of all Letters of Credit (other than Letters of Credit as to which other arrangements satisfactory to the Administrative Agent and the Letter of Credit Issuer shall have been made), (ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document, or (iii) subject to Section 13.11, if approved, authorized or ratified in writing by the Required Lenders;

(b) to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 9.3(c); and

(c) to release any Subsidiary Guarantor from its obligations under the Subsidiary Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Subsidiary Guarantor from its obligations under the Subsidiary Guaranty pursuant to this Section 11.9.

Section 11.10. No Reliance on Administrative Agent’s Customer Identification Program. Each Lender acknowledges and agrees that neither such Lender, nor any of its Affiliates, participants or assignees, may rely on Administrative Agent to carry out such Lender’s, Affiliate’s, participant’s or assignee’s customer identification program, or other obligations required or imposed under or pursuant to the USA Patriot Act or the regulations thereunder, including the regulations contained in 31 CFR 103.121 (as hereinafter amended or replaced, the “CIP Regulations”), or any other Anti-Terrorism Law, including any programs involving any of the following items relating to or in connection with the Borrower or any of its Subsidiaries, any of its respective Affiliates or agents, the Credit Documents or the transactions hereunder: (a) any identity verification procedures, (b) any record keeping, (c) any comparisons with government lists, (d) any customer notices or (e) any other procedures required under the CIP Regulations or such other laws.

Section 11.11. USA Patriot Act. Each Lender or assignee or participant of a Lender that is not organized under the laws of the United States of America or a state thereof (and is not excepted from the certification requirement contained in Section 313 of the USA Patriot Act and the applicable regulations because it is both (a) an affiliate of a depository institution or foreign bank that maintains a physical presence in the United States or foreign country, and (b) subject to supervision by a banking authority regulating such affiliated depository institution or foreign bank), shall deliver to Administrative Agent the certification, or, if applicable, re-certification, certifying that such Lender is not a “shell” and certifying to other matters as required by Section 313 of the USA Patriot Act and the applicable regulations, (i) within 10 days after the Closing Date, and (ii) at such other times as are required under the USA Patriot Act.

ARTICLE XII.

GUARANTY

Section 12.1. Guaranty by the Borrower. The Borrower hereby unconditionally guarantees, for the benefit of the Benefited Creditors, all of the following (collectively, the “Borrower Guaranteed Obligations”): (a) all reimbursement obligations and Unpaid Drawings with respect to Letters of Credit issued (or deemed issued) for the benefit of any Letter of Credit Obligor (other than the Borrower) under this Agreement, (b) all amounts, indemnities and reimbursement obligations, direct or indirect, contingent or absolute, of every type or description, and at any time existing owing by any Credit Party (other than the Borrower) under any Designated Hedge Agreement or any other document or agreement executed and delivered in connection therewith to any Designated Hedge Creditor, and (c) all amounts, indemnities and reimbursement obligations, direct or indirect, contingent or absolute, of every type or description, and at any time existing owing by any Credit Party (other than the Borrower) under any Bank Product Document or any other document or agreement executed and delivered in connection therewith to any Bank Product Creditor in all cases under clauses (a), (b) or (c) above, whether now existing, or hereafter incurred or arising, including any such interest or other amounts incurred or arising during the pendency of any proceeding under any Debtor Relief Law, regardless of whether allowed or allowable in such proceeding or subject to an automatic stay under Section 362(a) of the Bankruptcy Code). Upon failure by any Credit Party to pay punctually any of the Borrower Guaranteed Obligations, the Borrower shall forthwith on demand by the Administrative Agent pay the amount not so paid at the place and in the currency and otherwise in the manner specified in this Agreement or any other applicable agreement or instrument.

Section 12.2. Additional Undertaking. As a separate, additional and continuing obligation, the Borrower unconditionally and irrevocably undertakes and agrees, for the benefit of the Benefited Creditors that, should any Borrower Guaranteed Obligations not be recoverable from the Borrower under Section 12.1 for any reason whatsoever (including, without limitation, by reason of any provision of any Credit Document or any other agreement or instrument executed in connection therewith being or becoming void, unenforceable, or otherwise invalid under any applicable law) then, notwithstanding any notice or knowledge thereof by any Lender, the Administrative Agent, any of their respective Affiliates, or any other person, at any time, the Borrower as sole, original and independent obligor, upon demand by the Administrative Agent, will make payment to the Administrative Agent, for the account of the Benefited Creditors, of all such obligations not so recoverable by way of full indemnity, in such currency and otherwise in such manner as is provided in the Credit Documents or any other applicable agreement or instrument.

Section 12.3. Guaranty Unconditional. The obligations of the Borrower under this Article shall be unconditional and absolute and, without limiting the generality of the foregoing shall not be released, discharged or otherwise affected by the occurrence, one or more times, of any of the following:

(a) any extension, renewal, settlement, compromise, waiver or release in respect to the Borrower Guaranteed Obligations under any agreement or instrument, by operation of law or otherwise;

(b) any modification or amendment of or supplement to this Agreement, any Note, any other Credit Document, or any agreement or instrument evidencing or relating to any Company Guaranteed Obligation;

(c) any release, non-perfection or invalidity of any direct or indirect security for the Borrower Guaranteed Obligations under any agreement or instrument evidencing or relating to any Borrower Guaranteed Obligations;

(d) any change in the corporate existence, structure or ownership of any Credit Party or other Subsidiary or any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Credit Party or other Subsidiary or its assets or any resulting release or discharge of any obligation of any Credit Party or other Subsidiary contained in any agreement or instrument evidencing or relating to any of the Borrower Guaranteed Obligations;

(e) the existence of any claim, set-off or other rights which the Borrower may have at any time against any other Credit Party, the Administrative Agent, any Lender, any Affiliate of any Lender or any other person, whether in connection herewith or any unrelated transactions;

(f) any invalidity or unenforceability relating to or against any other Credit Party for any reason of any agreement or instrument evidencing or relating to any of the Borrower Guaranteed Obligations, or any provision of applicable law or regulation purporting to prohibit the payment by any Credit Party of any of the Borrower Guaranteed Obligations; or

(g) any other act or omission of any kind by any other Credit Party, the Administrative Agent, any Lender or any other person or any other circumstance whatsoever which might, but for the provisions of this Article, constitute a legal or equitable discharge of the Borrower’s obligations under this Section other than the irrevocable payment in full of all Borrower Guaranteed Obligations.

Section 12.4. Borrower Obligations to Remain in Effect; Restoration. The Borrower’s obligations under this Article shall remain in full force and effect until the Commitments shall have terminated, and the principal of and interest on the Notes and other Borrower Guaranteed Obligations, and all other amounts payable by the Borrower, any other Credit Party or other Subsidiary, under the Credit Documents or any other agreement or instrument evidencing or relating to any of the Borrower Guaranteed Obligations, shall have been paid in full. If at any time any payment of any of the Borrower Guaranteed Obligations is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of such Credit Party, the Borrower’s obligations under this Article with respect to such payment shall be reinstated at such time as though such payment had been due but not made at such time.

Section 12.5. Waiver of Acceptance, etc. The Borrower irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any person against any other Credit Party or any other person, or against any collateral or guaranty of any other person.

Section 12.6. Subrogation. Until the indefeasible payment in full of all of the Obligations and the termination of the Commitments hereunder, the Borrower shall have no rights, by operation of law or otherwise, upon making any payment under this Section to be subrogated to the rights of the payee against any other Credit Party with respect to such payment or otherwise to be reimbursed, indemnified or exonerated by any such Credit Party in respect thereof.

Section 12.7. Effect of Stay. In the event that acceleration of the time for payment of any amount payable by any Credit Party under any of the Borrower Guaranteed Obligations is stayed upon insolvency, bankruptcy or reorganization of such Credit Party, all such amounts otherwise subject to acceleration under the terms of any applicable agreement or instrument evidencing or relating to any of the Borrower Guaranteed Obligations shall nonetheless be payable by the Borrower under this Article forthwith on demand by the Administrative Agent.

ARTICLE XIII.

MISCELLANEOUS

Section 13.1. Expenses; Indemnity; Damage Waiver.

(a) Costs and Expenses. The Borrower shall pay (i) all reasonable, documented out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable, documented fees, charges and disbursements of counsel for the Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable, documented out-of-pocket expenses incurred by the Letter of Credit Issuer in connection with any Letter of Credit Issuance or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent, any Lender or the Letter of Credit Issuer (including the fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or the Letter of Credit Issuer), and shall pay all fees and time charges for attorneys who may be employees of the Administrative Agent, any Lender or the Letter of Credit Issuer, in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b) Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender and the Letter of Credit Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower or any other Credit Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents (including in respect of any matters addressed in Section 5.3), (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the Letter of Credit Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Borrower or any other Credit Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrower or such other Credit Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

(c) The Borrower agrees to pay and hold the Administrative Agent and each of the Lenders harmless from and against any and all present and future stamp and other similar taxes with respect to the foregoing matters and save the Administrative Agent and each of the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to any such indemnified person) to pay such taxes.

(d) Reimbursement by Lenders. To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under subsection (a), (b) or (c) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), the Letter of Credit Issuer or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the Letter of Credit Issuer or such Related Party, as the case may be, such Lender’s Revolving Facility Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or the Letter of Credit Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or Letter of Credit Issuer in connection with such capacity. The obligations of the Lenders under this subsection (d) are subject to the provisions of Section 2.6(a).

(e) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, neither the Borrower nor any other Credit Party shall assert, and each of them hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.

(f) Payments. All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.

(g) Survival. The agreements in this Section shall survive the resignation of the Administrative Agent the Letter of Credit Issuer and the Swing Line Lender, the replacement of any Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all the other Obligations.

Section 13.2. Right of Setoff. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, each Lender and each Letter of Credit Issuer is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to the Borrower or to any other person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by such Lender or such Letter of Credit Issuer (including, without limitation, by branches, agencies and Affiliates of such Lender or Letter of Credit Issuer wherever located) to or for the credit or the account of the Borrower against and on account of the Obligations and liabilities of the Borrower to such Lender or Letter of Credit Issuer under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations the Borrower purchased by such Lender or Letter of Credit Issuer pursuant to Section 13.5(c), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not such Lender or Letter of Credit Issuer shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured. Each Lender and Letter of Credit Issuer agrees to promptly notify the Borrower after any such set off and application, provided, however, that the failure to give such notice shall not affect the validity of such set off and application.

Section 13.3. Equalization.

(a) Equalization. If at any time any Lender receives any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker’s lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise) that is applicable to the payment of the principal of, or interest on, the Loans (other than Swing Loans), Letter of Credit Participations, Swing Loan Participations or Fees (other than Fees that are intended to be paid solely to the Administrative Agent or a Letter of Credit Issuer and amounts payable to a Lender under Article III), of a sum that with respect to the related sum or sums received by other Lenders is in a greater proportion than the total of such Obligation then owed and due to such Lender bears to the total of such Obligation then owed and due to all of the Lenders immediately prior to such receipt, then such Lender receiving such excess payment shall purchase for cash without recourse or warranty from the other Lenders an interest in the Obligations to such Lenders in such amount as shall result in a proportional participation by all of the Lenders in such amount.

(b) Recovery of Amounts. If any amount paid to any Lender pursuant to subpart (a) above is recovered in whole or in part from such Lender, such original purchase shall be rescinded, and the purchase price restored ratably to the extent of the recovery.

(c) Limitations. The provisions of this Section shall not be construed to apply to (x) any payment made by or on behalf of the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (y) the application of Cash Collateral provided for in Section 5.4, or (z) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or subparticipations in Letter of Credit Outstandings or Swing Loans to any assignee or participant, other than an assignment to the Borrower or any Affiliate thereof (as to which the provisions of this Section shall apply).

(d) Consent. Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.

Section 13.4. Notices.

(a) Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (c) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i) if to the Borrower, any other Credit Party, the Administrative Agent, the Letter of Credit Issuer or the Swing Line Lender, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 13.4; and

(ii) if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Borrower).

(b) Receipt of Notices. Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (c) below, shall be effective as provided in such subsection (c).

(c) Electronic Communications. Notices and other communications to the Lenders and the Letter of Credit Issuer hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or the Letter of Credit Issuer pursuant to Articles II through V if such Lender or the Letter of Credit Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Articles by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(d) Change of Address, Etc. Each of the Borrower, the Administrative Agent, the Letter of Credit Issuer and the Swing Line Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Borrower, the Administrative Agent, the Letter of Credit Issuer and the Swing Line Lender. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States Federal or state securities laws.

(e) The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender, the Letter of Credit Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to the Borrower, any Lender, the Letter of Credit Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(f) Reliance by Administrative Agent, L/C Issuer and Lenders. The Administrative Agent, the Letter of Credit Issuer and the Lenders shall be entitled to rely and act upon any notices (including telephonic Borrowing Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify the Administrative Agent, the Letter of Credit Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

Section 13.5. Benefit of Agreement.

(a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrower nor any other Credit Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Letter of Credit Issuer and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans (including for purposes of this subsection (b), participations in Letter of Credit Outstandings and in Swing Loans) at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i) Minimum Amounts.

(A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment (if any) under any facility and the Loans at the time owing to it under such facility or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B) in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment Agreement with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment Agreement, as of the Trade Date, shall not be less than $5,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met.

(ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not (A) apply to rights in respect of the Swing Line Lender’s rights and obligations in respect of Swing Loans or (B) prohibit any Lender from assigning all or a portion of its rights and obligations among its Term Loans and Revolving Loans on a non-pro rata basis;

(iii) Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

(A) the consent of the Borrower (such consent not to be unreasonably withheld) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) days after having received notice thereof;

(B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of (1) any Term Commitment or Revolving Commitment if such assignment is to a Person that is not a Lender with a Commitment in respect of the applicable facility, an Affiliate of such Lender or an Approved Fund with respect to such Lender or (2) any Term Loan to a Person that is not a Lender, an Affiliate of a Lender or an Approved Fund;

(C) the consent of the Letter of Credit Issuer (such consent not to be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding); and

(D) the consent of the Swing Line Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment in respect of the Revolving Facility.

(iv) Assignment Agreement. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment Agreement, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v) No Assignment to Certain Persons. No such assignment shall be made (A) to the Borrower or any of the Borrower’s Affiliates or Subsidiaries, or (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), or (C) to a natural person.

(vi) Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swing Line Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment Agreement, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment Agreement, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment Agreement, be released from its obligations under this Agreement (and, in the case of an Assignment Agreement covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 2.9, 2.10, 3.9, 5.3 and 13.1 with respect to facts and circumstances occurring prior to the effective date of such assignment. Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

(c) Lender Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower (and such agency being solely for tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment Agreement delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans and Letter of Credit Outstandings owing to, each Lender pursuant to the terms hereof from time to time (the “Lender Register”). The entries in the Lender Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Lender Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. In addition, the Administrative Agent shall maintain on the Lender Register information regarding the designation, and revocation of designation, of any Lender as a Defaulting Lender. The Lender Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d) Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person, a Defaulting Lender or the Borrower or any of the Borrower’s Affiliates or Subsidiaries)

(each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s Letter of Credit Participations and/or Swing Loan Participations) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Lenders and the Letter of Credit Issuer shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 13.11 that affects such Participant. Subject to subsection (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.9, 2.10, 3.9 and 5.3 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 13.2 as though it were a Lender, provided such Participant agrees to be subject to Section 13.3 as though it were a Lender.

(e) Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Sections 2.9, 2.10, 3.9 or 5.3 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. A Participant that is not a United States person shall not be entitled to the benefits of Section 5.3 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 5.3(b) as though it were a Lender.

(f) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g) Resignation as Letter of Credit Issuer or Swing Line Lender after Assignment. Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Revolving Commitment and Revolving Loans pursuant to subsection (b) above, Bank of America may, (i) upon 30 days’ notice to the Borrower and the Lenders, resign as Letter of Credit Issuer and/or (ii) upon 30 days’ notice to the Borrower, resign as Swing Line Lender. In the event of any such resignation as Letter of Credit Issuer or Swing Line Lender, the Borrower shall be entitled to appoint from among the Lenders a successor Letter of Credit Issuer or Swing Line Lender hereunder; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of Bank of America as Letter of Credit Issuer or Swing Line Lender, as the case may be. If Bank of America resigns Letter of Credit Issuer, it shall retain all the rights, powers, privileges and duties of the Letter of Credit Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as Letter of Credit Issuer and all Letter of Credit Outstandings with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unpaid Drawings pursuant to Section 3.9. If Bank of America resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.4(b). Upon the appointment of a successor Letter of Credit Issuer and/or Swing Line Lender, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Letter of Credit Issuer or Swing Line Lender, as the case may be, and (b) the successor Letter of Credit Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.

Section 13.6. No Waiver; Remedies Cumulative. No failure or delay on the part of the Administrative Agent or any Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Borrower and the Administrative Agent or any Lender shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent or the Lenders to any other or further action in any circumstances without notice or demand. Without limiting the generality of the foregoing, the making of a Loan or any Letter of Credit Issuance shall not be construed as a waiver of any Default or Event of Default, regardless of whether the Administrative Agent, any Lender or any Letter of Credit Issuer may have had notice or knowledge of such Default or Event of Default at the time. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies that the Administrative Agent or any Lender would otherwise have.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Credit Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 10.2 for the benefit of all the Lenders and the Letter of Credit Issuer; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) the Letter of Credit Issuer or the Swing Line Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as Letter of Credit Issuer or Swing Line Lender, as the case may be) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 13.2 (subject to the terms of Section 13.3), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 10.2 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 13.3, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

Section 13.7. Governing Law; Submission to Jurisdiction; Venue; Waiver of Jury Trial.

(a) THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE THAT WOULD CAUSE THE APPLICATION OF THE DOMESTIC SUBSTANTIVE LAWS OF ANY OTHER STATE). TO THE FULLEST EXTENT PERMITTED BY LAW, THE BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK GOVERNS THIS AGREEMENT OR ANY OF THE OTHER CREDIT DOCUMENTS. THE BORROWER AND EACH OTHER CREDIT PARTY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR THE L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ANY OTHER CREDIT PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(b) THE BORROWER AND EACH OTHER CREDIT PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (A) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(c) EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

(d) EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 13.4. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

Section 13.8. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same agreement. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Administrative Agent.

Section 13.9. Integration. This Agreement, the Advance Funding Documentation, the other Credit Documents and any separate letter agreements with respect to fees payable to the Administrative Agent, for its own account and benefit and/or for the account, benefit of, and distribution to, the Lenders, constitute the entire contract among the parties relating to the subject matter hereof and thereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof or thereof.

Section 13.10. Headings Descriptive. The headings of the several Sections and other portions of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

Section 13.11. Amendment or Waiver.

(a) Neither this Agreement nor any other Credit Document, nor any terms hereof or thereof, may be amended, changed, waived or otherwise modified unless such amendment, change, waiver or other modification is in writing and signed by the Borrower and the Required Lenders, or by the Administrative Agent acting at the written direction of the Required Lenders, provided that

(i) no change, waiver or other modification shall:

(A) increase the Commitment of any Lender hereunder, without the written consent of such Lender;

(B) extend or postpone the Revolving Facility Termination Date, the Term Loan Maturity Date or the maturity date provided for herein that is applicable to any Loan of any Lender, extend or postpone the expiration date of any Letter of Credit as to which such Lender is a Letter of Credit Participant beyond the latest expiration date for a Letter of Credit provided for herein, or extend or postpone any scheduled expiration or termination date provided for herein that is applicable to a Commitment of any Lender, without the written consent of such Lender;

(C) reduce the principal amount of any Loan made by any Lender, or reduce the rate or extend the time of payment of, or excuse the payment of, interest thereon (other than as a result of (x) waiving the applicability of any post-default increase in interest rates and (y) any amendment or modification of defined terms used in financial covenants) without the written consent of such Lender;

(D) reduce the amount of any Unpaid Drawing as to which any Lender is a Letter of Credit Participant, or reduce the rate or extend the time of payment of, or excuse the payment of, interest thereon (other than as a result of waiving the applicability of any post-default increase in interest rates), without the written consent of such Lender; or

(E) reduce the rate or extend the time of payment of, or excuse the payment of, any Fees to which any Lender is entitled hereunder, without the written consent of such Lender; and

(ii) no change, waiver or other modification or termination shall, without the written consent of each Lender (other than a Defaulting Lender) affected thereby,

(A) release the Borrower from any of its obligations hereunder;

(B) release the Borrower from its guaranty obligations under Article XII or release any Credit Party from the Subsidiary Guaranty, except in accordance with Section 11.9 or otherwise in connection with a transaction permitted under this Agreement;

(C) release all or any substantial portion of the Collateral, except in accordance with a transaction, or as otherwise, permitted under this Agreement;

(D) amend, modify or waive any provision of this Section 13.11, Section 10.3 or Section 13.5(b)(v), or any other provision of any of the Credit Documents pursuant to which the consent or approval of all Lenders, or a number or specified percentage or other required grouping of Lenders or Lenders having Commitments, is by the terms of such provision explicitly required;

(E) reduce the percentage specified in, or otherwise modify, the definition of Required Lenders;

(F) amend, modify or waive any provision of Section 2.2, Section 2.6(b), Section 5.2(b), Section 5.2(e), Section 10.3 or Section 13.1(d), in each case subject to the provisions of Section 5.4 and 5.5 and solely to the extent any such section addresses the pro rata treatment of Lenders or the pro rata sharing of payments amongst the Lenders; or

(G) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement; or

(H) waive any condition set forth in Section 6.1(a).

Any waiver, consent, amendment or other modification with respect to this Agreement given or made in accordance with this Section 13.11 shall be effective only in the specific instance and for the specific purpose for which it was given or made.

(b) No provision of Article III or any other provision in this Agreement specifically relating to Letters of Credit may be amended without the consent of (x) any Letter of Credit Issuer adversely affected thereby or (y) the Administrative Agent, respectively.

(c) No provision of Article XI may be amended without the consent of the Administrative Agent and no provision of Section 2.4 may be amended without the consent of the Swing Line Lender.

(d) No change in, or waiver or other modification otherwise affecting, the amount or time of payment of the Scheduled Repayments provided for in Section 5.1(b) to which a Lender shall be entitled shall be made without the written consent of each Lender with a Term Commitment and the Required Lenders.

(e) To the extent the Required Lenders (or all of the Lenders, or all of the Lenders (other than any Defaulting Lender), as applicable, as shall be required by this Section 13.11) waive the provisions of Section 9.2 hereof with respect to the sale, transfer or other disposition of any Collateral, or any Collateral is sold, transferred or disposed of as permitted by Section 9.2 hereof, (i) such Collateral shall be sold, transferred or disposed of free and clear of the Liens created by the respective Security Documents; (ii) if such Collateral includes all of the capital stock of a Subsidiary that is a party to the Subsidiary Guaranty or whose stock is pledged pursuant to the Security Agreement, such capital stock shall be released from the Security Agreement and such Subsidiary shall be released from the Subsidiary Guaranty; and (iii) the Administrative Agent shall be authorized to take actions deemed appropriate by it in order to effectuate the foregoing.

Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender.

Section 13.12. Survival of Indemnities. All indemnities set forth herein including, without limitation, in Section 2.9, Section 2.10, Section 3.9 and Section 5.3 (subject to the limitations set forth Section 2.9(d)), Section 11.7 or Section 13.1(f) shall survive the execution and delivery of this Agreement and the making and repayment of the Obligations.

Section 13.13. Domicile of Loans. Each Lender may transfer and carry its Loans at, to or for the account of any branch office, subsidiary or affiliate of such Lender, provided that the Borrower shall not be responsible for costs arising under Section 2.9 resulting from any such transfer (other than a transfer pursuant to Section 2.11) to the extent not otherwise applicable to such Lender prior to such transfer.

Section 13.14. Confidentiality.

(a) Each of the Administrative Agent, the Lenders and the Letter of Credit Issuer agrees to maintain the confidentiality of the Confidential Information (as defined below), except that Confidential Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, trustees, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Confidential Information and instructed to keep such Confidential Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or any Eligible Assignee invited to be a Lender pursuant to Section 2.13 or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower or (h) to the extent such Confidential Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender, the Letter of Credit Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower. For purposes of this Section, “Confidential Information” means all information received from the Borrower or any Subsidiary relating to the Borrower or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the Letter of Credit Issuer on a nonconfidential basis prior to disclosure by the Borrower or any Subsidiary, provided that, in the case of information received from the Borrower or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Confidential Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Confidential Information as such Person would accord to its own confidential information.

Each of the Administrative Agent, the Lenders and the Letter of Credit Issuer acknowledges that (a) the Confidential Information may include material non-public information concerning the Borrower or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities Laws.

Section 13.15. Limitations on Liability of the Letter of Credit Issuers. The Borrower assumes all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letters of Credit. Neither any Letter of Credit Issuer nor any of its officers or directors shall be liable or responsible for: (a) the use that may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by a Letter of Credit Issuer against presentation of documents that do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to such Letter of Credit; or (d) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit, except that the Letter of Credit Obligor shall have a claim against a Letter of Credit Issuer, and a Letter of Credit Issuer shall be liable to such Letter of Credit Obligor, to the extent of any direct, but not consequential, damages suffered by such Letter of Credit Obligor that such Letter of Credit Obligor proves were caused by (i) such Letter of Credit Issuer’s willful misconduct or gross negligence in determining whether documents presented under a Letter of Credit comply with the terms of such Letter of Credit or (ii) such Letter of Credit Issuer’s willful failure to make lawful payment under any Letter of Credit after the presentation to it of documentation strictly complying with the terms and conditions of such Letter of Credit. In furtherance and not in limitation of the foregoing, a Letter of Credit Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation.

Section 13.16. General Limitation of Liability. No claim may be made by any Credit Party, any Lender, the Administrative Agent, any Letter of Credit Issuer or any other person against the Administrative Agent, any Letter of Credit Issuer, or any other Lender or the Affiliates, directors, officers, employees, attorneys or agents of any of them for any damages other than actual compensatory damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement or any of the other Credit Documents, or any act, omission or event occurring in connection therewith; and each of the Borrower, each Lender, the Administrative Agent and each Letter of Credit Issuer hereby, to the fullest extent permitted under applicable law, waives, releases and agrees not to sue or counterclaim upon any such claim for any special, consequential or punitive damages, whether or not accrued and whether or not known or suspected to exist in its favor.

Section 13.17. No Duty. All attorneys, accountants, appraisers, consultants and other professional persons (including the firms or other entities on behalf of which any such person may act) retained by the Administrative Agent or any Lender with respect to the transactions contemplated by the Credit Documents shall have the right to act exclusively in the interest of the Administrative Agent or such Lender, as the case may be, and shall have no duty of disclosure, duty of loyalty, duty of care, or other duty or obligation of any type or nature whatsoever to the Borrower, to any of its Subsidiaries, or to any other person, with respect to any matters within the scope of such representation or related to their activities in connection with such representation. The Borrower agrees, on behalf of itself and its Subsidiaries, not to assert any claim or counterclaim against any such persons with regard to such matters, all such claims and counterclaims, now existing or hereafter arising, whether known or unknown, foreseen or unforeseeable, being hereby waived, released and forever discharged.

Section 13.18. Lenders and Agent Not Fiduciary to Borrower, etc.

(a) The relationship among the Borrower and its Subsidiaries, on the one hand, and the Letter of Credit Issuer and the Lenders, on the other hand, is solely that of debtor and creditor, and Letter of Credit Issuer and the Lenders have no fiduciary or other special relationship with the Borrower and its Subsidiaries, and no term or provision of any Credit Document, no course of dealing, no written or oral communication, or other action, shall be construed so as to deem such relationship to be other than that of debtor and creditor.

(b) In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower and each other Credit Party acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Co-Lead Arrangers and the other agents party hereto are arm’s-length commercial transactions between the Borrower, each other Credit Party and their respective Affiliates, on the one hand, and the Administrative Agent the Co-Lead Arrangers and such other agents, on the other hand, (B) each of the Borrower and the other Credit Parties has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrower and each other Credit Party is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent, each Co-Lead Arranger, each other agent and each Lender is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower, any other Credit Party or any of their respective Affiliates, or any other Person and (B) neither the Administrative Agent, the Co-Lead Arrangers, the other agents party hereto nor any Lender has any obligation to the Borrower, any other Credit Party or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the Co-Lead Arrangers, the other agents party hereto, the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower, the other Credit Parties and their respective Affiliates, and neither the Administrative Agent, the Co-Lead Arrangers, the other agents party hereto nor any Lender has any obligation to disclose any of such interests to the Borrower, any other Credit Party or any of their respective Affiliates. To the fullest extent permitted by law, each of the Borrower and the other Credit Parties hereby waives and releases any claims that it may have against the Administrative Agent, the Co-Lead Arrangers, the other agents party hereto and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

Section 13.19. Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Event, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

Section 13.20. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 13.21. Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action, event, condition or circumstance is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations or restrictions of, another covenant, shall not avoid the occurrence of a Default or an Event of Default if such action is taken or event, condition or circumstance exists.

Section 13.22. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts that are treated as interest on such Loan under applicable law (collectively, the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Base Rate to the date of repayment, shall have been received by such Lender.

Section 13.23. Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent, the Letter of Credit Issuer or any Lender, or the Administrative Agent, the Letter of Credit Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, the Letter of Credit Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and the Letter of Credit Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Effective Rate from time to time in effect. The obligations of the Lenders and the Letter of Credit Issuer under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

Section 13.24. USA Patriot Act. Each Lender that is subject to the USA Patriot Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the USA Patriot Act. The Borrower shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act.

Section 13.25. Electronic Execution of Assignments and Certain Other Documents. The words “execution,” “signed,” “signature,” and words of like import in any Assignment Agreement or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 13.26. Press Releases and Related Matters. The Borrower and the other Credit Parties each hereby agree that the Administrative Agent, the Co-Lead Arrangers or any Lender may use the name, logo or other identifying information or trademark of the Borrower or any other Credit Party solely in connection with a press release, “tombstone” or similar advertisements, or in connection with other disclosure to the “gold sheets” or similar bank trade publications with respect to this Agreement.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

THE BORROWER:

AMERICAN DENTAL PARTNERS, INC.

By:	/s/ Ian H. Brock
Name:	Ian H. Brock
Title:	Vice President, Planning and Investment

THE SUBSIDIARY GUARANTORS:

ADP OF NEW YORK, LLC

By:	/s/ Ian H. Brock
Name:	Ian H. Brock
Title:	Vice President

AMERICAN DENTAL PARTNERS OF ALABAMA, LLC

By:	/s/ Ian H. Brock
Name:	Ian H. Brock
Title:	Vice President

AMERICAN DENTAL PARTNERS OF CALIFORNIA, INC.

By:	/s/ Ian H. Brock
Name:	Ian H. Brock
Title:	Vice President

THE SUBSIDIARY GUARANTORS (Cont’d):

AMERICAN DENTAL PARTNERS OF FLORIDA, LLC

By:	/s/ Ian H. Brock
Name:	Ian H. Brock
Title:	Vice President

AMERICAN DENTAL PARTNERS OF LOUISIANA, LLC

By:	/s/ Ian H. Brock
Name:	Ian H. Brock
Title:	Vice President

AMERICAN DENTAL PARTNERS OF MARYLAND, LLC

By:	/s/ Ian H. Brock
Name:	Ian H. Brock
Title:	Vice President

AMERICAN DENTAL PARTNERS OF MICHIGAN, LLC

By:	/s/ Ian H. Brock
Name:	Ian H. Brock
Title:	Vice President

AMERICAN DENTAL PARTNERS OF MISSOURI, LLC

By:	/s/ Ian H. Brock
Name:	Ian H. Brock
Title:	Vice President

THE SUBSIDIARY GUARANTORS (Cont’d):

AMERICAN DENTAL PARTNERS OF NORTH CAROLINA, LLC

By:	/s/ Ian H. Brock
Name:	Ian H. Brock
Title:	Vice President

AMERICAN DENTAL PARTNERS OF OKLAHOMA, LLC

By:	/s/ Ian H. Brock
Name:	Ian H. Brock
Title:	Vice President

AMERICAN DENTAL PARTNERS OF PENNSYLVANIA, LLC

By:	/s/ Ian H. Brock
Name:	Ian H. Brock
Title:	Vice President

AMERICAN DENTAL PARTNERS OF TENNESSEE, LLC

By:	/s/ Ian H. Brock
Name:	Ian H. Brock
Title:	Vice President

AMERICAN DENTAL PROFESSIONAL SERVICES, LLC

By:	/s/ Ian H. Brock
Name:	Breht T. Feigh
Title:	Vice President

THE SUBSIDIARY GUARANTORS (Cont’d):

APPLE PARK ASSOCIATES, INC.

By:	/s/ Ian H. Brock
Name:	Ian H. Brock
Title:	Vice President

AMERICAN DENTAL PARTNERS OF ARIZONA, LLC

By:	/s/ Ian H. Brock
Name:	Ian H. Brock
Title:	Vice President

AMERICAN DENTAL PARTNERS OF WISCONSIN, LLC

By:	/s/ Ian H. Brock
Name:	Ian H. Brock
Title:	Vice President

AMERICAN DENTAL PARTNERS OF TEXAS, LLC

By:	/s/ Ian H. Brock
Name:	Ian H. Brock
Title:	Vice President

VOSS DENTAL LAB, INC.

By:	/s/ Ian H. Brock
Name:	Ian H. Brock
Title:	Vice President

THE SUBSIDIARY GUARANTORS (Cont’d):

ADP-CFK, LLC

By:	/s/ Ian H. Brock
Name:	Ian H. Brock
Title:	Vice President

CARE FOR KIDS — USA, LLC

By:	/s/ Ian H. Brock
Name:	Ian H. Brock
Title:	Vice President

CARE FOR KIDS OF ARIZONA, LLC

By:	/s/ Ian H. Brock
Name:	Ian H. Brock
Title:	Vice President

AMERICAN DENTAL PARTNERS OF MINNESOTA, LLC

By:	/s/ Ian H. Brock
Name:	Ian H. Brock
Title:	Vice President

ZETASYS, LLC

By:	/s/ Ian H. Brock
Name:	Ian H. Brock
Title:	Vice President

CFK OF TEXAS, LLC

By:	/s/ Ian H. Brock
Name:	Ian H. Brock
Title:	Vice President

THE SUBSIDIARY GUARANTORS (Cont’d):

FOCUS PRACTICE CONSULTANTS, LLC

By:	/s/ Ian H. Brock
Name:	Ian H. Brock
Title:	Vice President

THE ADMINISTRATIVE AGENT:
BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ George S. Carey
Name:	George S. Carey
Title:	Assistant Vice President

LENDERS:

BANK OF AMERICA, N.A., as a Lender, the Letter of Credit Issuer, and Swing Line Lender

By:	/s/ Linda Alto
Name:	Linda Alto
Title:	Senior Vice President

LENDERS (Cont’d):

RBS CITIZENS, N.A.

By:	/s/ Michael Ouellet
Name:	Michael Ouellet
Title:	Senior Vice President

LENDERS (Cont’d):

KEYBANK NATIONAL ASSOCIATION

By:	/s/ Sukanya V. Raj
Name:	Sukanya V. Raj
Title:	Vice President & Portfolio Manager

LENDERS (Cont’d):

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ David M. Crane
Name:	David M. Crane
Title:	Vice President

LENDERS (Cont’d):

TORONTO DOMINION (NEW YORK) LLC

By:	/s/ Jackie Barrett
Name:	Jackie Barrett
Title:	Authorized Signatory

LENDERS (Cont’d):

UNION BANK, N.A.

By:	/s/ Erik Allan
Name:	Erik Allan
Title:	Vice President

LENDERS (Cont’d):

REGIONS BANK

By:	/s/ Kap Yarbrough
Name:	Kap Yarbrough
Title:	Vice President

EXHIBIT A-1

FORM OF REVOLVING FACILITY NOTE

                    ,

FOR VALUE RECEIVED, the undersigned (the “Borrower”), hereby promises to pay to                                  or registered assigns (the “Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of each Revolving Credit Loan from time to time made by the Lender to the Borrower under that certain Credit Agreement, dated as of May 7, 2010 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among the Borrower, Subsidiaries of the Borrower from time to time party thereto as Subsidiary Guarantors, the Lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent, Letter of Credit Issuer and Swing Line Lender, and the other agents and arrangers from time to time party thereto.

The Borrower promises to pay interest on the unpaid principal amount of each Revolving Loan from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent’s Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

This Revolving Facility Note is one of the Revolving Facility Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This Revolving Facility Note is also entitled to the benefits of the Subsidiary Guaranty and is secured by the Collateral. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Revolving Facility Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. Revolving Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Revolving Facility Note and endorse thereon the date, amount and maturity of its Revolving Loans and payments with respect thereto.

The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Revolving Facility Note.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

AMERICAN DENTAL PARTNERS, INC.

By:
Name:
Title:

LOANS AND PAYMENTS WITH RESPECT THERETO

Date	Type of Loan Made	Amount of Loan Made	End of Interest Period	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By

EXHIBIT A-2

FORM OF SWING LINE NOTE

                    ,

FOR VALUE RECEIVED, the undersigned (the “Borrower”), hereby promises to pay to BANK OF AMERICA, N.A. or registered assigns (the “Swing Line Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of each Swing Loans from time to time made by the Swing Line Lender to the Borrower under that certain Credit Agreement, dated as of May 7, 2010 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among the Borrower, Subsidiaries of the Borrower from time to time party thereto as Subsidiary Guarantors, the Lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent, Letter of Credit Issuer and Swing Line Lender, and the other agents and arrangers from time to time party thereto.

The Borrower promises to pay interest on the unpaid principal amount of each Swing Loan from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Swing Line Lender in Dollars in immediately available funds at the Administrative Agent’s Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

This Swing Line Note is entitled to the benefits of the Agreement and may be prepaid in whole or in part subject to the terms and conditions provided therein. This Swing Line Note is also entitled to the benefits of the Subsidiary Guaranty and is secured by the Collateral. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Swing Line Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. Swing Loans made by the Swing Line Lender shall be evidenced by one or more loan accounts or records maintained by the Swing Line Lender in the ordinary course of business. The Swing Line Lender may also attach schedules to this Swing Line Note and endorse thereon the date, amount and maturity of its Swing Loans and payments with respect thereto.

The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Swing Line Note.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

AMERICAN DENTAL PARTNERS, INC.

By:
Name:
Title:

LOANS AND PAYMENTS WITH RESPECT THERETO

Date	Type of Loan Made	Amount of Loan Made	End of Interest Period	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By

EXHIBIT A-3

FORM OF TERM NOTE

                    ,

FOR VALUE RECEIVED, the undersigned (the “Borrower”), hereby promises to pay to                                  or registered assigns (the “Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of each Term Loan from time to time made by the Lender to the Borrower under that certain Credit Agreement, dated as of May 7, 2010 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among the Borrower, Subsidiaries of the Borrower from time to time party thereto as Subsidiary Guarantors, the Lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent, Letter of Credit Issuer and Swing Line Lender, and the other agents and arrangers from time to time party thereto.

The Borrower promises to pay interest on the unpaid principal amount of each Term Loan made by the Lender from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent’s Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

This Term Note is one of the Term Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This Term Note is also entitled to the benefits of the Subsidiary Guaranty and is secured by the Collateral. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Term Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. Each Term Loan made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Term Note and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.

The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Term Note.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

AMERICAN DENTAL PARTNERS, INC.

By:
Name:
Title:

LOANS AND PAYMENTS WITH RESPECT THERETO

Date	Type of Loan Made	Amount of Loan Made	End of Interest Period	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By

EXHIBIT B-1

FORM OF NOTICE OF BORROWING

                    , 20

Bank of America, N.A., as Administrative Agent for the Lenders party to the Credit Agreement referred to below 101 N Tryon Street Charlotte, NC 28255

Re:	Notice of Borrowing under the Credit Agreement Referred to Below

Ladies and Gentlemen:

The undersigned, American Dental Partners, Inc., a Delaware corporation (the “Borrower”), refers to the Credit Agreement, dated as of May 7, 2010 (as may be amended, modified, supplemented or amended and restated from time to time, the “Credit Agreement;” the terms defined therein being used herein as therein defined), among the Borrower, the lending institutions from time to time party thereto (the “Lenders”), Bank of America, N.A., as administrative agent (in such capacity, the “Administrative Agent”), and as the Letter of Credit Issuer and the Swing Line Lender; Banc of America Securities LLC, RBS Securities Inc., and KeyBank National Association, as co-lead arrangers and co-book managers (collectively, in such capacities, the “Co-Lead Arrangers”); Wells Fargo Bank, National Association and TD Securities (USA) LLC, as co-documentation agents (collectively, in such capacity, the “Co-Documentation Agents”); and RBS Citizens, N.A. and KeyBank National Association, as co-syndication agents (collectively, in such capacity, the “Syndication Agents”), and hereby gives you notice, irrevocably, pursuant to Section 2.5(b) of the Credit Agreement, that the undersigned hereby requests one or more Borrowings under the Credit Agreement, and in that connection therewith sets forth in Schedule 1 attached hereto the information relating to each such Borrowing (collectively the “Proposed Borrowing”) as required by Section 2.5(b) of the Credit Agreement.

The undersigned hereby specifies that the Proposed Borrowing will consist of Loans as indicated in Schedule 1 attached hereto.

The undersigned hereby represents and warrants that the conditions specified in Section 6.02(b) of the Credit Agreement shall be satisfied on and as of the date of the Proposed Borrowing:

Very truly yours,

AMERICAN DENTAL PARTNERS, INC.

By:
Name:
Title:

Schedule 1

BORROWING SCHEDULE

Proposed Borrowing #1:

Business Day of Proposed Borrowing	Type of Loans	Aggregate Amount of Loans	Interest Period if Loans are Eurodollar Loans	Swing Line Maturity Date if Loans are Swing Loans
, 20	Base Rate Loans Eurodollar Loans Swing Loans [Circle one of above]	$	One Month Two Months Three Months Six Months [Circle one of above]	, 20

Proposed Borrowing #2:

Business Day of Proposed Borrowing	Type of Loans	Aggregate Amount of Loans	Interest Period if Loans are Eurodollar Loans	Swing Line Maturity Date if Loans are Swing Loans
, 20	Base Rate Loans Eurodollar Loans Swing Loans [Circle one of above]	$	One Month Two Months Three Months Six Months [Circle one of above]	, 20

EXHIBIT B-2

FORM OF NOTICE OF CONTINUATION OR CONVERSION

                    , 20

Bank of America, N.A. as Administrative Agent for the Lenders party to the Credit Agreement referred to below 101 N Tryon Street Charlotte, NC 28255

Re:	Notice of Continuation or Conversion under the Credit Agreement Referred to Below

Ladies and Gentlemen:

The undersigned, American Dental Partners, Inc., a Delaware corporation (the “Borrower”), refers to the Credit Agreement, dated as of May 7, 2010 (as may be amended, modified, supplemented or amended and restated from time to time, the “Credit Agreement;” the terms defined therein being used herein as therein defined), among the Borrower, the lending institutions from time to time party thereto (the “Lenders”), Bank of America, N.A., as administrative agent (in such capacity, the “Administrative Agent”), and as the Letter of Credit Issuer and the Swing Line Lender; Banc of America Securities LLC, RBS Securities Inc., and KeyBank National Association, as co-lead arrangers and co-book managers (collectively, in such capacities, the “Co-Lead Arrangers”); Wells Fargo Bank, National Association and TD Securities (USA) LLC, as co-documentation agents (collectively, in such capacity, the “Co-Documentation Agents”); and RBS Citizens, N.A. and KeyBank National Association, as co-syndication agents (collectively, in such capacity, the “Syndication Agents”), and hereby gives you notice, irrevocably, pursuant to Section 2.12(b) of the Credit Agreement, that the undersigned hereby requests one or more Continuations or Conversions of Loans, consisting of one Type of Loan, pursuant to Section 2.12(a) of the Credit Agreement, and in that connection therewith has set forth in Schedule 1 attached hereto the information required pursuant to such Section 2.12(b) of the Credit Agreement relating to each such Continuation or Conversion.

The undersigned hereby represents and warrants that the conditions specified in Section 6.02(b) of the Credit Agreement shall be satisfied on and as of the date of the Continuation or Conversion.

Very truly yours,

AMERICAN DENTAL PARTNERS, INC.

By:
Name:
Title:

Schedule 1

1.	The Type[s] of Loan[s] to be [Continued] [Converted] [is a] [are] [Eurodollar Loan[s]][Base Rate Loan[s]].

2.	The date on which the [respective] Loan to be [Continued] [Converted] was made is [ .]

3.	The date on which the [respective] Loan is to be [Continued] [Converted] is [ .]

4.	The Aggregate amount of [the] [each] Loan is [$ .]

5.	[[The [new] Interest Period for the [respective] Loan is [ .]

[6.	The Type of Loan into which the [respective] Loan[s] [is] [are] to be Converted is Eurodollar Loan.]

EXHIBIT C-1

FORM OF

SUBSIDIARY GUARANTY

Please see attached.

SUBSIDIARY GUARANTY

THIS SUBSIDIARY GUARANTY, dated as of May 7, 2010 (as may be amended, restated, modified or supplemented from time to time, this “Guaranty”), made by (i) each of the undersigned (each, a “Guarantor” and collectively, the “Guarantors” and such terms shall include an Additional Guarantor that becomes a party to this Guaranty pursuant to Section 16 hereof), with (ii) Bank of America, N.A., as Administrative Agent (herein, together with its successors and assigns in such capacity, the “Administrative Agent”), for the benefit of the Creditors (as defined below):

PRELIMINARY STATEMENTS:

(1) Except as otherwise defined herein, terms used herein and defined in the Credit Agreement (as defined below) shall be used herein as therein defined. Certain terms used herein are defined in Section 1 hereof.

(2) This Guaranty is made pursuant to the Credit Agreement, dated as of the date hereof (as may be amended or otherwise modified, restated, replaced or amended and restated from time to time, the “Credit Agreement”), among American Dental Partners, Inc., a Delaware corporation (together with its successors and assigns, the “Borrower”), the lenders from time to time party thereto (together with their successors and assigns, the “Lenders”), and the Administrative Agent.

(3) Each Guarantor is a direct or indirect Subsidiary of the Borrower. This Guaranty is one of the Credit Documents referred to in the Credit Agreement.

(4) It is a condition to the making of Loans and Letter of Credit Issuances under the Credit Agreement that each Guarantor shall have executed and delivered this Guaranty.

(5) Each Guarantor will obtain benefits from the Credit Agreement and, accordingly, desires to execute this Guaranty in order to satisfy the condition described in the preceding paragraph and to induce the Creditors to extend the Credit Document Obligations and the Designated Hedge Document Obligations.

NOW, THEREFORE, in consideration of the foregoing and other benefits accruing to each Guarantor, the receipt and sufficiency of which are hereby acknowledged, each Guarantor hereby makes the following representations and warranties to the Administrative Agent and the other Creditors and hereby covenants and agrees with the Administrative Agent and each other Creditor as follows:

Section 13.27. Certain Definitions. As used in this Guaranty, the following terms shall have the meanings herein specified unless the context otherwise requires:

“Additional Guarantor” has the meaning provided in Section 16.

“Bank Products” means treasury management, cash management, deposit, disbursement or other bank account services, credit card or purchase card programs or other similar banking products.

“Bank Product Creditor” means each Lender or Affiliate of a Lender that is a provider of Bank Products to the Borrower or any Guarantor pursuant to any Bank Product Document.

“Bank Product Document” means any document, instrument or agreement executed and delivered in connection with any Bank Product Obligations provided by a Bank Product Creditor to the Borrower or any Guarantor.

“Bank Product Obligations” means all obligations and liabilities owing by the Borrower or any Guarantor in respect of any Bank Products, in all cases whether now existing, or hereafter incurred or arising, including any such amounts incurred or arising during the pendency of any bankruptcy, insolvency, reorganization, receivership or similar proceeding, regardless of whether allowed or allowable in such proceeding or subject to an automatic stay under Section 362(a) of the Bankruptcy Code.

“Credit Document Obligations” shall mean all Obligations (other than Bank Product Obligations and Designated Hedge Document Obligations), including without limitation, all of the following:

(a) the principal of and interest on the Notes issued by, and the Loans made to, the Borrower under the Credit Agreement,

(b) all Letter of Credit Outstandings and other amounts owing with respect to Letters of Credit issued under the Credit Agreement, and

(c) all other obligations and liabilities owing by the Borrower and the other Credit Parties to the Administrative Agent, any Letter of Credit Issuer or any of the Lenders under the Credit Agreement and the other Credit Documents to which the Borrower or any other Credit Party is now or may hereafter become a party (including, without limitation, indemnities, Fees and other amounts payable thereunder), whether primary, secondary, direct, contingent, fixed or otherwise, in all cases whether now existing, or hereafter incurred or arising, including any such interest or other amounts incurred or arising during the pendency of any bankruptcy, insolvency, reorganization, receivership or similar proceeding, regardless of whether allowed or allowable in such proceeding or subject to an automatic stay under Section 362(a) of the Bankruptcy Code.

“Creditor” shall mean the Administrative Agent, each Letter of Credit Issuer, the Swing Line Lender, the Lenders, the Designated Hedge Creditors, the Bank Product Creditors and the respective successors and assigns of each of the foregoing (but in the case of a successor or assign of a Designated Hedge Creditor or a Bank Product Creditor, as applicable, solely to the extent such successor or assign meets the definition of a Designated Hedge Creditor or a Bank Product Creditor, as applicable).

“Designated Hedge Creditor” shall mean each Lender or Affiliate of a Lender that participates as a counterparty to the Borrower or any Guarantor pursuant to any Designated Hedge Document.

“Designated Hedge Document” shall mean and include (i) each Designated Hedge Agreement to which the Borrower or any Guarantor is now or may hereafter become a party, and (ii) each confirmation, transaction statement or other document executed and delivered in connection therewith to which the Borrower or any Guarantor is now or may hereafter become a party.

“Designated Hedge Document Obligations” shall mean, collectively, all obligations and liabilities owing by the Borrower or any Guarantor under all existing and future Designated Hedge Documents, in all cases whether now existing, or hereafter incurred or arising, including any such amounts incurred or arising during the pendency of any bankruptcy, insolvency, reorganization, receivership or similar proceeding, regardless of whether allowed or allowable in such proceeding or subject to an automatic stay under Section 362(a) of the Bankruptcy Code.

“Guaranteed Documents” shall mean, collectively, (i) the Credit Agreement, the Notes and the other Credit Documents to which the Borrower or any of its Subsidiaries is now or may hereafter become a party, (ii) each Designated Hedge Agreement and other Designated Hedge Document to which the Borrower or any Guarantor is now or may hereafter become a party and (iii) each Bank Product Document to which the Borrower or any Guarantor is now or may hereafter become a party.

“Guaranteed Obligations” shall mean all Obligations, including, without limitation, the Credit Document Obligations, the Designated Hedge Document Obligations and the Bank Product Obligations.

“Guaranty Supplement” has the meaning provided in Section 16.

“Subordinated Obligations” shall have the meaning given to such term in Section 3 hereof.

“Taxes” has the meaning specified in Section 26(a) hereof.

Section 13.28. Guaranty by the Guarantors, etc.

(a) Each Guarantor, jointly and severally, irrevocably and unconditionally guarantees: (i) to the Administrative Agent, for the benefit of the Creditors, the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all of the Guaranteed Obligations. Such guaranty is an absolute, unconditional, present and continuing guaranty of payment and not of collectibility and is in no way conditioned or contingent upon any attempt to collect from the Borrower or any other Subsidiary or Affiliate of the Borrower, or any other action, occurrence or circumstance whatsoever. If an Event of Default shall occur and be continuing under the Credit Agreement or any payment default shall occur and be outstanding under any Designated Hedge Document, each Guarantor will, immediately upon (and in any event no later than two Business Days following) its receipt of written notice from the Administrative Agent demanding payment hereunder, pay to the Administrative Agent, for the benefit of the Creditors, in immediately available funds, at the Payment Office, such amount of the Guaranteed Obligations as the Administrative Agent shall specify in such notice.

(b) In addition to the foregoing, each Guarantor also, jointly and severally, irrevocably and unconditionally guarantees that each of the terms, conditions, covenants and agreements of the Borrower under the Credit Agreement, and of the Borrower and the other Credit Parties under the other Guaranteed Documents, will be duly and punctually performed and observed strictly in accordance with the terms thereof and that if for any reason whatsoever the Borrower or the other Credit Parties shall fail to do so, such Guarantor shall duly and punctually perform and observe, or cause the Borrower or such other Credit Party, as applicable, to duly and punctually perform and observe, the same. Such guaranty is an absolute, unconditional, present and continuing guaranty of performance and is in no way conditioned or contingent upon any attempt to enforce performance by the Borrower or any other Subsidiary or Affiliate of the Borrower, or any other act, occurrence or circumstance whatsoever.

(c) In addition to the foregoing, each Guarantor, jointly and severally, unconditionally and irrevocably, guarantees to the Creditors the payment of any and all Guaranteed Obligations of the Borrower and each other Credit Party, whether or not due or payable by the obligor thereon, upon the occurrence in respect of the Borrower, any other Credit Party or other applicable obligor of any bankruptcy or insolvency proceeding or case under the Bankruptcy Code, and unconditionally and irrevocably, jointly and severally, promises to pay such Guaranteed Obligations to the Administrative Agent, for the benefit of the Creditors, on demand, in such currency and otherwise in such manner as is provided in the Guaranteed Documents governing such Guaranteed Obligations.

(d) As a separate, additional and continuing obligation, each Guarantor unconditionally and irrevocably undertakes and agrees, for the benefit of the Creditors, that, should any amounts constituting Guaranteed Obligations not be recoverable from the Borrower or any other Credit Party for any reason whatsoever (including, without limitation, by reason of any provision of any Guaranteed Document or any other agreement or instrument executed in connection therewith being or becoming, at any time, voidable, void, unenforceable, or otherwise invalid under any applicable law), then notwithstanding any notice or knowledge thereof by the Administrative Agent, any other Creditor, any of their respective Affiliates, or any other person, each Guarantor, jointly and severally, as sole, original and independent obligor, upon demand by the Administrative Agent, will make payment to the Administrative Agent, for the account of the Creditors, of all such obligations not so recoverable by way of full indemnity, in such currency and otherwise in such manner as is provided in the Guaranteed Documents.

(e) Each Guarantor understands, agrees and confirms that the Administrative Agent and the other Creditors may enforce this Guaranty up to the full amount of the Guaranteed Obligations against any Guarantor without proceeding against any other Guarantor, the Borrower or any other person, or against any security or other collateral.

(f) All payments by each Guarantor under this Guaranty shall be made to the Administrative Agent, for the benefit of the Creditors, in such currency and otherwise in such manner as is provided in the Guaranteed Documents to which such payments relate.

Section 13.29. Subordination.

(a) Any Indebtedness or other obligations or liabilities of the Borrower now or hereafter held by any Guarantor (collectively, “Subordinated Obligations”) are hereby subordinated to the Guaranteed Obligations (but solely to the extent constituting a guaranty of any obligation of the Borrower to any Creditor); and such Subordinated Obligations of the Borrower to any Guarantor, if the Administrative Agent, after an Event of Default has occurred, so requests, shall be collected, enforced and received by such Guarantor as trustee for the Administrative Agent and the other Creditors and be paid over to the Administrative Agent, for the benefit of the Creditors, on account of the Indebtedness of the Borrower owing under the Guaranteed Documents to the Administrative Agent and to the other Creditors, but without affecting or impairing in any manner the liability of such Guarantor under the other provisions of this Guaranty. Prior to the transfer by any Guarantor of any note or negotiable instrument evidencing any Subordinated Obligation of the Borrower to such Guarantor, such Guarantor shall mark such note or negotiable instrument with a legend that the same is subject to this subordination.

(b) If and to the extent that any Guarantor makes any payment to the Administrative Agent or any other Creditor or to any other person pursuant to or in respect of this Guaranty, any reimbursement or similar claim that such Guarantor may have against the Borrower by reason thereof shall be subject and subordinate to the prior termination of all of the Commitments and indefeasible payment in full of all Guaranteed Obligations.

Section 13.30. Guarantors’ Obligations Absolute, etc. The obligations of each Guarantor under this Guaranty shall be absolute and unconditional, shall not be subject to any counterclaim, setoff, deduction or defense based on any claim such Guarantor may have against the Borrower or any other person, including, without limitation, the Administrative Agent, any other Creditor, any of their respective Affiliates, or any other Guarantor, and shall remain in full force and effect without regard to, and shall not be released, suspended, abated, deferred, reduced, limited, discharged, terminated or otherwise impaired or adversely affected by any circumstance or occurrence whatsoever, other than indefeasible payment in full of, and complete performance of, all of the Guaranteed Obligations, including, without limitation:

(a) any increase in the amount of the Guaranteed Obligations outstanding from time to time, including, without limitation, any increase in the aggregate outstanding amount of the Loans and Letters of Credit above any specific maximum amount referred to herein or in the Credit Agreement as in effect on the date hereof, and any increase in any interest rate, Fee or other amount applicable to any portion of the Guaranteed Obligations or otherwise payable under any Guaranteed Document;

(b) any direction as to the application of any payment by the Borrower or by any other person;

(c) any incurrence of additional Guaranteed Obligations at any time or under any circumstances, including, without limitation, (i) during the continuance of a Default or Event of Default, (ii) at any time when all conditions to such incurrence have not been satisfied, or (iii) in excess of any borrowing base, sublimit or other limitations contained in the Credit Agreement or any of the other Guaranteed Documents;

(d) any renewal or extension of the time for payment or maturity of any of the Guaranteed Obligations, or any amendment or modification of, or addition or supplement to, or deletion from, the Credit Agreement, any other Guaranteed Document, or any other instrument or agreement applicable to the Borrower or any other person, or any part thereof, or any assignment, transfer or other disposition of any thereof;

(e) any failure of the Credit Agreement, any other Guaranteed Document, or any other instrument or agreement applicable to the Borrower or any other person, to constitute the legal, valid and binding agreement or obligation of any party thereto, enforceable in accordance with its terms, or any irregularity in the form of any Guaranteed Document;

(f) any failure on the part of the Borrower or any other person to perform or comply with any term or provision of the Credit Agreement, any other Guaranteed Document, or any other instrument or agreement entered into in connection therewith;

(g) any waiver, consent, extension, indulgence or other action or inaction (including, without limitation, any lack of diligence, any failure to mitigate damages or marshal assets, or any election of remedies) under or in respect of (i) the Credit Agreement, any other Guaranteed Document, or any other instrument or agreement entered into in connection therewith, or (ii) any obligation or liability of the Borrower or any other person;

(h) any exercise or non-exercise of any right, power or remedy under or in respect of the Credit Agreement, any other Guaranteed Document, or any other instrument or agreement entered into in connection therewith, or any other obligation or liability incurred in connection therewith, including, without limitation, (i) any failure of the Administrative Agent or any other Creditor to give notice of any Default or Event of Default under any Guaranteed Document, or to advance funds for the protection or preservation of, or provision of insurance for, or payment of taxes on, any property that is collateral security for any of the Guaranteed Obligations, and (ii) any act or failure to act on the part of the Administrative Agent or any other Creditor, in any manner referred to in this Guaranty, or otherwise, that may deprive such Guarantor of its right to (A) subrogation against the Borrower to recover full reimbursement or indemnity for any payments made pursuant to this Guaranty, or (B) contribution from any other Guarantor for any such payments made by it, or that otherwise may adversely affect the amount recoverable upon the exercise of any such right of subrogation or contribution;

(i) any application of any amounts by whomsoever paid or howsoever realized to the Guaranteed Obligations or any other liabilities owed to the Administrative Agent or any other Creditor, regardless of the order or priority of any such application, and regardless of what liabilities of the Borrower or any other person remain unpaid;

(j) any settlement or compromise of any of the Guaranteed Obligations, any security therefor or guaranty thereof;

(k) any payment made to the Administrative Agent or any other Creditor on the Guaranteed Obligations that the Administrative Agent or any other Creditor repays, returns or otherwise restores to the Borrower or any other applicable obligor pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding;

(l) any subordination of any of the claims of the Administrative Agent or any other Creditor to any claims of any creditors of the Borrower or any other person, or any subordination of any liens or security interests in favor of the Administrative Agent or any other Creditor to any liens or security interests of any other person;

(m) any sale, exchange, release, surrender or foreclosure of, or any realization upon, or other dealing with, in any manner and in any order, any property, rights or interests by whomsoever at any time granted, assigned, pledged or mortgaged to secure, or howsoever securing, the Guaranteed Obligations, or any other liabilities or obligations (including any of those hereunder), or any portion of any thereof;

(n) the existence of any right of setoff, offset or banker’s lien, or any failure to exercise rights in respect thereof, or any release thereof;

(o) any furnishing of any new or additional security or any new or additional guaranty to or for the benefit of any Creditor, or any acceptance thereof, including, without limitation, any addition of any Guarantor to this Guaranty;

(p) any release of any security or any guaranty by or at the direction of the Administrative Agent or any other Creditor, or any release or discharge of, or limitation of recourse against, any person furnishing any security or guaranty, including, without limitation, any release or discharge of any Guarantor from this Guaranty;

(q) any limitation on any person’s liability or obligation under the Credit Agreement, any other Guaranteed Document, or any other instrument or agreement entered into in connection therewith, or any other obligation or liability incurred in connection therewith, or any termination, cancellation, avoidance, commercial or other frustration, impracticability, invalidity, unenforceability or ineffectiveness, in whole or in part, of the Credit Agreement, any other Guaranteed Document, or any other instrument or agreement entered into in connection therewith or any other obligation or liability incurred in connection therewith or any term or provision of any thereof;

(r) any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition, arrangement or other similar proceeding relating to the Borrower or to any of its properties or assets, or any such proceeding by, among or on behalf of any of its creditors, as such, or any proceeding for the voluntary liquidation or dissolution or other winding up of the Borrower, whether or not insolvency or bankruptcy proceedings, or any assignment for the benefit of its creditors, or any other marshaling of its assets, or any action taken by any trustee or receiver or by any court in any such proceeding;

(s) any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition, arrangement or other similar proceeding relating to a Guarantor or to any of its properties or assets, or any such proceeding by, among or on behalf of any of its creditors, as such, or any proceeding for the voluntary liquidation or dissolution or other winding up of such Guarantor, whether or not insolvency or bankruptcy proceedings, or any assignment for the benefit of its creditors, or any other marshaling of its assets, or any action taken by any trustee or receiver or by any court in any such proceeding;

(t) any disallowance or limitation of any claim of the Administrative Agent, any other Creditor, or any other person, in any such proceeding;

(u) any change in the ownership of all or any part of the capital stock of, or other equity interests in, the Borrower, any of its Subsidiaries or Affiliates, or any other person, or any merger or consolidation involving the Borrower, any of its Subsidiaries or Affiliates, or any other person, or any purchase, acquisition, sale, lease or disposition by the Borrower, any of its Subsidiaries or Affiliates, or any other person, of any assets or properties;

(v) any breach by the Borrower or any of its other Subsidiaries or Affiliates of any of their representations or warranties contained in any of the Guaranteed Documents or any other certificate or document executed and delivered in connection therewith;

(w) any inability of the Borrower to create or incur any Subordinated Indebtedness or other Indebtedness, or the existence of any contractual or other restriction upon the ability of the Borrower to issue and sell shares of its capital stock, to purchase, sell, lease or otherwise dispose of assets, to incur Subordinated Indebtedness or other Indebtedness, or to otherwise conduct its business affairs;

(x) any assignment, transfer or other disposition, in whole or in part, by the Borrower or any other person of its interest in any of the property, rights or interests constituting security for all or any portion of the Guaranteed Obligations or any other Indebtedness, liabilities or obligations;

(y) any failure of any of the Credit Documents, or any other agreement or instrument securing all or any portion of the Guaranteed Obligations, to effectively subject any property, rights or interests to any liens or security interests purported to be granted or created thereby, or any failure of any such liens or security interests to be or become perfected or to establish or maintain the priority over other liens and security interests contemplated thereby;

(z) any condemnation or taking of, or any encumbrance on or interference with any use of, or any damage to, or any destruction of, any such property, or any part thereof or interest therein;

(aa) any lack of notice to, or knowledge by, any Guarantor of any of the matters referred to above; and/or

(bb) to the fullest extent permitted under applicable law now or hereafter in effect, any other circumstance or occurrence, whether similar or dissimilar to any of the foregoing, that could or might constitute a defense available to, or a discharge of the obligations of, a guarantor or other surety.

Section 13.31. Waivers. Each Guarantor unconditionally waives, to the maximum extent permitted under any applicable law now or hereafter in effect, insofar as its obligations under this Guaranty are concerned, (a) notice of any of the matters referred to in Section 4, (b) all notices required by statute, rule of law or otherwise to preserve any rights against such Guarantor hereunder, including, without limitation, any demand, presentment, proof or notice of dishonor or non-payment of any Guaranteed Obligation, notice of acceptance of this Guaranty, notice of the incurrence of any Guaranteed Obligation, notice of any failure on the part of the Borrower, any of its Subsidiaries or Affiliates, or any other person, to perform or comply with any term or provision of the Credit Agreement, any other Guaranteed Document or any other agreement or instrument to which the Borrower or any other person is a party, or notice of the commencement of any proceeding against any other person or its any of its property or assets, (c) any right to the enforcement, assertion or exercise against the Borrower or against any other person or any collateral of any right, power or remedy under or in respect of the Credit Agreement, the other Guaranteed Documents or any other agreement or instrument, (d) any requirement that such Guarantor be joined as a party to any proceedings against the Borrower or any other person for the enforcement of any term or provision of the Credit Agreement, the other Guaranteed Documents, this Guaranty or any other agreement or instrument and (e) all suretyship defenses available to such Guarantor.

Section 13.32. Subrogation Rights. Until such time as the Guaranteed Obligations have been paid in full in cash and otherwise fully performed and all of the Commitments under the Credit Agreement have been terminated, each Guarantor hereby irrevocably waives all rights of subrogation that it may at any time otherwise have as a result of this Guaranty (whether contractual, under Section 509 of the Bankruptcy Code, or otherwise) to the claims of the Administrative Agent and/or the other Creditors against the Borrower, any other Guarantor or any other guarantor of or surety for the Guaranteed Obligations and all contractual, statutory or common law rights of reimbursement, contribution or indemnity from the Borrower or any other Guarantor that it may at any time otherwise have as a result of this Guaranty.

Section 13.33. Separate Actions. A separate action or actions may be brought and prosecuted against any single Guarantor whether or not action is brought against any other Guarantor, any other guarantor of the Borrower or the Borrower, and whether or not any other Guarantor, any other guarantor of the Borrower or the Borrower be joined in any such action or actions.

Section 13.34. Guarantors Familiar with Borrower’s Affairs, etc. Each Guarantor confirms that an executed (or conformed) copy of each of the Credit Documents has been made available to its principal executive officers, that such officers are familiar with the contents thereof and of this Guaranty, and that it has executed and delivered this Guaranty after reviewing the terms and conditions of the Credit Agreement, the other Credit Documents and this Guaranty and such other information as it has deemed appropriate in order to make its own credit analysis and decision to execute and deliver this Guaranty. Each Guarantor confirms that it has made its own independent investigation with respect to the creditworthiness of the Borrower and its other Subsidiaries and Affiliates and is not executing and delivering this Guaranty in reliance on any representation or warranty by the Administrative Agent or any other Creditor or any other person acting on behalf of the Administrative Agent or any other Creditor as to such creditworthiness. Each Guarantor expressly assumes all responsibilities to remain informed of the financial condition of the Borrower and its other Subsidiaries and Affiliates and any circumstances affecting (a) the Borrower’s or any other Subsidiary’s or Affiliate’s ability to perform its obligations under the Credit Agreement and the other Guaranteed Documents to which it is a party, or (b) any collateral securing, or any other guaranty for, all or any part of the Borrower’s or such other Subsidiary’s or Affiliate’s payment and performance obligations thereunder; and each Guarantor further agrees that the Administrative Agent and the other Creditors shall have no duty to advise any Guarantor of information known to them regarding such circumstances or the risks such Guarantor undertakes in this Guaranty.

Section 13.35. Covenant Under Credit Agreement, etc. Each Guarantor covenants and agrees that on and after the date hereof and until this Guaranty is terminated in accordance with Section 27 hereof, such Guarantor shall take, or will refrain from taking, as the case may be, all actions that are necessary to be taken or not taken so that no Default or Event of Default, is caused by the actions or inactions of such Guarantor or any of its Subsidiaries.

Section 13.36. Representations and Warranties. Each Guarantor represents and warrants to the Administrative Agent and each of the other Creditors that:

(a) it is a duly organized or formed and validly existing corporation, partnership or limited liability company, as the case may be, in good standing or full force and effect, as applicable, under the laws of the jurisdiction of its incorporation or formation, as applicable, and has the corporate, partnership or limited liability company power and authority, as applicable, to own its property and assets and to transact the business in which it is engaged and presently proposes to engage;

(b) it has the corporate or other organizational power and authority to execute, deliver and carry out the terms and provisions of the Credit Documents to which it is party and has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of the Credit Documents to which it is party;

(c) it has duly executed and delivered each Credit Document to which it is party and each Credit Document to which it is party constitutes the legal, valid and binding agreement or obligation of such Guarantor enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law);

(d) neither the execution, delivery and performance by such Guarantor of the Credit Documents to which it is party nor compliance with the terms and provisions thereof (i) will contravene any material provision of any law, statute, rule, regulation, order, writ, injunction or decree of any Governmental Authority applicable to such Guarantor or its material properties and assets, (ii) will conflict with or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (other than any Lien created pursuant to the Credit Documents) upon any of the property or assets of such Guarantor pursuant to the terms of any promissory note, bond, debenture, indenture, mortgage, deed of trust, credit or loan agreement, or any other material agreement or other instrument, to which such Guarantor is a party or by which it or any of its property or assets are bound or to which it may be subject, or (iii) will violate any provision of the Organizational Documents of such Guarantor;

(e) no order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any Governmental Authority, is required to authorize or is required as a condition to (i) the execution, delivery and performance by such Guarantor of any Credit Document to which it is a party, or (ii) the legality, validity, binding effect or enforceability of any Credit Document to which such Guarantor is a party, other than filings and recordings necessary to establish or perfect any security interests or other Liens created pursuant to the Credit Documents;

(f) there are no actions, suits or proceedings pending or, to, the knowledge of such Guarantor, threatened with respect to such Guarantor that question the validity or enforceability of any of the Credit Documents to which such Guarantor is a party, or of any action to be taken by such Guarantor pursuant to any of the Credit Documents to which it is a party; and

(g) as of the date such Guarantor has become a party to this Guaranty, (i) such Guarantor has received consideration that is the reasonable equivalent value of the obligations and liabilities that such Guarantor has incurred to the Administrative Agent and the other Creditors under this Guaranty and the other Credit Documents to which such Guarantor is a party; (ii) such Guarantor has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage and is solvent and able to pay its debts as they mature; (iii) such Guarantor owns property having a value, both at fair valuation and at present fair salable value, greater than the amount required to pay its debts; and (iv) such Guarantor is not entering into the Credit Documents to which it is a party with the intent to hinder, delay or defraud its creditors.

Section 13.37. Continuing Guaranty; Remedies Cumulative, etc. This Guaranty is a continuing guaranty, all liabilities to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon, and this Guaranty shall remain in full force and effect until terminated as provided in Section 27 hereof. No failure or delay on the part of the Administrative Agent or any other Creditor in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein expressly specified are cumulative and not exclusive of any rights or remedies that the Administrative Agent or any other Creditor would otherwise have. No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent or any other Creditor to any other or further action in any circumstances without notice or demand. It is not necessary for, and neither the Administrative Agent nor any other Creditor, undertakes any obligation or duty to, inquire into the capacity or powers of the Borrower or any of its Subsidiaries or the officers, directors, partners or agents acting or purporting to act on its behalf, and any indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

Section 13.38. Application of Payments and Recoveries. All amounts received by the Administrative Agent pursuant to, or in connection with the enforcement of, this Guaranty, together with all amounts and other rights and benefits realized by any Creditor (or to which any Creditor may be entitled) by virtue of this Guaranty, shall be applied as provided in Section 10.3 of the Credit Agreement.

Section 13.39. Enforcement Expenses. The Guarantors hereby jointly and severally agree to pay, to the extent not paid pursuant to Section 13.1 of the Credit Agreement, all out-of-pocket costs and expenses of the Administrative Agent and each other Creditor in connection with the enforcement of this Guaranty and any amendment, waiver or consent relating hereto (including, without limitation, the reasonable fees and disbursements of counsel employed by the Administrative Agent or any of the other Creditors).

Section 13.40. Successors and Assigns. This Guaranty shall be binding upon each Guarantor and its successors and assigns, and shall inure to the benefit of the Administrative Agent and the other Creditors and their successors and assigns, provided that no Guarantor may transfer or assign any or all of its rights or obligations hereunder except as permitted under the Credit Agreement.

Section 13.41. Entire Agreement. This Guaranty and the other Guaranteed Documents represent the final agreement among the parties with respect to the subject matter hereof and thereof, supersede any and all prior agreements and understandings, oral or written, relating to the subject matter hereof and thereof, and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements among the parties. There are no unwritten oral agreements among the parties.

Section 13.42. Amendments; Additional Guarantors. No amendment or waiver of any provision of this Guaranty and no consent to any departure by any Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent acting at the direction of the requisite number of Lenders, if any, required pursuant to Section 13.11 of the Credit Agreement, and the applicable Guarantor or Guarantors, as the case may be, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Upon the execution and delivery by any Person of a guaranty supplement in substantially the form of Exhibit A hereto (each, a “Guaranty Supplement”), (a) such Person shall be referred to as an “Additional Guarantor” and shall become and be a Guarantor hereunder, and each reference in this Guaranty to a “Guarantor” shall also mean and be a reference to such Additional Guarantor, and each reference in any other Credit Document to a “Guarantor” shall also mean and be a reference to such Additional Guarantor, and (b) each reference herein to “this Guaranty”, “hereunder”, “hereof” or words of like import referring to this Guaranty, and each reference in any other Credit Document to the “Guaranty”, “thereunder”, “thereof” or words of like import referring to this Guaranty, shall mean and be a reference to this Guaranty as supplemented by such Guaranty Supplement.

Section 13.43. Headings Descriptive. The headings of the several Sections of this Guaranty are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Guaranty.

Section 13.44. Severability. Any provision of this Guaranty that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 13.45. Right of Setoff. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default (such term to mean any “Event of Default” as defined in the Credit Agreement or any payment default under any Designated Hedge Document after any applicable notice and grace period), each Creditor is hereby authorized at any time or from time to time, without notice to any Guarantor or to any other person, any such notice being expressly waived, to the fullest extent permitted under applicable law now or hereafter in effect, to set off and to appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by such Creditor to or for the credit or the account of such Guarantor, against and on account of the obligations and liabilities of such Guarantor to such Creditor under this Guaranty, irrespective of whether or not the Administrative Agent or such Creditor shall have made any demand hereunder and although said obligations, liabilities, deposits or claims, or any of them, shall be contingent or unmatured. Each Creditor agrees to promptly notify the relevant Guarantor after any such set off and application, provided, however, that the failure to give such notice shall not affect the validity of such set off and application.

Section 13.46. Notices. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing and mailed, sent by telecopier or delivered, (a) if to any Guarantor, at the address specified for it in the Credit Agreement (or if no such address is specified, to it c/o the Borrower), with a courtesy copy to the Borrower at its address specified in or pursuant to the Credit Agreement, (b) if to the Administrative Agent, to it at its address specified in or pursuant to the Credit Agreement, (c) if to any Lender, at its address specified in or pursuant to the Credit Agreement, and (d) if to any Designated Hedge Creditor, at such address as such Designated Hedge Creditor shall have specified in writing to each Guarantor and the Administrative Agent; or in any case at such other address as any of the persons listed above may hereafter notify the others in writing. All such notices and communications shall be mailed, sent via telecopier, sent by overnight courier or delivered, and shall be effective when received.

Section 13.47. Reinstatement. If claim is ever made upon the Administrative Agent or any other Creditor for recission, repayment, recovery or restoration of any amount or amounts received by the Administrative Agent or any other Creditor in payment or on account of any of the Guaranteed Obligations and any of the aforesaid payees repays all or part of said amount by reason of (a) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property, or (b) any settlement or compromise of any such claim effected by such payee with any such claimant (including the Borrower), then and in such event (i) any such judgment, decree, order, settlement or compromise shall be binding upon each Guarantor, notwithstanding any revocation hereof or other instrument evidencing any liability of the Borrower, (ii) each Guarantor shall be and remain liable to the aforesaid payees hereunder for the amount so repaid or otherwise recovered or restored to the same extent as if such amount had never originally been received by any such payee, and (iii) this Guaranty shall continue to be effective or be reinstated, as the case may be, all as if such repayment or other recovery had not occurred.

Section 13.48. Governing Law; Venue; Waiver of Jury Trial.

(a) THIS GUARANTY AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE THAT WOULD CAUSE THE APPLICATION OF THE DOMESTIC SUBSTANTIVE LAWS OF ANY OTHER STATE). TO THE FULLEST EXTENT PERMITTED BY LAW, EACH GUARANTOR HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK GOVERNS THIS GUARANTY OR ANY OF THE OTHER CREDIT DOCUMENTS. EACH GUARANTOR IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT

COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER CREDIT DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS GUARANTY OR IN ANY OTHER CREDIT DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT OR ANY OTHER SECURED CREDITOR MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS GUARANTY OR ANY OTHER CREDIT DOCUMENT AGAINST ANY GUARANTOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(b) EACH GUARANTOR IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER CREDIT DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (A) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(c) EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER CREDIT DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS GUARANTY AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

(d) EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 13.4 OF THE CREDIT AGREEMENT. NOTHING IN THIS GUARANTY WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

Section 13.49. Sale of Capital Stock of a Guarantor. In the event that all of the capital stock of one or more Guarantors is sold or otherwise disposed of or liquidated in compliance with the requirements of Section 9.2(c) of the Credit Agreement (or such sale or other disposition has been approved in writing by the Required Lenders (or all Lenders, or all of the Lenders (other than any Defaulting Lender), as applicable, if required by Section 13.11 of the Credit Agreement) and the proceeds of such sale, disposition or liquidation are applied, to the extent applicable, in accordance with the provisions of the Credit Agreement, such Guarantor shall be released from this Guaranty and this Guaranty shall, as to each such Guarantor or Guarantors, terminate, and have no further force or effect (it being understood and agreed that the sale of one or more persons that own, directly or indirectly, all of the capital stock or other equity interests of any Guarantor shall be deemed to be a sale of such Guarantor for the purposes of this Section 23).

Section 13.50. Contribution Among Guarantors. Each Guarantor, in addition to the subrogation rights it shall have against the Borrower under applicable law as a result of any payment it makes hereunder, shall also have a right of contribution against all other Guarantors in respect of any such payment pro rata among the same based on their respective net fair value as enterprises, provided any such right of contribution shall be subject and subordinate to the prior payment in full of the Guaranteed Obligations (and such Guarantor’s obligations in respect thereof).

Section 13.51. Full Recourse Obligations; Effect of Fraudulent Transfer Laws, etc. It is the desire and intent of each Guarantor, the Administrative Agent and the other Creditors that this Guaranty shall be enforced as a full recourse obligation of each Guarantor to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. If and to the extent that the obligations of any Guarantor under this Guaranty would, in the absence of this sentence, be adjudicated to be invalid or unenforceable because of any applicable state or federal law relating to fraudulent conveyances or transfers, then the amount of such Guarantor’s liability hereunder in respect of the Guaranteed Obligations shall be deemed to be reduced ab initio to that maximum amount that would be permitted without causing such Guarantor’s obligations hereunder to be so invalidated.

Section 13.52. Payments Free and Clear of Setoffs, Counterclaims and Taxes, etc.

(a) All payments made by any Guarantor hereunder will be made without setoff, counterclaim or other defense and, except as provided for in this Section 26(a), all such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding, except as provided in the second succeeding sentence, any tax, imposed on or measured by the net income or net profits of a Creditor pursuant to the laws of the jurisdiction under which such Creditor is organized or the jurisdiction in which the principal office or Applicable Lending Office of such Creditor is located or any subdivision thereof or therein) and all interest, penalties or similar liabilities with respect to such non excluded taxes, levies imposts, duties, fees, assessments or other charges (all such nonexcluded taxes levies, imposts, duties, fees assessments or other charges being referred to collectively as “Taxes”). If any Taxes are so levied or imposed, the applicable Guarantor agrees to pay the full amount of such Taxes and such additional amounts as may be necessary so that every payment by it of all amounts due hereunder, after withholding or deduction for or on account of any Taxes will not be less than the amount provided for herein. If any amounts are payable in respect of Taxes pursuant to the preceding sentence, the applicable Guarantor agrees to reimburse each Creditor, upon the written request of such Creditor for taxes imposed on or measured by the net income or profits of such Creditor pursuant to the laws of the jurisdiction in which such Creditor is organized or in which the principal office or Applicable Lending Office of such Creditor is located or under the laws of any political subdivision or taxing authority of any such jurisdiction in which the principal office or Applicable Lending Office of such Creditor is located and for any withholding of income or similar taxes imposed by the United States of America as such Creditor shall determine are payable by, or withheld from, such Creditor in respect of such amounts so paid to or on behalf of such Creditor pursuant to the preceding sentence, which request shall be accompanied by a statement from such Creditor setting forth, in reasonable detail, the computations used in determining such amounts. The applicable Guarantor will furnish to the Administrative Agent within 45 days after the date the payment of any Taxes, or any withholding or deduction on account thereof, is due pursuant to applicable law certified copies of tax receipts, or other evidence satisfactory to the applicable Creditor, evidencing such payment by the applicable Creditor. Each applicable Guarantor will indemnify and hold harmless the Administrative Agent and each Creditor, and reimburse the Administrative Agent or such Creditor upon its written request, for the amount of any Taxes so levied or imposed and paid or withheld by such Creditor.

(b) Notwithstanding anything to the contrary contained in this Section 26, (i) any applicable Guarantor shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or other similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from any amounts payable hereunder for the account of any Creditor that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for United States federal income tax purposes and that has not provided to the Borrower such forms that establish a complete exemption from such deduction or withholding; and (ii) any applicable Guarantor shall not be obligated pursuant to this Section 26 hereof to gross-up payments to be made to a Creditor in respect of income or similar taxes imposed by the United States or any additional amounts with respect thereto if such Creditor has not provided to the Borrower such forms.

Section 13.53. Termination. After the termination of all of the Commitments and all other Credit Documents, and all Designated Hedge Documents and all Bank Product Documents, when no Note or Letter of Credit is outstanding and when all Loans and other Guaranteed Obligations (other than unasserted indemnity obligations) have been indefeasibly paid in full in cash, this Guaranty will terminate and the Administrative Agent, at the request and sole cost and expense of the Borrower and/or any of the Guarantors, will take reasonable actions to execute and deliver to the Guarantors an instrument or instruments acknowledging the satisfaction and termination of this Guaranty.

Section 13.54. Enforcement Only by Administrative Agent. The Creditors agree that this Guaranty may be enforced only by the action of the Administrative Agent, acting upon the instructions of the Required Lenders, and that no Creditor shall have any right individually to seek to enforce or to enforce this Guaranty, it being understood and agreed that such rights and remedies may be exercised by the Administrative Agent, for the benefit of the Creditors, upon the terms of this Guaranty. The Administrative Agent and the other Creditors further agree that this Guaranty may not be enforced against any director, officer or employee of any Guarantor, as such.

Section 13.55. General Limitation on Claims by Guarantors. NO CLAIM MAY BE MADE BY ANY GUARANTOR AGAINST THE ADMINISTRATIVE AGENT OR ANY OTHER CREDITOR, OR THE AFFILIATES, DIRECTORS, OFFICERS, EMPLOYEES, ATTORNEYS OR AGENTS OF ANY OF THEM, FOR ANY DAMAGES OTHER THAN ACTUAL COMPENSATORY DAMAGES IN RESPECT OF ANY CLAIM FOR BREACH OF CONTRACT OR ANY OTHER THEORY OF LIABILITY ARISING OUT OF OR RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS GUARANTY OR ANY OF THE OTHER GUARANTEED DOCUMENTS, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH; AND EACH GUARANTOR HEREBY, TO THE FULLEST EXTENT PERMITTED UNDER APPLICABLE LAW, WAIVES, RELEASES AND AGREES NOT TO SUE OR COUNTERCLAIM UPON ANY SUCH CLAIM FOR ANY SPECIAL, CONSEQUENTIAL OR PUNITIVE DAMAGES, WHETHER OR NOT ACCRUED AND WHETHER OR NOT KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR.

Section 13.56. Attorneys, Accountants, etc. of Creditors Have No Duty to Guarantors. All attorneys, accountants, appraisers, consultants and other professional persons (including the firms or other entities on behalf of which any such person may act) retained by the Administrative Agent or any other Creditor with respect to the transactions contemplated by the Guaranteed Documents shall have the right to act exclusively in the interest of the Administrative Agent or such other Creditor, as the case may be, shall have no duty of disclosure, duty of loyalty, duty of care, or other duty or obligation of any type or nature whatsoever to any Guarantor, to any of its Affiliates, or to any other person, with respect to any matters within the scope of such representation or related to their activities in connection with such representation and shall be subject to the provisions contained in Section 13.14 of the Credit Agreement. Each Guarantor agrees, on behalf of itself, its Subsidiaries and its other Affiliates, not to assert any claim or counterclaim against any such persons with regard to such matters, all such claims and counterclaims, now existing or hereafter arising, whether known or unknown, foreseen or unforeseeable, being hereby waived, released and forever discharged.

Section 13.57. Creditors Not Fiduciary to Guarantors, etc. The relationship among any Guarantor and its Affiliates, on the one hand, and the Administrative Agent and the other Creditors, on the other hand, is solely that of debtor and creditor, and the Administrative Agent and the other Creditors have no fiduciary or other special relationship with any Guarantor or any of its Affiliates, and no term or provision of any Guaranteed Document, no course of dealing, no written or oral communication, or other action, shall be construed so as to deem such relationship to be other than that of debtor and creditor.

Section 13.58. Counterparts. This Guaranty may be executed in any number of counterparts and by the different parties hereto on separate counterparts including, by way of facsimile transmission or other electronic transmission capable of authentication, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be executed and delivered as of the date first above written.

GUARANTORS:

ADP OF NEW YORK, LLC

By:
Name:	Ian H. Brock
Title:	Vice President

AMERICAN DENTAL PARTNERS OF ALABAMA, LLC

By:
Name:	Ian H. Brock
Title:	Vice President

AMERICAN DENTAL PARTNERS OF CALIFORNIA, INC.

By:
Name:	Ian H. Brock
Title:	Vice President

AMERICAN DENTAL PARTNERS OF FLORIDA, LLC

By:
Name:	Ian H. Brock
Title:	Vice President

AMERICAN DENTAL PARTNERS OF LOUISIANA, LLC

By:
Name:	Ian H. Brock
Title:	Vice President

AMERICAN DENTAL PARTNERS OF MARYLAND, LLC

By:
Name:	Ian H. Brock
Title:	Vice President

AMERICAN DENTAL PARTNERS OF MICHIGAN, LLC

By:
Name:	Ian H. Brock
Title:	Vice President

AMERICAN DENTAL PARTNERS OF MISSOURI, LLC

By:
Name:	Ian H. Brock
Title:	Vice President

AMERICAN DENTAL PARTNERS OF NORTH CAROLINA, LLC

By:
Name:	Ian H. Brock
Title:	Vice President

AMERICAN DENTAL PARTNERS OF OKLAHOMA, LLC

By:
Name:	Ian H. Brock
Title:	Vice President

AMERICAN DENTAL PARTNERS OF PENNSYLVANIA, LLC

By:
Name:	Ian H. Brock
Title:	Vice President

AMERICAN DENTAL PARTNERS OF TENNESSEE, LLC

By:
Name:	Ian H. Brock
Title:	Vice President

AMERICAN DENTAL PROFESSIONAL SERVICES, LLC

By:
Name:	Breht T. Feigh
Title:	Vice President

APPLE PARK ASSOCIATES, INC.

By:
Name:	Ian H. Brock
Title:	Vice President

AMERICAN DENTAL PARTNERS OF ARIZONA, LLC

By:
Name:	Ian H. Brock
Title:	Vice President

AMERICAN DENTAL PARTNERS OF WISCONSIN, LLC

By:
Name:	Ian H. Brock
Title:	Vice President

AMERICAN DENTAL PARTNERS OF TEXAS, LLC

By:
Name:	Ian H. Brock
Title:	Vice President

VOSS DENTAL LAB, INC.

By:
Name:	Ian H. Brock
Title:	Vice President

ADP-CFK, LLC

By:
Name:	Ian H. Brock
Title:	Vice President

CARE FOR KIDS — USA, LLC

By:
Name:	Ian H. Brock
Title:	Vice President

CARE FOR KIDS OF ARIZONA, LLC

By:
Name:	Ian H. Brock
Title:	Vice President

AMERICAN DENTAL PARTNERS OF MINNESOTA, LLC

By:
Name:	Ian H. Brock
Title:	Vice President

ZETASYS, LLC

By:
Name:	Ian H. Brock
Title:	Vice President

CFK OF TEXAS, LLC

By:
Name:	Ian H. Brock
Title:	Vice President

FOCUS PRACTICE CONSULTANTS, LLC

By:
Name:	Ian H. Brock
Title:	Vice President

Accepted by:

BANK OF AMERICA, N.A., as
Administrative Agent

By:
Name:
Title:

Exhibit A to

Subsidiary Guaranty

SUBSIDIARY GUARANTY SUPPLEMENT

This Subsidiary Guaranty Supplement, dated as of                          , 20     (as amended, restated or otherwise modified from time to time, this “Supplement”), is made by [                                        , a                                          corporation] (the “Additional Guarantor”), in favor of ) BANK OF AMERICA, N.A., a national banking association, as administrative agent (the “Administrative Agent”) for the benefit of the Creditors (as defined in the Guaranty referred to below).

RECITALS:

(1) American Dental Partners, Inc., a Delaware corporation (together with its successors and assigns, the “Borrower”), the lenders from time to time party thereto (together with their successors and assigns, the “Lenders”), and the Administrative Agent.

(2) In connection with the Credit Agreement (as defined in the Guaranty), each of the Borrower’s subsidiaries (collectively, the “Guarantors” and, individually, each a “Guarantor”) executed and delivered a Subsidiary Guaranty dated as of May 7, 2010 (as the same may from time to time be amended, restated, supplemented or otherwise modified, the “Guaranty”) to the Administrative Agent for the benefit of the Creditors (as defined in the Guaranty) pursuant to which the Guarantors guaranteed the payment and performance in full of all of the Guaranteed Obligations (as defined in the Guaranty).

(3) The Additional Guarantor is a newly created or acquired subsidiary of the Borrower and, pursuant to Section 8.10 of the Credit Agreement, is required to become a “Guarantor” under the Guaranty and to guaranty, for the benefit of the Creditors, all of the Guaranteed Obligations.

(4) The Additional Guarantor deems it to be in its direct pecuniary and business interests to become a “Guarantor” under the Guaranty and, accordingly, desires to enter into this Supplement in accordance with Section 16 of the Guaranty in order to satisfy the condition described in the preceding paragraph and to induce the Creditors to make financial accommodations to or for the benefit of the Additional Guarantor.

AGREEMENT:

NOW, THEREFORE, in consideration of the foregoing and the other benefits accruing to the Additional Guarantor, the receipt and sufficiency of which are hereby acknowledged, the Additional Guarantor covenants and agrees with the Administrative Agent and the Creditors as follows:

Definitions. Capitalized terms used in this Supplement and not otherwise defined herein shall have the meanings given to such terms in the Guaranty.

Section 13.59. Supplement; Guaranty. The Additional Guarantor hereby acknowledges, agrees and confirms that, by its execution of this Supplement, on and after the date hereof it shall become a party to the Guaranty and shall be fully bound by, and subject to, all of the covenants, terms, obligations and conditions of the Guaranty applicable to a “Guarantor” as though originally party thereto as a “Guarantor,” and the Additional Guarantor shall be deemed a “Guarantor” for all purposes of the Guaranty and the other Credit Documents (as defined in the Credit Agreement). The Additional Guarantor acknowledges and confirms that it has received a copy of the Guaranty, the other Credit Documents and all exhibits thereto and has reviewed and understands all of the terms and provisions thereof. The Additional Guarantor (i) agrees that it will comply with all the terms and conditions of the Guaranty as if it were an original signatory thereto, and (ii) irrevocably and unconditionally guarantees to the Administrative Agent, for the benefit of the Creditors, the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all of the Guaranteed Obligations.

Section 13.60. Effect of this Agreement. Except as expressly provided in this Supplement, the Guaranty shall remain in full force and effect, without modification or amendment.

Section 13.61. Representations and Warranties. The Additional Guarantor, as of the date hereof, hereby:

(a) makes to the Administrative Agent and the Creditors each of the representations and warranties contained in the Guaranty applicable to a Guarantor; and

(b) represents and warrants that upon the execution and delivery of this Supplement, all of the conditions set forth in Section 8.10 of the Credit Agreement have been satisfied.

Section 13.62. Successors and Assigns; Entire Agreement. This Supplement is binding upon and shall inure to the benefit of the Additional Guarantor, the Administrative Agent and each of the Creditors and their respective successors and assigns. This Supplement and the Guaranty set forth the entire agreement and understanding between the parties as to the subject matter hereof and merges and supercedes all prior discussions, agreements and understandings of any and every nature among them. This Supplement shall be a Credit Document under the Credit Agreement. No Guarantor shall be permitted to assign any of its rights or obligations hereunder except as expressly permitted pursuant to or in accordance with the Credit Agreement.

Section 13.63. Headings. The descriptive headings of this Supplement are for convenience or reference only and do not constitute a part of this Supplement.

Section 13.64. Governing Law. This Supplement and the rights of the parties hereunder shall be construed and interpreted in accordance with the laws of the State of New York, without application of the rules regarding conflicts of laws.

Section 13.65. JURY TRIAL WAIVER. THE ADDITIONAL GUARANTOR HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS SUPPLEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the Additional Guarantor has executed this Supplement as of the date first written above.

By:
Name:
Title:

EXHIBIT C-2

FORM OF

PLEDGE AND SECURITY AGREEMENT

Please see attached.

PLEDGE AND SECURITY AGREEMENT

THIS PLEDGE AND SECURITY AGREEMENT, dated as of May 7, 2010 (as the same may be amended, restated modified, or supplemented from time to time, this “Agreement”), among:

(i) AMERICAN DENTAL PARTNERS, INC., a Delaware corporation (the “Borrower”);

(ii) each of the Subsidiaries (as defined in the Credit Agreement referred to below) of the Borrower that is a signatory hereto (each such Subsidiary, together with each Additional Grantor (as defined below) that becomes a party hereto pursuant to Section 9.14 hereof and together with the Borrower, collectively, the “Grantors” and individually, each a “Grantor”); and

(ii) BANK OF AMERICA, N.A., as administrative agent (in such capacity as administrative agent, the “Administrative Agent”), for the benefit of the Secured Creditors (as defined below):

PRELIMINARY STATEMENTS:

(1) Except as otherwise defined herein, terms used herein and defined in the Credit Agreement (as defined below) shall be used herein as therein defined. Certain terms used herein are defined in Sections 1.1 and 1.2 hereof.

(2) This Agreement is made pursuant to the Credit Agreement, dated as of the date hereof (as amended, restated or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the lenders from time to time party thereto (together with their successors and assigns, the “Lenders”), and the Administrative Agent.

(3) It is a condition precedent to the making of Loans and the Letter of Credit Issuances, under the Credit Agreement that each Grantor shall have executed and delivered to the Administrative Agent this Agreement.

(4) Each Subsidiary Grantor is a direct or indirect Subsidiary of the Borrower.

(5) Each Grantor will obtain benefits from the Credit Agreement and, accordingly, desires to execute this Agreement in order to satisfy the condition described above and to induce the Secured Creditors to extend credit pursuant to the Credit Agreement and other Credit Documents, the Designated Hedge Documents and the Bank Product Documents.

NOW, THEREFORE, in consideration of the benefits accruing to each Grantor, the receipt and sufficiency of which are hereby acknowledged, each Grantor hereby makes the following representations and warranties to the Administrative Agent and to the other Secured Creditors and hereby covenants and agrees with the Administrative Agent and to the other Secured Creditors as follows:

ARTICLE XIV.

DEFINITIONS AND TERMS

Section 14.1. Defined Terms. Capitalized terms used in this Agreement and not otherwise defined in this Agreement shall have the meanings given to such terms in the Credit Agreement. Unless otherwise defined herein, all terms used herein and defined in the UCC shall have the same definitions herein as specified therein; provided, however, that if a term is defined in Article 9 of the UCC differently than in another Article of the UCC, the term shall have the meaning specified in Article 9 of the UCC.

Section 14.2. Additional Defined Terms. The following terms shall have the meanings herein specified unless the context otherwise requires:

“Account” shall mean any “account,” as such term is now or hereafter defined in the UCC.

“Account Debtor” shall mean any “account debtor,” as such term is now or hereafter defined in the UCC.

“Accounts Receivable” shall mean (i) all Accounts, now existing or hereafter arising; and (ii) without limitation of the foregoing, in any event shall include, but shall not be limited to, (1) all right to a payment, whether or not earned by performance, for Goods or other property (other than Money) that has been or is to be sold, consigned, leased, licensed, assigned or otherwise disposed of, for services rendered or to be rendered, for a policy of insurance issued or to be issued, for a suretyship obligation incurred or to be incurred, for energy provided or to be provided, or for the use or hire of a vessel under a charter or other contract whether due or to become due, whether or not it has been earned by performance, and whether now existing or hereafter acquired or arising in the future, including from employees and Affiliates of any Grantor, (2) all rights evidenced by an Account, invoice, purchase order, requisition, bill of exchange, note, contract, security agreement, lease, chattel paper, or any evidence of Indebtedness or security related to the foregoing, (3) all security pledged, assigned, hypothecated or granted to or held by a Grantor to secure the foregoing, including all Supporting Obligations, (4) all guarantees, letters of credit, banker’s acceptances, drafts, endorsements, credit insurance and indemnifications on, for or of, any of the foregoing, including all rights to make drawings, claims or demands for payment thereunder, and (5) all powers of attorney for the execution of any evidence of indebtedness, guaranty, letter of credit or security or other writing in connection therewith.

“Additional Grantor” shall have the meaning specified in Section 9.14.

“Administrative Agent” shall have the meaning specified in the first paragraph of this Agreement.

“Agreement” shall have the meaning specified in the first paragraph of this Agreement.

“As-Extracted Collateral” shall mean any “as-extracted collateral,” as such term is now or hereafter defined in the UCC.

“Bank Products” means treasury management, cash management, deposit, disbursement or other bank account services, credit card or purchase card programs or other similar banking products.

“Bank Product Creditor” means each Lender or Affiliate of a Lender that is a provider of Bank Products to a Grantor.

“Bank Product Document” means any document, instrument or agreement executed and delivered in connection with any Bank Product Obligations provided by a Bank Product Creditor to any Grantor.

“Bank Product Obligations” means all obligations and liabilities owing by the Borrower or any other Grantor in respect of any Bank Products, in all cases whether now existing, or hereafter incurred or arising, including any such amounts incurred or arising during the pendency of any bankruptcy, insolvency, reorganization, receivership or similar proceeding, regardless of whether allowed or allowable in such proceeding or subject to an automatic stay under Section 362(a) of the Bankruptcy Code.

“Borrower” shall have the meaning specified in the first paragraph of this Agreement.

“Chattel Paper” shall mean any “chattel paper,” as such term is now or hereafter defined in the UCC.

“Collateral” shall have the meaning provided in Section 2.1.

“Collateral Account” shall mean any Controlled Deposit Account or Controlled Securities Account.

“Collateral Assignment Agreement” shall mean a Collateral Assignment of Patents, a Collateral Assignment of Trademarks or a Collateral Assignment of Copyrights.

“Collateral Assignment of Contracts” shall mean a Collateral Assignment of Contracts in the form of Exhibit E hereto, or otehrwise in form and substance reasoanbly acceptable to the Administrative Agent.

“Collateral Assignment of Copyrights” means a Collateral Assignment of Copyrights in the form of Exhibit D hereto, or otherwise in form and substance reasonably acceptable to the Administrative Agent.

“Collateral Assignment of Patents” shall mean a Collateral Assignment of Patents in the form of Exhibit B hereto, or otherwise in form and substance reasonably acceptable to the Administrative Agent.

“Collateral Assignment of Trademarks” shall mean a Collateral Assignment of Trademarks in the form of Exhibit C hereto, or otherwise in form and substance reasonably acceptable to the Administrative Agent.

“Collateral Concentration Account” shall mean a cash collateral Deposit Account established in the name of the Administrative Agent, and under the sole dominion and control of the Administrative Agent, for the benefit of the Secured Creditors, at an office of the Administrative Agent.

“Commercial Tort Claim” shall mean any “commercial tort claim,” as such term is now or hereafter defined in the UCC.

“Contract Rights” shall mean all rights of a Grantor under or in respect of a Contract, including, without limitation, all rights to payment, damages, liquidated damages, and enforcement.

“Contract” shall mean any contract, agreement or other writing between a Grantor and one or more additional parties.

“Control” or “control” shall mean (i) when used with respect to any Security or Security Entitlement, the meaning specified in Section 8-106 of the UCC; and (ii) when used with respect to any Deposit Account, the meaning specified in Section 9-104 of the UCC.

“Control Agreement” shall mean any Deposit Account Control Agreement or Securities Account Control Agreement or any other control agreement delivered in connection with this Agreement.

“Controlled Deposit Account” means a Deposit Account (i) that is subject to a Deposit Account Control Agreement or (ii) as to which the Administrative Agent is the Depositary Bank’s “customer” (as defined in Section 4-104 of the UCC).

“Controlled Securities Account” shall mean a Securities Account that (i) is maintained in the name of a Grantor at an office of a Securities Intermediary located in the United States of America and (ii) together with all Financial Assets credited thereto and all related Security Entitlements, is subject to a Securities Account Control Agreement.

“Copyrights” shall mean any U.S. copyright to which a Grantor now or hereafter has title, as well as any application for a U.S. copyright hereafter made by such Grantor.

“Credit Agreement” shall have the meaning provided in the Preliminary Statements of this Agreement.

“Credit Document Obligations” shall mean all Obligations (other than Bank Product Obligations and Designated Hedge Document Obligations), including without limitation, (i) the principal of and interest on the Notes issued by, and the Loans made to, the Borrower under the Credit Agreement, (ii) all reimbursement obligations and Unpaid Drawings with respect to Letters of Credit issued under the Credit Agreement, (iii) all indebtedness and other obligations of each Subsidiary Guarantor under the Subsidiary Guaranty and (iv) all of other indebtedness, obligations and liabilities owing by the Borrower and the other Credit Parties to the Administrative Agent, any Letter of Credit Issuer, the Swing Line Lender or any of the Lenders under the Credit Agreement and the other Credit Documents to which the Borrower or any other Credit Party is now or may hereafter become a party (including, without limitation, indemnities, Fees and other amounts payable thereunder), whether primary, secondary, direct, contingent, fixed or otherwise, in all cases whether now existing, or hereafter incurred or arising, including any such interest or other amounts incurred or arising during the pendency of any bankruptcy, insolvency, reorganization, receivership or similar proceeding, regardless of whether allowed or allowable in such proceeding or subject to an automatic stay under Section 362(a) of the Bankruptcy Code.

“Deposit Account” shall mean any “deposit account,” as such term is now or hereafter defined in the UCC.

“Deposit Account Control Agreement” shall mean, with respect to a Deposit Account of a Grantor, a deposit account control agreement reasonably satisfactory to the Administrative Agent among such Grantor, the Administrative Agent and the relevant Depositary Bank.

“Depositary Bank” shall mean a bank at which a Deposit Account is maintained.

“Designated Hedge Creditor” shall mean each Lender or Affiliate of a Lender that participates as a counterparty to a Grantor pursuant to any Designated Hedge Document.

“Designated Hedge Document” shall mean (i) each Designated Hedge Agreement to which the Borrower or any other Grantor is now or may hereafter become a party, and (ii) each confirmation, transaction statement or other document executed and delivered in connection therewith to which the Borrower or any other Grantor is now or may hereafter become a party.

“Designated Hedge Document Obligations” shall mean all obligations and liabilities owing by the Borrower or any other Grantor under all existing and future Designated Hedge Documents, in all cases whether now existing, or hereafter incurred or arising, including any such amounts incurred or arising during the pendency of any bankruptcy, insolvency, reorganization, receivership or similar proceeding, regardless of whether allowed or allowable in such proceeding or subject to an automatic stay under Section 362(a) of the Bankruptcy Code.

“Document” shall mean any “document,” as such term is now or hereafter defined in the UCC.

“Entitlement Holder” shall mean an “entitlement holder,” as such term is now or hereafter defined in the UCC.

“Entitlement Order” shall mean an “entitlement order,” as such term is now or hereafter defined in the UCC.

“Equipment” shall mean any “equipment,” as such term is now or hereafter defined in the UCC.

“Equity Interests” shall mean (i) all of the issued and outstanding shares of all classes of capital stock of any corporation at any time directly owned by any Grantor and the certificates representing such capital stock, (ii) all of the membership interests in a limited liability company at any time owned or held by any Grantor, (iii) all of the partnership interests in a partnership at any time owned or held by any Grantor and (iv) all of the equity interests in any other form of organization at any time owned or held by any Grantor.

“Event of Default” shall mean any Event of Default under, and as defined in, the Credit Agreement.

“Excluded Deposit Account” shall have the meaning given to such term in Section 5.1(a) hereof.

“Financial Assets” shall mean any “financial asset,” as such term is now or hereafter defined in the UCC.

“Fixtures” shall mean any “fixtures,” as such term is now or hereafter defined in the UCC.

“General Intangibles” shall mean any “general intangibles,” as such term is now or hereafter defined in the UCC.

“Goods” shall mean any “goods,” as such term is now or hereafter defined in the UCC.

“Governing Documents” shall mean all agreements and instruments evidencing or relating to investments in or ownership, voting or disposition of, any of the Pledged Collateral.

“Grantor” shall have the meaning specified in the first paragraph of this Agreement.

“Instrument” shall mean any “instrument,” as such term is now or hereafter defined in the UCC.

“Intercompany and Third Party Notes” shall mean all Promissory Notes, Instruments, debentures, bonds, evidences of indebtedness and similar securities from time to time issued to, or held by, any Grantor.

“Issuer” shall mean the issuer of any Pledged Collateral.

“Intellectual Property” shall mean (i) all Trademarks, together with the registrations and right to all renewals thereof, and the goodwill of the business of any Grantor symbolized by the Trademarks; (ii) all Patents; (iii) all Copyrights; (iv) all computer programs and software applications and source code of such Grantor and all intellectual property rights therein and all other Proprietary Information of such Grantor, including, but not limited to, Trade Secrets; and (v) all Permits.

“Inventory” shall mean (i) any “inventory,” as such term is now or hereafter defined in the UCC; and (ii) without limitation of the foregoing, and in all cases shall include, but shall not be limited to, all merchandise and other Goods held for sale or lease, or furnished or to be furnished under contracts for service, including, without limitation, (1) raw materials, (2) works in process, (3) finished goods, (4) products made or processed, (5) intermediates, (6) packing materials, (7) shipping materials, (8) labels, (9) semi-finished inventory, (10) scrap inventory, (11) spare parts inventory, (12) manufacturing supplies, (13) consumable supplies, (14) other substances commingled therewith or added thereto, and (15) all such Goods that have been returned, reclaimed, repossessed or exchanged.

“Investment Property” shall mean any “investment property,” as such term is now or hereafter defined in the UCC.

“Lender” shall have the meaning provided in the Preliminary Statements of this Agreement.

“Letter-of-Credit Rights” shall mean any “letter-of-credit rights,” as such term is now or hereafter defined in the UCC.

“Minerals” shall mean any “minerals,” as such term is now or hereafter defined in the UCC.

“Money” shall mean any “money,” as such term is now or hereafter defined in the UCC.

“Notice of Exclusive Control” shall mean a “Notice of Exclusive Control” as defined in each of the Deposit Account Control Agreements and Securities Account Control Agreements or such other similar notice that may be delivered by the Administrative Agent to a Depositary Bank or Securities Intermediary instructing such Depositary Bank or Securities Intermediary, as applicable, that the Administrative Agent is exercising Control over the applicable Deposit Account or Securities Account.

“Patents” shall mean any U.S. patent to which a Grantor now or hereafter has title, as well as any application for a U.S. patent now or hereafter made by a Grantor.

“Payment Intangible” shall mean any “payment intangible,” as such term is now or hereafter defined in the UCC.

“Perfection Certificate” shall mean a certificate in the form of Exhibit A hereto, completed and supplemented with the schedules contemplated thereby to the reasonable satisfaction of the Administrative Agent, and signed by an Authorized Officer of the applicable Grantor delivering the same.

“Permits” shall mean, to the extent permitted to be assigned by the terms thereof or by applicable law, all licenses, permits, rights, orders, variances, franchises or authorizations of or from any Governmental Authority.

“Pledged Collateral” shall mean the Pledged Equity Interests and the Pledged Debt.

“Pledged Debt” shall mean all of the Intercompany and Third Party Notes presently owned or hereafter acquired from time to time by any Grantor, and all interest, cash, instruments and other property hereafter from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing

“Pledged Entity” shall mean the Issuer of any Pledged Equity Interests.

“Pledged Equity Interests” shall mean all of the Equity Interests now owned or hereafter acquired by each Grantor, and all of such Grantor’s other rights, title and interests in, or in any way related to, each Pledged Entity to which any of such Equity Interests relate, including, without limitation: (i) all additional Equity Interests hereafter from time to time acquired by such Grantor in any manner, together with all dividends, cash, instruments and other property hereafter from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Equity Interests and in all profits, losses and other distributions to which such Grantor shall at any time be entitled in respect of any such Equity Interest; (ii) all other payments due or to become due to such Grantor in respect of any such Equity Interest, whether under any partnership agreement, limited liability company agreement, other Organizational Document, other agreement or otherwise, whether as contractual obligations, damages, insurance proceeds or otherwise; (iii) all of such Grantor's claims, rights, powers, privileges, authority, puts, calls, options, security interests, liens and remedies, if any, under any partnership agreement, limited liability company agreement, other agreement or at law or otherwise in respect of any such Equity Interest; (iv) all present and future claims, if any, of such Grantor against any such Pledged Entity for moneys loaned or advanced, for services rendered or otherwise; (v) all of such Grantor’s rights (including, without limitation, voting rights) under any partnership agreement, limited liability company agreement, other Organizational Document, other agreement or at law to exercise and enforce every right, power, remedy, authority, option and privilege of such Grantor relating to any such Equity Interest; (vi) all other property hereafter delivered in substitution for or in addition to any of the foregoing; (vii) all certificates and instruments representing or evidencing any of the foregoing and (viii) all cash, securities, interest, distributions, dividends, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all thereof.

“Proceeds” shall mean (i) any “proceeds,” as such term is now or hereafter defined in the UCC; and (ii) without limitation of the foregoing and in all cases, shall include, but not be limited to, (1) whatever is acquired upon the sale, lease, license, exchange, or other disposition of any Collateral, (2) whatever is collected on, or distributed on account of, any Collateral, (3) rights arising out of any Collateral, (4) claims arising out of the loss or nonconformity of, defects in, or damage to any Collateral, (5) claims and rights to any proceeds of any insurance, indemnity, warranty or guaranty payable to a Grantor (or the Administrative Agent, as assignee, loss payee or an additional insured) with respect to any of the Collateral, (6) claims and rights to payments (in any form whatsoever) made or due and payable to a Grantor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any person acting under color of Governmental Authority), (7) all cash, Money, checks and negotiable instruments received or held on behalf of the Administrative Agent pursuant to any lockbox or similar arrangement relating to the payment of Accounts Receivable or other Collateral, and (8) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

“Promissory Notes” shall mean any “promissory note,” as such term is now or hereafter defined in the UCC.

“Proprietary Information” means all information and know-how worldwide, including, without limitation, technical data; manufacturing data; research and development data; data relating to compositions, processes and formulations, manufacturing and production know-how and experience; management know-how; training programs; manufacturing, engineering and other drawings; specifications; performance criteria; operating instructions; maintenance manuals; technology; technical information; software; computer programs; engineering and computer data and databases; design and engineering specifications; catalogs; promotional literature; financial, business and marketing plans; and inventions and invention disclosures.

“Secured Creditors” shall mean, collectively, the Administrative Agent, the Lenders, the Swing Line Lender, each Letter of Credit Issuer, each Designated Hedge Creditor, each Bank Product Creditor and the respective successors and assigns of each of the foregoing (but in the case of a successor or assign of a Designated Hedge Creditor or a Bank Product Creditor, as applicable, solely to the extent such successor or assign meets the definition of a Designated Hedge Creditor or a Bank Product Creditor, as applicable).

“Secured Obligations” shall mean all Obligations, including, without limitation:

(i) in the case of the Borrower as one of the Grantors, (A) its primary obligations in respect of all Credit Document Obligations as to which it is a primary obligor; (B) its surety obligations as a guarantor in respect of all Credit Document Obligations as to which any of its Subsidiaries or Affiliates or another Grantor is a primary obligor; (C) its primary obligations in respect of all Designated Hedge Document Obligations as to which it is a primary obligor; (D) its surety obligations as a guarantor in respect of all Designated Hedge Document Obligations as to which any other Grantor is a primary obligor; (E) its primary obligations in respect of all Bank Product Obligations as to which it is a primary obligor; and (F) its surety obligations as a guarantor in respect of all Bank Product Obligations as to which any other Grantor is a primary obligor;

(ii) in the case of any Subsidiary Guarantor as one of the Grantors, (A) its primary obligations in respect of all Credit Document Obligations as to which it is a primary obligor; (B) its surety obligations as a Subsidiary Guarantor under the Subsidiary Guaranty; (C) its primary obligations in respect of all Designated Hedge Document Obligations as to which it is a primary obligor; and (D) its primary obligations in respect of all Bank Product Obligations as to which it is a primary obligor;

(iii) in the case of any Grantor, any and all sums advanced by the Administrative Agent in compliance with the provisions of this Agreement or any of the other Credit Documents in order to preserve the Collateral of such Grantor or to preserve or protect its Security Interest in such Collateral, including, without limitation, sums advanced to pay or discharge insurance premiums, taxes, Liens and claims; and

(iv) in the case of any Grantor, in the event of any proceeding for the collection or enforcement of any indebtedness, obligations, or liabilities of such Grantor referred to in clauses (i), (ii) and (iii) above, after an Event of Default shall have occurred and be continuing, the expenses of re-taking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral of such Grantor, or of any exercise by the Administrative Agent of its rights hereunder in respect of such Grantor or its Collateral, together with reasonable attorneys’ fees and court costs.

“Securities Account” shall mean any “securities account,” as such term is now or hereafter defined in the UCC.

“Securities Account Control Agreement” shall mean, with respect to a Securities Account of a Grantor, a securities account control agreement reasonably satisfactory to the Administrative Agent among the relevant Securities Intermediary, such Grantor and the Administrative Agent.

“Securities Intermediary” shall mean a clearing corporation or a person, including, without limitation, a bank or broker, that in the ordinary course of its business maintains Securities Accounts for others and is acting in that capacity.

“Security” shall mean any “security,” as such term is now or hereafter defined in the UCC.

“Security Agreement Joinder” shall mean a Security Agreement Joinder, substantially in the form of Exhibit F hereto, or otherwise in form and substance reasonably acceptable to the Administrative.

“Security Entitlement” shall mean any “security entitlement,” as such term is now or hereafter defined in the UCC.

“Security Interest” shall mean the security interest granted by a Grantor and/or by all Grantors, as applicable, pursuant to Section 2.1 hereof.

“Significant Intellectual Property” shall have the meaning provided in Section 7.4 of this Agreement.

“Subsidiary Grantor” means each Grantor other than the Borrower.

“Supporting Obligations” shall mean any “supporting obligation,” as such term is now or hereafter defined in the UCC.

“Trademarks” shall mean any trademarks and service marks now held or hereafter acquired by a Grantor, which are registered in the United States Patent and Trademark Office, as well as any unregistered marks used by a Grantor in the United States and trade dress including logos and/or designs in connection with which any of these registered or unregistered marks are used.

“Trade Secrets” shall mean any secretly held existing engineering and other data, information, production procedures and other know-how relating to the design, manufacture, assembly, installation, use, operation, marketing, sale and servicing of any products or business of a Grantor worldwide whether written or not written.

“UCC” shall mean, unless the context indicates otherwise, the Uniform Commercial Code, as at any time adopted and in effect in the State of New York, specifically including and taking into account all amendments, supplements, revisions and other modifications thereto.

Section 14.3. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any person shall be construed to include such person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, and (d) unless otherwise specified, all references herein to Sections, Schedules, Annexes and Exhibits shall be construed to refer to Sections of, and Schedules, Annexes and Exhibits to, this Agreement.

ARTICLE XV.

SECURITY INTERESTS

Section 15.1. Grant of Security Interests. As security for the prompt and complete payment and performance when due of all of the Secured Obligations, each Grantor does hereby pledge, sell, assign and transfer unto the Administrative Agent, and does hereby grant to the Administrative Agent, for the benefit of the Secured Creditors, a continuing security interest in all of the right, title and interest of such Grantor in, to and under all of the following of each Grantor, whether now existing or hereafter from time to time arising or acquired and wherever located (collectively, the “Collateral”):

(i) all Accounts, including, without limitation, each and every Account Receivable;

(ii) all Goods;

(iii) all Inventory;

(iv) all Equipment;

(v) all Documents;

(vi) all Instruments;

(vii) all Chattel Paper;

(viii) all Money;

(ix) all Deposit Accounts, including, but not limited to, the Collateral Concentration Account and all Controlled Deposit Accounts, together with all monies, securities and instruments at any time deposited in any such Deposit Account or otherwise held for the credit thereof;

(x) all Securities Accounts, together with all Financial Assets credited therein from time to time, and all Financial Assets, monies, securities, cash and other property held therein or credited thereto;

(xi) all Investment Property;

(xii) all Fixtures;

(xiii) all As-Extracted Collateral, including, without limitation, all Minerals;

(xiv) all General Intangibles, including, but not limited to, all Contract Rights;

(xv) all Commercial Tort Claims;

(xvi) all Intellectual Property;

(xvii) all letters of credit and Letter-of-Credit Rights;

(xviii) all Payment Intangibles;

(xix) all Promissory Notes;

(xx) all Supporting Obligations;

(xxi) all insurance claims;

(xxii) all Commercial Tort Claims, including without limitation, those set forth on Schedule 2 attached hereto;

(xxiii) all other items, kinds and types of personal property, tangible or intangible, of whatever nature, and regardless of whether the creation or perfection or effect of perfection or non-perfection of a security interest therein is governed by the UCC of any particular jurisdiction or by any other applicable treaty, convention, statute, law or regulation of any applicable jurisdiction;

(xxiv) all books and records evidencing or relating to the foregoing;

(xxv) all additions, modifications, alterations, improvements, upgrades, accessions, components, parts, appurtenances, substitutions and/or replacements of, to or for any of the foregoing; and

(xxvi) all Proceeds and products of any and all of the foregoing.

Section 15.2. Excluded Property. Notwithstanding anything in Section 2.1 hereof to the contrary, there is specifically excluded from the Security Interest, and the term Collateral shall not include: (i) any Equipment or Goods that is subject to a “purchase money security interest,” to the extent that such purchase money security interest (x) constitutes a Permitted Lien under the Credit Agreement and (y) the governing document creating such purchase money security interest prohibits the creation by a Grantor of a junior security interest therein, unless the holder thereof has consented to the creation of such a junior security interest; (ii) any Equity Interest in any Foreign Subsidiary that is not a first tier Subsidiary of the Borrower or any other Grantor to the extent the inclusion of such Equity Interest as Collateral would result in material adverse tax consequences; (iii) any Equity Interest in a Foreign Subsidiary to the extent the same represents, for all Grantors in the aggregate, more than 66% of the total combined voting power of all classes of capital stock or similar equity interests of such Foreign Subsidiary which are entitled to vote; and (iv) upon the written consent of the Administrative Agent, any Equity Interests in any Pledged Entity acquired on or after the Closing Date that is not a Subsidiary of the

Borrower, if the terms of the Organizational Documents of such Pledged Entity do not permit the grant of a security interest in such Equity Interests by the owner thereof or the applicable Grantor has been unable to obtain any approval or consent to the creation of a security interest therein which is required under such Organizational Documents but only for so long as (a) such restrictions on the granting of a security interest remain in effect or (b) the applicable Grantor has been unable to obtain any required approval or consent to the creation of a security interest therein.

Section 15.3. No Assumption of Liability. The Security Interest of any Grantor is granted as security only and shall not subject the Administrative Agent or any other Secured Creditor to, or in any way alter or modify, any obligation or liability of such Grantor with respect to or arising out of any of the Collateral.

Section 15.4. Power of Attorney. Each Grantor hereby irrevocably constitutes and appoints the Administrative Agent its true and lawful agent and attorney-in-fact, and in such capacity the Administrative Agent shall have, without any further action required by or on behalf of any Grantor, the right, with full power of substitution, in the name of such Grantor or otherwise, for the use and benefit of the Administrative Agent and the other Secured Creditors (to be exercised solely after the occurrence of and during the continuance of an Event of Default): (i) to receive, endorse, present, assign, deliver and/or otherwise deal with any and all notes, acceptances, letters of credit, checks, drafts, money orders, or other evidences of payment relating to the Collateral of such Grantor or any part thereof; (ii) to demand, collect, receive payment of, and give receipt for and give credits, allowances, discounts, discharges, releases and acquittances of and for any or all of the Collateral of such Grantor; (iii) to sign the name of such Grantor on any invoice or bill of lading relating to any of the Collateral of such Grantor; (iv) to send verifications of any or all of the Accounts Receivable of such Grantor to its Account Debtors; (v) to commence and prosecute any and all suits, actions or proceedings at law or in equity in or before any court or other tribunal (including any arbitration proceedings) to collect or otherwise realize on all or any of the Collateral of such Grantor, or to enforce any rights of such Grantor in respect of any of its Collateral; (vi) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to any or all of the Collateral of such Grantor; (vii) to notify, or require such Grantor to notify or cause to be notified, its Account Debtors to make payment directly to the Administrative Agent or to a Controlled Deposit Account; or (viii) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with any or all of the Collateral of such Grantor, and to do all other acts and things necessary or appropriate to carry out the intent and purposes of this Agreement, as fully and completely as though the Administrative Agent were the absolute owner of the Collateral of such Grantor for all purposes; provided, however, that nothing herein contained shall be construed as requiring or obligating the Administrative Agent or any other Secured Creditor to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Administrative Agent or any other Secured Creditor, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby, and no action taken or omitted to be taken by the Administrative Agent or any other Secured Creditor with respect to the Collateral or any part thereof shall give rise to any defense, counterclaim or offset in favor of any Grantor or to any claim or action against the Administrative Agent or any other Secured Creditor. It is understood and agreed that the appointment of the Administrative Agent as the agent and attorney-in-fact of each of the Grantors for the purposes set forth above is a presently effective appointment, is coupled with an interest sufficient at law and is irrevocable. The provisions of this Section shall in no event relieve any Grantor of any of its obligations under this Agreement or any of the other Credit Documents with respect to the Collateral or any part thereof or impose any obligation on the Administrative Agent or any other Secured Creditor to proceed in any particular manner with respect to the Collateral or any part thereof, or in any way limit the exercise by the Administrative Agent or any other Secured Creditor of any other or further right it may have on the date of this Agreement or hereafter, whether hereunder, under any other Credit Document, by law or otherwise.

ARTICLE XVI.

REPRESENTATIONS AND WARRANTIES

Each Grantor represents and warrants to the Administrative Agent and the other Secured Creditors, which representations and warranties shall survive the execution and delivery of this Agreement until the termination of this Agreement in accordance with Section 9.9, as follows:

Section 16.1. Title and Authority. Such Grantor has (i) good, valid and unassailable title to all tangible items owned by it and constituting any portion of the Collateral with respect to which it has purported to grant the Security Interest, and good, valid and unassailable rights in all other Collateral with respect to which it has purported to grant the Security Interest, and (ii) full power and authority to grant to the Administrative Agent the Security Interest in such Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other person other than any consent or approval that has been obtained.

Section 16.2. Absence of Other Liens.

(a) There is no financing statement (or similar statement or instrument of registration under the law of any jurisdiction) covering or purporting to cover any interest of any kind of such Grantor in the Collateral, except for any filings or recordings made in connection with any Permitted Liens.

(b) Such Grantor is, and as to any Collateral acquired by it from time to time after the date hereof such Grantor will be, the owner of all of its Collateral free and clear of any Lien, and the Security Interest of such Grantor in its Collateral is and will be superior and prior to any other security interest or other Lien, except for Permitted Liens permitted by Section 9.3(a) of the Credit Agreement.

Section 16.3. Validity of Security Interest. The Security Interest of such Grantor constitutes a legal, valid and enforceable first priority (except as to any Permitted Liens permitted by Section 9.3(a) of the Credit Agreement) security interest in all of the Collateral of such Grantor, securing the payment and performance of the Secured Obligations.

Section 16.4. Perfection of Security Interest under UCC.

(a) All notifications and other actions, including, without limitation, (i) all deposits of certificates and instruments evidencing any Collateral (duly endorsed or accompanied by appropriate instruments of transfer), (ii) all notices to and acknowledgments of any bailee or other person, (iii) all acknowledgments and agreements respecting the right of the Administrative Agent to obtain control with respect to any Collateral, and (v) all filings, registrations and recordings, which are (x) required by the terms of this Agreement to have been given, made, obtained, done and accomplished, and (y) necessary to create, preserve, protect and perfect the Security Interest granted by such Grantor to the Administrative Agent hereby in respect of its portion of the Collateral, have been given, made, obtained, done and accomplished.

(b) After giving effect to all such actions, the Security Interest granted by such Grantor to the Administrative Agent pursuant to this Agreement in and to its portion of the Collateral will be perfected to the maximum extent a security interest in such Grantor’s portion of the Collateral can be perfected under the UCC of any applicable jurisdiction.

Section 16.5. Perfection Certificates. Each Perfection Certificate delivered by any Grantor (whether delivered pursuant to Section 4.8(a) of this Agreement or pursuant to the Credit Agreement),

and all information set forth therein, is true and correct in all material respects in each case as of the Closing Date or as of the date such Perfection Certificate is delivered pursuant to the terms of this Agreement, as the case may be.

Section 16.6. Places of Business, Jurisdiction Where Organized, Locations of Collateral, etc. Each Grantor represents and warrants that (i) the principal place of business of such Grantor, or its chief executive office, if it has more than one place of business, is located at the address indicated on the most recent Perfection Certificate executed and delivered by such Grantor to the Administrative Agent; (ii) the jurisdiction of formation or organization of such Grantor is set forth on the most recent Perfection Certificate executed and delivered by such Grantor to the Administrative Agent; (iii) the U.S. Federal Tax I.D. Number and, if applicable, the organizational I.D. Number of such Grantor is set forth on the most recent Perfection Certificate executed and delivered by such Grantor to the Administrative Agent; and (iv) all Inventory and Equipment of such Grantor is located at one of the locations set forth on the most recent Perfection Certificate executed and delivered by such Grantor to the Administrative Agent. Such Grantor does not, at and as of the date hereof, conduct business in any jurisdiction, and except as set forth in the most recent Perfection Certificate delivered to the Administrative Agent, in the preceding five years, such Grantor and any predecessors in interest have not conducted business in any jurisdiction, under any trade name, fictitious name or other name (including, without limitation, any names of divisions or predecessor entities), except the current legal name of such Grantor and such other trade, fictitious and other names as are listed on the most recent Perfection Certificate executed and delivered by such Grantor to the Administrative Agent.

Section 16.7. Pledged Collateral. Schedule 1 hereto sets forth a true and complete list of all of the Pledged Collateral to which any Grantor has an interest as of the Closing Date.

Section 16.8. Deposit Accounts. The most recent Perfection Certificate delivered by each Grantor to the Administrative Agent sets forth a true and complete list of all Deposit Accounts maintained by or for or owned by each Grantor or in which any such Grantor’s Collateral is held. Except as permitted pursuant to Section 5.1(a) of this Agreement, all of the Deposit Accounts of each Grantor are, and all cash and Money of each Grantor is held in, Controlled Deposit Accounts.

Section 16.9. Securities Accounts. The most recent Perfection Certificate delivered by each Grantor to the Administrative Agent sets forth a true and complete list of all Securities Accounts maintained by or for or owned by each Grantor or in which any such Grantor’s Collateral is held. No Grantor has any Securities Accounts or otherwise owns or is entitled to any Financial Assets or Securities Entitlements other than Controlled Securties Accounts and Financial Assets or Securities Entitlements that are subject to a Controlled Securities Account.

Section 16.10. Status of Pledged Collateral. All of the Pledged Equity Interests of each Grantor hereunder have been duly and validly issued and are fully paid and nonassessable. All of the Pledged Debt of each Grantor is the legal, valid and binding obligation of the Issuer thereof, enforceable in accordance with its terms. No Grantor has any obligation to make any further or additional loans or advances to, or purchases of securities from, any Issuer with respect to any of the Pledged Debt. No Grantor is in default in the payment of any portion of any mandatory capital contribution, cash call, or other funding, if any, required to be made under any Governing Document relating to any of the Pledged Equity Interests of such Grantor. No Grantor is in violation or default of any other material provisions of any such Governing Document. No Pledged Collateral of any Grantor is subject to any defense, offset or counterclaim, nor have any of the foregoing been asserted or alleged against such Grantor by any person.

Section 16.11. No Conflict with Organizational Documents. Each Grantor represents and warrants that the rights and remedies of the Administrative Agent and the Secured Creditors granted by such Grantor hereunder or pursuant to any other Credit Document do not conflict with the terms of any Organizational Document of such Grantor.

ARTICLE XVII.

GENERAL COVENANTS

Section 17.1. No Other Liens; Defense of Title, etc. No Grantor will make or grant, or suffer or permit to exist, any Lien on any of its Collateral, other than the Permitted Liens. Each Grantor, at its sole cost and expense, will take any and all actions reasonably necessary and appropriate to defend title to its Collateral against any and all persons and to defend the validity, enforceability, perfection, effectiveness and priority of the Security Interest of the Administrative Agent therein against any Lien other than Permitted Liens.

Section 17.2. Further Assurances; Filings and Recordings, etc.

(a) Each Grantor, at its sole cost and expense, will duly execute, acknowledge and deliver all such agreements, instruments and other documents and take all such actions (including, without limitation, (i) physically pledging Instruments, Documents, Promissory Notes, Chattel Paper and certificates evidencing any Investment Property or any of the Pledged Collateral with the Administrative Agent, (ii) obtaining Securities Account Control Agreements and Deposit Account Control Agreements in accordance with this Agreement, (iii) obtaining from other persons lien waivers and bailee letters as the Administrative Agent shall reasonably request, (iv) obtaining from other persons agreements evidencing the exclusive control and dominion of the Administrative Agent over any of the Collateral, in instances where obtaining control over such Collateral is the only or best method of perfection, and (v) making filings, recordings and registrations), as the Administrative Agent may from time to time instruct to better assure, preserve, protect and perfect the Security Interest of the Administrative Agent in the Collateral of such Grantor, and the rights and remedies of the Administrative Agent hereunder, or otherwise to further effectuate the intent and purposes of this Agreement and to carry out the terms hereof.

(b) Each Grantor, at its sole cost and expense, will (i) at all times cause this Agreement (and/or proper notices, financing statements or other registrations or filings in respect hereof, and supplemental collateral assignments or collateral security agreements in respect of any portion of the Collateral) to be duly filed, recorded, registered and published, and re-filed, re-recorded, re-registered and re-published in such manner and in such places as may be required under the UCC or other applicable law in order to establish, perfect, preserve and protect the rights, remedies and Security Interest of the Administrative Agent in or with respect to the Collateral of such Grantor, and (ii) pay all taxes, fees and charges and comply with all statutes and regulations applicable to such filing, recording, registration and publishing and such re-filing, re-recording, re-registration and re-publishing.

Section 17.3. Use and Disposition of the Collateral.

(a) Unless and until an Event of Default shall have occurred and be continuing and the Administrative Agent shall have notified the Grantors thereof in writing that the rights of any or all of the Grantors under this Section 4.3(a) are suspended during the continuance of such Event of Default, each Grantor may use and dispose of its Collateral in any lawful manner not inconsistent with the provisions of this Agreement, the Credit Agreement or any other Credit Document.

(b) No Grantor will consign any of its Inventory to any person unless, to the reasonable satisfaction of the Administrative Agent, all filings of financing statements under the UCC and other actions and filings, registrations and recordings required under other applicable laws have been made in order to perfect the rights and interests of such Grantor in the consigned Inventory against creditors of and purchasers from the consignee and such financing statements, to the reasonable satisfaction of the Administrative Agent, have been assigned to the Administrative Agent for the benefit of the Secured Creditors.

(c) No Grantor will permit any of its Inventory or Equipment having a value in excess of $250,000 (or such larger amount as shall be acceptable to the Administrative Agent, in its sole discretion) to be in the possession or control of any single warehouseman, bailee, processor, supplier or agent at any time, unless such warehouseman, bailee, processor, supplier or agent shall have been notified of the Security Interest and shall have agreed to on terms and conditions reasonably satisfactory to the Administrative Agent to hold such Collateral subject to the Security Interest and the instructions of the Administrative Agent and to waive and release any Lien held by it with respect to such Collateral, whether arising by operation of law or otherwise.

Section 17.4. Delivery or Marking of Chattel Paper; Assignment of Security From Account Debtors and Consignments; etc. Without limitation of any of the provisions of Section 4.2(a) or Section 4.16 hereof:

(a) If any amount payable to a Grantor under or in connection with any of the Collateral shall be or become evidenced by any Chattel Paper, Document, Promissory Note or Instrument, such Grantor will, unless otherwise agreed to in writing by the Administrative Agent, cause such Chattel Paper, Document, Promissory Note or Instrument to be delivered to the Administrative Agent and pledged as part of the Collateral hereunder, accompanied by any appropriate instruments or endorsements or transfer. In the case of any Chattel Paper, the Administrative Agent may require, in lieu of the delivery thereof to the Administrative Agent, that the writings evidencing the Chattel Paper be legended to reflect the Security Interest of the Administrative Agent therein, all in a manner acceptable to the Administrative Agent.

(b) If at any time any Grantor shall take and perfect a security interest in any property of an Account Debtor, as security for the Accounts Receivable owed by such Account Debtor and/or any of its Affiliates, or take and perfect a security interest arising out of the consignment to any person of any Inventory or other Collateral, such Grantor shall, if requested by the Administrative Agent (which request may be made by the Administrative Agent or the Required Lenders, in their sole respective discretion), promptly execute and deliver to the Administrative Agent a separate assignment of all financing statements and other filings made to perfect the same. Such separate assignment need not be filed of public record unless necessary to continue the perfected status of the security interest of such Grantor against creditors of any transferees from the Account Debtor or consignee.

Section 17.5. Authorization to File Financing Statements. Each Grantor irrevocably authorizes the Administrative Agent at any time and from time to time to file in any jurisdiction any initial financing statements and all amendments thereto that (a) indicate the Collateral (i) as “all assets” or “all personal property” of such Grantor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of the UCC, or (ii) as being of an equal or lesser scope or with greater detail, and (b) contain any other information required pursuant to the UCC for the sufficiency or filing office acceptance of any financing statement or amendment, including, but not limited to, (i) whether such Grantor is an organization, the type of organization and any organization identification number, and (ii) in the case of a financing statement that is filed as a fixture filing or indicating Collateral as As-Extracted Collateral or timber to be cut, a sufficient description of real property to which the Collateral relates.

Section 17.6. Modification of Terms of Accounts and Contracts, etc. Each Grantor shall be permitted to modify the terms or provisions of any of its Accounts Receivable or Contracts so long as such modification is made in the reasonable business judgment of such Grantor and does not result in a Default or Event of Default or a Material Adverse Effect.

Section 17.7. Maintenance of Records, etc. Each Grantor will keep and maintain at its own cost and expense satisfactory and complete records of its Accounts Receivable, Contracts and other Collateral, including, but not limited to, the originals of all documentation with respect thereto, records of all payments received, all credits granted thereon, all merchandise returned and all other dealings therewith. All billings and invoices issued by a Grantor with respect to its Accounts Receivable will be in compliance with, and conform to, the requirements of all applicable federal, state and local laws and any applicable laws of any relevant foreign jurisdiction. If an Event of Default shall have occurred and be continuing and the Administrative Agent so directs, each Grantor shall legend, in form and manner satisfactory to the Administrative Agent, its Accounts Receivable and Contracts, as well as books, records and documents of such Grantor evidencing or pertaining thereto with an appropriate reference to the fact that such Accounts Receivable and Contracts have been assigned to the Administrative Agent and that the Administrative Agent has a security interest therein.

Section 17.8. Perfection Certificates; Collateral Reports.

(a) Perfection Certificates. Each Grantor shall provide to the Administrative Agent a completed Perfection Certificate, duly executed by an Authorized Officer of such Grantor, together with all schedules required to be delivered in connection therewith (i) on the Closing Date as required pursuant to the Credit Agreement, (ii) on each date required pursuant to Section 8.1 of the Credit Agreement, and (iii) on the date that any additional Grantor becomes a party to this Agreement pursuant to Section 9.14 hereof. In addition, if any information contained in any Perfection Certificate previously delivered to the Administrative Agent shall become untrue or incorrect in any material respect, or if any Grantor acquires or disposes of any of the Collateral such that any previously delivered Perfection Certificate is no longer accurate or complete in all material respects, then within ten Business Days after such information becoming untrue, incorrect, inaccurate or incomplete, such Grantor shall execute and deliver a new Perfection Certificate to the Administrative Agent, provided that the delivery of such new Perfection Certificate shall not serve to cure, or constitute a waiver of, any Default or Event of Default that may have occurred as a result of such information becoming untrue, incorrect, inaccurate or incomplete in any material respect.

(b) Collateral Reports. Whenever requested to do so by the Administrative Agent, each Grantor will promptly, at its own sole cost and expense, deliver to the Administrative Agent, in written hard copy form or on magnetic tape or other computer or machine readable form, as specified by the Administrative Agent, such listings, agings, descriptions, schedules and other reports with respect to its Accounts Receivable, Inventory, Equipment and other Collateral as the Administrative Agent may instruct, all of the same to be in such scope, categories and detail as the Administrative Agent may have instructed and to be accompanied by copies of invoices and other documentation as and to the extent instructed by the Administrative Agent.

Section 17.9. Legal Status. Each Grantor agrees that (a) it will not change its name, place of business or if more than one, chief executive office, or its mailing address or organizational identification number if it has one, in each case without providing the Administrative Agent at least thirty days prior written notice thereof, (b) if such Grantor does not have an organizational identification number and later obtains one, it will promptly notify the Administrative Agent of such organizational identification number, and (c) it will not change its type of organization, jurisdiction of organization or other legal structure in each case unless (i) it shall have provided the Administrative Agent at least thirty days prior written notice thereof, and (ii) such action is permitted pursuant to the Credit Agreement.

Section 17.10. Inspections and Verification. In addition to any rights granted to the Administrative Agent or the Lenders under the Credit Agreement, the Administrative Agent and such persons as the Administrative Agent may designate shall have the right, at any Grantor’s own cost and expense, at any time or from time to time, on not less than two Business Days' prior notice to the Borrower (on behalf of any applicable Grantor) if no Default or Event of Default has occurred and is continuing, and in the event a Default or Event of Default has occurred and is continuing, no notice shall be required, to inspect the Collateral of such Grantor, all books and records related thereto (and to make extracts and copies thereof) and the premises upon which any of such Collateral is located, to discuss such Grantor’s affairs with the officers of such Grantor and its independent accountants, and to verify under reasonable procedures the validity, amount, quality, quantity, value, condition and status of, or any other matter relating to, such Collateral, including, in the case of Accounts or other Collateral in the possession of any third person, by contacting Account Debtors or the third person possessing such Collateral (after not less than two days’ prior notice to the applicable Grantor) for the purpose of making such verification. Any procedures or actions taken, prior to the occurrence and continuance of an Event of Default, in order to verify Accounts by contacting Account Debtors, shall be effected by the Borrower’s independent accountants, acting at the direction of the Administrative Agent, in such manner (consistent with their normal auditing procedures) so as not to reveal the identity of the Administrative Agent or the existence of the Security Interest to the Account Debtors. The Borrower will instruct its independent accountants to undertake any such verification when and as requested by the Administrative Agent. The results of any such verification by independent accountants shall be reported by such independent accountants to both the Administrative Agent and the Borrower. The Administrative Agent shall have the absolute right to share any information it gains from any such inspection or verification or from collateral reports furnished to it by a Grantor with the other Secured Creditors (it being understood that any such information shall be subject to the confidentiality provisions of the Credit Agreement).

Section 17.11. Condition of Collateral. Each Grantor will maintain (i) its Equipment in good condition, ordinary wear and tear excepted, (ii) its finished goods Inventory in saleable condition, and (iii) all other tangible items of its Collateral, taken as an entirety, in such condition as is consistent with generally accepted business practices, ordinary wear and tear excepted.

Section 17.12. Insurance. Each Grantor will at all times keep its business and its Collateral insured in accordance with Section 8.3 of the Credit Agreement.

Section 17.13. Proceeds of Casualty Insurance, Condemnation or Taking.

(a) All amounts recoverable under any policy of casualty insurance or any award for the condemnation or taking by any governmental authority of any portion of the Collateral are hereby assigned to the Administrative Agent.

(b) Each Grantor will apply any such proceeds or amounts received by it in the manner provided in the Credit Agreement, including, if required under the terms of the Credit Agreement, by paying over the same directly to the Administrative Agent.

(c) In the event any portion of the Collateral suffers a casualty loss or is involved in any proceeding for condemnation or taking by any Governmental Authority, then if an Event of Default has occurred and is continuing, the Administrative Agent is authorized and empowered, at its option, to participate in, control, direct, adjust, settle and/or compromise any such loss or proceeding, to collect and receive the proceeds therefrom and, after deducting from such proceeds any expenses incurred by it in connection with the collection or handling thereof, to apply the net proceeds to the Secured Obligations in accordance with Section 10.3 of the Credit Agreement.

(d) If any proceeds are received by the Administrative Agent as a result of a casualty, condemnation or taking involving the Collateral and no Event of Default has occurred and is continuing, then such proceeds shall be applied as set forth in Section 5.1(c)(viii) of the Credit Agreement.

Section 17.14. Protective Advances by the Administrative Agent. At its option, but without being obligated to do so, the Administrative Agent may, upon prior notice to any applicable Grantor, after the occurrence and during the continuance of an Event of Default, (i) pay and discharge past due taxes, assessments and governmental charges, at any time levied on or with respect to any of the Collateral of such Grantor which such Grantor has failed to pay and discharge in accordance with the requirements of this Agreement or any of the other Credit Documents, (ii) pay and discharge any claims of other creditors of such Grantor which are secured by any Lien on any Collateral, other than a Permitted Lien, (iii) pay for the maintenance, repair, restoration and preservation of the Collateral to the extent such Grantor fails to comply with its obligations in regard thereto under this Agreement and the other Credit Documents or the Administrative Agent reasonably believes payment of the same is necessary or appropriate to avoid a material loss or material diminution in value of the Collateral, and/or (iv) obtain and pay the premiums on insurance for the Collateral which such Grantor fails to maintain in accordance with the requirements of this Agreement and the other Credit Documents, and each Grantor agrees to reimburse the Administrative Agent, on demand, for all payments and expenses incurred by the Administrative Agent with respect to such Grantor or any of its Collateral pursuant to the foregoing authorization, provided, however, that nothing in this Section shall be construed as excusing any Grantor from the performance of, or imposing any obligation on the Administrative Agent or any other Secured Creditor to cure or perform, any covenants or other agreements of any Grantor with respect to any of the foregoing matters as set forth herein or in any of the other Credit Documents.

Section 17.15. Commercial Tort Claims. If any Grantor shall at any time hold or acquire any Commercial Tort Claim, the recovery from which could reasonably be expected to exceed $1,000,000 individually or in the aggregate when combined with any other Commercial Tort Claim, such Grantor shall promptly notify the Administrative Agent thereof in a writing signed by such Grantor, which sets forth the details thereof and grants to the Administrative Agent (for the benefit of the Secured Parties) a Lien thereon and on the Proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Administrative Agent.

Section 17.16. Electronic Chattel Paper and Transferable Records. If any Grantor at any time holds or acquires an interest in any electronic chattel paper or any “transferable record,” as defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act, or in Section 16 of the Uniform Electronic Transactions Act, as in effect in any relevant jurisdiction, such Grantor shall promptly notify the Administrative Agent thereof and, at the request of the Administrative Agent, shall take such action as the Administrative Agent may reasonably request to vest in the Administrative Agent control under the UCC or control under Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record. The Administrative Agent agrees with such Grantor that the Administrative Agent will arrange, pursuant to procedures reasonably satisfactory to the Administrative Agent and so long as such procedures will not result in the Administrative Agent’s loss of control, for the Grantor to make alterations to the electronic chattel paper or transferable record permitted under the UCC or, as the case may be, Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or Section 16 of the Uniform Electronic Transactions Act for a party in control to allow without loss of control, unless an Event of Default has occurred and is continuing or would occur after taking into account any action by such Grantor with respect to such electronic chattel paper or transferable record.

Section 17.17. Letter-of-Credit Rights. If any Grantor is at any time a beneficiary under a letter of credit now or hereafter issued in favor of such Grantor, such Grantor shall promptly notify the Administrative Agent thereof and, at the request of the Administrative Agent, such Grantor shall, pursuant to an agreement in form and substance satisfactory to the Administrative Agent, either (i) arrange for the issuer or any confirming bank of such letter of credit to consent to an assignment to the Administrative Agent of the proceeds of any drawing under the letter of credit or (ii) arrange for the Administrative Agent to become the transferee beneficiary of the letter of credit, with the Administrative Agent agreeing, in each case, that the proceeds of any drawing under the letter of credit are to be paid to the applicable Grantor unless an Event of Default has occurred and is continuing.

Section 17.18. Collateral Assignments of Contracts. Each Grantor will (a) execute, at such time any new Management Services Agreement shall be required to be delivered to the Administrative Agent pursuant to Section 8.15(b) of the Credit Agreement, a Collateral Assignment of Contracts with respect to such Management Service Agreement and (b) upon the Administrative Agent’s request, execute from time to time a Collateral Assignment of Contracts with respect to each Contract that the Administrative Agent desires. Each such Collateral Assignment of Contracts delivered pursuant to clause (b) above must be executed and delivered to the Administrative Agent upon within 10 Business Days of the Administrative Agent’s request therefor.

ARTICLE XVIII.

SPECIAL PROVISIONS CONCERNING

ACCOUNTS AND COLLECTION OF ACCOUNTS, ETC.

Section 18.1. Deposit Accounts.

(a) The Grantors shall cause all Deposit Accounts to be subject at all times to a fully effective Deposit Account Control Agreement except (i) any payroll account used exclusively for funding the payroll obligations of the Grantors in the ordinary course of business, or (ii) any Deposit Account so long as the aggregate balance in any such Deposit Account is not in excess of $10,000 and the aggregate balance of all Deposit Accounts that are not subject to Deposit Account Control Agreements is not in excess of $100,000 (any Deposit Account that is not required to be subject to a Deposit Account Control Agreement pursuant to this Section shall be referred to as an “Excluded Deposit Account”).

(b) Immediately upon the creation or acquisition of any new Deposit Account or any interest therein by any Grantor, such Grantor shall cause to be in full force and effect, prior to the deposit of any funds therein, a Deposit Account Control Agreement duly executed by such Grantor, the Administrative Agent and the applicable Depositary Bank.

Section 18.2. Securities Accounts.

(a) The Grantors shall cause all Securities Accounts to be subject at all times to a fully effective Securities Account Control Agreement.

(b) Immediately upon the creation or acquisition of any new Securities Account or any interest therein by any Grantor, such Grantor shall cause to be in full force and effect, prior to the crediting of any Financial Asset with respect to which any Grantor is an Entitlement Holder, a Securities Account Control Agreement duly executed by such Grantor, the Administrative Agent and the applicable Securities Intermediary.

Section 18.3. Operation of Collateral Accounts. Except as expressly permitted pursuant to this Agreement or the Credit Agreement, the Grantors shall cause all cash and Cash Equivalents and all Securities Entitlements to be maintained in Collateral Accounts. Prior to the occurrence and continuance of an Event of Default, the Grantors may withdraw, or direct the disposition of, funds and other investments or Financial Assets held in the Collateral Accounts. Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent shall be permitted to (i) retain, or instruct the relevant Securities Intermediary or Depositary Bank to retain, all cash and investments held in any Collateral Account, (ii) liquidate or issue Entitlement Orders with respect to, or instruct the relevant Securities Intermediary or Depositary Bank to liquidate, any or all investments or Financial Assets held in any Collateral Account, (iii) issue a Notice of Exclusive Control or other similar instructions with respect to any Collateral Account and instruct the Depositary Bank or Securities Intermediary to follow the instructions of the Administrative Agent, and (iv) withdraw any amounts held in any Collateral Account and apply such amounts in accordance with the terms of this Agreement and the other Credit Documents.

Section 18.4. Collection of Accounts.

(a) Each Grantor shall, in a manner consistent with the provisions of this Article V, endeavor to cause to be collected from the Account Debtor named in each of its Accounts, as and when due (including, without limitation, amounts which are delinquent, such amounts to be collected in accordance with generally accepted lawful collection procedures), any and all amounts owing under or on account of such Accounts and shall cause such collections to deposited or held in a Collateral Account.

(b) Each Grantor shall, and the Administrative Agent hereby authorizes each Grantor to, enforce and collect all amounts owing to it on its Inventory and Accounts, for the benefit and on behalf of the Administrative Agent and the other Secured Creditors; provided, however, that such privilege may at the sole option of the Administrative Agent, by notice to the Borrower (on behalf of all Grantors), be terminated upon the occurrence and during the continuance of any Event of Default.

Section 18.5. Collateral Concentration Account.

(a) After the occurrence and during the continuance of an Event of Default, the Administrative Agent shall have the right, upon written notice to the Borrower, to establish the Collateral Concentration Account pursuant to which, among other things, the Administrative Agent shall have sole dominion and control over all funds held to the credit of, and all disbursements from, the Collateral Concentration Account.

(b) Upon the establishment of the Collateral Concentration Account, (i) all of the funds on deposit in or credited to any Controlled Deposit Account (other than, in the discretion of the Administrative Agent, balances of $1,000 or less) shall, upon the instruction of the Administrative Agent to the appropriate Depositary Banks after the issuance of a Notice of Exclusive Control, be transferred to the Collateral Concentration Account on a daily or other basis specified by the Administrative Agent, (ii) no Grantor will have the right of withdrawal from the Collateral Concentration Account or any of the Collateral Accounts, (iii) the Administrative Agent shall have the right to liquidate any investments held in any Controlled Securities Account and have the proceeds thereof deposited in the Collateral Concentration Account, and (iv) all amounts held in the Collateral Concentration Account or any of the Collateral Accounts may be applied, in the Administrative Agent’s discretion, towards payment of the Secured Obligations in accordance with the terms of this Agreement.

(c) Upon the establishment of the Collateral Concentration Account and at all times thereafter, each Grantor agrees (i) to cause all payments by its Account Debtors to be immediately deposited in Controlled Deposit Accounts, if such Account Debtors have not already been instructed to do so, and (ii) to deposit promptly all payments received by it from any other sale of any of its Collateral, whether in the form of cash, checks, notes, drafts, bills of exchange, money orders or otherwise, in a Controlled Deposit Account precisely in the form received (but with any endorsements of such Grantor necessary for deposit or collection). Until any such payments are so deposited, such payments shall be held in trust by such Grantor for and as the property of the Administrative Agent, for the benefit of the Administrative Agent and the other Secured Creditors hereunder.

ARTICLE XIX.

SPECIAL PROVISIONS CONCERNING PLEDGED COLLATERAL

Section 19.1. Delivery of Certificates and Instruments for Pledged Collateral.

(a) On or prior to the Closing Date, each Grantor shall pledge and deposit with the Administrative Agent all certificates or instruments, if any, representing any of the Pledged Collateral at the time owned by such Grantor and subject to the Security Interest hereof, duly endorsed in blank in the case of any instrument, and accompanied by undated stock powers duly executed in blank by such Grantor or such other instruments of transfer as are acceptable to the Administrative Agent, in the case of Pledged Equity Interests.

(b) If a Grantor shall acquire (by purchase, conversion, exchange, stock dividend or otherwise) any additional Pledged Collateral, at any time or from time to time after the date hereof which is or are intended to be subjected to the Security Interest hereof and which is or are represented by certificates or instruments, such Grantor shall (i) forthwith pledge and deposit with the Administrative Agent all such certificates or instruments, duly endorsed in blank in the case of Intercompany and Third Party Notes, and accompanied by undated stock powers duly executed in blank by such Grantor or such other instruments of transfer as are acceptable to the Administrative Agent, in the case of Equity Interests, and (ii) promptly thereafter deliver to the Administrative Agent a certificate executed by an authorized officer of such Grantor describing such additional Pledged Collateral and certifying that the same have been duly pledged with the Administrative Agent hereunder.

(c) Without limitation of any other provision of this Agreement, if any of the Pledged Collateral of a Grantor (whether now owned or hereafter acquired) which is intended to be subjected to the Security Interest hereof is (i) an uncertificated security, at the request of the Administrative Agent, each such Grantor shall cause each such uncertificated security to be certificated in all respects in accordance with applicable laws, accompanied by undated stock powers duly executed in blank by each such Grantor or by such other instruments of transfer as are acceptable to the Administrative Agent, and promptly thereafter deposited with the Administrative Agent or otherwise provide the Administrative Agent Control with respect to such uncertificated security, or (ii) held in a Securities Account that is not already subject to a Securities Account Control Agreement, such Grantor shall promptly take all actions required to make such Securities Account subject to a Securities Account Control Agreement. Each Grantor further agrees to take such actions as the Administrative Agent deems reasonably necessary or desirable to effect the foregoing and to permit the Administrative Agent to exercise any of its rights and remedies hereunder in respect thereof, and agrees to provide an opinion of counsel reasonably satisfactory to the Administrative Agent with respect to any such pledge of any of the securities described in clauses (i) and (ii) above, promptly upon the request of the Administrative Agent.

(d) Without limitation of any other provision of this Agreement, if any of the Equity Interests of a Grantor (whether now owned or hereafter acquired) which are intended to be subjected to the Security Interest hereof are issued by an Issuer which is a Foreign Subsidiary or person organized under laws other than the laws of the United States, any State thereof or the District of Columbia, such Grantor shall promptly execute and deliver to the Administrative Agent a separate pledge document covering such Equity Interests, conforming to the requirements of the law of the jurisdiction in which such Foreign Subsidiary or other person is organized and satisfactory in form and substance to the Administrative Agent, together with an opinion of local counsel, in form and substance satisfactory to the Administrative Agent, as to the perfection of the security interest provided for therein. Each Grantor further agrees to take such actions as the Administrative Agent deems reasonably necessary or desirable to effect the foregoing and to permit the Administrative Agent to exercise any of its rights and remedies hereunder in respect thereof or under such separate pledge agreement.

Section 19.2. No Assumption of Liability, etc.

(a) The Security Interest of any Grantor is granted as security only and shall not subject the Administrative Agent or any other Secured Creditor to, or in any way alter or modify, any obligation or liability of such Grantor with respect to or arising out of any of the Pledged Collateral.

(b) Nothing herein shall be construed to make the Administrative Agent liable as a general partner or limited partner of any Pledged Entity or a shareholder of any corporation, and the Administrative Agent by virtue of this Agreement or any actions taken as contemplated hereby (except as referred to in the following sentence) shall not have any of the duties, obligations or liabilities of a general partner or limited partner of any Pledged Entity or a stockholder of any corporation. The parties hereto expressly agree that, unless the Administrative Agent shall become the absolute owner of an Equity Interest pursuant hereto, this Agreement shall not be construed as creating a partnership or joint venture among the Administrative Agent and/or a Grantor or any other person.

(c) Except as provided in the last sentence of Section 6.2(b), the Administrative Agent, by accepting this Agreement, did not intend to become a general partner, limited partner or member of any Pledged Entity or a shareholder of any person be deemed to be a co-venturer with respect to any Grantor or any Pledged Entity or a shareholder of any corporation either before or after an Event of Default shall have occurred. The Administrative Agent shall have only those powers set forth herein and shall assume none of the duties, obligations or liabilities of a general partner, or limited partner or member of any Pledged Entity or of a Grantor.

Section 19.3. Registration of Collateral in the Name of the Administrative Agent, etc. The Administrative Agent shall have the right, at any time in its discretion and without notice to any Grantor, to transfer to or to register in the name of the Administrative Agent or any of its nominees any or all of the Pledged Collateral, subject only to the revocable voting and similar rights specified in this Article VI. In addition, the Administrative Agent shall have the right at any time to exchange certificates or instruments representing or evidencing any Pledged Collateral for certificates or instruments of smaller or larger denominations.

Section 19.4. Appointment of Sub-agents; Endorsements, etc. The Administrative Agent shall have the right to appoint one or more sub-agents for the purpose of retaining physical possession of the instruments and certificates evidencing any of the Pledged Collateral, which may be held (in the sole discretion of the Administrative Agent) in the name of the relevant Grantor, endorsed or assigned in blank or in favor of the Administrative Agent or any nominee or nominees of the Administrative Agent or a sub-agent appointed by the Administrative Agent.

Section 19.5. Voting Rights. Unless and until an Event of Default shall have occurred and be continuing, each Grantor shall be entitled to exercise all voting rights attaching to any and all Pledged Collateral owned by it, and to give consents, waivers or ratifications in respect thereof, provided that no vote shall be cast or any consent, waiver or ratification given or any action taken which would violate, result in breach of any covenant contained in or be inconsistent with any of the terms of this Agreement, any other Credit Document or any Designated Hedge Document, or which would have the effect of impairing the position or interests of the Administrative Agent or any Secured Creditor therein. All such rights of such Grantor to vote and to give consents waivers and ratifications shall cease in case an Event of Default shall occur and be continuing.

Section 19.6. Entitlement of Grantors to Cash Dividends and Distributions. A Grantor shall be entitled to receive all cash dividends or distributions payable in respect of its Pledged Collateral, except as otherwise provided in this Article VI.

Section 19.7. Entitlement of Administrative Agent to Dividends and Distributions. The Administrative Agent, for the benefit of the Secured Creditors, shall be entitled to receive and to retain as part of the Pledged Collateral:

(a) all cash dividends and distributions payable in respect of the Pledged Collateral at any time when an Event of Default shall have occurred and be continuing; and

(b) regardless of whether or not an Event of Default shall have occurred and be continuing at the time of payment or distribution thereof, and except to the extent any of the following is otherwise permitted by the Credit Agreement:

(i) all cash dividends and distributions in respect of the Pledged Collateral which are reasonably determined by the Administrative Agent to represent in whole or in part an extraordinary, liquidating or other distribution in return of capital;

(ii) all other or additional stock, other securities, partnership interests, membership interests or property (other than cash to which a Grantor is entitled under Section 6.6) paid or distributed by way of dividend (including, without limitation, any payment in kind dividend) or otherwise in respect of the Pledged Collateral;

(iii) all other or additional stock, other securities, partnership interests, membership interests or property (including cash) paid or distributed in respect of the Pledged Collateral by way of stock-split, spin-off, split-up, reclassification, combination of shares or similar rearrangement; and

(iv) all other or additional stock, other securities, partnership interests, membership interests or property (including cash) which may be paid in respect of the Pledged Collateral by reason of any consolidation, merger, exchange of stock, conveyance of assets, liquidation or similar corporate, partnership or limited liability company reorganization.

Section 19.8. Application of Dividends and Distributions. If no Event of Default shall have occurred and be continuing at such time, the Administrative Agent will, at the request of the Borrower (on behalf of any applicable Grantor or Grantors), pay over to the Administrative Agent, for application to the payment or prepayment of any of the Credit Document Obligations (subject to the payment conditions set forth in Sections 5.1 and 5.2 of the Credit Agreement), any cash held by it as Pledged Collateral which is attributable to dividends or distributions received by it and then held as part of the Collateral pursuant to this Article VI. If an Event of Default shall have occurred and be continuing, all dividends and distributions received by the Administrative Agent and then held by it pursuant to this Article VI as part of the Pledged Collateral will be applied as provided in Section 8.5 hereof.

Section 19.9. Turnover by Grantors. All dividends, distributions or other payments which are received by any Grantor contrary to the provisions of this Agreement shall be received in trust for the benefit of the Administrative Agent, shall be segregated from other property or funds of such Grantor and shall be forthwith paid over to the Administrative Agent as Collateral in the same form as so received (with any necessary endorsement).

Section 19.10. Registration under 1933 Act, etc. If an Event of Default shall have occurred and be continuing and a Grantor shall have received from the Administrative Agent a written request or requests that such Grantor cause any registration, qualification or compliance under any Federal or state securities law or laws to be effected with respect to all or any part of the Pledged Equity Interest of its Subsidiaries, such Grantor as soon as practicable and at its expense will use its best efforts to cause such registration to be effected (and be kept effective) and will use its best efforts to cause such qualification and compliance to be effected (and be kept effective) as may be so requested and as would permit or facilitate the sale and distribution of such stock, including, without limitation, registration under the Securities Act of 1933, as then in effect (the “Securities Act”) (or any similar statute then in effect), appropriate qualifications under applicable blue sky or other state securities laws and appropriate compliance with any other governmental requirements, provided that the Administrative Agent shall furnish to such Grantor such information regarding the Administrative Agent as such Grantor may request in writing and as shall be required in connection with any such registration, qualification or compliance. The relevant Grantor will advise the Administrative Agent in writing as to the progress of each such registration, qualification or compliance and as to the completion thereof, will furnish to the Administrative Agent such number of prospectuses, offering circulars and other documents incident thereto as the Administrative Agent from time to time may reasonably request, and will indemnify the Administrative Agent and all others participating in the distribution of such Pledged Equity Interests against all claims, losses, damages or liabilities caused by any untrue statement (or alleged untrue statement) of a material fact contained therein (or in any related registration statement, notification or the like) or by any omission (or alleged omission) to state therein (or in any related registration statement, notification or the like) a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same may have been caused by an untrue statement or omission based upon information furnished in writing to such Grantor by the Administrative Agent expressly for use therein.

Section 19.11. Sale of Pledged Equity Interests in Connection with Enforcement. If at any time when the Administrative Agent shall determine to exercise its right to sell all or any part of the Pledged Equity Interests pursuant to Section 8.1, such Pledged Equity Interests or the part thereof to be sold shall not, for any reason whatsoever, be effectively registered under the Securities Act of 1933, as then in effect, the Administrative Agent may, in its sole and absolute discretion and to the fullest extent permitted by applicable law now or hereafter in effect, sell such Pledged Equity Interests or part thereof by private sale in such manner and under such circumstances as the Administrative Agent may deem necessary or advisable in order that such sale may legally be effected without such registration, provided that at least ten days’ notice of the time and place of any such sale shall be given to the relevant Grantor (which each Grantor acknowledges is reasonable notice). Without limiting the generality of the foregoing, in any such event the Administrative Agent, in its sole and absolute discretion, (a) may proceed to make such private sale notwithstanding that a registration statement for the purpose of registering such Pledged Equity Interests or part thereof shall have been filed under such Securities Act, (b) may approach and negotiate with a single possible purchaser to effect such sale and (c) may restrict such sale to a purchaser who will represent and agree that such purchaser is purchasing for its own account, for investment, and not with a view to the distribution or sale of such Pledged Equity Interests or part thereof. In the event of any such sale, the Administrative Agent shall incur no responsibility or liability to any Grantor for selling all or any part of the Pledged Equity Interests at a price which the Administrative Agent may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might be realized if the sale were deferred until the registration as aforesaid.

Section 19.12. Waiver. Each Grantor, to the extent permitted by applicable law, hereby irrevocably waives any and all provisions of each Organizational Document of each Subsidiary of such Grantor that (a) prohibit, restrict, condition or otherwise affect the grant hereunder of any Lien on any of the Collateral (or any enforcement action which may be taken in respect of any such Lien, including, without limitation, any foreclosure upon or subsequent disposition of such equity interest by the Administrative Agent or any Secured Creditor) or (b) otherwise conflict with the terms of this Agreement or any other Credit Document, any Bank Product Document or any Designated Hedge Document. In furtherance of the foregoing, each Grantor hereby agrees that, by its signature below, this Agreement shall constitute the consent of such Grantor under each Organizational Document of a Subsidiary of such Grantor (as applicable) to each of the transactions contemplated hereby (including, without limitation, any foreclosure upon or subsequent disposition of such equity interest by the Administrative Agent or any Secured Creditor), to the extent any such consent is required thereunder.

ARTICLE XX.

SPECIAL PROVISIONS CONCERNING INTELLECTUAL PROPERTY

Section 20.1. Intellectual Property. Each Grantor represents and warrants that: (i) it is the true and lawful owner or licensee of the Trademarks listed on the most recent Perfection Certificate delivered by such Grantor to the Administrative Agent and that said listed Trademarks constitute all the marks registered in the United States Patent and Trademark Office that such Grantor now owns or uses in connection with its business; (ii) it is the true and lawful owner or licensee of all rights in the Patents listed on the most recent Perfection Certificate delivered by such Grantor to the Administrative Agent and that said Patents constitute all the United States patents and applications for United States patents that such Grantor now owns or uses in connection with its business; and (iii) it is the true and lawful owner or licensee of all rights in the Copyright registrations listed on the most recent Perfection Certificate delivered by such Grantor to the Administrative Agent and that said Copyrights constitute all the registered United States copyrights that such Grantor now owns. Each Grantor further warrants that it is aware of no third-party claim that any aspect of such Grantor’s present or contemplated business operations infringes or will infringe any trademark, service mark, patent or copyright in a manner which could have a material adverse effect on the financial condition, business or property of such Grantor.

Section 20.2. Collateral Assignments; Further Assurances. Upon request of the Administrative Agent whenever made, any Grantor shall promptly execute and deliver to the Administrative Agent such Collateral Assignment Agreements as the Administrative Agent shall request in connection with such Grantor’s Intellectual Property. Each Grantor agrees that it will take such action, and deliver such documents or instruments, as the Administrative Agent shall request in connection with the preparation, filing or registration and enforcement of any Collateral Assignment Agreement.

Section 20.3. Licenses and Assignments. Each Grantor hereby agrees not to divest itself of any material right under or with respect to any Intellectual Property material to its business other than in the ordinary course of business or as expressly permitted pursuant to the Credit Agreement absent prior written approval of the Administrative Agent.

Section 20.4. Infringements. Each Grantor agrees, promptly upon learning thereof, to notify the Administrative Agent in writing of the name and address of, and to furnish such pertinent information that may be available with respect to, any party who may be infringing or otherwise violating any of such Grantor’s rights in and to any Intellectual Property that could reasonably be expected to have a material adverse effect on the financial condition, business or property of such Grantor taken as a whole (any such Intellectual Property, “Significant Intellectual Property”), or with respect to any party claiming that such Grantor’s use of any Significant Intellectual Property violates any property right of that party, to the extent that such infringement or violation could reasonably be expected to have a material adverse effect on the financial condition, business or property of such Grantor. Each Grantor further agrees, unless otherwise directed by the Administrative Agent, diligently to prosecute any person infringing any Significant Intellectual Property in a manner consistent with its past practice and in the ordinary course of business.

Section 20.5. Trademarks.

(a) Preservation of Trademarks. Each Grantor agrees to use or license the use of its Trademarks in interstate commerce during the time in which this Agreement is in effect, sufficiently to preserve such Trademarks as trademarks or service marks registered under the laws of the United States.

(b) Maintenance of Registration. Each Grantor shall, at its own expense, diligently process all documents required by the Trademark Act of 1946, 15 U.S.C. §§ 1051, et seq. to maintain trademark registration that the failure to so maintain could reasonably be expected to have a Material Adverse Effect, including but not limited to affidavits of use and applications for renewals of registration in the United States Patent and Trademark Office for all of its Trademarks pursuant to 15 U.S.C. §§ 1058(a), 1059 and 1065, and shall pay all fees and disbursements in connection therewith, and shall not abandon any such filing of affidavit of use or any such application of renewal prior to the exhaustion of all administrative and judicial remedies without prior written consent of the Administrative Agent, which consent shall not be unreasonably withheld.

(c) Future Registered Trademarks. If any mark registration issues hereafter to a Grantor as a result of any application now or hereafter pending before the United States Patent and Trademark Office, then, in accordance with Section 4.8(a) hereof, within ten Business Days of such issuance such Grantor shall deliver to the Administrative Agent an updated Perfection Certificate, together with a copy of evidence of such issuance, and a grant of security in such mark to the Administrative Agent, confirming the grant thereof hereunder, the form of such confirmatory grant to be in form and substance reasonably acceptable to the Administrative Agent.

Section 20.6. Patents.

(a) Maintenance of Patents. At its own expense, each Grantor shall make timely payment of all post-issuance fees required pursuant to 35 U.S.C. § 41 to maintain in force rights under each Patent.

(b) Prosecution of Patent Applications. At its own expense, each Grantor shall diligently prosecute all applications for United States patents, and shall not abandon any such application, except in favor of a continuation application based on such application, prior to exhaustion of all administrative and judicial remedies, absent written consent of the Administrative Agent, which consent shall not be unreasonably withheld.

Section 20.7. Other Patents and Copyrights. In accordance with Section 4.8(a) hereof, within ten Business Days of acquisition of a United States Patent or Copyright, or of filing of an application for a United States Patent or Copyright, the relevant Grantor shall deliver to the Administrative Agent an updated Perfection Certificate, together with a copy of said Patent or Copyright, as the case may be, with a grant of security as to such Patent or Copyright, as the case may be, confirming the grant thereof hereunder, the form of such confirmatory grant to be in form and substance reasonably acceptable to the Administrative Agent.

Section 20.8. Remedies Relating to Intellectual Property. If an Event of Default shall occur and be continuing, the Administrative Agent may, by written notice to the relevant Grantor, take any or all of the following actions: (i) declare the entire right, title and interest of such Grantor in and to each of the Copyrights, Patents and Trademarks, together with all trademark rights and rights of protection to the same, vested, in which event such rights, title and interest shall immediately vest, in the Administrative Agent for the benefit of the Secured Creditors, in which case such Grantor agrees to execute an assignment in form and substance reasonably satisfactory to the Administrative Agent, of all its rights, title and interest in and to the Copyrights, Patents and Trademarks to the Administrative Agent for the benefit of the Secured Creditors; (ii) take and practice or sell the Copyrights or Patents and take and use or sell the Trademarks and the goodwill of such Grantor’s business symbolized by the Trademarks and the right to carry on the business and use the assets of the Grantor in connection with which the Trademarks have been used; and (iii) direct such Grantor to refrain, in which event such Grantor shall refrain, from using the Copyrights, Patents and Trademarks in any manner whatsoever, directly or indirectly, and, if requested by the Administrative Agent, change such Grantor’s corporate name to eliminate therefrom any use of any mark and execute such other and further documents that the Administrative Agent may request in connection with such Grantor’s obligations under this Agreement and to transfer ownership of the Copyrights, Patents and Trademarks, and registrations and any pending trademark application, to the Administrative Agent for the benefit of the Secured Parties.

ARTICLE XXI.

REMEDIES UPON OCCURRENCE OF EVENT OF DEFAULT

Section 21.1. Remedies Generally; Obtaining of the Collateral. Each Grantor agrees that, if any Event of Default shall have occurred and be continuing, then and in every such case, subject to any mandatory requirements of applicable law then in effect, the Administrative Agent, in addition to any rights now or hereafter existing under applicable law, shall have all rights as a secured creditor under the UCC in all relevant jurisdictions and may exercise any or all of the following rights (all of which each Grantor hereby agrees is commercially reasonable to the fullest extent permitted under applicable law now or hereafter in effect):

(a) personally, or by agents’ attorneys or other authorized representatives, immediately retake possession of the Collateral or any part thereof from such Grantor or any other person who then has possession of any part thereof with or without notice or process of law, and for that purpose may enter upon such Grantor’s or such other person’s premises where any of the Collateral is located and remove the same and use in connection with such removal any and all services, supplies, aids and other facilities of such Grantor;

(b) instruct the obligor or obligors on any Account, agreement, instrument or other obligation (including, without limitation, Account Debtors) constituting the Collateral to make any payment required by the terms of such Account, agreement, instrument or other obligation directly to the Administrative Agent and/or directly to a lockbox under the sole dominion and control of the Administrative Agent or to the Collateral Concentration Account;

(c) sell, assign or otherwise liquidate, or direct such Grantor to sell, assign or otherwise liquidate, any or all of the Collateral or any part thereof, and take possession of the proceeds of any such sale or liquidation;

(d) issue a Notice of Exclusive Control with respect to any or all of the Collateral Accounts and issue Entitlement Orders or instructions with respect thereto;

(e) withdraw any or all monies, securities and/or instruments in the Collateral Concentration Account or any Collateral Account for application to the Secured Obligations in accordance with Section 8.5 hereof;

(f) pay and discharge taxes, Liens or claims on or against any of the Collateral;

(g) pay, perform or satisfy, or cause to be paid, performed or satisfied, for the benefit of any Grantor, any of the obligations, terms, covenants, provisions or conditions to be paid, observed, performed or satisfied by such Grantor under any contract, agreement or instrument relating to its Collateral, all in accordance with the terms, covenants, provisions and conditions thereof, as and to the extent that such Grantor fails or refuses to perform or satisfy the same;

(h) enter into any extension of, or any other agreement in any way relating to, any of the Collateral;

(i) make any compromise or settlement the Administrative Agent deems desirable or necessary with respect to any of the Collateral; and/or

(j) take possession of the Collateral or any part thereof, by directing such Grantor or any other person in possession thereof in writing to deliver the same to the Administrative Agent at any place or places designated by the Administrative Agent, in which event such Grantor shall at its own expense:

(i) forthwith cause the same to be moved to the place or places so designated by the Administrative Agent and delivered to the Administrative Agent,

(ii) store and keep any Collateral so delivered to the Administrative Agent at such place or places pending further action by the Administrative Agent as provided in Section 8.2, and

(iii) while the Collateral shall be so stored and kept, provide such guards and maintenance services as shall be necessary to protect the same and to preserve and maintain them in substantially the same condition prior to such action;

it being understood that such Grantor’s obligation so to deliver the Collateral is of the essence of this Agreement and that, accordingly, upon application to a court of equity having jurisdiction, the Administrative Agent shall be entitled to a decree requiring specific performance by such Grantor of said obligation.

Section 21.2. Disposition of the Collateral. Upon the occurrence and continuance of an Event of Default, any Collateral repossessed by the Administrative Agent under or pursuant to Section 8.1 and any other Collateral whether or not so repossessed by the Administrative Agent, may be sold, assigned, leased or otherwise disposed of under one or more contracts or as an entirety, and without the necessity of gathering at the place of sale of the property to be sold, and in general in such manner, at such time or times, at such place or places and on such terms as the Administrative Agent may, in compliance with any mandatory requirements of applicable law, determine to be commercially reasonable. Any of the Collateral may be sold, leased or otherwise disposed of, in the condition in which the same existed when taken by the Administrative Agent or after any overhaul or repair which the Administrative Agent shall determine to be commercially reasonable. Except in the case of any Collateral that is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, (i) in the case of any such disposition which shall be a private sale or other private proceedings permitted by such requirements, such sale shall be made upon not less than ten days’ written notice to such Grantor (which such Grantor acknowledges is reasonable notice) specifying the time at which such disposition is to be made and the intended sale price or other consideration therefor, and shall be subject, for the ten days after the giving of such notice, to the right of the relevant Grantor or any nominee of the relevant Grantor to acquire the Collateral involved at a price or for such other consideration at least equal to the intended sale price or other consideration so specified, and (ii) in the case of any such disposition which shall be a public sale permitted by such requirements, such sale shall be made upon not less than ten days’ written notice to the relevant Grantor specifying the time and place of such sale and, in the absence of applicable requirements of law, shall be by public auction (which may, at the Administrative Agent’s sole option, be subject to reserve), after publication of notice of such auction not less than ten days prior thereto in two newspapers in general circulation in the city where such Collateral is located. To the extent permitted by any such requirement of law, the Administrative Agent on behalf of the Secured Creditors (or certain of them) may bid for and become the purchaser (by bidding in Secured Obligations or otherwise) of the Collateral or any item thereof offered for sale in accordance with this Section without accountability to the relevant Grantor (except to the extent of surplus money received as provided in Section 8.5). Unless so obligated under mandatory requirements of applicable law, the Administrative Agent shall not be required to make disposition of the Collateral within a period of time which does not permit the giving of notice to the Grantor as hereinabove specified. The Administrative Agent need give the relevant Grantor only such notice of disposition as the Administrative Agent shall deem to be reasonably practicable in view of such mandatory requirements of applicable law.

Section 21.3. Grant of License to Use Intellectual Property. For the purpose of enabling the Administrative Agent to exercise rights and remedies under this Article VIII at such time as the Administrative Agent shall be lawfully entitled to exercise such rights and remedies and for no other purpose, each Grantor hereby grants to the Administrative Agent an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to the Grantor) to use, assign or sublicense any of the Intellectual Property of such Grantor, now owned or hereafter acquired by such Grantor, and wherever the same may be located, including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof.

Section 21.4. Waiver of Claims. Except as otherwise provided in this Agreement, EACH GRANTOR HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, NOTICE AND JUDICIAL HEARING IN CONNECTION WITH THE ADMINISTRATIVE AGENT’S TAKING POSSESSION OR THE ADMINISTRATIVE AGENT’S DISPOSITION OF ANY OF THE COLLATERAL, INCLUDING, WITHOUT LIMITATION, ANY AND ALL PRIOR NOTICE AND HEARING FOR ANY PREJUDGMENT REMEDY OR REMEDIES AND ANY SUCH RIGHT WHICH THE GRANTOR WOULD OTHERWISE HAVE UNDER THE CONSTITUTION OR ANY STATUTE OF THE UNITED STATES OR OF ANY STATE, and each Grantor hereby further waives, to the extent permitted by law: (i) all damages occasioned by such taking of possession except any damages which are the direct result of the Administrative Agent’s gross negligence or willful misconduct; (ii) all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Administrative Agent’s rights hereunder; and (iii) all rights of redemption, appraisement, valuation, stay, extension or moratorium now or hereafter in force under any applicable law in order to prevent or delay the enforcement of this Agreement or the absolute sale of the Collateral or any portion thereof, and each Grantor, for itself and all who may claim under it, insofar as it or they now or hereafter lawfully may, hereby waives the benefit of all such laws to the fullest extent permitted by applicable law now or hereafter in effect. Any sale of, or the grant of options to purchase, or any other realization upon, any Collateral shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of the relevant Grantor therein and thereto, and shall be a perpetual bar both at law and in equity against the relevant Grantor and against any and all persons claiming or attempting to claim the Collateral so sold, optioned or realized upon, or any part thereof, from, through and under the relevant Grantor.

Section 21.5. Application of Proceeds. All Collateral and proceeds of Collateral obtained and realized by the Administrative Agent in connection with the enforcement of this Agreement pursuant to this Article VIII shall be applied as follows:

(i) first, to the payment to the Administrative Agent, for application to the Secured Obligations as provided in Section 10.3 of the Credit Agreement; and

(ii) second, to the extent remaining after the application pursuant to the preceding clause (i) and following the termination of this Agreement pursuant to Section 9.9 hereof, to the relevant Grantor or to whomever may be lawfully entitled to receive such payment.

Section 21.6. Remedies Cumulative, etc. Each and every right, power and remedy hereby specifically given to the Administrative Agent shall be in addition to every other right, power and remedy specifically given under this Agreement, any Bank Product Document, any Designated Hedge Agreement, or the other Credit Documents or now or hereafter existing at law or in equity, or by statute and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time or simultaneously and as often and in such order as may be deemed expedient by the Administrative Agent. All such rights, powers and remedies shall be cumulative and the exercise or the beginning of exercise of one shall not be deemed a waiver of the right to exercise any other or others. No delay or omission of the Administrative Agent in the exercise of any such right, power or remedy, or partial or single exercise thereof, and no renewal or extension of any of the Secured Obligations, shall impair or constitute a waiver of any such right, power or remedy or shall be construed to be a waiver of any Default or Event of Default or an acquiescence therein. No notice to or demand on any Grantor in any case shall entitle it to any other or further notice or demand in similar or other circumstances or constitute a waiver of any of the rights of the Administrative Agent to any other or further action in any circumstances without notice or demand. In the event that the Administrative Agent shall bring any suit to enforce any of its rights hereunder and shall be entitled to judgment, then in such suit the Administrative Agent may recover reasonable, actual expenses, including attorneys’ fees, and the amounts thereof shall be included in such judgment.

Section 21.7. Discontinuance of Proceedings. In case the Administrative Agent shall have instituted any proceeding to enforce any right, power or remedy under this Agreement by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Administrative Agent, then and in every such case the relevant Grantor, the Administrative Agent and each holder of any of the Secured Obligations shall be restored to their former positions and rights hereunder with respect to the Collateral subject to the security interest created under this Agreement, and all rights, remedies and powers of the Administrative Agent shall continue as if no such proceeding had been instituted.

Section 21.8. Purchasers of Collateral. Upon any sale of any of the Collateral by the Administrative Agent hereunder (whether by virtue of the power of sale herein granted, pursuant to judicial process or otherwise), the receipt of the Administrative Agent or the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold, and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Administrative Agent or such officer or be answerable in any way for the misapplication or nonapplication thereof.

ARTICLE XXII.

MISCELLANEOUS

Section 22.1. Notices. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing, sent by telecopier, mailed or delivered, (i) if to the Borrower, at its address specified in or pursuant to the Credit Agreement, (ii) if to any Subsidiary Grantor, to it c/o the Borrower at its address specified in or pursuant to the Credit Agreement, (iii) if to the Administrative Agent, to it at its address specified in or pursuant to the Credit Agreement, (iv) if to any Lender, at its address specified in or pursuant to the Credit Agreement, and (v) if to any Designated Hedge Creditor or Bank Product Creditor, at such address as such Designated Hedge Creditor or Bank Product Creditor shall have specified in writing to each Grantor and the Administrative Agent; or in any case at such other address as any of the persons listed above may hereafter notify the others in writing. All such notices and communications shall be mailed, telecopied, sent by overnight courier or delivered, and shall be effective when received.

Section 22.2. Entire Agreement. This Agreement and the other Credit Documents represent the final agreement among the parties with respect to the subject matter hereof and thereof, supersede any and all prior agreements and understandings, oral or written, relating to the subject matter hereof and thereof, and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements among the parties. There are no unwritten oral agreements among the parties.

Section 22.3. Obligations Absolute. The obligations of each Grantor under this Agreement shall be absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, other than indefeasible payment in full of, and complete performance of, all of the Secured Obligations, including, without limitation:

(a) any renewal, extension, amendment or modification of, or addition or supplement to or deletion from other Credit Documents, any Bank Product Document or any Designated Hedge Document, or any other instrument or agreement referred to therein, or any assignment or transfer of any thereof;

(b) any waiver, consent, extension, indulgence or other action or inaction under or in respect of any such agreement or instrument or this Agreement except as expressly provided in such renewal, extension, amendment, modification, addition, supplement, assignment or transfer;

(c) any furnishing of any additional security to the Administrative Agent or its assignee or any acceptance thereof or any release of any security by the Administrative Agent or its assignee;

(d) any limitation on any person’s liability or obligations under any such instrument or agreement or any invalidity or unenforceability, in whole or in part, of any such instrument or agreement or any term thereof;

(e) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to a Grantor or any Subsidiary of a Grantor, or any action taken with respect to this Agreement by any trustee or receiver, or by any court, in any such proceeding, whether or not a Grantor shall have notice or knowledge of any of the foregoing; or

(f) to the fullest extent permitted by applicable law now or hereafter in effect, any other event or circumstance which, but for this provision, might release or discharge a guarantor or other surety from its obligations as such.

Section 22.4. Successors and Assigns. This Agreement shall be binding upon each Grantor and its successors and assigns and shall inure to the benefit of the Administrative Agent and each other Secured Creditor and their respective successors and assigns, provided that no Grantor may transfer or assign any or all of its rights or obligations hereunder without the prior written consent of the Administrative Agent. All agreements, statements, representations and warranties made by each Grantor herein or in any certificate or other instrument delivered by such Grantor or on its behalf under this Agreement shall be considered to have been relied upon by the Secured Creditors and shall survive the execution and delivery of this Agreement, the other Credit Documents, the Bank Product Documents and any Designated Hedge Document regardless of any investigation made by the Secured Creditors on their behalf.

Section 22.5. Headings Descriptive. The headings of the several Sections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

Section 22.6. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 22.7. Enforcement Expenses, etc. The Grantors hereby jointly and severally agree to pay, to the extent not paid pursuant to Section 13.1 of the Credit Agreement, all reasonable, actual out-of-pocket costs and expenses of the Administrative Agent and each other Secured Creditor in connection with the enforcement of this Agreement, the preservation of the Collateral, the perfection of the Security Interest, and any amendment, waiver or consent relating hereto (including, without limitation, the reasonable fees and disbursements of counsel employed by the Administrative Agent or any of the other Secured Creditors).

Section 22.8. Release of Portions of Collateral.

(a) So long as no Event of Default is in existence or would exist after the application of proceeds as provided below, the Administrative Agent shall, at the request and sole cost and expense of a Grantor, take reasonable actions to release any or all of the Collateral of such Grantor, provided that (x) such release is permitted by the terms of the Credit Agreement (it being agreed for such purposes that a release will be deemed “permitted by the terms of the Credit Agreement” if the proposed transaction constitutes an exception contained in Section 9.2(iii) of the Credit Agreement) or otherwise has been approved in writing by the Required Lenders (or, to the extent required by Section 13.11 of the Credit Agreement, all of the Lenders, or all of the Lenders (other than any Defaulting Lender), as applicable) and (y) the proceeds of such Collateral are to be applied as required pursuant to the Credit Agreement or any consent or waiver entered into with respect thereto.

(b) At any time that a Grantor desires that the Administrative Agent take any action to give effect to any release of Collateral pursuant to the foregoing Section 9.8(a), it shall deliver to the Administrative Agent a certificate signed by a principal executive officer stating that the release of the respective Collateral is permitted pursuant to Section 9.8(a). In the event that any part of the Collateral is released as provided in Section 9.8(a), the Administrative Agent, at the request and sole cost and expense of a Grantor, will take reasonable actions to duly release such Collateral and assign, transfer and deliver to such Grantor (without recourse and without any representation or warranty) such of the Collateral as is then being (or has been) so sold and as may be in the possession of the Administrative Agent and has not theretofore been released pursuant to this Agreement. The Administrative Agent shall have no liability whatsoever to any Secured Creditor as the result of any release of Collateral by it as permitted by this Section 9.8.

Section 22.9. Termination. After the termination of all of the Commitments and all other Credit Documents, all Designated Hedge Documents and all Bank Product Documents, when no Note or Letter of Credit is outstanding and when all Loans and other Secured Obligations (other than unasserted indemnity obligations) have been indefeasible paid in full in cash, this Agreement shall terminate, and the Administrative Agent, at the request and sole cost and expense of the Grantors, will take reasonable actions to execute and deliver to the relevant Grantor a proper instrument or instruments (including UCC termination statements on form UCC-3) acknowledging the satisfaction and termination of this Agreement, and will duly assign, transfer and deliver to the relevant Grantor (without recourse and without any representation or warranty) such of the Collateral as may be in the possession of the Administrative Agent and as has not theretofore been sold or otherwise applied or released pursuant to this Agreement.

Section 22.10. Administrative Agent. The Administrative Agent will hold in accordance with this Agreement all items of the Collateral at any time received under this Agreement. The acceptance by the Administrative Agent of this Agreement, with all the rights, powers, privileges and authority so created, shall not at any time or in any event obligate the Administrative Agent to appear in or defend any action or proceeding relating to the Collateral to which it is not a party, or to take any action hereunder or thereunder, or to expend any money or incur any expenses or perform or discharge any obligation, duty or liability under the Collateral. By accepting the benefits of this Agreement, each Secured Creditor acknowledges and agrees that the rights and obligations of the Administrative Agent shall be as set forth in Article XI of the Credit Agreement. Notwithstanding anything to the contrary contained in Section 9.3 of this Agreement or Section 13.11 of the Credit Agreement, this Section 9.10, and the duties and obligations of the Administrative Agent set forth in this Section 9.10, may not be amended or modified without the consent of the Administrative Agent.

Section 22.11. Only Administrative Agent to Enforce on Behalf of Secured Creditors. The Secured Creditors agree by their acceptance of the benefits hereof that this Agreement may be enforced on their behalf only by the action of the Administrative Agent, acting upon the instructions of the Required Lenders (or, after all Credit Document Obligations have been paid in full, instructions of the holders of greater than 50% of the outstanding Designated Hedge Obligations) and that no other Secured Creditor shall have any right individually to seek to enforce or to enforce this Agreement or to realize upon the security to be granted hereby, it being understood and agreed that such rights and remedies may be exercised by the Administrative Agent, for the benefit of the Secured Creditors, upon the terms of this Agreement.

Section 22.12. Other Creditors, etc. Not Third Party Beneficiaries. No creditor of any Grantor or any of its Affiliates, or other person claiming by, through or under any Grantor or any of its Affiliates, other than the Administrative Agent and the other Secured Creditors, and their respective successors and assigns, shall be a beneficiary or third-party beneficiary of this Agreement or otherwise shall derive any right or benefit herefrom.

Section 22.13. Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, including via facsimile transmission or other electronic transmission capable of authentication, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same agreement. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Administrative Agent.

Section 22.14. Amendments; Additional Grantors. No amendment or waiver of any provision of this Agreement and no consent to any departure by any Grantor shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent acting at the direction of the requisite number of Lenders, if any, required pursuant to Section 13.11 of the Credit Agreement, and the applicable Grantor or Grantors, as the case may be, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Upon the execution and delivery by any Person of a Security Agreement Joinder, (a) such Person shall be referred to as an “Additional Grantor” and shall become and be a Grantor hereunder, and each reference in this Agreement to a “Grantor” shall also mean and be a reference to such Additional Grantor, and each reference in any other Credit Document to a “Grantor” shall also mean and be a reference to such Additional Grantor, and (b) each reference herein to “this Agreement,” “hereunder,” “hereof” or words of like import referring to this Agreement, and each reference in any other Credit Document to the “Security Agreement,” “thereunder,” “thereof” or words of like import referring to this Agreement, shall mean and be a reference to this Agreement as supplemented by such Security Agreement Joinder.

Section 22.15. Effectiveness. This Agreement shall be effective as to any Grantor upon its execution and delivery to the Administrative Agent of a counterpart of this Agreement manually executed on behalf of such Grantor, regardless of the date of this Agreement or the date this Agreement is executed and delivered by any other party hereto.

Section 22.16. Full Recourse Obligations; Effect of Fraudulent Transfer Laws. It is the desire and intent of each Grantor, the Administrative Agent and the other Secured Creditors that this Agreement shall be enforced as a full recourse obligation of each Grantor to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. If and to the extent that the obligations of any Grantor under this Agreement would, in the absence of this sentence, be adjudicated to be invalid or unenforceable because of any applicable state or federal law relating to fraudulent conveyances or transfers, then the amount of such Grantor liability hereunder in respect of the Secured Obligations shall be deemed to be reduced ab initio to that maximum amount that would be permitted without causing such Grantor’s obligations hereunder to be so invalidated.

Section 22.17. Governing Law; Venue; Waiver of Jury Trial.

(a) THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE THAT WOULD CAUSE THE APPLICATION OF THE DOMESTIC SUBSTANTIVE LAWS OF ANY OTHER STATE). TO THE FULLEST EXTENT PERMITTED BY LAW, EACH GRANTOR HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK GOVERNS THIS AGREEMENT OR ANY OF THE OTHER CREDIT DOCUMENTS. EACH GRANTOR IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL

COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER CREDIT DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT OR ANY OTHER SECURED CREDITOR MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT AGAINST ANY GRANTOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(b) EACH GRANTOR IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (A) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(c) EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

(d) EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 13.4 OF THE CREDIT AGREEMENT. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

Section 22.18. Joint and Several Obligations. Each Grantor agrees that it is jointly and severally liable for the prompt payment and performance of, all obligations hereunder, all Secured Obligations and all agreements under the Credit Documents, the Designed Hedged Documents and the Bank Product Documents.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

GRANTORS:

AMERICAN DENTAL PARTNERS, INC.

By:
Name:	Ian H. Brock
Title:	Vice President, Planning and Investment

ADP OF NEW YORK, LLC

By:
Name:	Ian H. Brock
Title:	Vice President

AMERICAN DENTAL PARTNERS OF ALABAMA, LLC

By:
Name:	Ian H. Brock
Title:	Vice President

AMERICAN DENTAL PARTNERS OF CALIFORNIA, INC.

By:
Name:	Ian H. Brock
Title:	Vice President

GRANTORS (Cont’d):

AMERICAN DENTAL PARTNERS OF FLORIDA, LLC

By:
Name:	Ian H. Brock
Title:	Vice President

AMERICAN DENTAL PARTNERS OF LOUISIANA, LLC

By:
Name:	Ian H. Brock
Title:	Vice President

AMERICAN DENTAL PARTNERS OF MARYLAND, LLC

By:
Name:	Ian H. Brock
Title:	Vice President

AMERICAN DENTAL PARTNERS OF MICHIGAN, LLC

By:
Name:	Ian H. Brock
Title:	Vice President

AMERICAN DENTAL PARTNERS OF MISSOURI, LLC

By:
Name:	Ian H. Brock
Title:	Vice President

GRANTORS (Cont’d):

AMERICAN DENTAL PARTNERS OF NORTH CAROLINA, LLC

By:
Name:	Ian H. Brock
Title:	Vice President

AMERICAN DENTAL PARTNERS OF OKLAHOMA, LLC

By:
Name:	Ian H. Brock
Title:	Vice President

AMERICAN DENTAL PARTNERS OF PENNSYLVANIA, LLC

By:
Name:	Ian H. Brock
Title:	Vice President

AMERICAN DENTAL PARTNERS OF TENNESSEE, LLC

By:
Name:	Ian H. Brock
Title:	Vice President

AMERICAN DENTAL PROFESSIONAL SERVICES, LLC

By:
Name:	Breht T. Feigh
Title:	Vice President

GRANTORS (Cont’d):

APPLE PARK ASSOCIATES, INC.

By:
Name:	Ian H. Brock
Title:	Vice President

AMERICAN DENTAL PARTNERS OF ARIZONA, LLC

By:
Name:	Ian H. Brock
Title:	Vice President

AMERICAN DENTAL PARTNERS OF WISCONSIN, LLC

By:
Name:	Ian H. Brock
Title:	Vice President

AMERICAN DENTAL PARTNERS OF TEXAS, LLC

By:
Name:	Ian H. Brock
Title:	Vice President

VOSS DENTAL LAB, INC.

By:
Name:	Ian H. Brock
Title:	Vice President

GRANTORS (Cont’d):

ADP-CFK, LLC

By:
Name:	Ian H. Brock
Title:	Vice President

CARE FOR KIDS—USA, LLC

By:
Name:	Ian H. Brock
Title:	Vice President

CARE FOR KIDS OF ARIZONA, LLC

By:
Name:	Ian H. Brock
Title:	Vice President

AMERICAN DENTAL PARTNERS OF MINNESOTA, LLC

By:
Name:	Ian H. Brock
Title:	Vice President

ZETASYS, LLC

By:
Name:	Ian H. Brock
Title:	Vice President

CFK OF TEXAS, LLC

By:
Name:	Ian H. Brock
Title:	Vice President

GRANTORS (Cont’d):

FOCUS PRACTICE CONSULTANTS, LLC

By:
Name:	Ian H. Brock
Title:	Vice President

Accepted by:

BANK OF AMERICA, N.A., as Administrative Agent

By:
Name:
Title:

SCHEDULE 1

Pledged Collateral

I.	Equity Interests

Grantor	Issuer and Type of Organization	Certificate Number	Percent of Equity Interest Owned	Percent of Equity Interest Pledged

II.	Instruments

Grantor	Obligor	Amount of Instrument	Date of Instrument

EXHIBIT D

FORM OF ASSIGNMENT AGREEMENT

Date:             , 20

This Assignment Agreement (this “Assignment Agreement”) is dated as of the Effective Date set forth below and is entered into by and between [the][each]1 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each]2 Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]3 hereunder are several and not joint.]4 Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment Agreement as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below (including, without limitation, the Letters of Credit and the Swing Loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment Agreement, without representation or warranty by [the][any] Assignor.

1.	Assignor[s]:

[1]

For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.

[2]

For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.

[3]	Select as appropriate.
[4]	Include bracketed language if there are either multiple Assignors or multiple Assignees.

2. Assignee[s]:

[for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]]

3. Borrower:	American Dental Partners, Inc.

4. Administrative Agent:	Bank of America, N.A., as the administrative agent under the Credit Agreement.

5. Credit Agreement:	The Credit Agreement, dated as of May 7, 2010 (as may be amended, modified, supplemented or amended and restated from time to time, the “Credit Agreement”), among the Borrower, the lending institutions from time to time party thereto (the “Lenders”), Bank of America, N.A., as administrative agent (in such capacity, the “Administrative Agent”), and as the Letter of Credit Issuer and the Swing Line Lender; Banc of America Securities LLC, RBS Securities Inc., and KeyBank National Association, as co-lead arrangers and co-book managers (collectively, in such capacities, the “Co-Lead Arrangers”); Wells Fargo Bank, National Association and TD Securities (USA) LLC, as co-documentation agents (collectively, in such capacity, the “Co-Documentation Agents”); and RBS Citizens, N.A. and KeyBank National Association, as co-syndication agents (collectively, in such capacity, the “Syndication Agents”).

6.	Assigned Interest:

Assignor[s][5]	Assignee[s][6]	Facility Assigned[7]	Aggregate Amount of Commitment/ Loans for all Lenders[8]	Amount of Commitment/ Loans Assigned	Percentage Assigned of Commitment/ Loans[9]		CUSIP Number

			$	$		%

			$	$		%

			$	$		%

[5]	List each Assignor, as appropriate.
[6]	List each Assignee, as appropriate.
[7]

Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g. “Revolving Credit Commitment”, “Term A Commitment”, etc.).

[8]

Amounts in this column and in the column immediately to the right to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

[9]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

[7.	Trade Date: ][10]

Effective Date:             , 20     [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment Agreement are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE
[NAME OF ASSIGNEE]

By:
Title:

[10]	To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

[Consented to and Accepted:

BANK OF AMERICA, N.A., as Administrative Agent, Letter of Credit Issuer

By:
Name:
Title:

AMERICAN DENTAL PARTNERS, INC., as the Borrower

By:
Name:
Title:][11]

[11]	To be added only if the consent of the Borrower and/or other parties is required by the terms of the Credit Agreement.

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AGREEMENT

1. Representations and Warranties.

1.1 Assignor. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][[the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment Agreement and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignee. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment Agreement and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 13.5(b)(iii), (v) and (vi) of the Credit Agreement (subject to such consents, if any, as may be required under Section 13.5(b)(iii) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by [the][such] Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the][such] Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 8.1 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment Agreement and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment Agreement and to purchase [the][such] Assigned Interest, and (vii) if it is not a United States Person, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions. This Assignment Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment Agreement may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment Agreement. This Assignment Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

EXHIBIT E

FORM OF COMPLIANCE CERTIFICATE

Financial Statement Date:                     ,

To:	Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of May 7, 2010 (as may be amended, modified, supplemented or amended and restated from time to time, the “Credit Agreement;” the terms defined therein being used herein as therein defined), among American Dental Partners, Inc. (the “Borrower”), the lending institutions from time to time party thereto (the “Lenders”), Bank of America, N.A., as administrative agent (in such capacity, the “Administrative Agent”), and as the Letter of Credit Issuer and the Swing Line Lender; Banc of America Securities LLC, RBS Securities Inc., and KeyBank National Association, as co-lead arrangers and co-book managers (collectively, in such capacities, the “Co-Lead Arrangers”); Wells Fargo Bank, National Association and TD Securities (USA) LLC, as co-documentation agents (collectively, in such capacity, the “Co-Documentation Agents”); and RBS Citizens, N.A. and KeyBank National Association, as co-syndication agents (collectively, in such capacity, the “Syndication Agents”).

The undersigned Authorized Officer12 hereby certifies as of the date hereof that he/she is the                                                           of the Borrower and that, as such, he/she is authorized to execute and deliver this Compliance Certificate to the Administrative Agent on the behalf of the Borrower, and that:

[Use following paragraph 1 for fiscal year-end financial statements]

1. The Borrower has delivered (i) the year-end audited financial statements required by Section 8.1(a) of the Credit Agreement for the fiscal year of the Borrower ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section and (ii) the consolidating (by region) balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year and the related consolidating (by region) statements of income or operations, shareholders’ equity and cash flows for such fiscal year. Such consolidating statements are fairly stated in all material respects when considered in relation to the consolidated financial statements of the Borrower and its Subsidiaries.

[Use following paragraph 1 for fiscal quarter-end financial statements]

1. The Borrower has delivered the unaudited financial statements required by Section 8.1(b) of the Credit Agreement for the fiscal quarter of the Borrower ended as of the above date. Such consolidated financial statements fairly present the financial condition, results of operations and cash flows of the Borrower and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes and such consolidating financial statements are fairly stated in all material respects when considered in relation to the consolidated financial statements of the Borrower and its Subsidiaries.

[12]	This certificate should be from the chief executive officer or treasurer of the Borrower.

2. I am familiar with the terms of the Credit Agreement and the other Credit Documents, and I have made, or have caused to be made under my supervision, a review in reasonable detail of the transactions and conditions of the Borrower and its Subsidiaries during the accounting period covered by the attached financial statements.

3. The review described in paragraph (2) above did not disclose, and I have no knowledge of, the existence of any condition or event that constitutes or constituted a Default or Event of Default at the end of the accounting period covered by the attached financial statements or as of the date of this Compliance Certificate.

4. The representations and warranties of the Borrower and the other Credit Parties contained in Article VII of the Credit Agreement and all representations and warranties of any Loan Party that are contained in any document furnished at any time under or in connection with the Loan Documents, are true and correct in all material respects on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Compliance Certificate, the representations and warranties contained in subsections (a)(i) and (a)(ii) of Section 7.7 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 8.1 of the Credit Agreement, including the statements in connection with which this Compliance Certificate is delivered.

5. Attached hereto as Annex I are (i) the calculations required to establish compliance with the provisions of Section 9.7 of Credit Agreement, (ii) evidence of pro forma compliance with the financial covenants set forth in Section 9.7 of the Credit Agreement with respect to each Share Repurchase made during the period financial quarter for which such certificate is being delivered as though such Share Repurchases had occurred at the beginning of such fiscal quarter and (iii) evidence of pro forma compliance with the financial covenants set forth in Section 9.7 with respect to each Capital Distribution made during the period financial quarter for which such certificate is being delivered as though such Capital Distributions had been made at the beginning of such fiscal quarter.

Very truly yours,

AMERICAN DENTAL PARTNERS, INC.

By:
Name:
Title:

ANNEX I

[Form to be agreed to by Administrative Agent and Borrower]

EXHIBIT F

FORM OF

MANAGEMENT SERVICES AGREEMENT

Please see attached

Please see Management Services Agreements, as in effect on the

Closing Date and set forth on Schedule 7.21 of the Credit Agreement

Schedule 1

Lenders and Commitments

Lender	Revolving Commitment	Revolving Facility Percentage as of the Closing Date	Term Commitment	Percentage of Term Commitment
BANK OF AMERICA, N.A.	$18,555,556	18.555556000%	$14,844,444	18.555555000%
KEYBANK NATIONAL ASSOCIATION	$18,500,000	18.500000000%	$14,800,000	18.500000000%
RBS CITIZENS, N.A.	$18,500,000	18.500000000%	$14,800,000	18.500000000%
WELLS FARGO BANK, NATIONAL ASSOCIATION	$13,888,889	13.888889000%	$11,111,111	13.888888750%
TORONTO DOMINION (NEW YORK) LLC	$13,888,889	13.888889000%	$11,111,111	13.888888750%
UNION BANK, N.A.	$8,333,333	8.333333000%	$6,666,667	8.333333750%
REGIONS BANK	$8,333,333	8.333333000%	$6,666,667	8.333333750%

Total:	$100,000,000	100.000000000%	$80,000,000	100.000000000%

Schedule 2

Subsidiary Guarantors

Guarantor	Type of Organization	Jurisdiction of Organization/ Formation

ADP-CFK, LLC	Limited Liability Company	Delaware
ADP of New York, LLC	Limited Liability Company	Delaware
American Dental Partners of Alabama, LLC	Limited Liability Company	Delaware
American Dental Partners of Arizona, LLC	Limited Liability Company	Delaware
American Dental Partners of California, Inc.	Corporation	Delaware
American Dental Partners of Florida, LLC	Limited Liability Company	Delaware
American Dental Partners of Louisiana, LLC	Limited Liability Company	Delaware
American Dental Partners of Maryland, LLC	Limited Liability Company	Delaware
American Dental Partners of Michigan, LLC	Limited Liability Company	Delaware
American Dental Partners of Minnesota, LLC	Limited Liability Company	Delaware
American Dental Partners of Missouri, LLC	Limited Liability Company	Delaware
American Dental Partners of North Carolina, LLC	Limited Liability Company	Delaware
American Dental Partners of Oklahoma, LLC	Limited Liability Company	Delaware
American Dental Partners of Pennsylvania, LLC	Limited Liability Company	Delaware
American Dental Partners of Tennessee, LLC	Limited Liability Company	Delaware
American Dental Partners of Texas, LLC	Limited Liability Company	Delaware
American Dental Partners of Wisconsin, LLC	Limited Liability Company	Delaware
American Dental Professional Services, LLC	Limited Liability Company	Delaware
Apple Park Associates, Inc.	Corporation	Delaware
Care for Kids – USA, LLC	Limited Liability Company	Delaware
Care for Kids of Arizona, LLC	Limited Liability Company	Delaware
CFK of Texas, LLC	Limited Liability Company	Delaware
Focus Practice Consultants, LLC	Limited Liability Company	Delaware
Voss Dental Lab, Inc.	Corporation	New York
ZetaSys, LLC	Limited Liability Company	Delaware

Schedule 3

Existing Letters of Credit

Applicant	Letter of Credit No.	Issuance Date	Expiry Date	Beneficiary	Amount
American Dental Partners, Inc.	S308052000A	12/23/03	12/23/10	Safety National Casualty Corporation	$650,000
American Dental Partners, Inc.	S312214000B	1/2/07	1/2/11	Commissioner of Insurance—State of Vermont	$250,000
American Dental Partners, Inc.	S320787000A	1/12/10	1/12/11	PENNS	$725,000
American Dental Partners, Inc.	S320788000A	1/12/10	1/12/11	Continental Casualty Company	$287,291

Schedule 4

Scheduled Subsidiaries

[Schedule 4 appears on the following page]

American Dental Partners, Inc.

Schedule 4

Scheduled Subsidiaries

GL Location Code (Prop. ID)		New Name	Address	City	State	Zip	Phone Number	Rentable Square Feet	Landlord	Address	City	State	Zip

Care for Kids of Arizona, LLC (d/b/a Arizona's Tooth Doctor)
1	ATD 03001	Phoenix - Central	7006 S. Central Ave.	Phoenix	AZ	85042	602-276-1029	8,983	Erickson Investment Limited Partnership	3616 E. Tremaine Court	Gilbert	AZ	85234
2	ATD 03004	Mesa - Gilbert	944 N. Gilbert Ave.	Mesa	AZ	85203	480-833-4180	9,200	Eagle Discovery, LLC	629 Via Dell Monte	Balos Verdes	CA	90274
3	ATD 03003	Mesa - University	829 E. University Ave.	Mesa	AZ	85203	480-655-8687	5,520	Eastern Arizona Properties, LLC	3616 E. Tremaine Court	Gilbert	AZ	85234
4	ATD 03005	Globe - 6th Street	410 S. 6th Street	Globe	AZ	85501	928-425-0972	1,200	Eastern Arizona Properties, LLC	3616 E. Tremaine Court	Gilbert	AZ	85234
5	ATD 03000	ATD - Resource	3301 East Thomas Road	Phoenix	AZ	85018	602-956-4411	2,800	Mr. James A. Fauci	2832 North 32nd Place	Phoenix	AZ	85008
6	ATD 03006	Phoenix - Thomas	3311 East Thomas Road	Phoenix	AZ	85018	602-956-3363	3,000	Mr. James A. Fauci	2832 North 32nd Place	Phoenix	AZ	85008
7	ATD 03002	Phoenix - Indian School	4701 West Indian School Road	Phoenix	AZ	85031	623-245-8461	8,800	Dental Land of Arizona, LLC	1245 East Southern Avenue #12	Mesa	AZ	85204
8	ATD 03009	Central Ortho	7006 S. Central Ave.	Phoenix	AZ	85042	602-276-1029	1,417	Erickson Investment Limited Partnership	3616 E. Tremaine Court	Gilbert	AZ	85234
9	ATD 03010	Chandler - Alma School	2330 N. Alma School Rd. Suite 100	Chandler	AZ	85224-2489	480-388-3222	2,697	Alma School Village Shoppes, LLC	1136 W. Baseline Road Mesa AZ	Mesa	AZ	85210

			Subtotal					43,617

American Dental Partners of Texas, LLC (d/b/a Carus Dental)
1	CAR 43200	Belton - Lake	511 Lake Rd., Suite 107	Belton	TX	76513-1403	254-774-7004	1,600	Holly Park Partners, Ltd.
2	CAR 43300	Austin - Cameron	7517 Cameron Rd. Suites 106 & 107	Austin	TX	78752-2057	512-371-1222	8,500	Harrison-Pearson Associates, Inc.	4014 Medical Parkway	Austin	TX	78756
3	CAR 43760	Houston - Galleria - Richmond	5177 Richmond Ave., Suite 150	Houston	TX	77056	713-960-9926	2,579	Keppel Houston Group	5177 Richmond Avenue	Houston	TX	77056
4	CAR 43350	Georgetown - University	950 University, Suite 101	Georgetown	TX	78626	512-930-5930	2,658	NEVLV, LLC	905 N. West Lane	Austin	TX	78733
5	CAR 43751	Humble - Highway 59	19725 Hwy 59	Humble	TX	77338-3566	281-446-2153	2,528	Weingarten Realty Investors	PO Box 924133	Houston	TX	77292-4133
6	CAR 43400	Killeen - Expressway Surgical	4400-1 E. Cen. Texas Expwy., Suite B	Killeen	TX	76543-5278	254-699-3559	1,750	Killeen Hallmark, Ltd.	9606 N Mopac	Austin	TX	78759
7	CAR 43420	Killeen - Expressway Pedo	1711 E. Central Texas Expressway, Suite 308	Killeen	TX	76541	254-526-9696	2,237	One Killeen Center Building Ltd.	510 South Congress	Austin	TX	78704
8	CAR 43225	Killeen - WS Young	3106 South W.S. Young Dr., Ste. C-304	Killeen	TX	76543-2008	254-618-5050	5,000	Jim Wright Company	3106 South W.S. Young Dr.	Kileen	TX	76542
9	CAR 43740	Kingwood - Rustic Woods	4003 Rustic Woods Drive, Suite E	Kingwood	TX	77339-2649	281-360-3609	1,662	BB Rowley Interests LLC & S O Rowley Interests LLC	5005 Riverway	Houston	TX	77056
10	CAR 43650	Austin - Renfert	12201 Renfert Way, Suite 345	Austin	TX	78758-5353	512-836-3074	3,804	Medical Oaks Pavilion, Ltd.	98 San Jacinto Blvd	Austin	TX	78701
11	CAR 43450	Austin - Research	13729 Research Blvd., Ste 840	Austin	TX	78750-1892	512-258-7890	1,600	Federal Wholesale Toy Co., Limited Partnership	6310 San Vicente Blvd., Ste. 250	Los Angeles	CA	90048
12	CAR 43770	Pearland - Walnut	3303 E. Walnut	Pearland	TX	77581	281-485-7005	3,500	Michael Sabeti, D.D.S.	2606 Green Oak Dr.	Kingwood	TX	77339
13	CAR 43500	Round Rock - Park Valley	16000 Park Valley Dr, Suite 100	Round Rock	TX	78681-4008	512-244-7885	5,116	Oakwood Office Ltd.	1301 Capital of Texas Hwy. A-306	Austin	TX	78746
14	CAR 43525	San Marcos - Hopkins	301 West Hopkins Street	San Marcos	TX	78666-4403	512-396-7268	2,500	Malcom Ray Scott, D.D.S.	301 W. Hopkins Street	San Marcos	TX	78666
15	CAR 43550	Austin - Ben White	1221 West Ben White, Bldg A, Ste 203	Austin	TX	78704-6888	512-326-3998	2,690	Robert M. Ehrlich, Jr.	206 Jefferson Square	Austin	TX	78731
16	CAR 43275	Temple - Forest Trail	1601 Forest Trail	Temple	TX	76502-2715	254-778-3002	1,600	Dr. James H. Wuensche	4305 Walnut Street	Temple	TX	76502
17	CAR 43310 B	Temple - Midway Pedo	5008 Midway Drive	Temple	TX	76542	254-773-1688	2,850	James T. Shoptaw, D.D.S., M.S.D	2305 Marlandwood Dr.	Temple	TX	76502
18	CAR 43710	Houston - Jones Rd.	13331 Jones Road	Houston	TX	77070	281-320-9166	1,750	MET, LLC	P.O. Box 591498	Houston	TX	77259
19	CAR 43600	Westlake - Bee Cave	3801 Bee Cave Rd., Ste C	West Lake Hills	TX	78746-6401	512-328-6763	4,406	STJK Property, L.P.	301 Congress Ave.	Austin	TX	78701
20	CAR 43622	Westlake - Bee Cave Ortho	4407 Bee Cave Road, Suite 302	Austin	TX	78746	512-347-7474	2,750	Kerry J. Neal and Angela Nixon-Neal	3504 Wellspring Dr.	Austin	TX	78738
21	CAR 43720	Woodlands - Grogans Park	25130 Grogans Park Dr.	Woodlands	TX	77380	281-362-1400	2,327	Grogans Park Group	23 Silent Brook Court	Woodlands	TX	77381
22	TOMA 43660	Austin - Bee Cave Surgical	5656 Bee Cave Road, Suite C-102	Austin	TX	78746	512-327-9933	2,695	Westlake Medical of Austin, Ltd.	P.O. Box 161507	Austin	TX	78716-1507

			Subtotal					66,102

American Dental Partners of Wisconsin, LLC (d/b/a Forward Dental)
1	FWD 49026	Appleton - Ballard	3030 N. Ballard	Appleton	WI	54911-8707	920-954-8085	6,400	Alliance Properties of Appleton LLP	3315-A N. Ballard Rd.	Appleton	WI	54911
2	FWD 49007	Milwaukee - Chase (owned)	3030 S. Chase Ave.	Milwaukee	WI	53207-2610	414-481-7400	4,375	American Dental Partners	401 Edgewater Place	Wakefield	MA	1880
3	FWD 49034	Brookfield - Capital	15680 W Capital Drive	Brookfield	WI	53005	262-373-0344	5,500	15740 W Capitol LLC	300 North Main Street - Suite 300	Oshkosh	WI	54903-0800
4	FWD 49029	Delafield - Golf	3210 Golf Road	Delafield	WI	53108	262-648-8333	1,677	Shoppes At Nagawaukee LLC c/o TOLD Development Co	20800 Swenson Drive	Waukesha	WI	53186
5	FWD 49005	Milwaukee - Forest Home (owned)	5100 W. Forest Home Ave.	Milwaukee	WI	53219-4527	414-543-3301	3,200	American Dental Partners	401 Edgewater Place	Wakefield	MA	1880
6	FWD 49025	Franklin - Loomis	9200 W. Loomis Rd.	Franklin	WI	53132-9621	414-529-5330	2,213	St. Luke's Medical Center, Inc.	10201 Innovation Drive	Milwaukee	WI	53226
7	FWD 49051	Glendale - Port Washington	7040 N. Port Washington Rd.	Glendale	WI	53217-3838	414-351-6010	6,038	Northeast Corporate Centre	777 E. Wisconsin Avenue	Milwaukee	WI	53202
8	FWD 49021	Green Bay - Lombardi	1241 Lombardi Access Road, Suite F	Green Bay	WI	54304	920-498-9088	4,990	Kuehn/Lombardi Holdings, LLC	1241 Lombardi Access Rd.	Greenbay	WI	54304
9	FWD 49031	Hales Corner - 108th Street	5250 South 108th St., Suite 200	Hales Corner	WI	53130-1328	414-427-0900	5,638	2 Ys & 1K #2 LLC	13400 Bishop’s Lane	Brookfield	WI	53005-6237
10	FWD 49042	Janesville - Wright	1407 North Wright	Janesville	WI	53546-1314	908-755-1625	4,199	Julio H. Rodriguez, DDS	702 23rd. Street	Brodhead	WI	53520
11	FWD 49001	Kenosha - Washington	3715 Washington Rd.	Kenosha	WI	53144-1629	262-654-6800	3,268	Local 72 UAW	3615 Washington Road	Kenosha	WI	53144
12	FWD 49044	Kenosha - 80th Street	3410 80th St.	Kenosha	WI	53142-4975	262-692-0825	3,400	Villani & Becker Partnership	6535 Green Bay Road	Kenosha	WI	53142
13	FWD 49024	Madison - East Thierer	1734 Thierer Rd.	Madison	WI	53704-3718	608-244-6888	3,630	Klinke Enterprises LLC	4518 Monona Drive	Madison	WI	53716
14	FWD 49027	Madison - West Science	2 Science Court	Madison	WI	53711	608-238-4787	4,240	Oakbrook Corporation	Post Office Box 45530	Madison	WI	53744-5530
15	FWD 49003	Menomonee Falls - Custer	N80 W17707 Custer Lane	Menomonee Falls	WI	53051-3630	262-255-2727	5,600	Gieringer Properties, LLC	6508 North Sunnypoint Road	Glendale	WI	53217
16	FWD 49035	New Berlin - Library	15100 Library Lane	New Berlin	WI	53151	262-886-1300	6,415	Deere Creek Retail Investors, LLC	322 East Michigan Street	Milwaukee	WI	53202
17	FWD 49003	Racine - Washington	6218 Washington Ave.	Racine	WI	53406-3916	262-886-1300	5,260	Western Village Investments, L.L.C.	17 W 335 Belmont Dr.	Bensenville	IL	60106
18	FWD 49006	Milwaukee - Silver Spring	9134 W. Silver Spring	Milwaukee	WI	53225-3414	414-535-0374	9,000	RS-DK Limited Partnership	5111 South 76th Street	Greendale	WI	53129-0137
19	FWD 49012	Milwaukee - River Center	1575 River Center Dr.	Milwaukee	WI	53212-3978	414-276-5453	5,246	Aurora Medical Group, Inc.	3000 West Montana Ave.	Milwaukee	WI	53215
20	FWD 49002	Waukesha - Paramount	1717 Paramount Dr.	Waukesha	WI	53186-3939	262-549-5011	3,670	Terrance R. Wilkens, D.D.S.	W280 S6299 Point Road	Waukesha	WI	53188
21	FWD 49038	Waukesha - Grandview	2727 Grandview Blvd. #200	Waukesha	WI	53188	262-542-6755	2,649	Silvernail Woods, LLC	PO Box 966	Waukesha	WI	53187
22	FWD 49023	Waukesha - Highway 164	W231 N1440 Highway 164	Waukesha	WI	53186-1501	262-542-8860	5,597	Aurora Medical Group, Inc.	3000 West Montana Avenue	Milwaukee	WI	53212
23	FWD 49028	Wausau - 24th Ave.	705 24th Ave.	Wausau	WI	54401	715-842-3933	4,882	Helmke Street, LLC	2600 Stewart Avenue	Wausau	WI	54401
24	FWD 49033	West Allis - National	8801 W. National Ave.	W. Allis	WI	53227	414-327-6363	2,376	Oliver E. Moths	10200 W. Bluemound Rd. #725	Wauwatosa	WI	53226
25	FWD 49000	WI Resource (includes ADPS Milwaukee)	9052 N. Deerbrook Trail	Milwaukee	WI	53223-2474	414-357-2040	8,207	Brown Deer - WI Two, LLC	9082 N. Deerboork Trail	Brown Deer	WI	53223
26	FWD 49039	Madison - Midvale	310 North Midvale Blvd.	Madison	WI	53705-3265	608-238-1739	1,018	Midvale Venture, LLC	310 N Midvale Blvd	Madison	WI	53705-3265
27	FWD 49014	Greenfield - Howard	10700 W. Howard Ave.	Greenfield	WI	53228	414-321-6486	2,100	C R H, Inc.	5000 S. 110th Street	Greenfield	WI	53228
28	FWD 49019	Oconomowoc - Wisconsin	175 E. Wisconsin Ave. Suite H	Oconomowoc	WI	53066-3057	414-218-2551	1,113	Dan, Dianne and K. Breitzman, M. Jean Davis	200 E Main St, Ste 100	Watertown	WI	53094
29	FWD 49015	Mukwanago - Rochester	720 N. Rochester St. Suite 203	Mukwanago	WI	53149	262-363-2220	2,000	Incredible Concepts, LLC	W333 S9333 Red Brae Drive	Mukwanago	WI	53149
30	FWD 49016	Madison - Yahara	4801 Cottage Grove Road	Madison	WI	53716	608-222-7343	1,006	Riverplace Dental, LLC	604 River Place	Monona	WI	53716

			Subtotal					124,907

American Dental Partners, Inc.

Schedule 4

Scheduled Subsidiaries

GL Location Code (Prop. ID)		New Name	Address	City	State	Zip	Phone Number	Rentable Square Feet	Landlord	Address	City	State	Zip

American Dental Partners of Minnesota, LLC (d/b/a Metro Dentalcare)
1	ASD 23001	Albertville - LaCentre	5585 LaCentre Ave., Suite 500	Albertville	MN	55301	763-497-7730	2,186	Albertville, LLC	729 North Frontier Dr.	Papillion	NE	68046
2	ASD 23002	Blaine - Pheasant Ridge	4255 Pheasant Ridge Dr. NE	Blaine	MN	55449	763-225-6100	2,200	MEPT Blaine, LLC	3 Bethesda Metro Center	Bethesda	MD	20814
3	VAL 23001	Golden Valley - Golden Valley Rd.	7501 Golden Valley Rd.	Golden Valley	MN	55427	763-544-2213	11,000	Valley Square Company LLC	2035 Zealand Avenue North	Golden Valley	MN	55427
4	MDC 23000	Apple Valley - Florence	142929 Florence Trail	Apple Valley	MN	55124	952-432-7366	1,849	Fischer Market Place, LLP	14698 Galaxie Avenue	Apple VAlley	MN	55124
5	MDC 23010	Blaine - Country	261 N.E. County Road 10	Blaine	MN	55434	763-786-9644	2,976	MGM Properties, LLC	1124 Larpenteur Avenue West	St. Paul	MN	55113
6	MDC 23012	Bloomington - France	10611 France Ave South, Ste 200	Bloomington	MN	55431	952-888-4125	4,661	France Avenue Development Partners, LLC	129 N. 2nd Street	Minneapolis	MN	55401
7	MDC 23013	Bloomington - Southgate	5001 American Blvd W, Ste 905	Bloomington	MN	55437	952-835-2888	2,012	Bloomgate Holdings, LLC	7807 Creekridge Circle	Minneapolis	MN	55439
8	MDC 23014	Brooklyn Center - 66th Ave.	512 66th Ave North	Brooklyn Center	MN	55431	763-560-3334	5,713	RE & DJ Schell, Trustees	3741 Impatiens Lane	Brooklyn Parks	MN	55443
9	MDC 23016	Burnsville - Specialty, Pedo, and Ortho	14344 & 14336 Burnhaven Drive	Burnsville	MN	55306	952-435-8525	8,999	KIDS Property, LLC	11111 Excelsior Blvd.	Hopkins	MN	55343
10	MDC 23019	Chanhassen - Market	7808 Market Blvd.	Chanhassen	MN	55317	952-949-1083	2,683	Market Square Associates II, LLC	P.O. Box 235	Chanhassen	MN	55317
11	MDC 23021	Chaska - White Oak	1435 White Oak Drive, Ste 220	Chaska	MN	55318	952-466-2090	2,697	Insignia Development LLC	6889 Rowland Road	Eden Prairie	MN	55344
12	MDC 23022	Coon Rapids - Riverdale	13040 Riverdale Dr, Ste 600	Coon Rapids	MN	55448	763-323-3042	4,000	Riverdale 2005, LLC	15600 Wayzata Boulevard	Wayzata	MN	55391
13	MDC 23026	Cottage Grove - 80th Street	7430 80th St South, Suite 201	Cottage Grove	MN	55016	651-459-2232	2,470	Oak Park Commons LLC	7430 80th Street	Cottage Grove	MN	55016
14	MDC 23027	Minneapolis - Downtown	825 Nicollet Ave. South, Suite 1131	Minneapolis	MN	55402	612-333-2879	2,553	Medical Arts, LLP	825 Nicollet Mall	Minneapolis	MN	55402
15	MDC 23028	Eagan - West Cliff Lake	1965 Cliff Lake Road, Ste 102	Eagan	MN	55122	651-452-4828	4,107	Cliff Lake Marketplace, LLC	P.O. Box 29361	Minneapolis	MN	55426
16	MDC 23029	Eden Prairie - Crystal View	8353 Crystal View Rd.	Eden Prairie	MN	55344	952-252-4000	2,437	Lariat Companies, Inc.	Lariat Center III	Eden Prairie	MN	55344
17	MDC 23030	Elk River - Carson Court	18223 Carson Ct	Elk River	MN	55330	763-441-7030	2,874	Elk River 2006, LLC	15600 Wayzata Boulevard	Wayzata	MN	55391
18	MDC 23031	Inver Grove Heights - Cahill	9042 Cahill Road	Inver Grove Heights	MN	55077	651-457-8282	3,080	Concord Crossroads 2004, LLC	15600 Wayzata Boulevard	Wayzata	MN	55391
19	MDC 23032	St. Paul - Lake Phalen	911 E. Maryland Avenue	St. Paul	MN	55106	651-776-4495	1,262	Maryland Real Estate Investments	911 E Maryland Ave.	St. Paul	MN	55106
20	MDC 23033	Lakeland - St. Croix	44 South St. Croix Trail	Lakeland	MN	55043	651-436-5177	2,122	MDA Properties, LLC	2999 Yorkton Boulevard	Little Canada	MN	55117
21	MDC 23034	Lakeville - Cedar	17597 Cedar Ave	Lakeville	MN	55044	952-431-6600	2,568	Lakeville 2003, LLC	15600 Wayzata Boulevard	Wayzata	MN	55391
22	MDC 23035	Maple Grove - Bass Lake	13340 Bass Lake Road	Maple Grove	MN	55311	763-478-9219	2,876	Wedgwood Equities LLC	Two Carlson Parkway	Plymouth	MN	55447
23	MDC 23037	Maplewood - Beam	1870 Beam Avenue	Maplewood	MN	55109	651-774-7144	3,016	Teman Family Limited Partnership	7807 Creekridge Circle	Minneapolis	MN	55439
24	MDC 23038	St. Paul - Midway University	1630 University Ave, Upper Floor Suite	St. Paul	MN	55104	651-645-4671	7,000	TLJC, LLC	7760 France Ave. South	Minneapolis	MN	55435
25	MDC 23042	Richfield - MN Dental	718 West 66th Street	Richdield	MN	55423	612-866-0616	2,602	Market Plaza Commercial Limited Partnership	3663 Park Center Blvd.	St. Louis Park	MN	55416
26	MDC 23121	Osseo - Central	40 Central Drive	Osseo	MN	55369	763-425-3023	2,512	Wiley Properties, LLC	315 - 1st Avenue N.E.	Osseo	MN	55369
27	MDC 23131	Richfield - Lyndale (includes resource and woodlake ortho)	6601 Lyndale Avenue South, multiple suites	Richfield	MN	55423	612-866-1234	27,743	Woodlake - VEF IV, LLC	3340 Peachtree Road, NE	Atlanta	GA	30326
28	MDC 23123	Anoka - Riverdale Ortho	3507 Round Lake Blvd.	Anoka	MN	55303	763-323-7677	3,366	Meadow Creek 2, LLC	15600 Wayzata Boulevard	Wayzata	MN	55391
29	MDC 23000R	Roseville - Snelling	2690 Snelling Ave North, Suite 200	Roseville	MN	55113	651-633-1834	4,319	Lohmann Limited Partnership	4999 France Avenue South	Minneapolis	MN	55410
30	MDC 23216	Savage - Egan	7447 Egan Dr, Ste 200	Savage	MN	55378	952-440-6125	4,530	4L Ventures LLP	14750 Virginia Ave. S.	Savage	MN	55378
31	MDC 23231	Shakopee - 17th Ave.	1759 17th Ave E	Shakopee	MN	55379	952-496-2385	2,800	TNP Properties, LLC	8812 138th Street	Savage	MN	55378
32	MDC 23223	South Minneapolis - Bryant	4552 Bryant Ave South	Minneapolis	MN	55409	612-825-1697	2,500	Bryant Avenue Property, LLC	7545 Office Ridge Circle	Eden Prairie	MN	55344
33	MDC 23423	Stillwater - 60th Street	14727 60th Street North	Stillwater	MN	55082	651-439-9060	3,325	Stillwater Crossing, LLC	3500 American Blvd. West	Bloomington	MN	55431
34	MDC 23541	Wayzata - lake	445 Lake, Ste 216	Wayzata	MN	55391	952-473-4124	2,656	445 Lake Street Limited Partnership	445 East Lake Street	Wayzata	MN	55391
35	MDC 23900	St. Paul - Merit Lab	1630 University Ave, Ste 105	St. Paul	MN	55104	651-644-4042	4,670	TLJC, LLC	7760 France Ave. South	Minneapolis	MN	55435
36	MDC 23043	Oakdale - Geneva	1253 N Geneva Ave	Oakdale	MN	55128	651-731-2342	900	Geneva Plaza LLC	325 Cedar St.,	St. Paul	MN	55101
37	MDC 23610	W. St. Paul - South Roberts	2036 South Robert Street	St. Paul	MN	55118		3,870	South Robert Plaza, LLC	2252 Lenwood Court SW	Rochester	MN	55902
38	NLD 23032	Apple Valley - Cedar	14990 Glazier Avenue	Apple Valley	MN	55124-7818	952-431-5114	3,911	Goldy P&F, LLC	6821 York Avenue South	Edina	MN	55435
39	NLD 23023	Eagan - East Plaza	1905 Plaza Drive	Eagan	MN	55122-2612	651-686-6678	6,055	DRF Dental Buildings LLC	7101 West 78th Street	Bloomington	MN	55439
40	NLD 23025	Maple Grove - 95th Ave.	15785 95th Ave. N	Maple Grove	MN	55369-4655	763-420-5484	6,101	DRF Dental Buildings LLC	7101 West 78th Street	Bloomington	MN	554395- 5801
41	NLD 23039	Prior Lake - Park Nicollet	4670 Park Nicollet Ave. SE, Suite 100	Prior Lake	MN	55372-3917	952-447-7606	2,100	Park Nicollet Clinic Health Systems Minnesota	3800 Park Nicollet Boulevard	St Louis Park	MN	55416
42	NLD 23017	Burnsville - Ridges Nicollet	50 Nicollet Blvd., W.	Burnsville	MN	55337-8336	952-892-6010	6,904	DRF Burnsville Dental Building LLC	7101 West 78th Street	Bloomington	MN	55439
43	NLD 23005	St. Louis Park - Excelsior	4959 Excelsior Blvd., Suite 200	St. Louis Park	MN	55416-3033	952-920-8774	5,841	DRF Dental Buildings LLC	7101 West 78th Street	Bloomington	MN	55439
44	NLD 23000	MN Resource	3030 Centre Pointe Drive, Suite 100	Roseville	MN	55113	651-286-8100	15,674	Centre Pointe LLP	5003 Bruce Avenue	Edina	MN	55424
45	MDC 23044	Edina - Viking Drive	4940 Viking Drive STE 127	Edina	MN	55435	952-835-3383	2,289
	MDC 23023	Coon Rapids Perio (vacant)	13055 Riverdale Ave, #400	Coon Rapids	MN	55448	612-243-9357		Riverdale 2005, LLC	15600 Wayzata Blvd., Suite 201	Wayzata	MN	55391
			Subtotal					186,623

ADP of New York, LLC (d/b/a Western New York Dental Group)
1	WNYDG 32014	Blasdell - McKinley	3990 McKinley Pkwy., Suite 2	Blasdell	NY	14219	716-649-1307	1,700	Peter Liberatore Jr.	3375 N. Benzing Road	Orchard Park	NY	14127
2	WNYDG 32005	Boston - Boston Rd.	S 9290 Boston State Rd.	Boston	NY	14025	716-941-5352	3,700	Michael D. Ehlers	4 Lakeridge Dr.	Orchard Park	NY	14127
3	WNYDG 32020	Buffalo - Delaware Ave.	2290 Delaware Ave.	Buffalo	NY	14216	716-649-1307	4,000	Allentown Properties, LLC	8441 Cooper Creek Blvd.	University Park	FL	34201
4	WNYDG 32012	Rochester - Ridge	1510 Ridge Road West	Rochester	NY	14615	585-865-2200	11,000	Anthony Comparato	980 North Federal Highway	Boca Raton	FL	33432
5	WNYDG 32002	Hamburg - South Park	5907 South Park Ave.	Hamburg	NY	14075	716-646-3912	4,200	L.S. & Associates	Statler Towers	Buffalo	NY	14202
6	WNYDG 32013	Rochester - Henrietta	3333 West Henrietta Road	Rochester	NY	14623	585-427-0400	6,000	Southtown Plaza Associates, LLC	2975 Brighton-Henrietta Town Line Road	Rochester	NY	14623
7	WNYDG 32006	Holland - Main	9 Main St.	Holland	NY	14080	716-537-2211	1,300	Ralph D. Lowe, Jr.	11 North Main Street	Holland	NY	14080
8	WNYDG 32015	Getzville - Forest	2430 N. Forest Rd.,	Getzville	NY	14068	716-636-8686	12,500	B.K.V. Realty Co., LLC	2430 North Forest Road	Getzville	NY	14068
9	WNYDG 32016	Orchard Park - Southwestern	3326 Southwestern Blvd.	Orchard Park	NY	14127	716-636-8686	7,000	B.K.V. Realty Co., LLC	2430 North Forest Road	Getzville	NY	14068
10	WNYDG 32017	Buffalo - Seton Bldg.	2121 Main St., Suite 310	Buffalo	NY	14214	716-636-8686	4,267	Sisters of Charity Hospital	2157 Main Street	Buffalo	NY	14214
11	WNYDG 32018	Depew - Transit	6350 Transit Rd.	Depew	NY	14043	716-636-8686	8,273	B.K.V. Realty Co., LLC	2430 North Forest Road	Getzville	NY	14068
12	WNYDG 32008	Williamsville - Youngs	1020 Youngs Road, Suite 100	Williamsville	NY	14221	716-636-1600	5,983	Youngs Center, LLC	6105 Transit Road	East Amherst	NY	14051
13	WNYDG 32011	Amherst - Robinson	3850 E. Robinson Rd., Suite 100	Amherst	NY	14228	716-961-8880	2,000	Northwoods, L.L.C.	3950 E. Robinsons Rd.	Amherst	NY	14228
14	WNYDG 32007	West Seneca - Harlem	800 Harlem Rd., Suite 400	West Seneca	NY	14224	716-824-5509	3,000	RB-3 Associates	570 Delaware Avenue	Buffalo	NY	14202

			Subtotal					74,923

Schedule 7.11(b)

Owned Real Property

Owner	Address	City and State	ZIP	County	Book/Fair Value
American Dental Partners of Wisconsin, LLC	3030 South Chase Ave.	Milwaukee, Wisconsin	53207	Milwaukee	$539,700
American Dental Partners of Wisconsin, LLC	5100 West Forest Home Ave.	Milwaukee, Wisconsin	53219	Milwaukee	$701,400

Schedule 7.11(c)(i)

Leased Real Property – Credit Party as Lessee

[Schedule 7.11(c)(i) appears on the following page]

Schedule 7.11(c)(i) to Credit Agreement

Tenant Name	Building Address	Building City	Building State	Building Zip	Role	Company Name	Attention To	Contact Address	Contact City	Contact State	Contact Zip	Phone	2010 Rent	Lease End Date
Care for Kids of Arizona, LLC	410 S. 6th St.	Globe	AZ	85501	Landlord	Eastern Arizona Properties, LLC	Jeffrey T. Erickson	3616 E. Tremaine Court	Gilbert	AZ	85234		$26,290.97	11/30/2013
Care for Kids - USA, LLC	944 N. Gilbert Road	Mesa	AZ	85203	Landlord	Eagle Discovery, LLC		629 Via Dell Monte	Estates	AZ	90274		$72,000.00	10/31/2012
Care for Kids of Arizona, LLC	829 E. University Ave.	Mesa	AZ	85203	Landlord	Eastern Arizona Properties, LLC	Jeffrey T. Erickson	3616 E. Tremaine Court	Gilbert	AZ	85234		$92,018.55	11/30/2013
Care for Kids - USA, LLC	3301 E. Thomas Rd.	Phoenix	AZ	85018	Landlord	Mr. and Mrs. James A. Fauci		2832 North 32nd Place	Phoenix	AZ	85008		$38,400.00	3/31/2011
Care for Kids of Arizona, LLC	7006 S. Central Ave.	Phoenix	AZ	85042	Landlord	Erickson Investment Limited Partnership	Jeffrey T. Erickson	3616 E. Tremaine Court	Gilbert	AZ	85234		$145,257.80	11/30/2013
Care for Kids - USA, LLC	4701 West Indian School Rd.	Phoenix	AZ	85031	Landlord	Dental Land of Arizona, LLC		1245 East Southern Avenue #12	Mesa	AZ	85204		$133,180.68	7/12/2011
Care for Kids - USA, LLC	3311 E. Thomas Rd.	Phoenix	AZ	85008	Landlord	Mr. and Mrs. James A. Fauci		2832 North 32nd Place	Phoenix	AZ	85008		$45,600.00	3/31/2011
CFK of Texas, LLC	6969 Gulf Freeway	Houston	TX	77087	Landlord	Compass Investors Group, LLC	c/o Moseley Commercial Real Estate, Inc.	4309 Center Street	Houston	TX	77007	713-522-4646	A	A
CFK of Texas, LLC d/ba A Tooth Doctor for Kids	6015 Hillcroft Ave.	Houston	TX	77081	Landlord	6015 Hillcroft, L.P.		P.O. Box 27023	Houston	TX	77227	713/956-6625	A	A
CFK of Texas LLC	6102 Scott Road	Houston	TX	77707	Landlord	LUI2 Houston Scott Street, LP	Investment Manager	100 Waugh	Houston	TX	77007	713-533-5860	$70,400.04	12/31/2019
CFK of Texas, LLC d/b/a A Tooth Doctor for Kids	3122 E Spencer Highway	Pasadena	TX		Landlord	Spencer Center Landing, L.P.		4635 Southwest Freeway	Houston	TX	77027		A	A
Care for Kids - USA, LLC	3949 Fredericksburg Road	San Antonio	TX	78201-3231	Landlord	Fredpoint, LLC		P.O. Box 1715	Issaquah	WA	98027		$39,360.00	9/30/2018
CFK of Texas, LLC	2327 S.W. Military Drive	San Antonio	TX	78224	Landlord	South Park Properties, Ltd.	Jeffrey H. Berler	100 Mackey Dr.	San Antonio	TX	78213		$94,775.00	7/31/2019
American Dental Partners of Arizona, LLC	2330 N. Alma School Rd.	Chandler	AZ	85224	Landlord	Alma School Shoppes II LLC		1136 W. Baseline Rd.	Mesa	AZ	85210	480-888-0888	$16,416.00	9/30/2011
American Dental Partners of Arizona, LLC	2330 N. Alma School Rd.	Chandler	AZ	85224	Landlord	Alma School Village Shoppes II LLC		1136 W. Baseline Road	Mesa	AZ	85210	480-888-0888	$61,110.00	12/31/2013
American Dental Partners of Arizona, LLC	90 N. McClintock Dr.	Chandler	AZ	85226	Landlord	Kenneth Fenster		814 West Chula Vista Road	Tucson	AZ	85704	(520) 742-5776	$34,441.00	11/14/2011
America Dental Partners of Arizona, LLC	5901 West Bell Rd.	Glendale	AZ	85308	Landlord	R & R Properties LTD Partnership	Rory Brophy	3104 E. Camelback Rd.	Phoenix	AZ	85016-4595		$71,640.00	7/16/2015
American Dental Partners of Arizona, LLC	5620 W. Thunderbird	Glendale	AZ	85306	Landlord	J. Mark LaVoy		5620 W. Thunderbird	Glendale	AZ	85306		$41,199.96	4/30/2011
American Dental Partners of Arizona, LLC	7200 W. Bell Rd.	Glendale	AZ	85308	Landlord	Abart Properties VII, LLC							$77,621.79	9/30/2013
American Dental Partners of Arizona, LLC, f/k/a Innovative Practice Concepts, Inc.	7425 E. Shea Blvd.	Scottsdale	AZ	85254	Landlord	Double G Shea Medical Plaza Limited Partnership	Lawrence Grinnell	10325 East Dreyfus	Scottsdale	AZ	85260		$99,648.17	3/31/2011
American Dental Partners of Arizona, LLC, f/k/a Innovative Practice Concepts, Inc. d/b/a Associated Dental	14650 North Del Webb Boulevard	Sun City	AZ	85351-2147	Landlord	MEF Realty, LLC	c/o The Muller Company	23521 Paseo de Valencia	Laguna Hills	CA	92653-3101		$65,970.24	11/30/2011
American Dental Partners of Arizona, LLC	6565 E. Carondelet Drive	Tucson	AZ	85710	Landlord	Tucson Medical Investors, Ltd.		11360 Jog Rd	Palm Beach		33418		$203,217.43	1/31/2016
American Dental Partners of Arizona, LLC, f/k/a Innovative Practice Concepts, Inc.	4890 South Mission Rd.	Tucson	AZ	85746	Landlord	Paceco Properties, LLC		6430 N. Thimble View Place	Tucson	AZ	85750		$57,084.05	11/30/2011
American Dental Partners of Arizona, LLC, f/k/a Innovative Practice Concepts, Inc.	7225 N. Mona Lisa Rd.	Tucson	AZ	85741	Landlord	Mona Lisa Building Limited Partnership	Mr. Suresh L. Sani, Vice President	34-09 Queens Blvd.	Long Island	NY	11101	718-482-0700 (122)	$32,325.16	4/30/2010
American Dental Partners of Arizona, LLC, f/k/a Innovative Practice Concepts, Inc.	3250 N Campbell Avenue	Tucson	AZ	85719	Landlord	Campbell Square LLC	c/o Wayne A. Smith	8532 E. Haverhill Lane	Tucson	AZ	85715		$42,366.12	4/30/2013
American Dental Partners of Arizona, LLC d/b/a Associated Dental Care Providers	3773 W. Ina Rd.	Tucson	AZ	85741	Landlord	North Pima Center, LLC	c/o Venture West Real Estate Services, LLC.	6007 East Grant Rd.	Tucson	AZ	85712		$59,150.00	10/31/2011
American Dental Partners of California, Inc.	1380 El Sobrante Rd.	Corona	CA	92879-5759	Landlord	Albert Sykes & Marilynn K. Sykes Family Trust		6805 Seaside Walk	Long Beach	CA	90803		$157,500.00	9/30/2015
American Dental Partners of California, Inc. f/k/a Dental Associates of MV d/b/a Dental Associates of MV	22500 Town Circle	Moreno Valley	CA	92553	Landlord	General Growth Properties Inc.		110 North Wacker Drive	Chicago	IL	60606		$125,148.00	12/31/2010
American Dental Partners of California, Inc.	72-415 Park View Dr.	Palm Desert	CA	92260	Landlord	Park View Plaza, LLC	Dr. Robert McLachlan	74151 Desert Oasis Trail	Indian Wells	CA	92210		$202,599.84	8/31/2015
American Dental Partners of California, Inc.	3487 Central Avenue	Riverside	CA	92506	Landlord	DAR Properties	Gerald Douglass	7251 Magnolia Avenue	Riverside	CA	92504		$255,732.00	8/31/2014
American Dental Partners of California, Inc.	7251 Magnolia Avenue & 3840 El Hijo	Riverside	CA	92504	Landlord	El Hijo Properties		7251 Magnolia Avenue	Riverside	CA	92504		$287,220	12/31/2010
American Dental Partner of California, Inc.	19009 Van Buren Blvd.	Riverside	CA	92508	Landlord	Rivercrest Plaza, Inc.		P.O. Box 525	Moreno Valley	CA	92556	(951) 485-8018	$77,910.00	7/8/2017
American Dental Partners of California, Inc. d/b/a Dental Associates of Temecula	40820 Winchester Rd.	Temecula	CA	92591-5534	Landlord	Temecula Towne Center Associates L.P.		50 Public Square, Ste 1360	Cleveland	OH	44113-2267		$73,464.37	11/30/2014

(A)	Leases have been executed but lease payment dates cannot be determined until practices open.
(B)	Rent is based upon a fixed chair utilization fee times the number of days.

Schedule 7.11(c)(i) to Credit Agreement

Tenant Name	Building Address	Building City	Building State	Building Zip	Role	Company Name	Attention To	Contact Address	Contact City	Contact State	Contact Zip	Phone	2010 Rent	Lease End Date
American Dental Partners of California, Inc.	2210 E. Bidwell St.	Folsom	CA	95630	Landlord	Donald J. Hanson & Shirley Hanson		1037 Suncast Ln., Ste 103	El Dorado Hills	CA	95762		$97,290	1/22/2014
American Dental Partners of California, Inc.	1603 Eureka Road	Roseville	CA	95816	Landlord	Brian L. Royse, D.D.S., et al.		2503 K Street	Sacramento	CA	95816		$76,688.40	6/30/2017
American Dental Partners of California, Inc.	7601 Hospital Dr.	Sacramento	CA	95823-5408	Landlord	Brian L. Royse, D.D.S., et al.		2503 K Street	Sacramento	CA	95816		$70,898.04	6/30/2017
American Dental Partners of California, Inc.	2503 K Street	Sacramento	CA	95816-5101	Landlord	Brian L. Royse, D.D.S., et al.		2503 K Street	Sacramento	CA	95816		$126,199.44	6/30/2017
American Dental Partners of California, Inc.	1737 Professional Dr.	Sacramento	CA	95825	Landlord	Mary Joanne Berry		PO Box 40806	Eugene	OR	97404		$79,342.17	7/31/2013
American Dental Partners of Wisconsin, LLC d/b/a Advanced Dental Specialists	Bayshore Town Center	Glendale	WI	53203	Landlord	Bayshore Town Center, LLC	Lease Administration c/o Steiner + Associates, LLC	4016 Townsfair Way	Columbus	OH	43219		$52,640.64	9/30/2023
American Dental Partners of Wisconsin, LLC d/b/a Forward Dental	2600 North Mayfair Road	Wauwatosa	WI	53226	Landlord	Mayfair Property Inc.	General Manager	2500 North Mayfair Road	Wauwatosa	WI	53226		$92,597.94	6/30/2018
American Dental Partners of Wisconsin, LLC	6217 S. Packard Ave.	Cudahy	WI	53110-3096	Landlord	Dental Building Partnership, LLP		6217 South Packard Avenue	Cudahy	WI	53110-3089		$22,104.00	5/31/2014
American Dental Partners of Wisconsin, LLC	720 N. Rochester St. Suite 203	Mukwanago	WI	53149	Landlord	Incredible Concepts, LLC		W 333 S 9333 Red Brae Drive	Mukwanago	WI	53149		$31,920.00	3/31/2011
American Dental Partners of Wisconsin, LLC	10058 West Loomis Road	Franklin	WI	53132	Landlord	JK & EK Development, L.L.C.	c/o Jeffrey Klement	207 East Lincoln Avenue	Milwaukee	WI	53207		$115,897	3/31/2015
American Dental Partners of Wisconsin, LLC	500 W. Silver Springs Dr.	Glendale	WI	53217-5051	Landlord	Bayshore Town Center, LLC	Lease Administration c/o Steiner Properties, LLC	4200 Regent Street	Columbus	OH	43219		$43,446.32	12/31/2017
American Dental Partners of Wisconsin, LLC	1001 N. Gammon Rd.	Middleton	WI	53562	Landlord	Stonefield Orthodontics, LLC	Gregory A. Wadleigh	1612 Dewberry Drive	Madison	WI	53719-4416		$54,000	11/30/2013
American Dental Partners of WI., LLC d/b/a Deerwood Orthodontics	1532 S. Green Bay Rd.	Racine	WI	53406	Landlord	WI Lakeshore Co., Inc.			Racine	WI	53401	(262) 554-0605	$18,900.00	7/31/2010
American Dental Partners of Wisconsin, LLC	100 Wilburn Rd.	Sun Prairie	WI	53590	Landlord	Cornerstone Office Corporation	c/o Prime Properties, Ltd.	3469 Capital Drive	Sun Prairie	WI	53590		$39,710.00	1/31/2011
American Dental Partners of Wisconsin, LLC d/b/a Forward Dental	3030 North Ballard Road	Appleton	WI	54911	Landlord	Alliance Properties of Appleton LLP	Rollie Winter & Associates, Ltd.	3315-A N. Ballard Rd.	Appleton	WI	54911		$63,360.00	10/31/2011
American Dental Partners of Wisconsin, LLC d/b/a Forward Dental	15680 W. Capitol Drive	Brookfield	WI	53005	Landlord	15740 W Capitol LLC		300 North Main Street - Suite 300	Oshkosh	WI	54903-0800		$92,565.00	11/30/2023
American Dental Partners of Wisconsin LLC	3210 Golf Road	Delafield	WI	53018	Landlord	Shoppes At Nagawaukee LLC c/o TOLD Development Co	Michael D. Arneson	20800 Swenson Drive	Waukesha	WI	53186	262-797-9000	$39,694.56	1/17/2011
American Dental Partners of Wisconsin, LLC	9200 West Loomis Road	Franklin	WI	53132	Landlord	St. Luke’s Medical Center, Inc.	Heidi Berres	10201 Innovation Drive	Milwaukee	WI	53226		$32,088.48	1/31/2013
American Dental Partners of Wisconsin, LLC d/b/a Forward Dental	7040 N. Port Washington Rd.	Glendale	WI	53217	Landlord	Northeast Corporate Centre	c/o NCC Holdings, LLC, C%JBK Properties, Inc.	777 E. Wisconsin Avenue	Milwaukee	WI	53202		$119,270.04	10/31/2017
American Dental Partners of Wisconsin, LLC f/k/a Northpark Dental Group, LLC	1241 Lombardi Access Rd.	Green Bay	WI	54304	Landlord	Kuehn/Lombardi Holdings, LLC	Tim Kuehn	1241 Lombardi Access Rd.	Green Bay	WI	54304		$109,218.60	9/30/2020
American Dental Partners of Wisconsin, LLC	10700 W. Howard Avenue	Greenfield	WI	53228-1321	Landlord	C R H, Inc.	James N. Podewils	5000 S. 110th Street	Greenfield	WI	53228	414-525-7070	$50,880.00	12/31/2011
American Dental Partners of Wisconsin LLC	5250 South 108th Street	Hales Corner	WI	53130	Landlord	2 Ys & 1K #2 LLC	c/o MLG Commercial LLC	13400 Bishop’s Lane	Brookfield	WI	53005-6237		$93,392.31	3/31/2020
American Dental Partners of Wisconsin LLC	5250 South 108th Street	Hales Corner	WI	53130	Landlord	Mike’s No. 7 LLC	c/o MLG Commercial LLC	13400 Bishop’s Lane	Brookfield	WI	53005-6237		$93,392.31	3/31/2020
American Dental Partners of Wisconsin LLC	5250 South 108th Street	Hales Corner	WI	53130	Landlord	Steve’s #2 LLC	c/o MLG Commercial LLC	13400 Bishop’s Lane	Brookfield	WI	53005-6237		$93,392.31	3/31/2020
American Dental Partners of Wisconsin, LLC d.b.a Family Care Dental Center of Janesville	1407 North Wright Rd.	Janesville	WI	53545	Landlord	Julio H. Rodriguez, DDS		702 23rd. Street	Brodhead	WI	53520		$70,116.00	12/31/2012
American Dental Partners of Wisconsin, LLC	3410 80th St.	Kenosha	WI	53142	Landlord	Villani & Becker Partnership		6535 Green Bay Road	Kenosha	WI	53142		$80,880.00	9/30/2009
American Dental Partners of Wisconsin, LLC d/b/a Family Care Dental Centers	3715 Washington Road	Kenosha	WI	53144	Landlord	Local Union No. 72 UAW Bldg, Corp.	Bob Rosinski, Financial Secretary	3615 Washington Road	Kenosha	WI	53144	262-654-8606	$47,450.00	12/25/2010
American Dental Partners of Wisconsin, LLC d/b/a Forward Dental	1734 Thierer Rd.	Madison	WI	53704-3718	Landlord	Klinke Enterprises LLC		4518 Monona Drive	Madison	WI	53716		$61,404.01	11/30/2011
American Dental Partners of Wisconsin, LLC	310 North Midvale Boulevard	Madison	WI	53705-3265	Landlord	Midvale Venture, LLC		310 N Midvale Blvd	Madison	WI	53705-3265		$12,460.00	7/31/2010
American Dental Partners of Wisconsin, LLC f/k/a Smileage Dental Care, Inc.	2 Science Court	Madison	WI	53711	Landlord	Oakbrook Corporation		Post Office Box 45530	Madison	WI	53744-5530		$86,473.53	3/31/2014
American Dental Partners of Wisconsin, LLC	4801 Cottage Grove Road	Madison	WI	53716	Landlord	Matthew E. Kutz, D.D.S.	Riverplace Dental, LLC	604 River Place	Monona	WI	53716-4034		$28,800.00	3/31/2014
American Dental Partners of Wisconsin, LLC	N80 W17707 West Custer Lane	Menomonee Falls	WI	53051	Landlord	Gieringer Properties, LLC	Robert G. Gieringer	6508 North Sunnypoint Road	Glendale	WI	53217		$102,999.96	4/30/2018
American Dental Partners of Wisconsin, LLC f/k/a Smileage Dental Care, Inc.	5100 W. Forest Home Ave.	Milwaukee	WI	53219-4527	Landlord	Associated Dental Services, Inc.		9052 N. Deerbrook Trail	Brown Deer	WI	53223		Owned Property	12/25/2010

(A)	Leases have been executed but lease payment dates cannot be determined until practices open.
(B)	Rent is based upon a fixed chair utilization fee times the number of days.

Schedule 7.11(c)(i) to Credit Agreement

Tenant Name	Building Address	Building City	Building State	Building Zip	Role	Company Name	Attention To	Contact Address	Contact City	Contact State	Contact Zip	Phone	2010 Rent	Lease End Date
American Dental Partners of Wisconsin, LLC f/k/a Northpark Dental Group, LLC	1575 North River Center Drive	Milwaukee	WI	53212	Landlord	Aurora Medical Group, Inc.	Senior Vice President - Finance	3000 West Montana Avenue	Milwaukee	WI	53215		$117,248.00	12/31/2013
American Dental Partners of Wisconsin, LLC f/k/a Northpark Dental Group, LLC	9134 West Silver Spring Drive	Milwaukee	WI	53225	Landlord	Maurice/Kerr Partnership	Greg Maurice	600 Adelmann	Brookfield	WI	53045		$79,200.00	12/25/2010
American Dental Partners of Wisconsin, LLC d/b/a Forward Dental	9052 North Deerbrook Trail	Milwaukee	WI	53223	Landlord	Brown Deer - WI Two, LLC		9082 North Deerbrook Trail	Brown Deer	WI	53223		$95,023.35	8/31/2012
American Dental Partners of Wisconsin, LLC	15100 Library Lane	New Berlin	WI	53151	Landlord	Deere Creek Retail Investors, LLC		322 East Michigan Street	Milwaukee	WI	53202		$112,262.00	2/1/2017
American Dental Partners of Wisconsin, LLC	175 East Wisconsin Avenue	Oconomowoc	WI	53066-3057	Landlord	Dan, Dianne and K. Breitzman, M. Jean Davis							$20,800.00	10/31/2010
American Dental Partners of Wisconsin, LLC	6218 Washington Avenue	Racine	WI	53406	Landlord	Western Village Investments, L.L.C.		17 W 335 Belmont Dr.	Bensenville	IL	60106		$80,876.64	8/31/2014
American Dental Partners of Wisconsin, LLC	2727 N. Grandview Blvd.	Waukesha	WI	53188	Landlord	Silvernail Woods, LLC		2607 N Grandview Blvd, Ste 100	Waukesha	WI	53187		$35,817.60	9/30/2011
American Dental Partners of Wisconsin, LLC	W 231 N1440 Highway 164	Waukesha	WI	53186	Landlord	Aurora Medical Group, Inc.	Vice President of Finance, Aurora Health Care	3000 West Montana Avenue	Milwaukee	WI	53212		$143,676.62	11/30/2010
American Dental Partners of Wisconsin LLC	1717 Paramount Drive	Waukesha	WI	53186-3939	Landlord	MAD-I, LLC		S42W31330 Highway 83	Genesee Depot	WI	53127		$27,518.40	12/31/2011
American Dental Partners of Wisconsin, LLC	1717 Paramount Drive	Waukesha	WI	53186-3939	Landlord	Terrance R. Wilkens, D.D.S.		W280 S6299 Point Road	Waukesha	WI	53188		$51,604.68	12/31/2011
American Dental Partners of Wisconsin, LLC f/k/a Northpark Dental Group, LLC	705 24th Ave.	Wausau	WI	54401	Landlord	Helmke Street, LLC	c/o C. A. Ghidorzi	2600 Stewart Avenue	Wausau	WI	54401		$58,031.22	3/31/2017
American Dental Partners of Wisconsin, LLC	8801 W. National Ave.	West Allis	WI	53227	Landlord	Oliver E. Moths		10200 W. Bluemound Rd. #725	Wauwatosa	WI	53226		$52,300.00	7/31/2015
American Dental Partners of Oklahoma, LLC	5225 S.E. 15th Street	Del City	OK	73115	Landlord	Grin Acres Properties, L.L.C.	Karen L. Robinette, D.D.S.	6800 South Hiwassee Road	Oklahoma City	OK	73150		$41,964.12	3/31/2016
American Dental Partners of Oklahoma, LLC	2128-30 SW 74th Street	Oklahoma City	OK	73159	Landlord	Paul B. Odom, Jr.		9401 S. Pennsylvania Ave	Oklahoma City	OK	73159		$21,600.00	7/31/2011
American Dental Partners of Oklahoma, LLC	1300 Health Center Parkway	Yukon	OK	73099-6390	Landlord	1300 Health Center Parkway EAT, LLC	c/o Commercial Asset Management, LLC	4323 N. Classen Blvd.	Oklahoma City	OK	73118-5045	405-840-1001	$95,256.00	6/9/2017
American Dental Partners of Missouri, LLC	12528 Olive Blvd.	Creve Coeur	MO	63141	Landlord	Mid-Rivers Plaza, LLC		10955 B Olive Street Road	Creve Coeur	MO	63141		$58,695.96	1/31/2017
American Dental Partners of Missouri, LLC	12 Hutchinson Road	Ellisville	MO	63011	Landlord	Ortinau, L.L.C.	Mark M. Ortinau	1403 Bald Eagle	Glencoe	MO	63038		$54,080.04	11/30/2015
American Dental Partners of Missouri, LLC	1224 Graham Rd.	Florissant	MO	63031	Landlord	Christian Hospital Northeast – Northwest	President	11133 Dunn Road, Suite 300-N	St. Louis	MO	63136		$89,325.00	8/31/2011
American Dental Partners of Missouri, LLC	1630 Market Center Blvd.	O’Fallon	MO	63304	Landlord	MPPB, L.L.C.	James E. Thomas, CPA	1067 Mason Road	St. Louis	MO	63141	(314) 576-1350	$91,260.00	2/1/2022
American Dental Partners of Missouri, LLC	22 North Euclid Avenue	St. Louis	MO	63197	Landlord	Manageable Information Systems, Inc.	Commercial Realty Management, Inc., John E. Pound	222 South Central Avenue	Clayton	MO	63105		$128,557.32	4/30/2013
American Dental Partners of Missouri, LLC	605 Old Ballas Road	Creve Coeur	MO	63141	Landlord	Joe H. Scott, Sr. and Loretta A. Scott		1065 Executive Parkway, Ste 300	St. Louis	MO	63141		$116,448.96	12/31/2012
American Dental Partners of Missouri, LLC	515 Olive St.	St. Louis	MO	63101	Landlord	Winbrook Management, LLC		370 Seventh Ave. Ste. 1700	New York	NY	10001		$62,400.00	12/31/2011
American Dental Partners of Missouri, LLC	12101 Tesson Ferry Professional Center	St. Louis	MO	63197-0001	Landlord	Lawrence J. Gaydos, Jr.		11915 Edwards Place Ct.	St. Louis	MO	63128		$62,928.08	9/14/2012
American Dental Partners of Michigan, LLC d/b/a Redwood Dental Group	255 West Thirteen Mile Road	Madison Heights	MI	48071	Landlord	Redwood Investment Company		13403 Thirteen Mile Road	Warren	MI	48088		$18,866.72	4/30/2012
American Dental Partners of Michigan, LLC	45720 Schoenherr	Shelby Township	MI	48315	Landlord	Redwood Investment Company		13403 Thirteen Mile Road	Warren	MI	48093-3196		$125,998.00	9/30/2012
American Dental Partners of Michigan, LLC	22646 Nine Mile Road	St. Clair Shores	MI	48080	Landlord	Mary M. Ghanem Revocable Trust dated 12/23/1992							$54,220.00	8/3/2014
American Dental Partners of Michigan, LLC	111 East Long Lake Road	Troy	MI	48098	Landlord	Sunset Plaza Shopping Center, LLC		89 East Long Lake Road	Troy	MI	48085-4738		$78,946.30	5/31/2015
American Dental Partners of Michigan, LLC	13403 13 Mile Road	Warren	MI	48088	Landlord	BYW Investment Company		13403 13 Mile Road	Warren	MI	48088		$90,944.06	6/15/2011
American Dental Partners of Michigan, LLC	37380 Glenwood Rd.	Westland	MI	48186-5447	Landlord	Sheldon Eichler Lechateau		37 Sunset #53	Sarasota	FL	34236		$111,447.40	8/31/2012
American Dental Partners of Florida, LLC f/k/a Christie Dental Practice Group, P.L.L.C.	11902 Illinois Street	Dunnellon	FL	34430	Landlord	Mark E. Hampton, D.D.S., PC		3755C South Nova Road	Port Orange	FL	32129		$19,874.88	10/31/2011
American Dental Partners of Florida, LLC f/k/a Christie Dental Practice Group, P.L.L.C.	1390 S. Babcock Street	Melbourne	FL	32901	Landlord	Florida Marketplace of Brevard, Inc.	William Broussard	502 East New Haven Ave.	Melbourne	FL	32901		$32,707.92	2/29/2012
American Dental Partners of Florida, LLC f/k/a Christie Dental Partners, LLC	1421 Malabar Road, NE	Palm Bay	FL	32907	Landlord	Holmes Regional Medical Center, Inc.	Gail H. Schuneman, Pres-PBCH	Palm Bay Community Hospital, 1425 Malabar Road NE	Palm Bay	FL	32907		$24,594.74	11/30/2011
American Dental Partners of Florida, LLC f/k/a Christie Dental Partners, Inc.	1451 Sebastian Blvd.	Sebastian	FL	32958	Landlord	Blue Ribbon Crabapple, LLC	c/o Alliance Realty Services, LLC	3500 Piedmont Road, NE, Suite 105	Atlanta	GA	30305		$52,476.00	7/31/2014

(A)	Leases have been executed but lease payment dates cannot be determined until practices open.
(B)	Rent is based upon a fixed chair utilization fee times the number of days.

Schedule 7.11(c)(i) to Credit Agreement

Tenant Name	Building Address	Building City	Building State	Building Zip	Role	Company Name	Attention To	Contact Address	Contact City	Contact State	Contact Zip	Phone	2010 Rent	Lease End Date
American Dental Partners of Florida, LLC f/k/a Christie Dental Partners, Inc.	1515 East Silver Springs Blvd.	Ocala	FL	34470	Landlord	Commandment Realty ADA Compliant Ltd. aka	Commandment Realty	4444 Ste-Catherine West, Suite 100	Westmount	QC	H3Z 1R2		$34,863.65	5/31/2012
American Dental Partners of Florida, LLC f/k/a Christie Dental Partners, Inc.	1555 Howell Branch Road	Winter Park	FL	32789	Landlord	Chantilly Court, LLC		1555 Howell Branch Road, #D-100	Winter Park	FL	32789		$38,763.04	4/30/2013
American Dental Partners of Florida, LLC f/k/a Christie Dental	1674 W. Hibiscus Blvd.	Melbourne	FL	32901	Landlord	Hibiscus Office Park, LLC		1682 W. Hibiscus Blvd.	Melbourne	FL	32901		$58,910.85	9/30/2010
American Dental Partners of Florida, LLC f/k/a Todd Christie, DMD	2000 South Patrick Drive	Indian Harbour Beach	FL	32937	Landlord	2000 Building LLC		200 S Patrick Drive	Indian Harbour Beach	FL	32397		$22,801.00	12/31/2009
American Dental Partners of Florida, LLC f/k/a Christie Dental Practice Group, P.L.L.C. and Todd E Christie, D.M.D	2710 Southeast 17th Street	Ocala	FL	34471	Landlord	Stephen Semeco, James Clark and Lisa Wadsworth							$60,000.00	6/17/2012
Christie Dental Partners, Inc.	3150 North Wickham Road	Melbourne	FL	32935	Landlord	Brevard Realty Investments, LLC		1311 Bedford Drive	Melbourne	FL	32940		$19,227.96	10/31/2014
American Dental Partners of Florida, LLC f/k/a Christie Dental Partners, Inc.	33006 Professional Drive	Leesburg	FL	34788	Landlord	Del, LLC		PO Box 895532	Leesburg	FL	34789		$39,999.60	3/31/2012
American Dental Partners of Florida, LLC f/k/a Christie Dental Partners, Inc.	343 N. Ferncreek Ave.	Orlando	FL	32803	Landlord	Malcolm Henley DDS PA		4872 Waterwitch Point Drive	Orlando	FL	32806		$48,000.00	11/19/2012
American Dental Partners of Florida, LLC f/k/a Christie Dental Partners, Inc. and Todd E Christie, DMD	3755 South Nova Road	Port Orange	FL	32119	Landlord	Jokim, Inc.		3755 South Nova Road, Unit C	Port Orange	FL	32129		$29,030.04	6/30/2015
American Dental Partners of Florida, LLC f/k/a Christie Dental Partners, inc.	3801 W. Lake Mary Blvd.	Lake Mary	FL	32746	Landlord	Woolbright Lake Mary Village Center LLC							$38,556.00	5/31/2012
American Dental Partners of Florida, LLC f/k/a Christie Dental, LLC	3819 Murrell Road	Rockledge	FL	32955	Landlord	Crossroads Plaza, Inc.		PO Box 410944	Melbourne	FL	32941-0944	321-259-2112	$35,157.00	5/31/2006
American Dental Partners of Florida, LLC f/k/a Christie Dental Partners, Inc.	510 SW 5th Terrace	Williston	FL	32696	Landlord	Chandrakant J. Dave, DDS		5421 NW 72nd Street	Gainesville	FL	32653		$22,461.46	3/31/2012
American Dental Partners of Florida, LLC f/k/a Christie Dental Partners, Inc.	5201 Babcock Street, NE	Palm Bay	FL	32905	Landlord	Jack B. Spira and Dr. Edward Goldstein	Jack Spira	5205 Babcock Street, NE	Palm Bay	FL	32905		$30,660.00	11/30/2014
American Dental Partners of Florida, LLC f/k/a Christie Dental Partners LLC	5675 N. Atlantic Ave.	Cocoa Beach	FL	32931	Landlord	Canaveral Partners, LLC	c/o Matthew Development, LLC	7331 Office Park Place, #200	Viera	FL	32940		$55,254.00	3/31/2012
American Dental Partners of Florida, LLC f/k/a Christie Dental Partners, Inc.	5892 Red Bug Lake Road	Winter Springs	FL	32708	Landlord	GRE Red Willow, LP	Asset Manager	c/o Stiles Corporation, 300 SE 2nd Street	Fort Lauderdale	FL	33301		$31,143.60	2/28/2014
American Dental Partners of Florida, LLC f/k/a Christie Dental Practice Group, P.L.L.C and Todd E Christie, D.M.D.	5927 Southeast Babb Road	Belleview	FL	34420	Landlord	J. Carter Perkins, Jr., D.M.D.							$60,000.00	6/5/2012
American Dental Partners of Florida, LLC f/k/a Christie Dental Partners, Inc.	6015 W. Nordling Loop	Crystal River	FL	34429	Landlord	Dr. Linda Witherow		7034 W. Milwe Lane	Crystal River	FL	34429		$76,800.00	11/1/2012
American Dental Partners of Florida, LLC f/k/a Christie Dental Partners, Inc.	6300 N. Wickham Road	Melbourne	FL	32940	Landlord	Golden Triangle Realty LLC	c/o Brenner Real Estate Group	6767 N. Wickham Road, Suite 400	Melbourne	FL	32940		$24,248.00	8/31/2012
American Dental Partners of Florida, LLC f/k/a Christie Dental Partners, LLC	696 Country Club Drive	Titusville	FL	32780	Landlord	Michael Martucci		776 Country Club Drive	Titusville	FL	32780		$31,920.00	11/30/2010
American Dental Partners of Florida, LLC	775 East Merritt Island Causeway	Merritt Island	FL	32952	Landlord	Merritt Square Office Investors, LLC							$83,565.96	12/31/2015
American Dental Partners of Florida, LLC f/k/a Christie Dental Partners, Inc.	8438 SW 103rd Street	Ocala	FL	34481	Landlord	Kelly H Leaird		4969 SW 2nd Court	Ocala	FL	34474		$58,002.00	4/27/2011
American Dental Partners of Florida, LLC f/k/a Christie Dental Partners, Inc.	995 N State Road 434	Altamonte Spring	FL	32714	Landlord	MSKP Oak Grove LLC		4500 PGA Blvd., 400	Palm Beach Gardens	FL	33418		$27,763.76	7/31/2014
ADP of New York, LLC	80 Flat St.	Brattleboro	VT	5301	Landlord	Vivace Realty L.L.C.			Brattleboro	VT	5302		$25,051.00	7/31/2010
ADP of New York, LLC dba First Advantage Dental	489 Bernardston Road	Greenfield	MA	1301	Landlord	L.P.L. / LLC		55 Eastwood Circle	Gardner	MA	1440		$39,507.00	9/30/2014
ADP of New York, LLC	241 King Street	Northampton	MA	1060	Landlord	Danrich Realty Trust Co.		241 King Street, Room 37	Northampton	MA	1060		$61,672.36	4/30/2012
ADP of New York, LLC	1662 Central Avenue	Albany	NY	12205	Landlord	Tana Potluri Co, LLC		1662 Central Avenue	Albany	NY	12205		$18,900.00	12/31/2010
ADP of New York, LLC	74 Delaware Ave.	Delmar	NY	12054	Landlord	Virginia A. Plaisted, D.D.S.		75 Patterson Drive	Glenmont	NY	12077	(518) 439-3589	$88,864.00	6/30/2017
ADP of New York, LLC	2500 Pond View Rd.	Castleton	NY	12033	Landlord	2500 Pondview LLC	c/o Metro Property Group, LLC	IW Red Oak Lane	White Plains	NY	10604		$29,766.00	11/30/2010
ADP of New York, LLC	1532 Route 9	Clifton Park	NY	12065	Landlord	Abele Route Nine	c/o Abele Builders, Inc.	14 Corporate Drive	Clifton Park	NY	12065		$51,885.00	12/31/2012
ADP of New York, LLC (American Dental Partners of New York, LLC)	4 Normanskill Blvd.	Delmar	NY	12054	Landlord	Athen Associates		4 Normanskill Blvd	Delmar	NY	12054		$25,621.47	3/31/2015
ADP of New York, LLC	160 Fairview Ave	Hudson	NY	12534	Landlord	Fairview Plaza, Inc.		65 Maple Avenue	Hudson	NY	12534		$14,160.96	8/31/2011
ADP of New York, LLC	1201 Troy Schenectady Road	Latham	NY	12110	Landlord	FCA Group, LLC	Property Management, Lease Administrator	26 Century Hill Drive	Latham	NY	12110		$128,014.00	12/31/2014
ADP of New York, LLC	6 Executive Park Drive	Clifton Park	NY	12065	Landlord	6 Halfmoon Park Drive, Inc.		120 High Rock Avenue	Saratoga Springs	NY	12866		$37,471.56	3/31/2014

(A)	Leases have been executed but lease payment dates cannot be determined until practices open.
(B)	Rent is based upon a fixed chair utilization fee times the number of days.

Schedule 7.11(c)(i) to Credit Agreement

Tenant Name	Building Address	Building City	Building State	Building Zip	Role	Company Name	Attention To	Contact Address	Contact City	Contact State	Contact Zip	Phone	2010 Rent	Lease End Date
ADP of New York, LLC	1092 Route 9	Queensbury	NY	12804	Landlord	PHRG LLC		9 Woodcrest Drive	Queensbury	NY	12804	(518) 793-3356	$156,000.00	5/31/2017
ADP of New York, LLC (American Dental Partners of New York, LLC)	381 Church St.	Saratoga Springs	NY	12866	Landlord	381 Church Street, LLC		340 Broadway	Saratoga Springs	NY	12866		$72,197.92	10/31/2014
ADP of New York, LLC	2727 Hamburg Street	Rotterdam	NY	12303	Landlord	Hamburg Street Associates	c/o Michael Crisafulli	57 Karner Road	Albany	NY	12205		$18,993.98	10/31/2015
ADP of New York, LLC	1444 Massachusetts Avenue	Troy	NY	12180	Landlord	Seton Hall Associates		99 Pine Street	Albany	NY	12207		$8,284.00	4/30/2010
American Dental Partners of Pennsylvania, LLC	234 South Main St.	Homer City	PA	15748-1560	Landlord	Grettler Properties	Rodney Grettler	P.O. Box 1022	Indiana	PA	15701		$15,000.00	6/30/2010
American Dental Partners of Pennsylvania, LLC	655 Church Street	Indiana	PA	15701-2788	Landlord	Mr. Rodney Grettler and Mr. Bernard Burns		15 S. 8th Street	Indiana	PA	15701		$69,771.00	8/31/2014
American Dental Partners of Pennsylvania, LLC	241 Schoolhouse Dr.	Johnstown	PA	15904	Landlord	Cammik Holdings, LLC		P.O. Box 34	Johnstown	PA	15907		$36,935.88	6/30/2015
American Dental Partners of Pennsylvania, LLC	6200 Steubenville Pike	Robinson Township	PA		Landlord	Water Tower Associates	c/o Dr. Mark E. Silberg		Robinson Township	PA			$20,000.00	10/31/2010
American Dental Partners of Pennsylvania, LLC	320 Center Road	Monroeville	PA	14516	Landlord	Dr. Abel Soster		2703 Millstone Court	Murrysville	PA	15668		$60,000.00	12/31/2010
American Dental Partners of Pennsylvania, LLC	220 Bessemer Rd.	Mt. Pleasant	PA	15666	Landlord	H-Squared I, Inc d/b/a The Executive Building		250 Mt. Lebanon Boulevard, Suite 403	Pittsburgh	PA	15234		$46,980.00	5/31/2012
American Dental Partners of Pennsylvania, LLC d/b/a Chestnut Hills Dental	5889 Forbes Ave.	Pittsburgh	PA	15217	Landlord	5889 Forbes Avenue Associates	Anthony J. Ross, President	5989 Penn Circle South	Pittsburgh	PA	15206		$51,038.04	6/30/2013
American Dental Partners of Pennsylvania, LLC dba Chestnut Hills Dental	8775 Norwin Avenue	Irwin	PA	15642	Landlord	NH Hills LLC, NH MP Hills, LLC		365 South Street	Morristown	NJ	7960		$54,999.96	4/30/2017
ADP of New York, LLC	3950 E. Robinson Rd.	Amherst	NY	14228	Landlord	Northwoods, L.L.C.	c/o Harry L. Metcalf, M.D.	1150 Youngs Road	Williamsville	NY	14221		$42,436.00	2/1/2011
ADP of New York, LLC (American Dental Partners of New York, LLC)	3990 McKinley Parkway	Blasdell	NY	14219	Landlord	Peter Liberatore Jr.		3375 N. Benzing Road	Orchard Park	NY	14127		$22,524.96	1/31/2012
ADP of New York, LLC	9290 Boston State Rd.	Boston	NY	14025	Landlord	Michael D. Ehlers		4 Lakeridge Dr.	Orchard Park	NY	14127		$50,583.35	5/31/2014
ADP of New York, LLC	2240-2290 Delaware Avenue	Buffalo	NY	14216	Landlord	Allentown Properties, LLC		8441 Cooper Creek Blvd.	University Park	FL	34201		$95,913.61	5/31/2023
ADP of New York, LLC (American Dental Partners of New York, LLC)	2121 Main St.	Buffalo	NY	14214	Landlord	Sisters of Charity Hospital	Matthew S. Hamp, Chief Operating Officer	2157 Main Street	Buffalo	NY	14214		$36,610.86	6/30/2010
ADP of New York, LLC	6350 Transit Rd.	Depew	NY	14043	Landlord	B.K.V. Realty Co., LLC		2430 North Forest Road	Getzville	NY	14068		$284,666.00	10/31/2020
ADP of New York, LLC	210 Westchester Ave.	White Plains	NY	10604-2901	Landlord	Westchester Medical Group, PC		210 Westchester Ave.	White Plains	NY	10604-2901		$60,576.00	3/31/2012
ADP of New York, LLC	31B Hall Drive	Amherst	MA	01002-2743	Landlord	Middle Hampshire Development Group			Springfield	MA			$94,425.00	5/31/2011
ADP of New York, LLC	2430 North Forest Road	Getzville	NY	14068	Landlord	B.K.V. Realty Co., LLC		2430 North Forest Road	Getzville	NY	14068		$429,660.00	10/31/2020
ADP of New York, LLC	5907 South Park Ave.	Hamburg	NY	14075	Landlord	L.S. & Associates		Statler Towers	Buffalo	NY	14202		$98,045.76	12/31/2014
ADP of New York, LLC	9 Main Street	Holland	NY	14080	Landlord	Ralph D. Lowe, Jr.	Holland Hardware, Inc.	11 North Main St.	Holland	NY	14080-0053		$15,105.00	9/30/2012
ADP of New York, LLC	3340-3356 Southwestern Blvd.	Orchard Park	NY	14127	Landlord	B.K.V. Realty Co., LLC		2430 North Forest Road	Getzville	NY	14068		$219,473.00	10/31/2020
ADP of New York, LLC	3333 West Henrietta Road	Rochester	NY	14623	Landlord	Southtown Plaza Associates, LLC		2975 Brighton-Henrietta Town Line Road	Rochester	NY	14623		$99,216.24	1/31/2013
ADP of New York, LLC	1510 Ridge Road West	Rochester	NY	14615	Landlord	Anthony Comparato	Compson Development	980 North Federal Highway	Boca Raton	FL	33432		$173,250.00	6/30/2015
ADP of New York, LLC (American Dental Partners of New York, LLC)	800 Harlem Road	West Seneca	NY	14224	Landlord	RB-3 Associates	Lease Administrator	570 Delaware Avenue	Buffalo	NY	14202		$51,562.50	7/31/2020
ADP of New York, LLC (American Dental Partners of New York, LLC)	1020 Youngs Road	Williamsville	NY	14221	Landlord	Youngs Center, LLC		6105 Transit Road	East Amherst	NY	14051		$92,736.48	9/30/2018
American Dental Partners, Inc.	Penn Center East	Pittsburgh	PA	15235	Landlord	PCE TT, LP	c/o LG Realty Advisors, Inc.	535 Smithfield Street	Pittsburgh	PA	15222		$179,360.00	3/1/2012
American Dental Partners, Inc.	401 Edgewater Place	Wakefield	MA	1880	Landlord	EJC Edgewater LLC	c/o James Campbell Company, LLC	425 California Street, Suite 1000	San Francisco	CA	94104		$364,572.76	12/31/2014
American Dental Partners, Inc.	3000 Bethesda Place	Winston-Salem	NC	27103	Landlord	Bethesda Oaks, Inc.		3000 Bethesda Place, Ste 203	Winston-Salem	NC	27103		$24,804.00	10/31/2011
American Dental Partners of Tennessee, LLC	7519 Highway 64	Memphis	TN	38183	Landlord	Appling Way I L.L.C.		5170 Sanderlin	Memphis	TN	38117		$43,875.00	3/31/2017
American Dental Partners of Tennessee, LLC	7105 Bakers Bridge Ave.	Brentwood	TN	37027-2960	Landlord	Mallory Commons, Inc	Michael Hart	7105 Bakers Bridge Ave	Brentwood	TN	37027	615/394-4870	$34,200.00	11/30/2017

(A)	Leases have been executed but lease payment dates cannot be determined until practices open.
(B)	Rent is based upon a fixed chair utilization fee times the number of days.

Schedule 7.11(c)(i) to Credit Agreement

Tenant Name	Building Address	Building City	Building State	Building Zip	Role	Company Name	Attention To	Contact Address	Contact City	Contact State	Contact Zip	Phone	2010 Rent	Lease End Date
American Dental Partners of Tennessee, LLC	2130 W. Poplar Avenue	Collierville	TN	38017	Landlord	X-L Service, Inc.		834 W. Poplar Avenue	Collierville	TN	38017		$58,266.00	1/31/2014
American Dental Partners of Tennessee, LLC	8520 Macon Rd.	Cordova	TN	38018	Landlord	L.C. Properties		8520 Macon Rd.	Cordova	TN	38018		$16,500.00	6/30/2015
American Dental Partners of Tennessee, LLC	7535 Poplar Ave.	Germantown	TN	38138	Landlord	Shops at Saddle Creek, Inc.	Mr. Douglas W. Bennett	1801 Hermitage Boulevard	Tallahassee	FL	32308		$116,292.00	12/31/2011
American Dental Partners of Tennessee, LLC	5150 Stage Road	Bartlett	TN	38134	Landlord	The Memphis Fire Fighters Association		5150 Stage Road, Ste 103	Memphis	TN	38134		$32,400.00	3/1/2011
American Dental Partners of Tennessee, LLC	7948 Winchester Rd.	Memphis	TN	38125	Landlord	Inland Western Memphis Winchester, L.L.C.		2901 Butterfield Road	Oak Brook	IL	60523	(866) 214-7500	$31,666.70	2/28/2013
American Dental Partners of Tennessee, LLC, f/k/a American Dental Partners of Tennessee, Inc.	11618 Chapman Highway	Seymour	TN	37865	Landlord	Joseph B. Fannon and Barry L. Shular		109 Parkway	Sevierville	TN	37862		$45,000.00	12/31/2014
American Dental Partners of Alabama, LLC	4500 Montevallo Rd.	Birmingham	AL	35210	Landlord	Shoppes on Montevallo, LLC		c/o McKenzie Camden, LLC	Birmingham	AL	35213	205-542-0020	$49,074.96	2/28/2014
American Dental Partners of Alabama, LLC f/k/a American Dental Partners of Alabama, Inc.	315 N. 3rd Street	Gadsden	AL	35901	Landlord	Gregerson’s Foods, Inc.		272 North Third Street	Gadsden	AL	35901		$36,750.00	3/16/2015
American Dental Partners of Alabama, LLC dba Tuscaloosa Dental Care	1701 McFarland Blvd East	Tuscaloosa	AL	35404	Landlord	University Mall, L.L.C.	Legal Department	3500 Eastern Boulevard	Montgomery	AL	36116		$63,867.50	5/31/2013
American Dental Partners of Maryland LLC f/k/a American Dental Partners of Virginia, LLC	11503 Sunrise Valley Avenue	Reston	VA	22090	Landlord	11503 Sunrise Associates, L.L.P.	c/o McNamee, Hosea, Jemigan & Kim, P.A.	6411 Ivy Lane	Greenbelt	MD	20770		$360,000.00	5/31/2013
American Dental Partners of Maryland, LLC f/k/a American Dental Partners of Virginia, Inc.	11511 Sunrise Valley Ave.	Reston	VA	22090	Landlord	11503 Sunrise Associates, II, L.L.P.	c/o McNamee, Hosea, Jernigan & Kim, P.A.	6411 Ivy Lane	Greenbelt	MD	20770		$72,000.00	5/31/2013
American Dental Partners of Maryland, LLC, f/k/a American Dental Partners of Virginia, LLC	20955 Professional Plaza	Ashburn	VA	20147	Landlord	Washington Real Estate Investment Trust	Asset Manager	6110 Executive Boulevard	Rockville	MD	20852		$128,202.70	7/7/2014
American Dental Partners of Maryland, LLC	7425 Arlington Rd.	Bethesda	MD	20814	Landlord	Randall M. Rothstein and Sheryl B. Rothstein		9201 Mistwood Drive	Potomac	MD	20854		$111,999.96	12/31/2014
American Dental Partners of Maryland, LLC f/k/a American Dental Partners of Maryland, Inc.	5005 Signal Bell Lane	Clarksville	MD	20129	Landlord	T&R Professional, LLC	c/o Troutman Company	9030 Red Branch Road, Suite 100	Columbia	MD	21045		$195,746.64	4/30/2011
American Dental Partners of Maryland, LLC	10840 Little Patuxent Parkway	Columbia	MD	21044	Landlord	Stein Properties	Ivy Yates	c/o The Sanford Companies	Columbia	MD	21045		$121,095.37	1/31/2015
American Dental Partners of Maryland, LLC	1137 Liberty Road	Eldersburg	MD	21784	Landlord	1137 Liberty LLC	Harold S. Marks, D.D.S.	46 Bell Chase Court	Baltimore	MD	21208	410-486-8471	$63,000.00	9/30/2010
American Dental Partners of Maryland, LLC	2955 Crain Hwy.	Waldorf	MD	20601-2810	Landlord	301 Medical Building Limited Partnership		P.O. Box 1142	Waldorf	MD	20601	301-843-1000	$111,560.68	8/31/2014
American Dental Partners of Louisiana, LLC f/k/a American Dental Partners of Louisiana, Inc.	1000 C. M. Fagan Drive	Hammond	LA	70403	Landlord	LeRoy S. Crapanzano D.D.S.		1000 C.M. Fagan Dr., Suite A	Hammond	LA	70403		$29,023.80	3/31/2013
American Dental Partners of Louisiana, LLC	2400 Veterans Blvd.	Kenner	LA	70062	Landlord	Metairie West LLC		2400 Veterans Blvd.	Kenner	LA	70062		$73,150.20	10/31/2017
American Dental Partners of North Carolina, LLC f/k/a American Dental Partners of North Carolina, Inc.	1010 High House Rd.	Cary	NC	27513	Landlord	PTM Associates, Inc.		1010 High House Road	Cary	NC	27513		$45,259.68	8/31/2010
American Dental Partners of North Carolina, LLC f/k/a American Dental Partners of North Carolina, Inc.	1010 High House Rd.	Cary	NC	27513	Landlord	PTM Associates, Inc.		PO Box 5276	Cary	NC	27512		$45,259.68	8/31/2010
American Dental Partners of North Carolina, LLC	200 Keisler Dr.	Cary	NC	27511	Landlord	CST Associates		108 Lochview Drive	Cary	NC	27511		$44,354.16	12/31/2005
American Dental Partners of North Carolina, LLC f/k/a American Dental Partners of North Carolina, Inc.	2901 Coltsgate Rd.	Charlotte	NC	28211	Landlord	Coltsgate E.I. Associates LLC	First Colony Corporation	6853 Fairview Road	Charlotte	NC	28210		$71,222.80	11/30/2010
American Dental Partners of North Carolina, LLC	10320 Mallard Creek Rd.	Charlotte	NC	28262	Landlord	Cogdell Investors (Mallard), LP	Property Management	4401 Barclay Downs Drive	Charlotte	NC	28209		$78,648.60	11/30/2014
American Dental Partners of North Carolina, LLC	2300 Sardis Road North	Charlotte	NC	28227	Landlord	93-85 Associates		8441 Cooper Creek Boulevard	University Park	FL	34201		$49,036.13	11/30/2013
American Dental Partners of North Carolina, LLC	Bowman Gary School of Medicine / Wake Forest University	Winston-Salem	NC	27157-1093	Landlord	Wake Forest University Baptist Medicine School		Medical Center Blvd.	Winston-Salem	NC	27157-1093		$72,000.00	6/1/2010
American Dental Partners of North Carolina, LLC	Comp Rehab Plaza, 131 Miller St.	Winston-Salem	NC	27103-2508	Landlord	Wake Forest University Baptist Medicine School		Medical Center Blvd.	Winston-Salem	NC	27157-1093		$207,170.00	6/1/2010
American Dental Partners of North Carolina, LLC	8401 University Executive Park	Charlotte	NC	28262	Landlord	Atapco UEP, Inc.		1 North Charles Street	Baltimore	MD	21201		$82,030.00	5/31/2011
American Dental Partners of North Carolina, LLC	2360 Lewisville Clemmons Road	Clemmons	NC	27012	Landlord	The Carabelli Investment Group, LLC	Dr. Raymond S. Garrison	Medical Center Blvd.	Winston-Salem	NC	27157-1093		$53,100.00	2/25/2018
American Dental Partners of North Carolina, LLC	2609 N. Duke St.	Durham	NC	27704	Landlord	Windrose Central Medical Properties, LLC		3502 Woodview Trace	Indianapolis	IN	46268	317-860-8100	$23,616.12	8/31/2012
American Dental Partners of North Carolina, LLC.	801 Jones Franklin Rd.	Raleigh	NC	27606	Landlord	Duke Realty Limited Partnership	c/o Duke Realty Corporation	3005 Carrington Mill Road, Ste 100	Morrisville	NC	27560		$103,877.16	3/14/2016
American Dental Partners of North Carolina, LLC	2840 Plaza Place	Raleigh	NC	27612	Landlord	Crosspointe II Limited Partnership			Raleigh	NC	27622		$43,896.70	10/31/2010
American Dental Partners of North Carolina, LLC f/k/a American Dental Partners of North Carolina,	807 Spring Forest Rd.	Raleigh	NC	27609	Landlord	CN Investors, LLC	Anthony & Co.	702 Oberlin Rd.	Raleigh	NC	27605	919/832-1110	$63,953.04	6/30/2011

(A)	Leases have been executed but lease payment dates cannot be determined until practices open.
(B)	Rent is based upon a fixed chair utilization fee times the number of days.

Schedule 7.11(c)(i) to Credit Agreement

Tenant Name	Building Address	Building City	Building State	Building Zip	Role	Company Name	Attention To	Contact Address	Contact City	Contact State	Contact Zip	Phone	2010 Rent	Lease End Date
American Dental Partners of North Carolina, LLC f/k/a American Dental Partners of North Carolina,	1615 S. Hawthorne Rd.	Winston-Salem	NC	27103	Landlord	David J. Barabe, D.D.S.		247 Griffith Rd.	Advance	NC	27006		$43,544.52	6/30/2015
American Dental Partners of Minnesota, LLC, f/k/a PDHC, Ltd., d/b/a Park Dental	3030 Centre Pointe Drive	Roseville	MN	55113	Landlord	Centre Pointe LLP	c/o Peter Mork	5003 Bruce Avenue	Edina	MN	55424		$164,577.00	4/16/2016
American Dental Partners of Minnesota, LLC	5585 LaCentre Avenue	Albertville	MN	55301	Landlord	Albertville, LLC		729 North Frontier Dr.	Papillion	NE	68046		$44,813.04	9/30/2011
American Dental Partners of Minnesota, LLC	4255 Pheasant Ridge Dr.	Blaine	MN	55449	Landlord	MEPT Blaine LLC	President/ MEPT or Partrick O. Mayberry	3 Bethesda Metro Center	Bethesda	MD	20814		$21,807.00	12/31/2011
American Dental Partners of Minnesota, LLC, f/k/a Metropolitan Dental Management, Inc. d/b/a Metro Dental Care	3507 Round Lake Boulevard	Anoka	MN	55303	Landlord	Meadow Creek 2, LLC		15600 Wayzata Boulevard	Wayzata	MN	55391		$69,003.00	5/31/2016
American Dental Partners of Minnesota, LLC, f/k/a PDHC, Ltd.	14990 Glazier Ave.	Apple Valley	MN	55124	Landlord	Goldy P&F, LLC	Bill Goldenberg	6821 York Avenue South	Edina	MN	55435		$57,088.02	6/30/2018
American Dental Partners of Minnesota, LLC, f/k/a Metropolitan Dental Management, Inc. d/b/a Metro Dentalcare	14929 Florence Trail	Apple Valley	MN	55124	Landlord	Fischer Market Place, LLP		14698 Galaxie Avenue	Apple Valley	MN	55124		$39,753.48	10/31/2011
American Dental Partners of Minnesota, LLC, f/k/a Metropolitan Dental Management, Inc.	265 NE Highway 10	Blaine	MN	55434	Landlord	MGM Properties, LLC		1124 Larpenteur Avenue West	St. Paul	MN	55113		$69,519.36	12/31/2013
American Dental Partners of Minnesota, LLC, f/k/a Metropolitan Dental Management, Inc.	10611 France Ave.	Bloomington	MN	55431-3554	Landlord	France Avenue Development Partners, LLC		129 N. 2nd Street	Minneapolis	MN	55401		$72,245.52	3/31/2017
American Dental Partners of Minnesota, LLC, successor in interest to Greg Walling, D.D.S., P.A.	5001 American Boulevard West	Bloomington	MN	55437	Landlord	Bloomgate Holdings, LLC	c/o Welsh Companies, LLC	P.O. Box 70870, CM 3650	Saint Paul	MN	55170-3650		$28,671.00	2/29/2012
American Dental Partners of Minnesota, LLC, f/k/a Metro Dental Management, Inc.	512 Sixty Sixth Avenue North	Brooklyn Center	MN	55430	Landlord	RE & DJ Schell, Trustees		3741 Impatiens Lane	Brooklyn Parks	MN	55443		$80,034.57	7/31/2013
American Dental Partners of Minnesota, LLC, successor in interest to PDG, P.A. and The Dental Specialists of Minnesota, P.A.	50 Nicollet Blvd.	Burnsville	MN	55337	Landlord	DRF Burnsville Dental Building LLC	c/o Frauenshuh Companies	7101 West 78th Street	Bloomington	MN	55439		$191,586.12	6/30/2025
American Dental Partners of Minnesota, LLC, f/k/a PDHC, Ltd.	50 Nicollet Blvd.	Burnsville	MN	55337	Landlord	DRF Burnsville Dental Building LLC	c/o Frauenshuh, Inc.	7101 West 78th Street	Bloomington	MN	55439		$144,822.36	6/30/2025
American Dental Partners of Minnesota, LLC, f/k/a Metropolitan Dental Management, Inc.	14344 Burnhaven Drive	Burnsville	MN	55306	Landlord	PD Burnsville, LLC		11111 Excelsior Blvd	Hopkins	MN	55343		$134,985.00	2/28/2019
American Dental Partners of Minnesota, LLC, f/k/a Metropolitan Dental Management Inc. d/b/a Metro Dentalcare	7808 Market Blvd.	Chanhassen	MN	55317	Landlord	Market Square Associates II, LLC	c/o V. Clayton & Associates	P.O. Box 404	Chanhassen	MN	55317		$52,592.96	5/31/2016
American Dental Partners of Minnesota, LLC, f/k/a Metropolitan Dental Management, Inc. d/b/a Metro Dentalcare	1435 White Oak Dr.	Chaska	MN	55318-2667	Landlord	Insignia Development LLC		6889 Rowland Road, Suite 100	Eden Prairie	MN	55344		$58,296.00	5/6/2015
American Dental Partners of Minnesota, LLC, f/k/a Metropolitan Dental Management, Inc.	13040 & 13055 Riverdale Drive	Coon Rapids	MN	55448	Landlord	Riverdale 2005, LLC		15600 Wayzata Blvd., Suite 201	Wayzata	MN	55391		$107,262.20	6/30/2013
American Dental Partners of Minnesota, LLC, f/k/a Metropolitan Dental Management, Inc.	7430 80th Street	Cottage Grove	MN	55016	Landlord	Oak Park Commons LLC		7430 80th Street	Cottage Grove	MN	55016		$46,312.44	6/30/2014
American Dental Partners of Minnesota, LLC, f/k/a PDHC, Ltd.	1905 Plaza Dr.	Eagan	MN	55122-2883	Landlord	DRF Dental Buildings LLC	c/o Frauenshuh Companies	7101 West 78th Street, Suite 100	Bloomington	MN	55439		$155,916.24	12/31/2014
American Dental Partners of Minnesota, LLC, f/k/a Metropolitan Dental Management, Inc.	1965 Cliff Lake Rd.	Eagan	MN	55122-2590	Landlord	Cliff Lake Marketplace, LLC	Eagle Valley Management	P.O. Box 29361	Minneapolis	MN	55426		$110,259.20	10/31/2017
American Dental Partners of Minnesota, LLC, f/k/a Metropolitan Dental Management, Inc.	8353 Crystal View Road	Eden Prairie	MN	55344	Landlord	Lariat Companies, Inc.		8843 Joiner Ave.	Eden Prairie	MN	55344		$60,823.42	1/31/2014
American Dental Partners of Minnesota, LLC, f/k/a Metropolitan Dental Management, Inc.	18223 Carson Court	Elk River	MN	55330	Landlord	Elk River 2006, LLC		15600 Wayzata Boulevard, Suite 201	Wayzata	MN	55391		$69,215.50	10/31/2017
American Dental Partners of Minnesota, LLC, f/k/a Metropolitan Dental Management, Inc.	9042 Cahill Avenue	Inver Grove Heights	MN	55077	Landlord	Concord Crossroads 2004, LLC		15600 Wayzata Boulevard	Wayzata	MN	55391		$65,450.00	9/30/2014
American Dental Partners of Minnesota, LLC, f/k/a Metropolitan Dental Management, Inc.	44 St. Croix Trail South	Lakeland	MN	55043	Landlord	MDA Properties, LLC		2999 Yorkton Boulevard	Little Canada	MN	55117	651-482-9169	$30,130.56	7/31/2013
American Dental Partners of Minnesota, LLC, f/k/a Metropolitan Dental Management, Inc.	17597 Cedar Ave.	Lakeville	MN	55044	Landlord	Lakeville 2003, LLC		15600 Wayzata Boulevard, Suite 201	Wayzata	MN	55391		$115,123.00	9/30/2014
American Dental Partners of Minnesota, LLC	15785 95th Ave. North	Maple Grove	MN	55369	Landlord	DRF Dental Buildings LLC	c/o Frauenshuh Companies	7101 West 78th Street	Bloomington	MN	55439-5801		$176,685.00	5/31/2014
American Dental Partners of Minnesota, LLC, f/k/a Metropolitan Dental Management, Inc.	13340 Bass Lake Rd.	Maple Grove	MN	55311	Landlord	Wedgwood Equities LLC	c/o TOLD Development Company	Two Carlson Parkway	Plymouth	MN	55447	952-278-9000	$68,448.84	6/30/2016
American Dental Partners of Minnesota, LLC, f/k/a Metropolitan Dental Management, Inc.	1870 Beam Avenue	Maplewood	MN	55109	Landlord	Teman Family Limited Partnership	c/o Welsh Companies, LLC	7807 Creekridge Circle	Minneapolis	MN	55439		$57,696	3/4/2015
American Dental Partners of Minnesota, LLC, f/k/a Metropolitan Dental Management, Inc.	825 Nicollet Mall	Minneapolis	MN	55402	Landlord	Medical Arts, LLP	c/o Rice Real Estate Company	825 Nicollet Mall	Minneapolis	MN	55402		$26,808.00	3/31/2014
American Dental Partners of Minnesota, LLC	1253 Geneva Ave.	Oakdale	MN	55128	Landlord	Geneva Plaza LLC		c/o Madison Equities, Inc., 325 Cedar St., Ste 400	St. Paul	MN	55101	651-486-3905	$8,501.43	5/31/2011
American Dental Partners of Minnesota, LLC, f/k/a Metropolitan Dental Management, Inc.	40 Central Avenue	Osseo	MN	55369	Landlord	Wiley Properties, LLC		315 - 1st Avenue N.E.	Osseo	MN	55369		$41,145.36	3/31/2014
American Dental Partners of Minnesota, LLC, f/k/a PDHC, Ltd.	4670 Park Nicollet Avenue S.E.	Prior Lake	MN	55372	Landlord	Park Nicollet Clinic HealthSystem Minnesota		3800 Park Nicollet Boulevard	St. Louis Park	MN	55416		$43,575.00	10/31/2012
American Dental Partners of Minnesota, LLC, f/k/a Metropolitan Dental Management, Inc.	6601 Lyndale Avenue South	Richfield	MN	55423	Landlord	Woodlake - VEF IV, LLC	B. Stanton Breon, c/o VEF Advisors, LLC	3340 Peachtree Road, NE	Atlanta	GA	30326		$369,583.50	11/30/2010

(A)	Leases have been executed but lease payment dates cannot be determined until practices open.
(B)	Rent is based upon a fixed chair utilization fee times the number of days.

Schedule 7.11(c)(i) to Credit Agreement

Tenant Name	Building Address	Building City	Building State	Building Zip	Role	Company Name	Attention To	Contact Address	Contact City	Contact State	Contact Zip	Phone	2010 Rent	Lease End Date
American Dental Partners of Minnesota, LLC, f/k/a Metropolitan Dental Management, Inc.	718 West 66th St.	Richfield	MN	55423-2203	Landlord	Market Plaza Commercial Limited Partnership	c/o G & P Properties, Inc.	3663 Park Center Blvd.	St. Louis Park	MN	55416		$44,744.04	7/31/2011
American Dental Partners of Minnesota, LLC, f/k/a Metropolitan Dental Management, Inc.	2690 Snelling Ave.	Roseville	MN	55113	Landlord	Lohmann Limited Partnership	c/o Pinehurst Properties, Inc.	4999 France Avenue South, Suite 220	Minneapolis	MN	55410		$79,901.52	10/31/2011
American Dental Partners of Minnesota, LLC, f/k/a Metropolitan Dental Management, Inc.	7447 Egan Drive	Savage	MN	55378	Landlord	4L Ventures LLP	Ray Leathers	14750 Virginia Ave. S.	Savage	MN	55378		$77,010.00	4/14/2012
American Dental Partners of Minnesota, LLC, f/k/a Metropolitan Dental Management, Inc.	1759 17th Ave.	Shakopee	MN	55379	Landlord	TNP Properties, LLC		8812 138th Street	Savage	MN	55378		$57,345.00	9/30/2017
American Dental Partners of Minnesota, LLC, f/k/a Metropolitan Dental Management, Inc.	4552 Bryant Avenue South	Minneapolis	MN	55419	Landlord	Bryant Avenue Property, LLC		7545 Office Ridge Circle	Eden Prairie	MN	55344		$32,064.81	3/31/2015
American Dental Partners of Minnesota, LLC, f/k/a PDHC, Ltd.	4959 Excelsior Blvd.	St. Louis Park	MN	55416	Landlord	DRF Dental Buildings LLC	c/o Frauenshuh Companies	7101 West 78th Street	Bloomington	MN	55439		$149,938.44	3/31/2020
American Dental Partners of Minnesota, LLC, f/k/a Metropolitan Dental Management, Inc.	911 E. Maryland Ave.	St. Paul	MN	55106	Landlord	Maryland Real Estate Investments, LLP		911 E. Maryland Avenue	St. Paul	MN	55106		$19,200.00	8/31/2011
American Dental Partners of Minnesota, LLC, f/k/a Merit Dental Care Laboratory, LLC	1630 University Avenue	St. Paul	MN	55104	Landlord	TLJC, LLC		7760 France Ave. South, Suite 770	Minneapolis	MN	55435		$46,707.72	4/30/2012
American Dental Partners of Minnesota, LLC, f/k/a Metropolitan Dental Management, Inc.	1630 University Ave.	St. Paul	MN	55104	Landlord	TLJC, LLC		7760 France Ave. South, Suite 770	Minneapolis	MN	55435		$125,574.70	4/30/2012
American Dental Partners of Minnesota, LLC, f/k/a Metropolitan Dental Management, Inc.	14729 Highway 36	Stillwater	MN	55082	Landlord	Stillwater Crossing, LLC	c/o Eric Bjelland	3500 American Blvd. West	Bloomington	MN	55431		$56,524.92	12/31/2015
American Dental Partners of Minnesota, LLC, f/k/a Metropolitan Dental Management, Inc.	445 Lake Street Building	Wayzata	MN	55391	Landlord	445 Lake Street Limited Partnership		445 East Lake Street	Wayzata	MN	55391		$108,823.02	3/31/2013

American Dental Partners of Minnesota, LLC f/k/a PDHC, Ltd.	4940 Viking Drive	Edina	MN	55434	Landlord	Pentagon Park Tower, LLC	c/o Wayzata Properties, LLC	294 Grove Lane East	Wayzata	MN	55391		$46,699.68	4/30/2012
American Dental Partners of Minnesota, LLC, f/k/a Metro Dental Management, Inc.	1099 South Robert St.	West St. Paul	MN	55118	Landlord	South Robert Plaza, LLC		2252 Lenwood Court SW	Rochester	MN	55902		$61,920.00	4/30/2019
Apple Park Associates, Inc.	14605 Glazier Ave.	Apple Valley	MN	55124-7545	Landlord	Apple Park Partners	Dr. Karl Biewald	14605 Glazier Avenue	Apple Valley	MN	55124		$154,459.08	12/31/2011
Apple Park Associates, Inc.	3930 Northwoods Dr.	Arden Hills	MN	55112	Landlord	Group Health Plan, Inc.		8170 33rd Avenue S.	Bloomington	MN	55425		$45,874.20	12/31/2010
Apple Park Associates, Inc., d/b/a Orthodontic Care Specialists	11806 Aberdeen Street N.E.	Blaine	MN	55449	Landlord	Continental Holdings, L.L.C.		11806 Aberdeen Street N.E.	Blaine	MN	55449	(763) 757-7568	$47,587.56	5/31/2015
Apple Park Associates, Inc.	8600 Nicollet Ave.	Bloomington	MN	55420	Landlord	Health Partners							B	12/31/2009
Apple Park Associates, Inc., successor in interest to PDG, P.A.	6437 Brooklyn Blvd.	Brooklyn Center	MN	55429	Landlord	DRF Dental Buildings LLC	c/o Frauenshuh Companies	7101 West 78th Street	Bloomington	MN	55439		$276,344.76	3/31/2021
Apple Park Associates, Inc.	200 Coon Rapids Blvd.	Coon Rapids	MN	55433	Landlord	NTF Associates	c/o Gaughan Land Inc.	56 East Broadway, Suite 200	Forest Lake	MN	55025		$30,707.28	4/30/2011
Apple Park Associates, Inc.	16570 West 78th Street	Eden Prairie	MN	55346-4308	Landlord	Prairie Properties		7373 Frances Ave	Edina	MN	55435		$27,528.21	3/31/2012
Apple Park Associates, Inc. d/b/a Orthodontic Care Specialists	310 Division Street	Farmington	MN	55024	Landlord	Ihle Properties	Larry Ihle	310 Division Street	Farmington	MN	55024		$42,790.80	9/30/2013
Apple Park Associates, Inc.	2215 Vine St.	Hudson	WI	54016	Landlord	St. Croix Valley Professionals, Inc.	Dean R. Knudson, President	2215 Vine Street	Hudson	WI	54016	715-222-5741	$17,325.00	7/31/2012
Apple Park Associates, Inc.	5625 Cenex Dr.	Inver Grove Heights	MN	55077	Landlord	Health Partners							B	12/31/2009
Apple Park Associates, Inc. d/b/a Orthodontic Care Specialists	1378 83rd Way North	Maple Grove	MN	55369	Landlord	LeeEdward Properties, LLP		715 Florida Avenue South	Golden Valley	MN	55426		$30,386.64	10/31/2015
Apple Park Associates, Inc.	2165 White Bear Ave.	Maplewood	MN	55109	Landlord	Health Partners							B	12/31/2009
Apple Park Associates, Inc.	8980 East Hudson Blvd.	Lake Elmo	MN	55042	Landlord	DRF Dental Buildings LLC	c/o Frauenshuh Companies	7101 West 78th Street	Bloomington	MN	55439		$62,762.00	12/31/2016
Apple Park Associates, Inc.	3455 Plymouth Boulevard	Plymouth	MN	55447	Landlord	SAMS Enterprises, LLC		10001 Wayzata Boulevard	Minnetonka	MN	55305		$30,960.00	1/31/2012
Apple Park Associates, Inc.	14455 South Robert Trail	Rosemount	MN	55068	Landlord	Kurt Walter-Hansen		14390 South Robert Trail	Rosemount	MN	55068		$23,868.00	12/31/2011
Apple Park Associates, Inc.	1275 Ramsey St.	Shakopee	MN	55379	Landlord	Shakopee Professional Building, L.L.C.	c/o Roger Menden					(952) 445-8753	$27,962.04	2/29/2016
Apple Park Associates, Inc.	3401 Wooddale Avenue	St. Louis Park	MN	55416	Landlord	Spencer Rentals, LLC		3401 Wooddale Avenue	St. Louis Park	MN	55416	952-929-3336	$55,005.00	3/31/2014
Apple Park Associates, Inc.	2500 Como Ave.	St. Paul	MN	55108	Landlord	Health Partners							B	12/31/2009
Apple Park Associates, Inc.	4886 Highway 61	White Bear Lake	MN	55110	Landlord	White Bear Professional Building LLP		4886 Highway 61	White Bear Lake	MN	55110		$40,136.88	6/30/2011
American Dental Partners of Minnesota, LLC	7501 Golden Valley Road	Golden Valley	MN	55427	Landlord	Valley Square Company LLC		2035 Zealand Avenue North	Golden Valley	MN	55427		$252,000.00	5/31/2017

(A)	Leases have been executed but lease payment dates cannot be determined until practices open.
(B)	Rent is based upon a fixed chair utilization fee times the number of days.

Schedule 7.11(c)(i) to Credit Agreement

Tenant Name	Building Address	Building City	Building State	Building Zip	Role	Company Name	Attention To	Contact Address	Contact City	Contact State	Contact Zip	Phone	2010 Rent	Lease End Date
American Dental Partners of Texas, LLC, f/k/a Texas Dental Partners, LP	5656 Bee Cave Road	Austin	TX	78746	Landlord	Westlake Medical of Austin, Ltd.		P.O. Box 161507	Austin	TX	78716-1507	(512) 329-6655	$78,156.00	5/31/2012
American Dental Partners of Texas, LLC, f/k/a Texas Dental Partners, LP	1221 West Ben White	Austin	TX	78704	Landlord	Robert M. Ehrlich, Jr.	c/o EE#1	206 Jefferson Square	Austin	TX	78731		$65,400.61	11/30/2011
American Dental Partners of Texas, LLC	7517 Cameron Oaks Road	Austin	TX	78723	Landlord	Harrison-Pearson Associates, Inc.	Thomas G. Scott	4014 Medical Parkway	Austin	TX	78756	(512) 472-6201	$42,386.64	8/31/2010
American Dental Partners of Texas, LLC, f/k/a Texas Dental Partners, Inc.	12201 Renfert Way	Austin	TX	78758-5366	Landlord	Medical Oaks Pavilion, Ltd.	Columbia/ St. David’s Healthcare System, L.P.	98 San Jacinto Blvd	Austin	TX	78701		$81,814.00	7/31/2011
American Dental Partners of Texas, LLC, f/k/a Texas Dental Partners, L.P.	13729 Research Blvd.	Austin	TX	78750-1892	Landlord	Federal Wholesale Toy Company, LTD	Frank Lee, Trustee	6310 San Vicente Blvd,	Los Angeles	CA	90048		$36,800.04	2/28/2011
American Dental Partners of Texas, LLC, f/k/a Texas Dental Partners, L.P.	511 Lake Rd.	Belton	TX	76513	Landlord	Holly Park Partners, Ltd.							$39,372.48	11/30/2012
American Dental Partners of Texas, LLC, f/k/a Texas Dental Partners, Inc.	950 West University Ave.	Georgetown	TX	78626	Landlord	NEVLV, LLC	Mr. Richard H. Beguelin, Manager	905 N. West Lane	Austin	TX	78733		$53,275.00	1/31/2012
American Dental Partners of Texas, LLC, f/k/a Texas Dental Partners, L.P.	5177 Richmond Avenue	Houston	TX	77056	Landlord	Keppel Houston Group		5177 Richmond Avenue	Houston	TX	77056		$48,356.28	11/30/2014
American Dental Partners of Texas, LLC	13331 Jones Road	Houston	TX	77070	Landlord	M E T, LLC		P.O. Box 591498	Houston	TX	77259		$16,654.18	9/30/2012
American Dental Partners of Texas, LLC, f/k/a Texas Dental Partners, LP	19725 Hwy 59	Humble	TX	77338	Landlord	Weingarten Realty Investors	General Counsel	PO Box 924133	Houston	TX	77292-4133		$63,583.39	5/31/2012
American Dental Partners of Texas, LLC, f/k/a Texas Dental Partners L.P.	1711 East Central Texas Expressway	Killeen	TX	76541	Landlord	One Killeen Center Building Ltd.		510 South Congress	Austin	TX	78704		$37,796.00	11/30/2012
American Dental Partners of Texas, LLC, f/k/a Texas Dental Partners, L.P.	4400-1 E. Central Expressway	Killeen	TX	76541	Landlord	Killeen Hallmark, Ltd.	Day Cable Company	9606 N Mopac	Austin	TX	78759		$30,645.96	12/31/2011
American Dental Partners of Texas, LLC, f/k/a Texas Dental Partners, LP	3106 So. W. S. Young Dr.	Killeen	TX	76542	Landlord	JWC, Jim Wright Company		3106 So. W.S. Young Dr.	Killeen	TX	76542		$69,000.00	9/30/2011
American Dental Partners of Texas, LLC, f/k/a Texas Dental Partners, LP	4003 Rustic Woods Drive	Kingwood	TX	77339	Landlord	BB Rowley Interests LLC & S O Rowley Interests LLC	Rustic Center	5005 Riverway	Houston	TX	77056		$24,376.00	11/30/2010
American Dental Partners of Texas, LLC, f/k/a Texas Dental Partners	3303 East Walnut	Pearland	TX	77581	Landlord	Michael Sabeti, D.D.S.		2606 Green Oak Dr.	Kingwood	TX	77339		$63,000.00	11/30/2014
American Dental Partners of Texas, LLC, f/k/a Texas Dental Partners, Inc.	16000 Park Valley Drive	Round Rock	TX	78681	Landlord	Oakwood Office Ltd.	Lance R. Hughes; c/o LRH Investments, Ltd.	1301 Capital of Texas Hwy. A-306	Austin	TX	78746	328-8211	$104,877.96	12/31/2015
American Dental Partners of Texas, LLC, f/k/a Texas Dental Partners, Inc.	301 W. Hopkins Street	San Marcos	TX	78666	Landlord	Malcom Ray Scott, D.D.S.		301 W. Hopkins Street	San Marcos	TX	78666	(512) 353-8964	$42,630.00	3/31/2012
American Dental Partners of Texas, LLC, f/k/a Texas Dental Partners, L.P.	1601 Forest Trail	Temple	TX	76502	Landlord	Dr. James H. Wuensche		4305 Walnut Street	Temple	TX	76502		$9,642.00	6/30/2010
American Dental Partners of Texas, LLC, f/k/a Texas Dental Partners, L.P.	5008 Midway Drive	Temple	TX	76502	Landlord	James T. Shoptaw, D.D.S., M.S.D		2305 Marlandwood Dr.	Temple	TX	76502		$34,200.00	1/31/2014
American Dental Partners of Texas, LLC, f/k/a Texas Dental Partners, LP	3801 Bee Cave Road	West Lake Hills	TX	78746	Landlord	STJK Property, L.P.	Mr. Tim Clark	301 Congress Ave.	Austin	TX	78701		$113,457.08	2/28/2014
American Dental Partners of Texas, LLC, f/k/a Texas Dental Partners, L.P.	4407 Bee Caves Road	Austin	TX	78746	Landlord	Kerry J. Neal and Angela Nixon-Neal		3504 Wellspring Dr.	Austin	TX	78738		$33,000.00	8/31/2010
American Dental Partners of Texas, LLC, f/k/a Texas Dental Partners, Inc.	25130 Grogans Park Dr.	The Woodlands	TX	77380	Landlord	Grogans Park Group	Tom Boren	23 Silent Brook Court	The Woodlands	TX	77381	281-363-9993	$55,108.80	12/31/2015
Voss Dental Labs, Inc.	125 Lawrence Bell Drive	Williamsville	NY	14221	Landlord	The Uniland Partnership of Delaware, L.P.	Director of Property Management	100 Corporate Parkway	Amherst	NY	14226		$223,980.00	2/28/2019

(A)	Leases have been executed but lease payment dates cannot be determined until practices open.
(B)	Rent is based upon a fixed chair utilization fee times the number of days.

Schedule 7.11(c)(ii)

Leased Real Property – Credit Party as Lessor

None.

Schedule 7.21

Management Service Agreements

1.	Third Amended and Restated Service Agreement dated January 1, 2009 between Carus Dental, P.C. and American Dental Partners of Texas, LLC

2.	Amended and Restated Service Agreement dated January 1, 1999 between Wisconsin Dental Group, S.C. and American Dental Partners of Wisconsin, LLC, as amended

3.	Amended and Restated Service Agreement dated January 1, 1999 between Cheng You, DDS (A Professional Dental Corporation) (as successor-in-interest to James D. Kiser, Sr., D.D.S., Francis T. Giacona, D.D.S., Anthony A. Indovina, D.D.S., Gregory S. Strain, D.D.S., Craig A. Henry, D.D.S., Harry E. Nelson, II, D.D.S., and Edward J. Dupuis, D.D.S., P.C.) and American Dental Partners of Louisiana, LLC (as successor-in-interest to American Dental Partners of Louisiana, Inc.), as amended

4.	Second Amended and Restated Service Agreement dated January 1, 2009 between AJS Associates, P.C. and American Dental Partners of Pennsylvania, LLC, as amended

5.	Service Agreement dated October 1, 1997 between OCG, Ltd. and Apple Park Associates, Inc., as amended

6.	Amended and Restated Service Agreement dated January 1, 1999 between Associated Dental Care Providers, P.C. and American Dental Partners of Arizona, LLC, as amended

7.	Amended and Restated Service Agreement dated April 1, 2010 between Greater Maryland Dental Partners, P.A. and American Dental Partners of Maryland, LLC

8.	Service Agreement dated February 9, 1999 between Dental Care of Alabama, LLC and American Dental Partners of Alabama, LLC, as amended [see limitations on assignment below]

Management Service Agreement permits American Dental Partners of Alabama, Inc. (for purposes of this subsection, “Service Company”) to assign its rights and obligations under the agreement to any third party, and collaterally assign its interest without the consent of the dental care provider (for purposes of this subsection, “Provider”), provided that, with respect to either type of assignment, if the Service Company enters into an agreement with any non-affiliated party to either (i) sell substantially all of the assets of the Service Company, or (ii) transfer, in any manner, 50% or more of the voting securities of the Service Company, the Service Company must give the Provider the right to enter into the transaction on the same terms within 30 days of notice of the proposed transaction. Transaction may not be consummated without consent of Provider unless there is no response within the 30 day period.

9.	Service Agreement dated March 18, 1999 between Oklahoma Dental, Inc., P.C. (as successor-in-interest to Paul Elwood Plowman, D.D.S., M.S.D., Inc.) and American Dental Partners of Oklahoma, LLC (as successor-in-interest to American Dental Partners of Oklahoma, Inc.), as amended

10.	Service Agreement dated June 1, 1999 between Raymond Garrison, D.D.S., P.A. and American Dental Partners of North Carolina, LLC, as amended

11.	Amended and Restated Service Agreement dated January 1, 2005 between Elias, Elliott, Lampasi, Fehn, Harris & Nguyen, A Dental Practice, Inc. and American Dental Partners of California, Inc., as amended [see limitations on assignment below]

Management Service Agreement permits American Dental Partners of California, Inc. (for purposes of this subsection, “Service Company”) to assign its rights and obligations under the agreement to any third party, and collaterally assign its interest without the consent of the dental care provider (for purposes of this subsection,“Provider”), provided that, with respect to assignment of the agreement (not collateral assignment), if the Service Company enters into an agreement to either (i) sell substantially all of the assets of the Service Company, or (ii) transfer, in any manner, 50% or more of the voting securities of the Service Company to a non-affiliated party, the Service Company must give the Provider 10 days of notice of the proposed transaction, with power to consent to the transaction. Transaction may not be consummated without consent of Provider unless there is no response within the 10 day period.

12.	Service Agreement dated January 1, 2000, between Western New York Dental Group, P.C., and ADP of New York, LLC, as amended

13.	Amended and Restated Service Agreement dated January 1, 2006 between American Family Dentistry of Memphis, P.C. and American Dental Partners of Tennessee, LLC

14.	Amended and Restated Service Agreement dated January 1, 2005 between Perry & Hanratty, P.C. (as successor-in-interest to Perry and Slesnick, P.C.) and ADP of New York, LLC

15.	Service Agreement dated August 1, 2002 between Capital Area – Hudson Valley Dental Group, P.C. (as successor-in-interest to 1st Advantage Dental Group of NY, P.C.) and ADP of New York, LLC, as amended

16.	Service Agreement dated May 1, 2003 between Dental Associates, P.C. and Redwood Dental Group – Sterling Heights, P.L.L.C. and American Dental Partners of Michigan, LLC, as amended

17.	Service Agreement dated February 1, 2005 between Jay F. Hauser, DDS, P.C. (as successor-in-interest to Sheldon C. Cohen, D.M.D., P.C.) and American Dental Partners of Missouri, LLC, as amended

18.	Service Agreement dated April 10, 2006, with an effective date of April 1, 2006, between Deerwood Orthodontics, LLC and American Dental Partners of Wisconsin, LLC, as amended

19.	Service Agreement dated May 29, 2007 between Valley Dental Group, Ltd. and American Dental Partners of Minnesota, LLC

20.	Service Agreement dated June 8, 2007 between Castaldo, Preskar & Royse Dental Group (as successor-in-interest to Rotas & Royse Dental Group) and American Dental Partners of California, Inc., as amended

21.	Second Amended and Restated Service Agreement dated January 1, 2010 among Northland Dental Partners, PLLC, Family Periodontic Specialists, PLC, Family Oral Surgery Specialists, PLC, Family Endodontic Specialists, PLC, and American Dental Partners of Minnesota, LLC

22.	Restated Management Services Agreement dated July 1, 2002 between American Dental Partners of Minnesota, LLC (as successor-in-interest to Metropolitan Dental Management, Inc.) and Family Orthodontic Specialists, P.L.C. [see limitations on assignment below]

Management Service Agreement requires consent of dental care provider (for purposes of this subsection, “Provider”) to any assignment of the Management Service Agreement, provided that American Dental Partners of Minnesota, LLC is permitted to assign the Management Service Agreement without the Provider’s consent to an affiliated party, or collaterally assign its rights under the Management Service Agreement to any third party.

23.	Management Services Agreement dated March 1, 2007 by and between American Dental Partners of Minnesota, LLC (as successor-in-interest to Metropolitan Dental Management, Inc.) and Family Pediatric Dental Specialists, PLC [see limitations on assignment below]

Management Service Agreement requires consent of dental care provider (for purposes of this subsection, “Provider”) to any assignment of the Management Service Agreement, provided that American Dental Partners of Minnesota, LLC is permitted to assign the Management Service Agreement without the Provider’s consent to an affiliated party, or collaterally assign its rights under the Management Service Agreement to any third party.

24.	Service Agreement dated March 3, 2008 between Advanced Dental Specialists, LLC and American Dental Partners of Wisconsin, LLC

25.	Service Agreement dated January 1, 2009 between Care for Kids of Texas, PLLC and CFK of Texas, LLC

26.	Service Agreement dated December 1, 2009 between Christie Dental Practice Group, P.L. and American Dental Partners of Florida, LLC

Schedule 7.24

Part (a)

Subsidiaries of Borrower

	Subsidiary	Interest of the Borrower Therein
1.	ADP of New York, LLC	100% Direct Ownership Interest
2.	ADP-CFK, LLC	100% Direct Ownership Interest
3.	American Dental Partners of Alabama, LLC	100% Direct Ownership Interest
4.	American Dental Partners of Arizona, LLC	100% Direct Ownership Interest
5	American Dental Partners of California, Inc.	100% Direct Ownership Interest
6.	American Dental Partners of Florida, LLC	100% Direct Ownership Interest
7.	American Dental Partners of Louisiana, LLC	100% Direct Ownership Interest
8.	American Dental Partners of Maryland, LLC	100% Direct Ownership Interest
9.	American Dental Partners of Michigan, LLC	100% Direct Ownership Interest
10.	American Dental Partners of Missouri, LLC	100% Direct Ownership Interest
11.	American Dental Partners of Minnesota, LLC	100% Direct Ownership Interest
12.	American Dental Partners of North Carolina, LLC	100% Direct Ownership Interest
13.	American Dental Partners of Oklahoma, LLC	100% Direct Ownership Interest
14.	American Dental Partners of Pennsylvania, LLC	100% Direct Ownership Interest
15.	American Dental Partners of Tennessee, LLC	100% Direct Ownership Interest
16.	American Dental Partners of Texas, LLC	100% Direct Ownership Interest
17.	American Dental Partners of Wisconsin, LLC	100% Direct Ownership Interest
18.	American Dental Professional Services, LLC	100% Direct Ownership Interest
19.	Apple Park Associates, Inc.	100% Direct Ownership Interest
20.	Care for Kids – USA, LLC	85.07% Indirect Ownership Interest
21.	Care for Kids of Arizona, LLC	100% Indirect Ownership Interest
22.	CFK of Texas, LLC	100% Indirect Ownership Interest
23.	Edgewater Indemnity Company, Inc.	100% Direct Ownership Interest
24.	Focus Practice Consultants, LLC	100% Direct Ownership Interest
25.	Voss Dental Lab, Inc.	100% Direct Ownership Interest
26.	ZetaSys, LLC	100% Direct Ownership Interest

Schedule 7.24

Part (b)

Borrower Equity Investments

Borrower owns a 100% direct ownership interest in American Dental Partners of Ohio, Inc., a Delaware corporation.

Schedule 9.3

Liens

Loan by River Road Dental, P.A., and Steven R. Schell, D.D.S., secured by Metro Dentalcare Brooklyn Center fixed assets and accounts receivable in the aggregate amount outstanding as of the Closing Date of $268,455.00 (for more information, please refer to Schedule 9.4 below).

Schedule 9.4

Indebtedness

Lender	Interest Rate	Maturity Date (Month/Year)	Security	Long-Term Balance	Current- Term Balance	Total Balance as of the Closing Date
Dr. Arthur Woehrlen	7%	5/1/2010	Unsecured	$0	$35,647	$35,647
River Road Dental, P.A. and Steven R. Schell, D.D.S.	6%	12/2011	Secured by Brooklyn Center fixed assets and accounts receivable	$117,161	$151,295	$268,455
TOTAL				$117,161	$186,942	$304,102

Schedule 9.5

Investments

None.

Schedule 13.4

ADMINISTRATIVE AGENT’S OFFICE, CERTAIN ADDRESSES FOR NOTICES

BORROWER:

American Dental Partners, Inc.

401 Edgewater Place, Suite 430

Wakefield, MA 01880

Attention: Chief Financial Officer

Telephone: 781-224-0880

Telecopier: 781-224-4216

Electronic Mail: bfeigh@amdpi.com

Website Address: www.amdpi.com

U.S. Taxpayer Identification Number: 04-3297858

With a copy to:

Gary A. Wadman, Esq.

Baker & Hostetler, LLP

65 E. State St., Suite 2100

Columbus, Ohio 43215

Telephone: 614-462-2678

Telecopier: 614-462-2616

ADMINISTRATIVE AGENT:

Administrative Agent’s Office

(for payments and Requests for Credit Extensions):

Bank of America, N.A.

101 N Tryon Street

Mail Code: NC1-001-04-39

Charlotte, NC 28255

Attention:      Nilesh Patel

Telephone:    980-386-5094

Telecopier:    704-719-8870

Electronic Mail: npatel@baml.com

Other Notices as Administrative Agent:

Bank of America, N.A.

231 S LaSalle Street

Mail Code: IL1-231-10-41

Chicago, IL 60604

Attention: George “Scott” Carey

Telephone:    312-828-8938

Telecopier:    877-206-410

Electronic Mail: George.s.carey@baml.com

L/C ISSUER:

Bank of America, N.A.

Trade Operations

1 Fleet Way

Mail Code: PA6-580-02-30

Scranton, PA 18507

Attention:      Al Malave

Telephone:    570-330-4212

Telecopier:    570-330-4186

Electronic Mail: Alfonso.malave@baml.com

SWING LINE LENDER:

Bank of America, N.A.

101 N Tryon Street

Mail Code: NC1-001-04-39

Charlotte, NC 28255

Attention:      Nilesh Patel

Telephone:    980-386-5094

Telecopier:    704-719-8870

Electronic Mail: npatel@baml.com